As filed with the Securities and Exchange Commission on May 26, 1998


                                                       Registration No. 333-8869

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------


                                 AMENDMENT NO. 4
                        (POST-EFFECTIVE AMENDMENT NO. 2)


                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                   ----------

                               KENMAR GLOBAL TRUST

             (Exact name of registrant as specified in its charter)


       Delaware                       6793                     06-6429854
(State of Organization)    (Primary Standard Industrial       (IRS Employer
                           Classification Code Number)    Identification Number)


                            c/o Kenmar Advisory Corp.
                                Two American Lane
                                  P.O. Box 5150
                        Greenwich, Connecticut 06831-8150
                                 (203) 861-1000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Joshua B. Parker
                            c/o Kenmar Advisory Corp.
                                Two American Lane
                                  P.O. Box 5150
                        Greenwich, Connecticut 06831-8150
                                 (203) 861-1000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------
                                   Copies to:

         David R. Sawyier                        Michael J. Schmidtberger
         Sidley & Austin                         Sidley & Austin
         One First National Plaza                875 Third Avenue
         Chicago, Illinois 60603                 New York, New York 10022

                                   ----------
        Approximate date of commencement of proposed sale to the public:
 As soon as practicable after the effective date of this Registration Statement.
                                   ----------

                               KENMAR GLOBAL TRUST

                              Cross Reference Sheet

       Item
        No.                                                Prospectus Heading
        ---                                                ------------------

1.  Forepart of the Registration Statement and
     Outside Front Cover Page of Prospectus.........  Cover Page

2.  Inside Front and Outside Back Cover
     Pages of Prospectus............................  Inside Cover Page;
                                                      Table of Contents

3.  Summary Information, Risk Factors and
     Ratio of Earnings to Fixed Charges.............  Summary; The Trust and Its
                                                      Objectives; Risk Factors

4.  Use of Proceeds.................................  Use of Proceeds

5.  Determination of Offering Price.................  Inside Cover Page; Plan of
                                                      Distribution

6.  Dilution........................................  Not Applicable

7.  Selling Security Holders........................  Not Applicable

8.  Plan of Distribution............................  Inside Cover Page; Plan of
                                                      Distribution

9.  Description of Securities to Be
     Registered.....................................  Cover Page; The Trust and
                                                      Its Objectives; The
                                                      Futures and Forward
                                                      Markets; Redemptions; The
                                                      Trust and the Trustee

10. Interests of Named Experts and
     Counsel........................................  Legal Matters; Experts

11. Information with Respect to the
     Registrant.....................................  Summary; Risk Factors;
                                                      Investment Factors; The
                                                      Trust and Its Objectives;
                                                      Charges; Kenmar Advisory
                                                      Corp.; Conflicts of
                                                      Interest; The Futures and
                                                      Forward Markets; The Trust
                                                      and the Trustee; Index to
                                                      Financial Statements

12. Disclosure of Commission Position
     on Indemnification for Securities
     Act Liabilities................................  Not Applicable

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                               KENMAR GLOBAL TRUST
                                   $50,000,000
                          Units of Beneficial Interest


            Kenmar Global Trust (the "Trust") is a Delaware business trust that commenced trading operations on May 22, 1997. The Trust trades in the domestic and international futures, forward, options and related markets. Wilmington Trust Company, the Trustee of the Trust, has delegated to Kenmar Advisory Corp. ("Kenmar"), the managing owner of the Trust, the exclusive management and control of all aspects of the business of the Trust. Kenmar manages the Trust's trading by allocating the Trust's assets to multiple commodity trading advisors ("Advisors"). The Advisors trade independently of each other in a wide range of global markets applying diverse proprietary strategies. The Trust's objective is to achieve significant profits while controlling performance volatility and the risk of loss. If the Trust is successful, it can both achieve significant profits over time and add a potentially valuable element of diversification to a traditional portfolio. The Trust's performance record from inception through April 30, 1998 is set forth at page 51.

            Units of beneficial interest ("Units ") are offered for sale as of the last day of each month at the then-current Net Asset Value per Unit. Net Asset Value per Unit is determined in accordance with generally accepted accounting principles and represents the Net Assets of the Trust divided by the number of Units outstanding. Net Assets and Net Asset Value per Unit are more fully defined under "Redemptions and Distributions" at page 36.


            The minimum investment is 50 Units (or, if less, $5,000), except for
(i) trustees or custodians of eligible employee benefit plans and individual retirement accounts and (ii) Unitholders subscribing for additional Units, where the minimum investment is 20 Units (or, if less, $2,000). Investments in excess of these minimums are permitted in $100 increments. Units are sold in fractions calculated to three decimal places.

            Units may be redeemed, at a Unitholder's option, as of the close of business on the last day of any month beginning with the end of the sixth month after their sale. Units are redeemed at the then-current Net Asset Value per Unit, subject to redemption charges of 3% and 2%, respectively, for Units redeemed on and after the end of the sixth month through the end of the twelfth month after sale and from the end of the twelfth month through the end of the eighteenth month after sale.

                                 ---------------

                      THE UNITS ARE SPECULATIVE SECURITIES.

                                 ---------------

o Past performance of managed futures in general and of the Trust in particular will not necessarily be indicative of future results. All or substantially all of an investment could be lost.


o The Trust's trading is highly leveraged and takes place in volatile markets.


o The Trust is subject to substantial charges. Assuming the investor redeems in the first year and, thus, is assessed a 3% redemption penalty, overall trading profits of approximately 14.4% of the Trust's average beginning of month Net Assets must be earned during the first year of trading in order for the Net Asset Value per Unit not to decline solely due to applicable expenses.

o Certain general types of market conditions -- in particular, trendless periods without major price movements -- significantly reduce the potential for certain Advisors to trade successfully.


SEE "RISK FACTORS" AND "CONFLICTS OF INTEREST" beginning at pages 9 and 34, respectively.

SUBSCRIBERS WILL BE REQUIRED TO MAKE CERTAIN REPRESENTATIONS AND WARRANTIES IN THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY. SEE "PLAN OF DISTRIBUTION - SUBSCRIBERS' REPRESENTATIONS AND WARRANTIES" AT PAGE 49.


THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

======================================================================================================================
Units of Limited Partnership Interest  Price to Public(1)  Selling Commissions(2)(3)(4)  Proceeds to Trust(1)(2)(3)(4)
======================================================================================================================
Ongoing Offering Period - Per Unit      Net Asset Value                None                    Net Asset Value
======================================================================================================================

        See notes on page (i).

                              Kenmar Advisory Corp.
                                 Managing Owner

                   The date of this Prospectus is May 26, 1998
                        (Not for use after June 26, 1999)

Notes to Cover Page


            (1) The Units are being continuously offered on a "best efforts" basis without any firm underwriting commitment through registered broker-dealers ("Selling Agents") selected by Kenmar.


            Units are offered at the immediately following month-end Net Asset Value per Unit, which reflects the amount that could be realized upon redemption (before reduction for the redemption charge, if applicable).

            All Units for which subscriptions are accepted during a month are issued as of a single closing date as of the beginning of the immediately following month. Units participate in the profits and losses of the Trust on and after the date of such closing.

            Kenmar must accept or reject subscriptions within five business days of receipt. All investors will have the right to revoke their subscriptions and receive a refund of their invested funds for a period of five business days following receipt of this Prospectus. Rejected or revoked subscriptions will be returned without interest.

            Subscription documents must normally be received at least five calendar days before the end of a month in order to participate as of the first day of the immediately following month.

            Subscribers whose subscriptions are accepted will be notified of when their customer securities accounts will be debited in the amount of their subscriptions or their subscription checks cashed. Subscribers whose subscriptions are rejected will be notified of when their subscriptions will be (promptly) returned to them.

            There is no minimum number of Units which must be sold as of the beginning of any month for any Units then to be sold.

            The purchase of Units may be made only by persons who, at a minimum, have either (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $45,000 and a net worth of at least $45,000 (exclusive of home, furnishings and automobiles). Residents of the following states must meet the requirements set forth below ("net worth" for such purposes is in all cases exclusive of home, furnishings and automobiles). In addition, no one may invest more than 10% of his or her readily marketable assets in the Trust.

            1. Arizona -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

            2. California -- Net worth of at least $250,000 and an annual income of at least $65,000 or, in the alternative, a net worth of at least $500,000.

            3. Iowa -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000. The minimum investment for individual retirement accounts is $2,500.

            4. Maine -- Minimum subscription per investment, both initial and subsequent, of $5,000; net worth of at least $200,000 or a net worth of at least $50,000 and an annual income of at least $50,000. Maine residents must sign a Subscription Agreement and Power of Attorney Signature Page specifically prepared for Maine residents, a copy of which shall accompany this Prospectus as delivered to all Maine residents.

            5. Massachusetts -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

            6. Michigan -- Net worth of at least $225,000 or a net worth of at least $60,000 and taxable income in 1995 of at least $60,000.


            7. Minnesota -- "Accredited investors", as defined in Rule 501(a) under the Securities Act of 1933.

            8. Mississippi -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

            9. Missouri -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

            10. New Hampshire -- Net worth of at least $250,000 or a net worth of at least $125,000 and an annual income of at least $50,000.

            11. North Carolina -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

            12. Oklahoma -- Net worth of at least $225,000 or a net worth of $60,000 and an annual income of at least $60,000.

            13. Oregon -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

            14. Pennsylvania -- Net worth of a least $175,000 or a net worth of at least $100,000 and an annual taxable income of at least $50,000.

            15. South Carolina -- Net worth of at least $100,000 or a net income in 1995 some portion of which was subject to maximum federal and state income tax.

            16. Tennessee -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

            17. Texas -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

            (2) The costs of organizing the Trust and the initial offering of the Units, approximately $563,000, was advanced by Kenmar. Such costs may be reduced by up to $25,000 if the Net Asset Value of the Trust on December 31, 1998 is less than $35,000,000. This prepaid expense is being reimbursed to Kenmar by the Trust in monthly installments equal to 0.2% of the Trust's beginning of month Net Assets. As of March 31, 1998 the Trust has reimbursed approximately $267,000 to Kenmar.

            (3) See "Plan of Distribution-- Selling Agents' Compensation" at page 49 for information relating to indemnification arrangements with respect to the Selling Agents.


            (4) No selling commissions will be paid from the proceeds of subscriptions. Kenmar, not the Trust, will pay the Selling Agents upfront selling commissions equal to 5% of the purchase price per Unit at the time of sale. Notwithstanding the foregoing, Selling Agents will not receive upfront selling commissions to the extent investors have acquired Units on the same day as or within seventy-five (75) days after redeeming investments in Kenmar-sponsored investment vehicles.

            The Selling Agents will also receive ongoing "trailing commissions" or installment selling commissions on Units sold by their registered representatives. Trailing commissions will be paid to Selling Agents whose registered representatives agree to perform certain ongoing services, are registered with the Commodity Futures Trading Commission (the "CFTC") and have satisfied all applicable proficiency requirements (i.e., have passed either the Series 3 National Commodity Futures Examination or the Series 31 Futures Managed Fund Examination). Such "trailing commissions" will equal 3.5% per annum of the average beginning of month Net Asset Value per Unit, beginning with the thirteenth month after sale (immediately to the extent investors have acquired Units on the same day as or within seventy-five (75) days after redeeming investments in Kenmar-sponsored investment vehicles) and continuing for as long as such Unit remains outstanding. Installment selling commissions will be paid to Selling Agents in respect of Units where there is no CFTC-qualified registered representative to perform ongoing services. Installment selling commissions will be calculated in the same manner as above, but will be limited to 4.5% of the initial subscription price of such Units (9.5% to the extent investors have acquired Units on the same day as or within seventy-five (75) days after redeeming investments in Kenmar-sponsored investment vehicles). Selling Agents will pass on to their registered representatives a portion of the foregoing selling compensation and "trailing commissions," after deduction of "due diligence" and administrative expenses incurred in connection with this offering, in accordance with such Selling Agents' standard compensation arrangements.

                              --------------------

Regulatory Notices

            THIS PROSPECTUS MUST BE ACCOMPANIED BY: (1) THE PROSPECTUS SUPPLEMENT, IF ANY, CONTAINING CERTAIN INFORMATION REGARDING THE CURRENT ADVISORS; AND (2) SUMMARY FINANCIAL INFORMATION FOR THE TRUST CURRENT WITHIN 60 CALENDAR DAYS.

                              --------------------

            NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, KENMAR, THE SELLING AGENTS, THE ADVISORS OR ANY OTHER PERSON.

            THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.

                              --------------------

            THE BOOKS AND RECORDS OF THE TRUST WILL BE MAINTAINED AT ITS PRINCIPAL OFFICE, TWO AMERICAN LANE, GREENWICH, CONNECTICUT 06831-8150; TELEPHONE NUMBER (203) 861-1000. UNITHOLDERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. EACH MONTH, KENMAR WILL DISTRIBUTE REPORTS TO ALL UNITHOLDERS SETTING FORTH SUCH INFORMATION RELATING TO THE TRUST AS THE CFTC AND THE NATIONAL FUTURES ASSOCIATION (THE "NFA") MAY REQUIRE TO BE GIVEN TO THE PARTICIPANTS IN COMMODITY POOLS SUCH AS THE TRUST AND ANY SUCH OTHER INFORMATION AS KENMAR MAY DEEM APPROPRIATE. THERE WILL SIMILARLY BE DISTRIBUTED TO UNITHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF EACH OF THE TRUST'S FISCAL YEARS, AUDITED CERTIFIED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO THE TRUST NECESSARY FOR THE PREPARATION OF UNITHOLDERS' ANNUAL FEDERAL INCOME TAX RETURNS.

                              --------------------

            THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH
HEREIN: "KENMAR GLOBAL TRUST IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER."

                              --------------------

                      COMMODITY FUTURES TRADING COMMISSION
                            RISK DISCLOSURE STATEMENT

            YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.


            FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 24 THROUGH 26 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 7.

            THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 9 THROUGH 13.


            YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                               KENMAR GLOBAL TRUST

                                Table of Contents

Prospectus Section                                         Page
------------------                                         ----


Summary..................................................   4
   Overview..............................................   4
   Risk Factors..........................................   4
   The Trust and Its Objectives..........................   5
   "Breakeven Table".....................................   6
   Suitability...........................................   8

Risk Factors.............................................   9
   (1)  Past Performance Not
        Necessarily Indicative of  Future
        Results; All or Substantially All
        of an Investment Could Be Lost...................   9
   (2)  Speculative and Volatile Markets; Highly
        Leveraged Trading................................   9
   (3)  Substantial Charges .............................   9
   (4)  Importance of Market Conditions
        to Profitability.................................   9
   (5)  Technical, Trend-Following
        Trading Systems  Require
        Sustained Price Moves in
        Order to Trade Profitably........................  10
   (6)  Discretionary Trading Strategies
        May Incur Substantial Losses.....................  10
   (7)  Decisions Based Upon Fundamental
        Analysis May Not Result in
        Profitable Trading...............................  10
   (8)  Increasing the Assets Managed by
        the Advisors May Diminish
        Their Returns....................................  10
   (9)  No Assurance of Advisors' Continued
        Services.........................................  10
   (10) Limited Ability to Liquidate an
        Investment in the Units..........................  11
   (11)  Possible Illiquid Markets.......................  11
   (12) "Zero-Sum" Trading; The Trust
        Does Not Acquire Any Asset
        with Intrinsic Value.............................  11
   (13) Non-Correlated, Not Negatively
        Correlated, Performance Objective................  11
   (14) Broad Indices May Perform Quite
        Differently From Individual Investments..........  11
   (15) Distortion in Profit Share and Incentive
        Fee Calculations.................................  11
   (16) Advisors Trading Independently
        of Each Other May Reduce
        Risk Control Potential...........................  12
   (17) Trading on Commodity Exchanges
        Outside the United States May
        Present Certain Additional Risks.................  12
   (18) Conflicts of Interest............................  12
   (19) Unitholders Taxed Currently......................  12
   (20) Limitation on Deductibility
        of "Investment Advisory Fees"....................  13
   (21) Taxation of Interest Income
        Irrespective of Trading Losses...................  13
   (22) Possibility of a Tax Audit of Both
        the Trust and Unitholders........................  13
   (23) Failure of Brokerage Firms; Default
        by Forward Market Participants...................  13
   (24) Regulatory Matters May Alter the Nature
        of an Investment in the Trust....................  13

The Trust and Its Objectives.............................  14
   Objectives............................................  14
   Investment Philosophy.................................  14
   The Advisors..........................................  17

Kenmar Advisory Corp.....................................  20
   Background and Principals.............................  20
   Management of Traders.................................  22
   Fiduciary Obligations of Kenmar.......................  22
   Investment of Kenmar in the Trust.....................  23

Use of Proceeds..........................................  23

Charges..................................................  24
   Charges Paid by the Trust.............................  24
        Organizational and Initial Offering
        Costs............................................  25
        Brokerage Commissions............................  25
        Miscellaneous Execution Costs....................  26
        "Bid-ask" Spreads................................  26
        Profit Shares and Incentive Fees.................  26
        Ongoing Operating, Selling and
                Administrative Costs.....................  28
        Extraordinary Expenses...........................  28
   Charges Paid by Kenmar................................  28
        Selling Commissions; "Trailing
        Commissions".....................................  28
        Consulting Fees..................................  29
   Redemption Charges....................................  29

The Clearing Brokers.....................................  29
   ING BARINGS Futures & Options
   Clearing Services.....................................  29
   PaineWebber...........................................  29

Conflicts of Interest....................................  34
   General...............................................  34
   Kenmar................................................  34
   The Advisors..........................................  35
   The Clearing Brokers and
    Executing Brokers....................................  35
   Selling Agents........................................  36
   Proprietary Trading/Other Clients.....................  36

Redemptions and Distributions............................  36

The Trust and the Trustee................................  37
   Principal Office; Location of Records.................  37
   Certain Aspects of the Trust..........................  38
   The Trustee...........................................  38
   Management of Trust Affairs; Voting by
   Unitholders...........................................  39
   Recognition of the Trust in Certain States............  39

   Possible Repayment of Distributions Received
   by Unitholders; Indemnification of the
   Trust by Unitholders
   Transfers of Units Restricted......................... 40
   Reports to Unitholders................................ 40
   General............................................... 40

The Futures and Forward Markets.......................... 40

   Futures and Forward Contracts......................... 40
   Hedgers and Speculators............................... 41
   Commodity Exchanges................................... 41
   Speculative Position and Daily Price
   Fluctuation Limits.................................... 41
   Margins............................................... 42

Federal Income Tax Consequences.......................... 42
   The Trust's Partnership Tax Status.................... 42
   Taxation of Unitholders on Profits and
   Losses of the Trust................................... 42
   Limitations on Deductibility of Trust
   Losses by Unitholders................................. 43
   Treatment of Income and Loss Under the
   "Passive Activity Loss Rules"......................... 43
   Cash Distribution and Redemption of Units............. 43
   Gain or Loss on Section 1256 Contracts................ 43
   Gain or Loss on Non-Section 1256 Contracts............ 44
   Tax on Capital Gains and Losses....................... 44
   Limited Deduction for Certain Expenses................ 44
   Interest Income....................................... 45
   Syndication Fees...................................... 45
   Limitation on Deductibility of
   Interest on Investment Indebtedness................... 45
   "Unrelated Business Taxable Income"................... 45
   IRS Audits of the Trust and Its Unitholders........... 45
   State and Other Taxes................................. 46

Purchases by Employee Benefit Plans...................... 46
   General............................................... 46
   "Plan Assets"......................................... 47
   Ineligible Purchasers................................. 48

Plan of Distribution..................................... 48
   Subscription Procedure................................ 48
   Subscribers' Representations and
   Warranties............................................ 49
   Selling Agents' Compensation.......................... 49

Legal Matters............................................ 50

Experts.................................................. 50

Additional Information................................... 50

Recent Financial Information and Annual
   Reports............................................... 50

Performance of Kenmar Global Trust....................... 51

Selected Financial Data ................................. 52

Management's Discussion and Analysis of Financial
Condition and Results of Operations ..................... 53
   Operational Overview; Advisor Selections.............. 53
   Liquidity............................................. 53
   Results of Operations................................. 54
   General............................................... 54
   Performance Summary................................... 55
   Capital Resources..................................... 55

Index of Defined Terms................................... 56

The Advisors............................................. 57

Performance of Commodity Pools
  Operated by Kenmar ....................................102

Investment Factors ......................................106

Index to Financial Statements............................F-1

Kenmar Global Trust Independent
   Auditors' Report......................................F-2

Kenmar Global Trust Statements
   of Financial Condition as of
   December 31, 1997 and 1996............................F-3

Kenmar Global Trust Statement
   of Operations for Year Ended December
   31, 1997 and for Period July 17, 1996 to
   December 31, 1996.....................................F-4

Kenmar Global Trust Statement
   of Cash Flows for Year Ended December
   31, 1997 and for Period July 17, 1996 to
   December 31, 1996.....................................F-5

Kenmar Global Trust Statement of
   Changes in Unitholders' Capital
   (Net Asset Value)  for Year Ended December
    31, 1997 and for Period July 17, 1996 to
    December 31, 1996....................................F-6

Kenmar Global Trust Notes to Financial
Statements............................................F-7-10

Kenmar Global Trust Statements of Financial
      Condition as March 31, 1998 (unaudited)
      and December 31, 1997 (audited)...................F-11

Kenmar Global Trust Statements of Operations
       for the Three months Ended March 31, 1998
        and 1997 (unaudited)............................F-12

Kenmar Global Trust Statements of Cash Flows
        for the Three months Ended March 31, 1998
        and 1997 (unaudited)............................F-13

Kenmar Global Trust Statements of Changes
        in Unitholders' Capital (Net Asset Value)
        for the Three months Ended March 31, 1998
        and 1997 (unaudited)............................F-14

Kenmar Global Trust Notes to Financial
Statements...............................................F-15-20

Kenmar Advisory Corp. Independent
   Auditors' Report........................................ F-21

Kenmar Advisory Corp. Statements
   of Financial Condition.................................. F-22

Kenmar Advisory Corp. Notes to
   Statement of Financial
   Condition  ...........................................F-23-30


Appendix I - Glossary.....................................APPI-1

Exhibit A--Amended and Restated
  Declaration of Trust and
  Trust Agreement.......................................... TA-1
  Annex--Request for Redemption

Exhibit B--Subscription Requirements....................... SR-1

Exhibit C--Subscription Instructions,
           Subscription Agreement  and
           Power of Attorney...............................SA-(i)

--------------------------------------------------------------------------------

                                     SUMMARY

    The nature of an investment in the Trust is complex and must be carefully reviewed by any person considering purchasing Units. The following summary is qualified in its entirety by the information set forth elsewhere in this Prospectus.

                              --------------------

Overview


o     Experienced Managing Owner and Advisors. See "The Trust and Its
      Objectives -- The Advisors" at page 17 and "Kenmar Advisory Corp." at page 20.

o Access to a wide range of domestic and international markets. See "The Trust and Its Objectives -- Diversification" at page 15.

o Diversification among trading strategies. See "The Trust and Its Objectives -- Investment Philosophy" at page 14.

o Investing in a managed futures fund can be an effective way to globally diversify a portfolio. See "Investment Factors -- Diversifying into Managed Futures" at page 107.

o Offering the advantages of (i) limited liability while participating in highly leveraged trading, (ii) monthly redemption rights (beginning at the end of the sixth month after purchase), and (iii) administrative convenience in a fund implementing complex trading strategies in domestic and international markets See "Investment Factors -- Limited Liability" at page 111 and "Redemptions and Distributions" at page 36.


Risk Factors

                    An investment in the Trust is speculative
                       and involves a high degree of risk.


o Past performance is not necessarily indicative of future results; all or substantially all of an investment could be lost. See "Commodity Futures Trading Commission--Risk Disclosure Statement" at page 1 and "Risk Factor
      (1)--Past Performance Not Necessarily Indicative of Future Results; All or Substantially All of an Investment Could Be Lost" at page 9.

o The Trust's trading is highly leveraged and takes place in very volatile markets. See "The Trust and Its Objectives" at page 14 and "Risk Factor(2)--Speculative and Volatile Markets; Highly Leveraged Trading" at page 9.

o The Trust is subject to substantial charges and will be successful only if significant profits are achieved. Assuming the investor redeems in the first year and, thus, is assessed a 3% redemption penalty, overall trading profits of approximately 14.4% of the Trust's average beginning of month Net Assets must be earned during the first year of trading in order for the Net Asset Value per Unit not to decline solely due to applicable expenses. See "-- Breakeven Table," at page 7, "Charges" beginning at page 24 and "Risk Factor (3) -- Substantial Charges" at page 9.

o Certain general types of market conditions -- in particular, trendless periods without major price movements -- significantly reduce the potential for certain Advisors to trade successfully. See "Risk Factor (4) -- Importance of Market Conditions to Profitability" at page 9.


The Trust and Its Objectives

            The Trust is a multi-advisor, multi-strategy managed futures investment. The Trust trades under the management of multiple Advisors selected from time to time by Kenmar. Kenmar has substantial experience in managing multi-advisor portfolios, implementing both quantitative and qualitative methods of individual advisor selection and asset allocation, as well as overall portfolio design. The Advisors trade entirely independently of each other, implementing proprietary strategies in the markets of their choice. The Trust has access to global futures, forward and options trading with the ability rapidly to deploy and redeploy its capital across different sectors of the global economy.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

            In addition to selecting, and allocating and reallocating Trust assets among, Advisors, Kenmar monitors and adjusts the overall leverage at which the Trust trades; provided that the Trust's commitment to the Advisors will not exceed 100% of total Trust equity. There are, and recur, periods in the markets during which it is unlikely that any Advisor or group of Advisors will achieve profitability. By having the ability to deleverage the Trust's market commitment to below its actual equity during such periods, Kenmar could help preserve capital while awaiting more favorable market cycles.

            Under the Trust's Declaration of Trust, Wilmington Trust Company, the Trust's Trustee, has delegated to Kenmar the exclusive management and control of all aspects of the business of the Trust. The Trustee will have no duty or liability to supervise or monitor the performance of Kenmar, nor will the Trustee have any liability for the acts or omissions of Kenmar.

            There can be no assurance that the Trust will achieve its rate of return or diversification objective or avoid substantial losses.

Kenmar Advisory Corp.


            Kenmar, a Connecticut corporation originally formed in 1983 as a New York corporation, and its affiliates have been sponsoring and managing single- and multi-advisor funds for over a decade. As of April 1, 1998, Kenmar and its affiliates were acting as trading manager for commodity pools and accounts with total capital (excluding "notional" funds) of approximately $565 million, of which approximately $89 million was invested in commodity pools operated by Kenmar.


            The principal office of the Trust is c/o Kenmar Advisory Corp., Two American Lane, Greenwich, Connecticut 06831- 8150. The telephone number of the Trust and Kenmar is (203) 861-1000.

             See "Performance of Commodity Pools Operated by Kenmar"
                  for the performance of other commodity pools
                               managed by Kenmar.

The Advisors

            The Advisors are all well-established in the managed futures industry and have, in the past, demonstrated the ability to make substantial profits in a wide range of different market conditions. These Advisors, collectively, represent a range of technical, systematic, fundamental and discretionary methodologies, with extensive experience trading both proprietary and client capital. Past performance is not necessarily indicative of future results. The fact that an Advisor has traded successfully in the past does not mean that such Advisor will do so in the future.


            As of May 1, 1998, the Advisors were collectively managing approximately $1.15 billion in managed futures accounts in which their clients (and in certain cases the Advisors themselves) had invested, and approximately $620 million in the trading programs being used for the Trust.


                See "The Advisors" below for certain performance
                 and other information relating to the Advisors.

Tax Status of the Trust


            In the opinion of counsel, the Trust is properly classified as a partnership for federal income tax purposes. Unitholders will pay tax each year on their allocable share of the Trust's taxable income, if any, whether or not they receive any distributions from the Trust or redeem any Units. Substantially all of the Trust's trading gains and losses will be treated as capital gains or losses for tax purposes; interest income received by the Trust will be treated as ordinary income. See "Federal Income Tax Consequences " at page 42.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

"Breakeven Table"

            The "Breakeven Table" below indicates the approximate percentage and dollar returns required for the redemption value of an initial $5,000 investment in the Units to equal the amount originally invested twelve months after issuance (assuming the Units are redeemed during months 7-12 and, therefore, are subject to a 3% redemption charge).

            The "Breakeven Table," as presented, is not affected by the size of the Trust. The Trust's capitalization does not directly affect the level of its charges as a percentage of Net Asset Value, as the Trust has no fixed dollar amount, as opposed to (i) percentage of assets, (ii) percentage of profits or
(iii) per-trade costs (each of which will, or should, equal approximately the same percentage of the Trust's equity, whatever its size), other than administrative expenses (which are assumed in the "Breakeven Table" to equal the maximum estimated percentage of the Trust's average beginning of month Net Assets). In order for Column II in the "Breakeven Table" to present absolute dollar amount "breakeven" figures, it has been assumed that the average beginning of month Net Assets attributable to an initial investment during the twelve-month "breakeven" period equals the amount of such initial investment. This is, in fact, unlikely to be the case.

                                "Breakeven Table"

================================================================================
                                                            Dollar Return
EXPENSES(1)                      Percentage Return            Required
WHICH MUST BE OFFSET                 Required        ($5,000 Initial Investment)
TO "BREAK EVEN"                 First Twelve Months      First Twelve Months
                                   of Investment            of Investment
--------------------------------------------------------------------------------
Brokerage Commissions(2)              11.00%                   $550.00
--------------------------------------------------------------------------------
Administrative Expenses(3)             0.50%                    $25.00
--------------------------------------------------------------------------------
Miscellaneous Execution
 Costs(4)                              0.25%                    $12.50
--------------------------------------------------------------------------------
Advisors' Profit Shares(5)             2.00%                   $100.00
--------------------------------------------------------------------------------
Kenmar Incentive Fee(6)                0.15%                     $7.50
--------------------------------------------------------------------------------
Organizational and Initial
 Offering Cost
 Reimbursement(7)                      2.40%                   $120.00
--------------------------------------------------------------------------------
Redemption Charge(8)                   3.10%                   $155.00
--------------------------------------------------------------------------------
Interest Income(9)                    (5.00)%                 $(250.00)
--------------------------------------------------------------------------------
RETURN ON $5,000 INITIAL
INVESTMENT REQUIRED FOR               14.40%                   $720.00
"BREAK EVEN"
================================================================================

Notes to "Breakeven Table"


(1) See "Charges" at page 24 for an explanation of the expenses included in the "Breakeven Table."

(2) Paid to Kenmar each month. Kenmar pays all floor brokerage, exchange, clearing and NFA fees, selling compensation, trailing commissions and Consulting Fees from this amount.
(3) Administrative expenses are paid as incurred, but for this "Breakeven Table" such expenses are assumed to be the maximum estimated amount.
(4) Estimated; paid on a per-transaction basis. "Bid-ask" spreads are not included due to the difficulty of determining such spreads, which may constitute a significant cost to the Trust.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(5) Profit Shares are calculated quarterly on the basis of each Advisor's individual performance, not the overall performance of the Trust. Consequently, it is not possible to determine the amount of Profit Shares, if any, that would be payable in a "breakeven" year. Kenmar believes that 2.00% of average beginning of month Net Assets is a reasonable estimate for such Profit Shares, but the actual Profit Shares paid in a "breakeven" year could substantially exceed such estimate.

(6) No Incentive Fee might, in fact, be due despite the approximately 3.1% Net Asset Value gain necessary to offset the redemption charge of $155 (based on an initial $5,000 investment). See "Charges -- Profit Shares and Incentive Fees" at page 25. However, for purposes of the "Breakeven Table," the Incentive Fee has been estimated at 5% of such 3.1% gain.

(7) Reimbursed to Kenmar at the rate of 0.2% of beginning of month Net Assets each month.
(8) Redemption charges for purposes of this "breakeven" analysis equal 3.1% of the initial $5,000 investment because these charges would equal 3% of the $5,155 Net Asset Value required so that after subtraction of the 3% redemption charge, the investor would receive net redemption proceeds of $5,000.
(9)   Interest income is estimated based on current rates.

Suitability

            The Trust trades at a high degree of leverage in highly volatile markets. An investment in the Units is speculative and involves a high degree of risk. There can be no assurance that the Trust will achieve its objectives.

            No subscriber may invest more than 10% of his or her readily marketable assets in the Trust. Subscribers must be prepared to lose all or substantially all of their investment.

            See pages i and ii of this Prospectus for a listing of the specific suitability requirements applicable to an investment in the Units.


          THE UNITS ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.




--------------------------------------------------------------------------------

                                  RISK FACTORS

(1) Past Performance Not Necessarily Indicative of Future Results; All or Substantially All of an Investment Could Be Lost

            There can be no assurance as to how the Trust will perform. Investors should not invest in the Trust in reliance on the Advisors' performance to date, and must carefully consider whether a speculative investment such as the Trust is consistent with their portfolio objectives and risk tolerance levels.

            All Advisor selections are made with the benefit of hindsight and, consequently, include only managed futures advisors that have performed well to date (in hypothetical combination as well as on a "stand-alone" basis). Prospective investors should not place any substantial degree of reliance on the Advisors' performance summaries included herein. It should not be assumed that trading decisions made by the Advisors in the future will be profitable or will result in performance for the Trust comparable to such Advisors' past performance to date.

            There can be no assurance that the multi-advisor strategy of the Trust will achieve its risk control objectives.

            Investors must be prepared to lose all or substantially all of their investment in the Trust.

(2)   Speculative and Volatile Markets; Highly Leveraged Trading


            The markets in which the Trust trades are speculative, highly leveraged and involve a high degree of risk. Each Advisor's trading considered individually involves a significant risk of incurring large losses, and there can be no assurance that the Trust as a whole will not incur such losses.


            Futures and forward prices are volatile. Volatility increases risk, particularly when trading with leverage. Trading on a highly leveraged basis, as does the Trust, even in stable markets involves risk; doing so in volatile markets necessarily involves a substantial risk of sudden, significant losses. Market volatility and leverage mean that the Trust could incur substantial losses, potentially impairing its equity base and ability to achieve its long-term profit objectives even if favorable market conditions subsequently develop.

(3)   Substantial Charges

            The Trust is subject to substantial charges payable irrespective of profitability as well as Advisors' Profit Shares, payable based on each individual Advisor's profitability, not the overall profitability of the Trust, and Kenmar's Incentive Fees. Assuming that an investor redeems within one (1) year after his purchase and thus subjects himself to a 3% redemption charge, the Trust must earn trading profits equal to approximately 14.4% per annum of its average beginning of month Net Assets merely for him to "break even."

(4)   Importance of Market Conditions to Profitability


            Although the Advisors appear to be as likely to trade profitably in declining as in rising markets, there also seems to be a tendency for managed futures advisors, in general, to be profitable or unprofitable at approximately the same times regardless of the trading strategies employed. Overall market or economic conditions -- over which neither Kenmar nor the Advisors can have any control -- will have a material effect on performance. Market conditions may be sufficiently adverse and may make profitability highly unlikely for sustained periods of time.

(5) Technical, Trend-Following Trading Systems Require Sustained Price Moves In Order to Trade Profitably

            The profitability of trading systems involving technical trend analysis depends upon the occurrence of significant sustained price moves in at least some of the markets traded. See "The Advisors -- Futures Trading Methods in General" for a description of this trading method. In the past there have been sustained periods without such price moves occurring in the markets represented in the programs to be traded by the Advisors for the Trust, and such periods are expected to recur because it is only when a variety of usually disparate market forces influence prices in the same direction that significant trends can occur. Periods without such price moves are likely to produce losses.

(6)   Discretionary Trading Strategies May Incur Substantial Losses

            Traders that implement discretionary trading strategies may be more prone to subjective judgments having potentially adverse effects on their performance than are systematic traders, which emphasize eliminating the effects of "emotionalism" on their trading. See "The Advisors -- Futures Trading Methods in General" for a description of this trading method. Reliance on trading judgment may, over time, produce less consistent trading results than implementing a systematic approach. Discretionary traders, like trend-following traders, are unlikely to be profitable unless major price movements occur. Discretionary traders are highly unpredictable, and can incur substantial losses even in apparently favorable markets.

(7)   Decisions Based Upon Fundamental Analysis May Not Result In Profitable
      Trading

            Traders that utilize fundamental trading strategies attempt to examine factors external to the trading market that affect the supply and demand for a particular futures contract in order to predict future prices. See "The Advisors -- Futures Trading Methods in General" for a description of this trading method. Such analysis may not result in profitable trading because the analyst may not have knowledge of all factors affecting supply and demand, prices may often be affected by unrelated factors, and purely fundamental analysis may not enable the trader to determine quickly that his previous trading decisions were incorrect. In addition, because of the breadth of fundamental data that exists, a fundamental trader may not be able to follow developments in all such data, but instead may specialize in analyzing a narrow set of data, requiring trading in fewer futures markets. Consequently, a fundamental trader may have less flexibility in adverse markets to trade other futures markets than traders that do not limit the number of markets traded as a result of a specialized focus.

(8)   Increasing the Assets Managed by the Advisors May Diminish Their Returns

            There appears to be a tendency for the rates of return achieved by managed futures advisors to diminish as assets under management increase. Increased equity under management requires advisors to enter larger orders, which can preclude trading in certain less liquid markets, result in worse trading "fills" and make it difficult to close out positions without incurring significant additional losses. If the Advisors' returns decline, the profit potential of the Trust will be correspondingly reduced.

(9)   No Assurance of Advisors' Continued Services


            There is no assurance that any Advisor will be willing or able to continue to provide advisory services to the Trust for any length of time. There is severe competition for the services of qualified Advisors, and the Trust may not be able to retain satisfactory replacement or additional Advisors on acceptable terms. For example, Kenmar has been required to replace an Advisor that resigned from trading the Trust's account under the terms of its Advisory Agreement. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." In addition, Kenmar must allocate Advisor availability among its different funds, including the Trust, and may, accordingly, allocate to the Trust less (and perhaps none) of an Advisor's available capacity than Kenmar might otherwise consider to be in the best interests of the Trust. The timing of Kenmar's Advisor selections and the amount of assets allocated to an Advisor may also be affected from time to time by the procedural requirements of maintaining an ongoing offering of the Units. See "Conflicts of Interest" at page 34. Kenmar may not be able to obtain the services of the Advisor group that Kenmar would otherwise consider to be most advantageous for the Trust.

(10)       Limited Ability to Liquidate an Investment In the Units

            Units may be redeemed only as of the close of business on the last day of a calendar month and only beginning on or after the end of the sixth month after sale. Through the end of the twelfth and eighteenth full months after their sale, Units will be subject to redemption charges, payable to Kenmar, equal to 3% and 2%, respectively, of the Net Asset Value per Unit as of the date of redemption. Requests for redemption must be received at least 10 calendar days before the proposed date of redemption. The limited ability to redeem Units means that investors cannot be confident of the redemption value of their Units, and may be unable to withdraw capital committed to the Trust on a timely basis to take advantage of other, more favorable, investment opportunities.


(11)  Possible Illiquid Markets

            The markets traded by the Advisors on behalf of the Trust may become illiquid. Illiquidity could prevent the Advisors from acquiring positions otherwise indicated by one of the trading systems or make it impossible for the Trust to liquidate positions against which the market is moving. The Advisors will, from time to time, trade in illiquid markets. Illiquidity could cause the Trust to incur significant losses.


(12)  "Zero-Sum" Trading; The Trust Does Not Acquire Any Asset with Intrinsic
      Value

            Futures trading is a "zero-sum," risk transfer economic activity. For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth. Unlike most "alternative investments," an investment in the Trust does not involve acquiring any asset with intrinsic value. Overall stock and bond prices could rise significantly and the economy as a whole prosper while the Trust trades unprofitably.

(13)  Non-Correlated, Not Negatively Correlated, Performance Objective


            Historically, the performance of managed futures investments has been generally non-correlated, i.e., unrelated, not necessarily opposite, to the performance of the traditional financial markets. It is by no means the case, however, that a managed futures investment such as the Trust can be expected to be profitable during unfavorable periods for the stock market or vice versa. Furthermore, the futures markets are fundamentally different from the securities markets in a number of respects, and any comparison between them is subject to certain inherent and material limitations. If the Trust does not perform in a manner non-correlated with the general financial markets or does not perform successfully, investors will obtain no diversification benefits by investing in the Units.


(14)  Broad Indices May Perform Quite Differently From Individual Investments

            In the discussion under "Investment Factors," the concepts of overall portfolio diversification and non- correlation of asset classes are discussed and illustrated by the use of a generally accepted index that represents each asset category. Stocks are represented by the S&P 500 Index and EAFE Index, bonds by the Lehman Long-Term Government Bond Index, and futures funds by the MAR Fund/Pool Qualified Universe Index. Because each index is a dollar-weighted average of the returns of multiple underlying investments, the overall index return may be quite different from the return of any individual investment. For example, the "MAR Fund/Pool Qualified Universe" is a dollar-weighted index of 420 managed futures funds. Accordingly, such index reflects the volatility and risk of loss characteristics of a very broadly diversified universe of advisors and not of a single fund or advisor. Therefore, the Trust's performance will be different than that of the MAR Fund/Pool Qualified Universe.

(15)  Distortion In Profit Share and Incentive Fee Calculations

            The Advisors' Profit Shares and Kenmar's Incentive Fee are calculated on the basis of New Trading Profit (as defined) and New Overall Appreciation (as defined), determined respectively on the basis of the performance of each Advisor's Trust account and of the Trust as a whole. Because Units are purchased at different times, but Profit Shares and Incentive Fees are assessed equally to all Units, disparities between a particular Unitholder's investment experience in the Trust and the Profit Shares and Incentive Fees to which such Unitholder's Units will be subject will develop as a result of the Profit Shares and Incentive Fees being paid by the Trust account managed by each Advisor and by the Trust, respectively.

See "Charges" at page 24. Certain investors' Units could be subject to Profit Shares and Incentive Fees despite having declined in Net Asset Value from their purchase price. The Trust's allocations of Profit Shares and Incentive Fees are subject to distortions as a result of the timing of subscriptions and redemptions. See "Charges - Profit Shares and Incentive Fees."


(16) Advisors Trading Independently of Each Other May Reduce Risk Control Potential

            The Advisors trade entirely independently of each other. Consequently, the Advisors may implement their strategies for their Trust accounts in ways that could significantly reduce the risk control potential that Kenmar had analyzed to be an important feature of a particular Advisor combination. Two Advisors may, from time to time, take opposite positions for the Trust, eliminating any possibility of the Trust profiting from these positions considered as a whole. There are substantial opportunity costs to Kenmar's multi-advisor strategy. Furthermore, the Trust's multi-advisor structure will not necessarily control the risk of speculative futures trading. Multi-advisor funds have in the past lost 5% or more of their equity in a single day.

(17) Trading on Commodity Exchanges Outside the United States May Present Certain Additional Risks

            The Advisors may engage in a significant amount of trading on commodity exchanges outside the United States on behalf of the Trust. Trading on such exchanges is not regulated by any United States governmental agency and may involve certain risks not applicable to trading on United States exchanges. In trading contracts denominated in currencies other than U.S. dollars, the Trust will be subject to the risk of adverse exchange-rate movements between the dollar and the functional currencies of such contracts. See the last paragraph of the "Commodity Futures Trading Commission -- Risk Disclosure Statement" on page 1 of this Prospectus. Investors could incur substantial losses from the Trust's trading on foreign exchanges to which they would not have been subject had the Advisors limited their trading to U.S. markets.

(18)  Conflicts of Interest


            The Trust is subject to a number of material actual and potential conflicts of interest. See "Conflicts of Interest" at page 34. No formal policies or procedures have been adopted to resolve any of such conflicts. Prospective investors should be aware that Kenmar presently intends to assert that Unitholders have, by subscribing to the Trust, consented to the conflicts of interest described commencing at page 34 in the event of any proceeding alleging that Kenmar violated its duties to investors. The conflicts of interest to which the Trust is subject raise the possibility that investors will be financially disfavored to the benefit of Kenmar, the Advisors or their respective principals and affiliates.


            The fact that Kenmar will receive an annual Incentive Fee equal to 5% of any New Overall Appreciation (as defined) may lead Kenmar to select Advisors that trade in a more "risky" or speculative manner than those that Kenmar might otherwise choose. Kenmar receives 5%, as an incentive fee, of any New Overall Appreciation of the Trust, but not 5% of its losses.

(19)  Unitholders Taxed Currently


            Unitholders are subject to tax each year on their allocable share of the Trust's income or gains (if any), despite the fact that Kenmar does not intend to make any distributions to Unitholders. Consequently, Unitholders will be required either to redeem Units or to make use of other sources of funds to discharge their tax liabilities in respect of any profits earned by the Trust. See "Federal Income Tax Consequences" at page 42.


            In comparing the Trust's profit objectives with the performance of more familiar securities in which one might invest, prospective investors must recognize that if they purchased equity or debt, there probably would be no tax due on the appreciation in the value of such holdings until disposition. In the case of the Trust, on the other hand, a significant portion of any appreciation in the Net Asset Value per Unit must be paid in taxes by the Unitholders every year, resulting in a substantial cumulative reduction in their net after-tax returns. Because Unitholders will be taxed currently on their allocable share of the Trust's income or gains, the Trust may trade successfully but investors nevertheless would have recognized significantly greater gains on an after-tax basis had they invested in conventional stocks with comparable performance.

            The performance information included in this Prospectus is presented exclusively on a pre-tax basis.

(20)  Limitation on Deductibility of "Investment Advisory Fees"

            Non-corporate Unitholders may be required to treat the amount of any Profit Shares, Incentive Fees, brokerage commissions and other expenses of the Trust as "investment advisory fees" which may be subject to substantial restrictions on deductibility for federal income tax purposes. In the absence of further regulatory or statutory clarification, Kenmar is not classifying these expenses as "investment advisory fees," but this is a position to which the Internal Revenue Service may object. If a substantial portion of the Trust's fees were characterized as "investment advisory fees," an investment in the Trust could no longer be economically viable.

(21)  Taxation of Interest Income Irrespective of Trading Losses

            The Net Asset Value per Unit reflects the trading profits and losses as well as the interest income earned and expenses incurred by the Trust. However, losses on the Trust's trading will be almost exclusively capital losses, and capital losses are deductible against ordinary income only to the extent of $3,000 per year in the case of non-corporate taxpayers. Consequently, if a non-corporate Unitholder had, for example, an allocable trading (i.e., capital) loss of $10,000 in a given fiscal year and allocable interest income (after reduction for expenses) of $5,000, the Unitholder would have incurred a net loss in the Net Asset Value of his or her Units equal to $5,000 but would recognize taxable income of $2,000. The limited deductibility of capital losses for non-corporate Unitholders could result in such Unitholders having a tax liability in respect of their investment in the Trust despite incurring a financial loss on their Units.

(22)  Possibility of a Tax Audit of Both the Trust and Unitholders

            There can be no assurance that the Trust's tax returns will not be audited by the Internal Revenue Service. If such an audit results in an adjustment, Unitholders could themselves be audited as well as being required to pay additional taxes, interest and possibly penalties.


            PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE TRUST; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS. SEE "FEDERAL INCOME TAX CONSEQUENCES" AT PAGE 42.


(23)  Failure of Brokerage Firms; Default by Forward Market Participants


            The Trust could be unable to recover its assets -- even assets directly traceable to the Trust -- from a Clearing Broker (as defined) in the event of the bankruptcy of such Clearing Broker. In its forward trading, the Trust will be dealing with its Clearing Brokers as principals (the Clearing Brokers, in turn, will trade with other counterparties to execute the Trust's forward trades) and will be subject to the full risk of such Clearing Brokers' default or insolvency. Investors could incur substantial losses, despite the Trust having been otherwise profitable, in the event of the bankruptcy or default of a Clearing Broker.


(24)  Regulatory Matters May Alter the Nature of an Investment in the Trust

            Due to the publicly-offered character of the Trust, Kenmar will be more restricted in its ability to allocate assets to certain prospective Advisors than it would be in the context of a private fund. Other than the Trust, Kenmar has operated only privately-offered pools and has generally allocated and reallocated the assets of such pools aggressively. It is not anticipated that Kenmar will make frequent adjustments to the group of Advisors for the Trust.

            Considerable regulatory attention has been focused on "non-traditional" investment pools, in particular commodity pools such as the Trust, publicly distributed in the United States. There has been significant international governmental concern expressed regarding, for example, (i) the disruptive effects of speculative trading on the central banks' attempts to influence exchange rates and (ii) the need to regulate the derivatives markets in general. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Trust.

                          THE TRUST AND ITS OBJECTIVES

Objectives

o     Significant profits over time

o     Controlled performance volatility

o     Controlled risk of loss


o A means of diversifying a traditional portfolio out of its typical "all long" equity and debt bias and dependence on a single nation's economy by accessing global financial and non-financial futures markets.

            The Trust's potential for aggressive capital growth arises from the profit possibilities offered by the global futures, forward and options markets and the skills of the professional trading organizations selected to manage the assets of the Trust. The fact that the Trust can profit from both rising and falling markets adds an element of profit potential that long-only strategies cannot access. In addition to its profit potential, the Trust could also help reduce the overall volatility, or risk, of a portfolio. By investing in markets that operate independently from United States stock and bond markets, the Trust may provide positive returns even when United States stock and bond markets are experiencing flat to negative performances.


            The Trust is structured so as substantially to eliminate the administrative burden that would otherwise be involved in Unitholders engaging directly in futures transactions. Unitholders, among other things, will receive directly from Kenmar monthly unaudited financial reports and annual audited financial statements (setting forth, in addition to certain other information, the Net Asset Value per Unit, the Trust's trading profits or losses and the Trust's expenses for the period) as well as all tax information relating to the Trust necessary for Unitholders to complete their federal income tax returns. The approximate Net Asset Value per Unit will be available from Kenmar upon request.

Investment Philosophy

            The Trust is managed by Kenmar Advisory Corp. Kenmar: (i) selects the Fund's Clearing Brokers and Selling Agents and selects and monitors the Advisors; (ii) allocates and/or reallocates Trust assets among the Advisors;
(iii) determines if an Advisor should be removed or replaced; (iv) negotiates advisory fees; and (v) performs such other services as Kenmar believes that the Trust may from time to time require.

            Kenmar believes that the most effective means of controlling the risks of the Trust's futures, forward and options trading is through a diversified portfolio of Advisors. An important part of this strategy focuses on controlling risk by combining Advisors who employ diverse trading methodologies -- such as technical, fundamental, systematic, trend-following, discretionary or mathematical -- and who exhibit diverse performance characteristics. The objective of this strategy is to construct a portfolio of Advisors whose combined performance best meets the investment aim of the Trust to achieve superior returns within appropriately defined parameters of risk.

            The process of selecting Advisors is an ongoing one--Kenmar continuously analyzes qualitatively and quantitatively the performance and trading characteristics of the current and prospective Advisors in an effort to determine which Advisors are best suited to the current market environment. Based upon such continuing analysis, Kenmar will reallocate assets among the Advisors or change the portfolio of Advisors when Kenmar's perception of the trading environment or an Advisor's individual performance indicates to Kenmar that such change or changes are appropriate.


            Kenmar's ability to manage successfully the risks of futures and related investments is dependent upon a willingness to act decisively and a management style that identifies shifting market trends. Therefore, when Kenmar's perception of market conditions and/or individual Advisor performance suggests that an alternative trading style or methodology might be better suited to Kenmar's perception of the current market environment, Kenmar may alter the portfolio of Advisors or the allocation of assets among the Advisors without prior notice to, or the approval of, the Unitholders. See "Risk Factor (24) -- Regulatory Matters May Alter the Nature of an Investment in the Trust" at page
13. It is not anticipated that Kenmar will make frequent adjustments to the group of Advisors for the Trust.

            Prospective investors must recognize that Advisor selections and allocations require the exercise of judgment and discretion and are not determined in any precise or systematic manner. There can be no assurance that Kenmar's selection and monitoring of a limited group of Advisors for the Trust will, in the future, produce more successful results (in terms of either risk control or profitability) than would the selection of a single Advisor, a fixed combination of Advisors or a smaller or larger group of Advisors.


Diversification

Trader Diversification

            The Trust utilizes a number of Advisors who are allocated varying amounts of capital. These allocations will vary continually. Multiple Advisors provide multiple timing parameters and different sector focuses. This produces a portfolio that is quite different from that of a single-trader fund. See Risk Factor (16) -- "Advisors Trading Independently of Each Other May Reduce Risk Control Potential" at page 12.

Market Diversification

            As global markets and investing become more complex, professionally managed futures may increasingly continue to be included in traditional portfolios of stocks and bonds managed by advisors seeking improved balance and diversification. The globalization of the world's economy has the potential to offer significant investment opportunities, as major political and economic events continue to have an influence, in some cases a dramatic influence, on the world's markets, creating risk but also providing the potential for profitable trading opportunities. By allocating a portion of the risk segment of their portfolios to selected advisors specializing in futures, forward and options trading, investors have the potential, if their futures investment is successful, to enhance their prospects for improved performance as well as to reduce the volatility of their portfolios over time and the dependence of such portfolios on any single nation's economy.

            Through Kenmar's Advisor selections, the Trust will have the flexibility to access world markets, including but not limited to:


                                   Currencies
--------------------------------------------------------------------------------

Australian Dollar
Belgian Franc
British Pound
Canadian Dollar
Danish Krone
Deutsche Mark
Dutch Guilder

European Currency Unit
Finnish Markka
French Franc
Irish Punt
Italian Lira
Japanese Yen
Malaysian Ringgit

Mexican Peso
New Zealand Dollar
Norwegian Krone
Singapore Dollar
Spanish Peseta
Swedish Krona
Swiss Franc

                              Financial Instruments
--------------------------------------------------------------------------------

Australian Treasury Bills
Australian Treasury Bonds
CAC 40 Stock Index (France)
Canadian Bonds
DAX Stock Index (Germany)
Eurodollars
Euromarks
Euroswiss
Eurotop 100 Index (Europe)
Euroyen
Financial Times 100 Stock Index (U.K.)
Financial Times 250 Stock Index (U.K.)
French Bonds
German Bonds
Italian Bonds
Japanese Bonds

Major Market Stock Index (U.S.)
MEFF&S Stock Index (Spain)
MIBOR
Nikkei Stock Average (Japan)
Nikkei Stock Index 300 (Japan)
PIBOR
S&P 500 Stock Index (U.S.)
Spanish Bonds
Tokyo Stock Price Index (Japan)
U.K. Bonds
U.K. Short Sterling
U.S. Treasury Bills
U.S. Treasury Bonds
U.S. Treasury Notes
Value Line Stock Index (U.S.)

                                     Metals
--------------------------------------------------------------------------------

Aluminum
Copper
Gold

Lead
Nickel
Palladium

Platinum
Silver

Tin
Zinc

                                 Energy Products
--------------------------------------------------------------------------------

Crude Oil
Electricity
Gas Oil

Heavy Fuel Oil
Natural Gas

No. 2 Heating Oil
Propane

Residual Fuel Oil
Unleaded Gasoline

                              Agricultural Products
--------------------------------------------------------------------------------

Cocoa
Coffee
Corn
Cotton

Feeder Cattle
Live Cattle
Live Hogs
Oats

Orange Juice
Pork Bellies
Soybeans
Soymeal

Soy Oil
Sugar
Wheat


The Trust will trade in many, but not all, of the foregoing markets as well as additional markets. There can be no assurance as to which markets the Trust will, in fact, trade over time or at any given time. The Advisors do not each trade in all of the foregoing markets. The Trust's portfolio exposure may, from time to time, be concentrated in a limited number of markets.

                               [PIE CHART OMITTED]

   [The following table was depicted as a pie chart in the printed material.]

                         Curriencies         26%
                         European Rates      20%
                         Pacific Rim Rates    5%
                         U.S. Rates          10%
                         U.S. Stock Indices   3%
                         Non-U.S. Stocks      7%
                         Metals              14%
                         Grains               7%
                         Softs                4%
                         Energies             4%

This represents a snapshot allocation of asset given the portfolio of traders for July 1, 1998. The percentage exposure to markets will vary substantially over time as traders assess the various Sectors

The Advisors


            All direct investment decisions for the Trust will be made by commodity trading advisors selected and monitored by Kenmar. See "Risk Factor
(23) -- Regulatory Matters May Alter the Nature of an Investment in the Trust" at page 13. Each initial Advisor is, and it is anticipated that any subsequent Advisor, if any, will be, registered with and regulated by the CFTC. The registration of the Advisors with the CFTC and their membership in the NFA must not be taken as an indication that any such agency or self-regulatory body has recommended or approved the Advisors or the Trust.

            Subject to the restrictions inherent in or imposed on publicly-offered managed futures funds, Kenmar anticipates varying Advisors from time to time and, with them, the Trust's market emphasis as Kenmar believes performance and market conditions indicate that such a change could be advantageous for the Trust. However, Kenmar also believes that it is necessary to maintain an account with an Advisor for some length of time (at least unless aberrational trading patterns or apparent deviations from announced strategy or risk control policies develop) to give such Advisor a reasonable opportunity to achieve its objectives. The following are the Advisors and asset allocations for the Trust anticipated to be in effect as of July 1, 1998.

                                                                    Approximate Assets
      Advisor and                            General                 Under Management
     % Allocation*                        Strategy Type                May 1, 1998**
     -------------                        -------------                -------------
Dreiss Research Corporation       Pattern-Recognition, Long-Term  $14.5 million (total)
(27%)                             Technical, Trend-Following

Hirst Investment Management Inc.  Technical, Non-Discretionary    $61.9 million (total)
(9.5%)

Hyman Beck & Company, Inc.        Long-Term Technical,            $264 million (total)
(27%)                             Trend-Following                 $203 million (Global)

Sunrise Capital Partners, LLC     Long-Term Technical,            $283.5 million (total)
9.5%                              Trend Following                 Expanded Diversified
                                                                  Program

Willowbridge Associates Inc.      Discretionary, Fundamental      $526.5 million (total)
(27%)                             and Technical                   $280.4 million (XLIM)

----------

      * The Advisors and asset allocations for the Trust anticipated to be in effect as of July 1, 1998 are more specifically described under "Management's Discussion and Analysis of Financial Condition and Results of Operations." The allocations set forth above are approximate, and will be affected by (i) the profit and loss generated by each Advisor in relation to the performance of the other Advisors for the Trust and (ii) any subsequent reallocation decision by Kenmar. The initial allocations to the Advisors at the commencement of the Trust's trading operations , allocations and reallocations of subsequent subscription amounts are described under "Management's Discussion and Analysis of Financial Condition and Results of Operations."


      ** Excluding "notional" funds. "Notional" funds represent the difference between the level at which a trader is instructed to trade an account and the capital actually committed to the account. "Notional" funds do not represent assets under management, but they do indicate the level of equity which a trader has been instructed to consider itself to be managing in determining the magnitude of positions taken.

Advisor Summaries


            More complete descriptions and performance summaries for the Advisors described in this section of the Prospectus are included under "The Advisors" at page 57. Read that section of the Prospectus carefully before deciding whether to invest in the Trust. See "Risk Factors -- (1) Past Performance Not Necessarily Indicative of Future Results; All or Substantially All of an Investment Could Be Lost" at page 9.


            Dreiss Research Corporation

            Dreiss Research Corporation utilizes a trend-following system, which is technical in nature and ignores news, weather, politics and other fundamental factors except as they are reflected in the markets.


            The technical basis for the trading method is the fractal decomposition of weekly price patterns. This analysis identifies turning points for constructing trend lines and determining support and resistance, which are then combined in a system which generates specific trading signals. Signals are then screened by a unique Choppiness Index which may then be used to adjust the proximity of entry and exit signals. Dreiss Research Corporation trades a diversified portfolio of futures contracts representing most major commodity groups (i.e., agriculture, currencies, energy, equity indexes, interest rates, livestock, metals and softs). See pages 61 through 65 for performance information relating to Dreiss Research Corporation.

            Hirst Investment Management Inc.

            Hirst Investment Management Inc. trades a diversified portfolio pursuant to its DSP Trading System (the "System"). The System is a technical methodology which uses information generated by the market itself, such as prices, volume and open interest. It ignores "fundamental" data, such as news, politics, and weather, except as these factors are reflected in the markets. The methodology and the algorithms used are original work and are not derived from any other known trading methodology. Hirst Investment Management Inc. may trade futures on any and all U.S. and non-U.S. commodities including, but not limited to, financials, currencies, interest-rate contracts, metals, livestock, grains, stock indices, energies, softs, fiber and foods. Hirst Investment Management Inc. may also trade the interbank foreign exchange markets and cash commodities and may effect exchanges of futures for physicals
(EFP) transactions. See pages 66 through 68 for performance information relating to Hirst Investment Management Inc.


            Hyman Beck & Company, Inc.


            Hyman Beck & Company, Inc. relies primarily on technical analysis. The trading methodologies employed by Hyman Beck & Company, Inc. are based on programs analyzing a large number of interrelated mathematical and statistical formulas and techniques which are quantitative and proprietary in nature. Hyman Beck & Company, Inc. trades its Global Portfolio on behalf of the Trust, relying on long-term, technical trend-following analysis. The Global Portfolio trades a portfolio of over 30 futures and forward markets worldwide with a concentration in world interest rate and other financial markets. See pages 69 through 78 for performance information relating to Hyman Beck & Company, Inc.

            Sunrise Capital Partners, LLC

            Sunrise Capital Partners, LLC will trade its Expanded Diversified Program on behalf of the Trust. Sunrise Capital Partners, LLC utilizes technical trend-following systems trading a wide continuum of time windows. Relying on technical analysis Sunrise Capital Partners, LLC believes that future price movements in all markets may be more accurately anticipated by analyzing historical price movements within a quantitative framework rather attempting to predict or forecast changes in price through fundamental economic analysis. The trading methodologies employed by Sunrise Capital Partners LLC are based on programs analyzing a large number of interrelated mathematical and statistical formulas and techniques which are quantitative, proprietary in nature and which have been either learned or developed by principals of Sunrise Capital Partners, LLC. Sunrise Capital Partners, LLC's trading system consists of multiple, independent and parallel systems, each designed and tested to seek out and extract different market inefficiencies on different time horizons. See pages 79 through 88 for performance information relating to Sunrise Capital Partners, LLC.


            Willowbridge Associates Inc.


            Willowbridge Associates Inc. utilizes its XLIM Trading Approach on behalf of the Trust. The XLIM Trading Approach is traded on a discretionary basis by Philip L. Yang. Trading decisions are based primarily on Mr. Yang's analysis of technical factors, fundamentals and market action. The XLIM Trading Approach trades are selected from a wide variety of futures contracts, forwards, spot and options contracts on United States and international markets, including but not limited to, financial instruments, currencies, precious and base metals and agricultural commodities. Mr. Yang reserves the right to change the portfolio composition of the XLIM Trading Approach. See pages 89 through 101 for performance information relating to Willowbridge Associates Inc.




The Advisory Agreements


            The Advisory Agreements among the Trust, Kenmar and three of the Trust's initial Advisors (Dreiss Research Corporation, Hyman Beck & Company, Inc. and Willowbridge Associates Inc.) terminated as of December 31, 1997, but have been renewed for the first of up to two additional one-year terms. The Trust and Kenmar have entered into Advisory Agreements with two additional Advisors, Hirst Investment Management Inc. and Sunrise Capital Partners, LLC (which will receive allocations of Trust assets as of July 1, 1998). The Hirst Investment Management Inc. and Sunrise Capital Partners, LLC Advisory Agreements have an initial term through December 31, 1999, and may be renewed on the same terms at Kenmar's option for up to two additional one-year terms. Kenmar will (when it considers doing so to be in the best interests of the Trust) generally attempt to negotiate advisory agreements with comparable terms for all of the Advisors chosen for the Trust. Kenmar, but generally not the Advisors, retains the right to terminate any Advisory Agreement at will and upon short notice to the Advisors. Kenmar also retains the right to withdraw funds from any Advisor's trading account at any time (including immediately).

            Each Advisory Agreement provides that the Trust will indemnify the Advisor and its affiliates, as well as their respective officers, shareholders, directors, employees, partners and controlling persons for conduct taken as an Advisor or in connection with the Advisory Agreement, provided that such conduct does not constitute negligence, misconduct or breach of the Advisory Agreement or of any fiduciary obligation to the Trust and was done in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Trust. Each Advisory Agreement further provides that this indemnity provision will not increase the liability of any Unitholder to the Trust beyond the amount of such Unitholder's capital and profits, if any, in the Trust (exclusive of previously received distributions or other returns of capital, including redemptions).

            Under the exculpatory provisions of the Advisory Agreements, none of the Advisors, their affiliates nor their respective officers, directors, employees, partners, controlling persons or shareholders will be liable to the Trust or to any of the Unitholders in connection with their management of assets of the Trust except by reason of acts or omissions in contravention of the Advisory Agreement, or due to their misconduct or negligence, or by reason of not having acted in good faith and in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the Trust.


            Three of the Trust's initial Advisors (Dreiss Research Corporation, Hyman Beck & Company, Inc. and Willowbridge Associates Inc.), and/or its affiliates and principals, purchased 500 Units as of the inception of the Trust's trading. Each of the foregoing initial Advisors has agreed to maintain this investment for as long as it continues to act as an Advisor. Hirst Investment Management Inc and Sunrise Capital Partners, LLC do not currently intend to purchase Units.


                              KENMAR ADVISORY CORP.

Background and Principals

            Kenmar Advisory Corp. is a Connecticut corporation originally incorporated as a New York corporation in September 1983. Kenneth A. Shewer is its Chairman and Marc S. Goodman is its President. Messrs. Shewer and Goodman are Kenmar's sole directors and are the only persons responsible for the selection and retention of Advisors. All of Kenmar's stock is owned, indirectly and equally, by Messrs. Shewer and Goodman. Kenmar has been registered with the CFTC as a commodity pool operator since February 7, 1984 and is a member in good standing of the NFA in such capacity. Its principal place of business is Two American Lane, P.O. Box 5150, Greenwich, CT 06831-8150, telephone number: (203) 861-1000. Kenmar and its affiliates focus on the design and management of leading-edge investment programs in the managed futures sector. The registration of Kenmar with the CFTC and its membership in the NFA must not be taken as an indication that any such agency or self-regulatory body has recommended or approved either Kenmar or the Trust.


            No administrative, civil, or criminal action has ever been brought against Kenmar, any of its principals or the Trust.


            Mr. Kenneth A. Shewer (born 1953), Chairman, was employed by Pasternak, Baum and Co., Inc. ("Pasternak, Baum"), an international cash commodity firm, from June 1976 until September 1983. Mr. Shewer created and managed Pasternak, Baum's Grain Logistics and Administration Department and created its Domestic Corn and Soybean Trading Department. In 1982, Mr. Shewer became co-manager of Pasternak, Baum's F.O.B. Corn Department. In 1983, Mr. Shewer was made Vice President and Director of Pasternak, Baum. Mr. Shewer graduated from Syracuse University with a B.S. degree in 1975.

            Mr. Marc S. Goodman (born 1948), President, joined Pasternak, Baum in September 1974 and was a Vice President and Director from July 1981 until September 1983. While at Pasternak, Baum, Mr. Goodman was largely responsible for business development outside of the United States, for investment of its corporate retirement funds, and for selecting trading personnel. Mr. Goodman has conducted extensive business in South America, Europe and the Far East. Mr. Goodman graduated from the Bernard M. Baruch School of Business of the City University of New York with a B.B.A. in 1969 and an M.B.A. in 1971 in Finance and Investments, where he was awarded an Economics and Finance Department Fellowship from September 1969 through June 1971.

            Messrs. Shewer and Goodman left Pasternak, Baum in September 1983 to form Kenmar and they have occupied their present positions with Kenmar since that time.

            Ms. Esther Eckerling Goodman (born 1952), Chief Operating Officer and Senior Executive Vice President, joined Kenmar in July 1986 and has been involved in the futures industry since 1974. From 1974 through 1976, she was employed by Conti-Commodity Services, Inc. and ACLI Commodity Services, Inc., in the areas of hedging, speculative trading and tax arbitrage. In 1976, Ms. Goodman joined Loeb Rhoades and Company, Inc. where she was responsible for developing and managing a managed futures program which, in 1979, became the trading system for Westchester Commodity Management, an independent commodity trading advisor of which Ms. Goodman was a founder and principal. From 1983 through mid-1986, Ms. Goodman was employed as a marketing executive at Commodities Corp. (USA) of Princeton, New Jersey. Ms. Goodman was a Director of the Managed Futures Trade Association from 1987 to 1991 and a Director of its successor organization, the Managed Futures Association, from 1991 to 1995. She has written several articles and has spoken before various professional groups and organizations on the subject of managed futures. Ms. Goodman graduated from Stanford University in 1974 with a B.A. degree.

            Mr. Robert L. Cruikshank (born 1936), Executive Vice President, joined Kenmar in March 1991. Mr. Cruikshank spent 20 years (1958-1978) at Blyth Eastman Dillon in New York and was its Executive Vice President in charge of the Securities Division, which included all domestic and international sales and branch office activities, all trading departments, and the research areas. In 1979, Mr. Cruikshank jointly formed Neild, Cruikshank & Co., an independent market-maker on the Chicago Board of Options Exchange ("CBOE"), where he remained until 1984 when he formed his own market-making firm, Nassau Corporation. From 1982 to 1984, Mr. Cruikshank also served as Director and Vice Chairman of the Board of the CBOE, during which time he was instrumental in the development of the S&P 100 (OEX) option contract. From 1985 until March 1991, he served as President and CEO of First Capital Financial Corporation, a national real estate syndication firm owned by Sam Zell. Mr. Cruikshank graduated cum laude from Princeton University with a B.A. degree in Economics in 1958.

            Joshua B. Parker, Esq. (born 1956), Executive Vice President and General Counsel, has been with Kenmar since October 1988. From January 1986 through October 1988, Mr. Parker was an independent floor trader on the American Stock Exchange engaged in trading equity options and related instruments, first in association with Michael Becker & Co. and later in his own firm, Premium Investments L.P. From May 1985 through January 1986, Mr. Parker was the associate general counsel of a company in the over-the-counter drug and personal care industry. From August 1981 through May 1985, Mr. Parker was associated with the law firm of Baer Marks & Upham. Mr. Parker graduated from New York University School of Law with a J.D. degree in 1981 and from Yale University with a B.A. degree in 1977.


            Mr. Thomas J. DiVuolo (born 1960), Senior Vice President responsible for research, risk management and account oversight, joined Kenmar in March 1989. From 1982 through 1984, Mr. DiVuolo was employed by Balfour Maclaine International Ltd. working in the commodity accounting and compliance areas. From 1984 through 1986 he was employed at E.F. Hutton and Company, Inc. as a manager of commodity regulatory reporting. From 1986 until he joined Kenmar in 1989, Mr. DiVuolo worked for Lloyds International Trading, a commodity trading division of Lloyds Bank. Mr. DiVuolo graduated from Wagner College in 1990 with an M.B.A. degree in Finance and from Pace University with a B.B.A. degree in Public Accounting in 1982.


            Mr. Gary J. Yannazzo (born 1953), Senior Vice President and Chief Financial Officer, joined Kenmar in August 1997. From March 1992 to July 1995, he was Senior Vice President and Controller of Metallgesellschaft Corp., a diversified commodity marketing and trading company, with thirty worldwide subsidiaries and $5 billion in annual revenues. From January 1990 through February 1992, Mr. Yannazzo was President, Chief Executive Officer and part owner of Holland Mortgage Corporation. From December 1982 through November 1989, Mr. Yannazzo was First Vice President of Security Capital Corporation, a publicly traded financial services company and affiliate of Smith Barney, Inc. From June 1975 through November 1982, Mr. Yannazzo was with Arthur Andersen & Co., serving as an Audit Manager from June 1980. From August 1995 until he joined Kenmar, Mr. Yannazzo was a private consultant, engaged primarily in projects and ventures in the commodity and derivative areas. Mr. Yannazzo received his B.S. in Business Administration from Seton Hall University in 1975 and his CPA certification in 1977.

            Mr. Jeffrey S. Rothstein (born 1957), Vice President and Chief Information Officer, joined Kenmar in May 1996. From August 1991 to April 1996, Mr. Rothstein was Vice President in charge of Commodity Trading Systems Development and Support at AIG Trading Group, American International Group Inc.'s commodity trading subsidiary. From

January 1986 through July 1991, he worked for Bankers Trust Company, building equity trading systems, and marketing and implementing foreign exchange trading systems at international merchant banks. From September 1981 through June 1985, Mr. Rothstein was employed as a programmer, project leader and manager by Digital Equipment Corporation. He was with Hewlett Packard Company from July 1979 through September 1981. Mr. Rothstein graduated from Columbia University with an M.B.A. degree in December 1985 and from Cornell University with a B.S. in Computer Science in 1979.

Management of Traders

            Kenmar's hallmark is its emphasis on vigilant management of its portfolios of traders. Kenmar analyzes trading performance on a daily basis for each trader it retains. This detailed analysis identifies sources of profits and losses for each trader each day, enabling management to make highly informed decisions regarding the performance of each such trader (including the Trust's Advisors).


            Based on Kenmar's perception of market conditions, Advisor performance and other factors, Kenmar will reallocate assets among Advisors in an effort to place such assets optimally. Kenmar also will add Advisors when situations warrant, and remove or replace Advisors if profitability, risk assumptions or other significant factors indicate that replacement is advisable. See "Risk Factor (24) -- Regulatory Matters May Alter the Nature of an Investment in the Trust" at page 13


            Naturally, these activities require a strong emphasis on trading and market research. Kenmar operates and updates continuously a database that tracks over 600 different trading programs offered by traders around the globe. Added to these quantitative data are qualitative assessments based on detailed trader interviews and analysis of trades, trading performance and trading strategies.

Fiduciary Obligations of Kenmar

Nature of Fiduciary Obligations; Conflicts of Interest

            As managing owner of the Trust, Kenmar is effectively subject to the same restrictions imposed on "fiduciaries" under both statutory and common law. Kenmar has a fiduciary responsibility to the Unitholders to exercise good faith, fairness and loyalty in all dealings affecting the Trust, consistent with the terms of the Trust's Declaration of Trust and its Amended and Restated Declaration of Trust and Trust Agreement dated as of December 17, 1996 (the "Declaration of Trust"). The general fiduciary duties which would otherwise be imposed on Kenmar (which would make the operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are defined and limited in scope by the disclosure of the business terms of the Trust, as set forth herein and in the Declaration of Trust (to which terms all Unitholders, by subscribing to the Units, are deemed to consent).

            The Trust, as a publicly-offered "commodity pool," is subject to the Statement of Policy of the North American Securities Administrators Association, Inc. relating to the registration, for public offering, of commodity pool interests (the "NASAA Guidelines"). The NASAA Guidelines explicitly prohibit a managing owner of a commodity pool from "contracting away the fiduciary obligation owed to [investors] under the common law." Consequently, once the terms of a given commodity pool, such as the Trust, are established, the managing owner is effectively precluded from changing such terms in a manner that disproportionately benefits the managing owner, as any such change could constitute self-dealing under common law fiduciary standards, and it is virtually impossible to obtain the consent of existing investors to such self-dealing (whereas, given adequate disclosure, new investors subscribing to a pool should be deemed to evidence their consent to the business terms thereof by the act of subscribing).

            The Declaration of Trust provides that Kenmar and its affiliates shall have no liability to the Trust or to any Unitholder for any loss suffered by the Trust arising out of any action or inaction of Kenmar or its affiliates or their directors, officers, shareholders, partners, members or employees (the "Kenmar Related Parties") if the Kenmar Related Parties, in good faith, determined that such course of conduct was in the best interests of the Trust, and such course of conduct did not constitute negligence or misconduct by the Kenmar Related Parties. The Trust has agreed to indemnify the Kenmar Related Parties against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Trust. The NASAA

Guidelines prescribe the maximum permissible extent to which the Trust can indemnify the Kenmar Related Parties and prohibit the Trust from purchasing insurance to cover indemnification which the Trust itself could not undertake directly.

Fiduciary and Regulatory Duties

            An investor should be aware that Kenmar has a fiduciary responsibility to the Unitholders to exercise good faith and fairness in all dealings affecting the Trust.

            Under Delaware law, a beneficial owner of a business trust (such as a Unitholder of the Trust) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a "class action") to recover damages from a managing owner of such business trust for violations of fiduciary duties, or on behalf of a business trust (a "derivative action") to recover damages from a third party where a managing owner has failed or refused to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to applicable procedural and jurisdictional requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the Securities and Exchange Commission ("SEC"). Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from a managing owner where the losses result from a violation by the managing owner of the anti-fraud provisions of the federal securities laws.

            Under certain circumstances, Unitholders also have the right to institute a reparations proceeding before the CFTC against Kenmar (a registered commodity pool operator), the Clearing Brokers (registered futures commission merchants) and the Advisors (registered commodity trading advisors), as well as those of their respective employees who are required to be registered under the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the Commodity Exchange Act, as amended. Investors in commodities and in commodity pools may, therefore, invoke the protections provided by such legislation.


            There are substantial and inherent conflicts of interest in the structure of the Trust which are, on their face, inconsistent with Kenmar's fiduciary duties. One of the purposes underlying the disclosures set forth in this Prospectus is to disclose to all prospective Unitholders these conflicts of interest so that Kenmar may have the opportunity to obtain investors' informed consent to such conflicts. Prospective investors who are not willing to consent to the various conflicts of interest described under "Conflicts of Interest" and elsewhere are ineligible to invest in the Trust. Kenmar presently intends to raise such disclosures and consent as a defense in any proceeding brought seeking relief based on the existence of such conflicts of interest. See "Conflicts of Interest" at page 34.


            The foregoing summary describing in general terms the remedies available to Unitholders under federal and state law is based on statutes, rules and decisions as of the date of this Prospectus. This is a rapidly developing and changing area of the law. Therefore, Unitholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Investment of Kenmar in the Trust


            Kenmar has purchased and will maintain a 1% interest in the Trust in its capacity as managing owner. Robert L. Cruikshank, a principal of Kenmar, has invested $100,000 in the Trust. Marc S. Goodman, the President of Kenmar, has invested $5,500 in the Trust through an individual retirement account, and Kenneth A. Shewer, the Chairman of Kenmar, has invested $5,200 in the Trust through an individual retirement account.


                                 USE OF PROCEEDS

            The proceeds of the offering of the Units are used by the Trust to engage in the speculative trading on futures, forward, options and related markets through allocating such proceeds to the Advisors.

            To the extent the Trust trades in futures contracts on U.S. exchanges, the assets deposited by the Trust with its Clearing Brokers as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments -- principally U.S. government obligations.

            To the extent that the Trust trades in futures, forward, options and related contracts on markets other than regulated U.S. futures exchanges, funds deposited to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of "customer segregated funds," although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in "customer segregated fund accounts."


            Although the percentages set forth below may vary substantially over time, as of March 31, 1998, the Trust estimates:

            (i) up to approximately 84% of the Net Asset Value of the Trust will be placed with the Clearing Brokers in the form of cash or U.S. Treasury bills to margin positions of all commodities combined. Such funds will be segregated pursuant to CFTC rules;

            (ii) up to approximately 8% of the Trust's assets will be used to margin foreign futures contracts; and

            (iii) approximately 8% in bank deposits.


            In addition, assets of the Trust not required to margin positions may be maintained in United States bank accounts opened in the name of the Trust and may be held in United States Treasury bills (or other securities approved by the CFTC for investment of customer funds).

            The Trust receives all of the interest income earned on its assets.

                                     CHARGES

                            Charges Paid By the Trust

Recipient       Nature of Payment                 Amount of Payment
---------       -----------------                 -----------------

Kenmar          Reimbursement of organizational   Kenmar has advanced total costs of approximately
                and initial offering costs        $563,000, which costs may be reduced by up to
                                                  $25,000. The Net Asset Value of the Trust on
                                                  December 31, 1998 is less than $35,000,000.
                                                  Such advanced costs are being reimbursed to Kenmar
                                                  in monthly installments of 0.2% of the Trust's
                                                  beginning of month Net Assets. As of March 31,
                                                  1998 the remaining balance is approximately
                                                  $296,000.


Kenmar          Brokerage commissions             Flat-rate monthly commissions of 0.917% of the
                                                  Trust's beginning of month Net Assets (an 11%
                                                  annual rate). Such commissions cover all floor
                                                  brokerage, exchange, clearing and NFA fees
                                                  incurred in the Trust's trading.

Third Parties   Miscellaneous execution costs     Paid as incurred; not anticipated to exceed 0.25%
                                                  of average beginning of month Net Assets per year.

Counterparties  "Bid-ask" spreads                 Each counterparty with which the Trust trades
                                                  receives "bid-ask" spreads on the forward trades
                                                  executed on behalf of the Trust.

Recipient  Nature of Payment  Amount of Payment
---------  -----------------  -----------------

Advisors   Profit Shares      Paid by the Trust on a quarterly basis (although
                              accrued against Net Asset Value per Unit monthly).
                              Each initial Advisor's Profit Share is determined based on any New Trading Profit (as defined) generated by such Advisor. New Trading Profit in respect of each Advisor's account is calculated after reduction for brokerage commissions at an annual rate of 4.5% -- 7.0%, rather than at an 11% annual rate, and execution costs actually incurred
                              (other than floor brokerage, exchange, clearing and NFA fees). New Trading Profit is not reduced by any Incentive Fee, administrative expenses or organizational and initial offering costs (or extraordinary expenses). The Profit Shares are payable separately to each Advisor based on its individual performance, not overall profits of the Trust. Units may be subject to reduction for Profit Shares attributable to a particular Advisor even though the Net Asset Value per Unit has declined from the purchase price of such Units.

Kenmar     Incentive Fee      Paid by the Trust as a whole on an annual basis
                              (although accrued against Net Asset Value per Unit monthly). The Incentive Fee equals 5% of any New
                              Overall Appreciation (as defined). An Incentive
                              Fee may be allocated even though the Net Asset
                              Value per Unit has declined from the purchase price of such Units.


Third
 Parties   Operating,         Paid as incurred; not anticipated to exceed 0.50%
           Selling, and       of the Trust's average beginning of month Net
           Administrative     Assets per year.
            costs


Third
 Parties   Reimbursement      Actual payments to third parties; expected to be
           of delivery,       negligible.
           insurance,
           storage and any
           other
           extraordinary
           expenses; taxes
           (if any)

                            ------------------------

Organizational and Initial Offering Costs


            Kenmar has advanced the organizational and initial offering costs of the Trust in a total amount of approximately $563,000. Such costs may be reduced by up to $25,000 if the Net Asset Value of the Trust on December 31, 1998 is less tan $35,000,000. The Trust is reimbursing Kenmar for such costs in monthly installments of 0.2% of the Trust's beginning of month Net Assets, which reimbursements began with the first month of trading operations (May 1997). As of March 31, 1998, the remaining balance is approximately $296,000.


Brokerage Commissions

            Commodity brokerage commissions for futures trades are typically paid on the completion or liquidation of a trade and are referred to as "round-turn commissions," which cover both the purchase (or sale) of a commodity futures contract and the subsequent offsetting sale (or purchase). However, the Trust does not pay commodity brokerage commissions to Kenmar on a per-trade basis but rather at the flat monthly rate of 0.917% of the Trust's beginning of month

Net Assets (an 11.0% annual rate). Kenmar receives such brokerage commissions, irrespective of the number of trades executed on the Trust's behalf, and pays floor brokerage, exchange, clearing and NFA fees with respect to executing the Trust's trades. NFA transaction fees are assessed on the Trust's futures trading on U.S. exchanges. Such NFA fees currently equal $0.14 per round-turn trade of a futures contract and $0.07 for each trade of a commodity option (a $0.10 fee is charged upon the purchase and upon the exercise of an option; if an option is exercised, an additional $0.20 fee is payable upon the liquidation of the futures position acquired upon such exercise; no fee is assessed upon the expiration of an option).


            State securities administrators require Kenmar to represent that the brokerage commissions paid by the Trust will not be increased during the period in which early redemption charges are in effect. Due to the ongoing offering of the Units, this representation entails that Kenmar will likely never be able to raise brokerage commissions unless Kenmar waives such charges.


            As of December 31, 1997, the Trust's 11% per annum flat-rate brokerage commissions equated to round-turn commissions of $92. The round-turn equivalent of the Trust's flat-rate commissions will vary with the frequency with which the Advisors place orders for the Trust's account managed by each of them. Kenmar reports, in the annual reports distributed by Kenmar to Unitholders, the approximate round-turn equivalent rate paid by the Trust on its trading during the previous year.


Miscellaneous Execution Costs

            Kenmar pays all floor brokerage, exchange, NFA and clearing fees relating to the execution of the Trust's trades (other than "bid-ask" spreads). However, certain incidental costs may be incurred in the course of such trading -- for example, "give-up" charges when a trade is executed and cleared by brokers other than the Clearing Broker and subsequently transferred to the Clearing Broker for carrying or the service fees assessed by certain forward dealing desks -- which the Trust will pay as incurred. There may, in fact, be virtually no such costs incurred during certain periods and Kenmar does not anticipate that such costs will, in any event, exceed 0.25% of the Trust's average beginning of month Net Assets in any fiscal year.

"Bid-ask" Spreads

            Many of the Trust's currency trades are executed in the forward markets, in which participants include a spread between the prices at which they are prepared to buy and sell a particular currency. The fact that the Trust pays such "spreads" does not result in a reduction in the flat-rate brokerage commissions paid by the Trust (however, forward trades were not included in the number of round-turns executed by the Trust in determining the approximate round-turn equivalent of the Trust's flat-rate commissions).

Profit Shares and Incentive Fees

Calculation of New Trading Profit and New Overall Appreciation


            Each Advisor will receive Profit Share equal to 20% of the New Trading Profit generated by such Advisor.


            New Trading Profit is calculated with respect to each Advisor's Trust account and New Overall Appreciation is calculated with respect to the Trust as a whole on the basis of the cumulative performance of such account or the Trust, respectively, and not on a Unit-by-Unit basis. For example, if the Trust loses $500,000 in its first month of trading and gains $750,000 in the next, accrued New Overall Appreciation would equal $250,000 as of the end of such second month -- irrespective of whether the Net Asset Value per Unit were greater or less than the initial $100 at such time. (If a substantial number of Units were either redeemed or issued as of the end of the first month, the cumulative gain through the end of the second month would not be directly reflected in the Net Asset Value per Unit.)

            Both New Trading Profit and New Overall Appreciation are calculated on a high water mark basis, as described below. Each Advisor will be allocated from the Trust its Profit Share equal to the percentage described above of any cumulative New Trading Profit generated by such Advisor, as of the calendar quarter-end of determination, in excess of: (i) the highest level of cumulative Trading Profit as of any previous calendar quarter-end generated by such Advisor, or (ii) $0, if higher (the "high water mark"). "Trading Profit"
(i) includes gross realized gains and losses on closed positions and the change in unrealized gains and losses on open positions from the preceding period, (ii) does not include interest income, (iii) is reduced by annual brokerage commissions of 4.5% -- 7.0%, not 11%, of average beginning of month Net Assets, plus execution costs other than floor brokerage, exchange, clearing and NFA fees, and (iv) is not reduced by Incentive Fees, administrative expenses, organizational and initial offering cost reimbursements or extraordinary costs (such as taxes or litigation costs). "Overall Appreciation" is calculated, not on a per-Unit basis, but on the basis of the overall trading profits and losses of the Trust, net of all fees and expenses (including Profit Shares) paid or accrued other than the Incentive Fee itself and after subtraction of all interest income received by the Trust. "New Trading Profit" is the excess, if any, as of any quarter-end by which cumulative Trading Profit exceeds the highest level of cumulative Trading Profit as of any previous quarter-end and adjusted as provided below. "New Overall Appreciation" is the excess, if any, as of any December 31 by which cumulative Overall Appreciation exceeds the highest level of cumulative Overall Appreciation as of any previous December 31 and adjusted as provided below.

            In the event that losses have been incurred since the currently effective "high water mark" was reached and assets are withdrawn from an Advisor's Trust account or from the Trust as a whole (other than to pay expenses), the shortfall (the "Loss Carryforward") between such "high water mark" and the level of cumulative Trading Profits or Overall Appreciation at the time of such withdrawal shall be proportionately reduced (and the "high water mark" lowered accordingly) for purposes of calculating subsequent Profit Shares or Incentive Fees. Loss Carryforward reductions, in respect of a particular Advisor's Trust account, can result from Kenmar reallocating capital away from an Advisor, as well as from a redemption of Units. Loss Carryforward reductions will not be restored as a result of subsequent additions of capital offsetting the withdrawals which resulted in such reductions.

            If Kenmar withdraws assets from an Advisor's Trust account at a time when there is accrued New Trading Profit in respect of an Advisor's Trust account, the Profit Share attributable to the amount of capital withdrawn (net of the proceeds of any additional Units issued as of the date of such withdrawal) will be paid out to the appropriate Advisor. If there are net redemptions of Units at a time when there is accrued New Overall Appreciation in respect of the Trust as a whole, the Incentive Fee attributable to the amount of capital withdrawn (net of the proceeds of any additional Units issued as of the date of such withdrawal) will be paid out to Kenmar.


            For example, assume that the Trust began trading June 1, 1998 and as of December 31, 1998 had recognized cumulative Overall Appreciation of $200,000. An Incentive Fee of 5% of $200,000 or $10,000 would be paid to Kenmar. If through June 30, 1999, the Trust had incurred a loss of $100,000 for 1999, at which point 25% of the Units were redeemed (and assuming that no additional Units were issued as of such date of withdrawal), prior to such redemption there would have existed a Loss Carryforward, for Incentive Fee calculation purposes, of $100,000 which would be reduced to $75,000 upon redemption of 25% of the Units. If during the second six months of 1999, Overall Appreciation of $100,000 were recognized, New Overall Appreciation as of December 31, 1999 would equal $25,000, and an Incentive Fee of $1,250 would be paid.


            Profit Shares do not reduce Trading Profit and Incentive Fees do not reduce Overall Appreciation. Consequently, the Advisors and Kenmar need not "earn back" their respective Profit Shares and Incentive Fees before generating New Trading Profits or New Overall Appreciation, as applicable, potentially subject to additional Profit Shares and Incentive Fees. (Overall Appreciation is calculated after reduction for all Profit Shares, but not for Incentive Fees, paid or accrued.)

            Interest income is not included in either Trading Profits or Overall Appreciation.

Allocations of Profit Shares and Incentive Fee Among Unitholders

            Because Profit Shares and Incentive Fees are calculated on the basis of the Trading Profit, if any, attributable to an Advisor's Trust account and the Trust as a whole, respectively, these costs are subject to equal allocation among investors even though such persons may have purchased their Units at different times. Such costs, therefore, are not reflective of each investor's individual investment experience, but of the performance of the Trust as a whole. For example, assume that 100,000 Units were initially sold as of June 1, 1997 and through December 31, 1997 the Trust incurred a

$1,000,000 loss. If 100,000 more Units were purchased as of January 1, 1998 (at a Net Asset Value of $90 per Unit), and the Trust earned $1,000,000 during 1998, as of December 31, 1998 no Incentive Fee would be due, even though the second tranche of Units had increased in Net Asset Value from $90 to $95. Moreover, were $1,500,000 to have been earned, the Units initially sold would be subject to paying their allocable share of the Incentive Fee of $25,000 (5% of $500,000) which would be due as of December 31, 1998, despite the Net Asset Value of such Units being below their $100 purchase price.

            Profit Shares and Incentive Fee accruals are also subject to distortions similar to those described above when reversed due to subsequent losses prior to the date that these costs are finally determined. When Units are purchased at a Net Asset Value per Unit reduced by accrued Profit Shares and/or Incentive Fees, such Units effectively receive "full credit" for the amount of such accruals through the reduction in their purchase price. Consequently, if the accrual is subsequently reversed, the benefit of the reversal should be allocated entirely to the Units outstanding when such Profit Share or Incentive Fees accrued, rather than being evenly divided between such Units and the newly-purchased Units. However, such reversals are allocated equally among all outstanding Units in the interests of maintaining a uniform Net Asset Value per Unit.

            The distortions described above are the product of calculating and allocating incentive compensation in open-end funds among persons investing at different times while still maintaining a uniform net asset value per share or unit. This method is the most common method used in retail managed futures funds in which the large number of investors makes it impracticable to individually track capital accounts for each investor, but can result in allocations of Profit Shares and Incentive Fees that are not reflective of particular investors' individual investment experience.


Ongoing Operating, Selling and Administrative Costs


            The Trust is responsible for actual payments to third parties, estimated at no more than 0.50% of the Trust's average beginning of month Net Assets per year.

Extraordinary Expenses

            The Trust is responsible for any extraordinary charges (such as taxes) incidental to its trading. In Kenmar's experience such charges have been negligible.

                            ------------------------

            Kenmar sends each Unitholder a monthly statement that includes a description of performance during the prior month and sets forth, among other things, the brokerage commissions, Incentive Fee and Profit Share accruals during such month and on a year-to-date basis.

                             Charges Paid by Kenmar

            The following costs relating to the sale of the Units and the operation of the Trust are paid by Kenmar.

Selling Commissions; "Trailing Commissions"


            Kenmar pays, from its own funds, the 5% selling commissions due in respect of the Units. Furthermore, Kenmar pays significant "trailing commissions" to eligible selling agents who sell Units which remain outstanding for more than twelve months (immediately to the extent investors have acquired Units on the same day as or within seventy-five (75) days after redeeming investments in Kenmar-sponsored investment vehicles). Such "trailing commissions" will be payable quarterly and will be accrued monthly at 0.2917 of 1% (a 3.5% annual rate) of the beginning of month Net Asset Value of such Units for as long as they remain outstanding. Selling Agents will pass on to their registered representatives a portion of the foregoing selling compensation and "trailing commissions," after deduction of "due diligence" and administrative expenses incurred in connection with this offering, in accordance with such Selling Agents' standard compensation arrangements. See "Plan of Distribution -- Selling Agents' Compensation" at page 49.

Consulting Fees


            Each Advisor receives a Consulting Fee, monthly in arrears, payable by Kenmar not the Trust, equal to 0.167% of the beginning of month Net Assets of the Trust allocated to such Advisor's management (a 2% annual rate).


                               Redemption Charges

            Units redeemed on or prior to the end of the eighteenth month after such Units are issued will be subject to redemption charges of 3% (for Units redeemed on or after the end of the sixth and on or before the end of the twelfth month after purchase) and 2% (for Units redeemed from the beginning of the thirteenth and on or before the end of the eighteenth month after purchase) of the Net Asset Value per Unit at which they are redeemed. Such charges will be paid to Kenmar. Investors acquiring Units on the same day as or within seventy-five (75) days after redeeming investments in Kenmar-sponsored investment vehicles will be deemed to have held such Units for the duration of their participation in such Kenmar-sponsored investment vehicles for purposes of calculating the required six-month holding period following purchases of such Units. Such investor will not be subject to a Kenmar Global Trust redemption charge but will remain subject to the redemption charge, if any, of the Kenmar-sponsored investment vehicle from which he redeemed.

                              THE CLEARING BROKERS


            The Trust's clearing brokers are ING (U.S.) Securities Futures & Options Inc. ("ING BARINGS Futures & Options Clearing Services") and PaineWebber Incorporated ("PaineWebber")(each, a "Clearing Broker" or together, the "Clearing Brokers"). Neither ING BARINGS Futures & Options Clearing Services nor PaineWebber has been involved in the organization of the Trust and neither takes any part in the Trust's ongoing management. Neither ING BARINGS Futures & Options Clearing Services nor PaineWebber is affiliated with Kenmar, and neither is responsible for the activities of Kenmar.

ING BARINGS Futures & Options Clearing Services

            ING (U.S.) Securities, Futures & Options Inc. ("ING BARINGS Futures & Options Clearing Services") is a duly registered futures commission merchant and a member of the NFA . ING BARINGS Futures & Options Clearing Services is also registered as a broker dealer and is a member of the National Association of Securities Dealers. ING (U.S.) Securities, Futures & Options Inc., which was formed in 1990, operates under the trade name ING BARINGS Futures & Options Clearing Services and is a clearing firm of each of the principal U.S. futures exchanges and the Chicago Board of Options Exchange. ING BARINGS Futures & Options Clearing Services is a wholly-owned subsidiary of ING Bank N.V. in Amsterdam, one of the largest financial institutions in the world. ING BARINGS Futures & Options Clearing Services is an Illinois corporation with a principal place of business at 233 South Wacker Drive, Suite 5200, Chicago, Illinois 60606 and a telephone number of (312) 496-7000.

            At any given time, ING BARINGS Futures & Options Clearing Services may be involved in legal actions, some of which may seek significant damages. During the past five years preceding the date hereof, there have been no administrative, civil or criminal actions against ING BARINGS Futures & Options Clearing Services or any of its principals -- whether pending, on appeal or concluded -- which are material in light of all circumstances.


PaineWebber


            PaineWebber's principal office is located at 1000 Harbor Boulevard, Weehawken, New Jersey 07087; telephone: (201) 902-3000. Paine Webber is a clearing member of all principal U.S. futures exchanges. It is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity.


            Except as set forth below, neither PaineWebber nor any of its principals have been involved in any administrative, civil or criminal proceeding -- whether pending, on appeal or concluded -- within the past five years that is material to a decision whether to invest in the Trust in light of all the circumstances.

            PaineWebber is involved in a number of proceedings concerning matters arising in connection with the conduct of its business. Certain actions, in which compensatory damages of $168 million or more appear to be sought, are described below. PaineWebber is also involved in numerous proceedings in which compensatory damages of less than $168 million appear to be sought, or in which punitive or exemplary damages, together with the apparent compensatory damages alleged, appear to exceed $168 million. PaineWebber has denied, or believes it has legitimate defenses and will deny, liability in all significant cases pending against it, including those described below, and intends to defend actively each such case.



            On or about June 10, 1991, PaineWebber was served with a "First Amended Complaint" in an action captioned Rolo v. City Investing Liquidating Trust, et al., Civ. Action 90--4420 (D.N.J.), filed on or about May 13, 1991 naming it and other entities and individuals as defendants. The First Amended Complaint alleges conspiracy and aiding and abetting violations of: (1) one or more provisions of the Racketeer Influenced and Corrupt Organizations Act ("RICO"); (2) one or more provisions of the Interstate Land Sales Full Disclosure Act; and (3) the common law, on behalf of all persons (excluding defendants) who purchased lots and/or houses from General Development Corporation ("GDC") or one of its affiliates and who are members of an association known as the North Port Out-of-State Lot Owners Association.

            The secondary liability claims in the First Amended Complaint relating to PaineWebber are premised on allegations that PaineWebber served as
(1) the co-lead underwriter in connection with the April 8, 1988 offering by GDC of 12-7/8% senior subordinated notes pursuant to a Registration Statement and Prospectus and (2) the underwriter for a 1989 offering of Adjustable Rate General Development Residential Mortgage Pass-Through Certificates, Series 1989-A, which plaintiffs contend enabled GDC to acquire additional financial resources for the perpetuation of (and/or aided and abetted) an alleged scheme to defraud purchasers of GDC lots and/or houses. The First Amended Complaint requests certain declaratory relief, equitable relief, compensatory damages of not less than $500 million, punitive damages of not less than three times compensatory damages, treble damages with respect to the RICO count, pre-judgment and post-judgment interest on all sums awarded, and attorneys' fees, costs, disbursement and expert witness fees.

            On December 27, 1993, the District Court entered an order dismissing plaintiffs' First Amended Complaint against PaineWebber and the majority of the other defendants for failure to state a claim upon which relief can be granted.

            On November 8, 1994, the United States Court of Appeals for the Third Circuit affirmed the District Court's order dismissing this action against PaineWebber. On November 18, 1994, plaintiffs filed a Petition for Rehearing and Suggestion for Rehearing En Banc with the Third Circuit.

            On April 4, 1995, the United States Court of Appeals for the Third Circuit entered an order vacating its order of November 8, 1994, and granted plaintiffs' application for rehearing and remanded the case to the District Court for reconsideration. Following the remand by the Third Circuit Court of Appeals, on August 24, 1995, the District Court entered an order dismissing the action as to all defendants. On February 20, 1996, plaintiffs filed a notice of appeal from the District Court's order dismissing the action. On September 16, 1996, the Third Circuit Court of Appeals heard arguments on plaintiffs' appeal. The court has not to yet ruled on the appeal.


            In July 1994, PaineWebber, together with numerous unrelated firms, were named as defendants in a series of purported class action complaints that have since been consolidated for pre-trial purposes in the United States District Court for the Southern District of New York under the caption In Re NASDAQ Market-Maker Antitrust and Securities Litigation. MDL Docket No. 1023. The refiled consolidated complaint in these actions alleges that the defendant firms engaged in activities as market makers on the NASDAQ over-the-counter market that violated the federal antitrust laws. The plaintiffs seek declaratory and injunctive relief, damages in an amount to be determined and subject to trebling and additional relief. On December 18, 1995, PaineWebber filed its answer to plaintiffs' refiled consolidated complaint. The parties are presently engaged in pre-trial discovery. On November 26, 1996, the Court conditionally certified a class of retail investors who bought or sold certain NASDAQ securities through defendants (and in limited cases through non-defendants) during certain periods of time. The United States District Court for the Southern District of New York granted plaintiffs' motion for certification of a class that includes institutional investors, as well as the retail investors previously certified.


            PaineWebber and two other broker-dealers were named as defendants in litigation brought in November 1994 and subsequently styled In Re Merrill Lynch et. al. Securities Litigation Civ. No. 94-5343 (DRD). The amended complaint, filed in March 1993, alleged that defendants violated federal securities laws in connection with the execution of orders to buy and sell NASDAQ securities. On December 13, 1995, the District Court granted defendants' motion for summary judgment. On January 19, 1996, the plaintiffs filed a notice of appeal to the United States Court of Appeals for the Third Circuit. The appeal was heard on October 24, 1996, and on June 19, 1997, the Court affirmed the District Court's grant of defendant's motions for summary judgment. On July 30, 1997, the Third Circuit Court of Appeals vacated the prior Third Circuit opinion and listed the case for rehearing en banc. On October 29, 1997, the court held an en banc rehearing on the appeal from the District Court's grant of defendants' motions for summary judgment.

            On July 16, 1996, PaineWebber Incorporated entered into a Stipulation and Order resolving a civil complaint filed by the United States Department of Justice, alleging that it and other NASDAQ market makers violated
Section 1 of the Sherman Act in connection with certain market making practices. In entering into the Stipulation and Order, without admitting the allegations, the parties agreed that the defendants would not engage in certain types of market making activities and the defendants undertook specified steps to assure compliance with their agreement. On April 24, 1997, the United States District Court for the Southern District of New York approved the Stipulation and Order, one aspect of which requires the defendants to tape record a certain percentage of their NASDAQ traders' telephone calls. On May 27, 1997, the Court stayed the taping provision pending an appeal by certain private parties who objected to aspects of the taping provision. Notice of Appeal has been filed in the United States Court of Appeals for the Second Circuit; the parties are scheduled to file briefs in July and August, and oral argument on the appeal is scheduled for late September.

            A series of purported class actions concerning PaineWebber Incorporated's sale and sponsorship of various limited partnership investments have been filed against PaineWebber and PaineWebber Group Inc. (together hereinafter, "PaineWebber") among others, by partnership investors since November 1994. Several such actions (the "Federal Court Limited Partnership Actions") were filed in the United States District Court for the Southern District of New York, one was filed in the United States District Court for the Southern District of Florida and one complaint (the "New York Limited Partnership Action") was filed in the Supreme Court of the State of New York. The time to answer or otherwise move with respect to these complaints has not yet expired.


            The complaints in all of these cases make substantially similar allegations that, in connection with the sale of interests in approximately 50 limited partnerships between 1980 and 1992, PaineWebber (1) failed to provide adequate disclosure of the risks involved with each partnership; (2) made false and misleading representations about the safety of the investments and the anticipated performance of the partnerships; and (3) marketed the partnerships to investors for whom such investments were not suitable. The plaintiffs, who are suing on behalf of all persons who invested in limited partnerships sold by PaineWebber between 1980 and 1992, also allege that, following the sale of the partnership units, PaineWebber misrepresented financial information about the partnerships' value and performance.


            The Federal Court Limited Partnership Actions also allege that PaineWebber violated the RICO, and certain of them also claim that Paine Webber violated the federal securities laws. The plaintiffs seek unspecified damages, including reimbursement for all sums invested by them in the partnerships, as well as disgorgement of all fees and other income derived by PaineWebber from the limited partnerships in the Federal Court Limited Partnership Actions, the plaintiffs also seek treble damages under RICO.


            In addition, PaineWebber and several of its present or former officers were sued in two other purported class actions (the "Geodyne Limited Partnership Actions") filed in the state court in Harris County, Texas. Those cases, and Wolff v. Geodyne Resources, Inc. et. al., are similar to the other Limited Partnership Actions except that the plaintiffs purport to sue only on behalf of those investors who bought interests in the Geodyne Energy Partnerships, which were a series of oil and gas partnerships that PaineWebber sold over several years. The plaintiffs in Geodyne Limited Partnership Actions allege that PaineWebber committed fraud and misrepresentation, breached its fiduciary obligations to its investors and brokerage customers, and breached certain contractual obligations. The complaints seek unspecified damages, including reimbursement of all sums invested by them in the partnerships, as well as disgorgement of all fees and other income derived by PaineWebber from the Geodyne partnerships. PaineWebber has filed an answer denying the allegations in plaintiffs' complaints.


            On January 18, 1996, PaineWebber signed and filed with the federal court a memorandum of understanding with the plaintiffs in both the Federal Court Limited Partnership Actions and the Geodyne Limited Partnership Actions outlining the terms under which the parties have agreed to settle these actions. Pursuant to that memorandum of understanding, PaineWebber irrevocably deposited $125 million into an escrow fund under the supervision of the United States District Court for the Southern District of New York to be used to resolve the Federal Court and Geodyne Limited Partnership Actions in accordance with the definitive settlement agreement and plan of allocation which the parties subsequently submitted to the court for its consideration and approval. The court held hearings on the fairness of the settlement in October and November 1996. On March 20, 1997, the court issued an order approving the settlement. On July 30, 1997, the United States Court of Appeals for the Second Circuit affirmed the judgment approving the settlement .


            In addition, three actions were filed against PaineWebber in the District Court for Brazoria County, Texas, two captioned Mallia v. PaineWebber, Inc. ("Mallia I" and "Mallia II") and one captioned Billy Hamilton v. PaineWebber ("Hamilton"), relating to PaineWebber's sale and sponsorship of various limited partnership investments. Mallia I was originally filed as a class action, but was later amended to assert claims only on behalf of the named plaintiffs. The complaints in Mallia I, Mallia II, and Hamilton, collectively, make allegations on behalf of approximately 65 named plaintiffs that are substantially similar to those in the Federal Court Limited Partnership Actions except that the plaintiffs purport to bring only state law claims, principally for common law fraud, negligent misrepresentation, breach of fiduciary duty, violations of the Texas Securities Act, and violations of the Texas Deceptive Trade Practices Act, on behalf of those investors who bought interests in Pegasus aircraft leasing partnerships and in unspecified other limited partnerships and investments. The plaintiffs seek unspecified damages. All three actions have been removed to federal court and the two Mallia actions have been transferred to the United States District Court for the Southern District of New York. The Hamilton action has been dismissed with the consent of the parties on the grounds it is duplicative of the two Mallia actions now before the federal court in New York.


            In April 1995, two investors in the Pegasus limited partnership filed a purported class action in the Circuit Court of the State of Illinois for Cook County entitled Jacobson v. Paine Webber, Inc., making allegations substantially similar to the alleged in the Federal Court Limited Partnership Actions, but limited in subject matter to the sale of Pegasus partnerships, and without a RICO claim. The complaint sought unspecified damages. The plaintiffs in the Jacobson case simultaneously remained as participants in the Federal Court Limited Partnership Actions, and subsequently dismissed the Illinois action but objected to the proposed settlement of the Federal Court Limited Partnership Actions. As noted above, on March 20, 1997, the court approved the fairness of the settlement.

            The following items related to matters involving Kidder, Peabody and Co. Incorporated which was acquired by the Company in August 1997. In connection with the acquisition, the seller and its parent General Electric Company agreed to indemnify the company for all losses relating to this matter.

            Kidder Peabody & Co. Incorporated ("Kidder, Peabody"), a subsidiary of the Company, together with other unrelated individuals and firms, has been named as a defendant in certain actions pending in the United States District Court of New York for the Southern District of New York brought on behalf of individuals and two purported classes of investors in three funds (the "Funds") managed by Askin Capital Management, L.P. and David J. Askin (collectively, the "Askin Parties"). The actions are Primavera Familienstiftung v. David J. Askin, et al., Docket No. 95 Civ. 8905; ABF Capital Management, et al., v. Askin Capital Management, L.P., Docket No. 96 Civ. 2978; Montpellier Resources, Limited et al., v. Askin Capital Management, L.P., et al., Docket No. 97 Civ. 1856; Richard Johnson as Trustee for the Demeter Trust, et al. v. Askin Capital Management L.P., et al., Docket No. 97 Civ. 4335. The plaintiffs have alleged, among other things, that Kidder, Peabody and other brokerage firms aided and abetted false state securities bylaws, used the Funds as an outlet for otherwise unmarketable tranches of collateralized mortgage obligations, and violated various rules of the New York Stock Exchange and National Association of Securities Dealers. Collectively in the four lawsuits the plaintiffs claim damages of approximate $650 million, as well as unspecified punitive damages. As a result of various decisions by the District Court, the only claim remaining in these cases against Kidder, Peabody is for aiding and abetting the Askin Parties' fraud on the investors. The parties are presently engaged in pre-trial discovery. No trial date has been set.

            In separate, but related action now pending in the United States Bankruptcy Court for the Southern District of New York captioned ABF Capital Management, et al., v. Kidder, Peabody & Co. Incorporated, a group of investors in the Funds have sought to equitably subordinate, pursuant to Section 510[c] of the Bankruptcy code, certain recoveries received by Kidder, Peabody, amounting to approximate $15.5 million, in connection with the settlement of Kidder, Peabody's claim in the Funds' bankruptcy proceedings. This action is also at an early stage; no trial date has been set.

            Kidder, Peabody is a defendant, along with other unrelated individuals and entities, in Richard A. Lippe et. al. v. Bairnco Corp. et al., 96 Civ. 7600, in the United States District Court for the Southern District of New York brought by the Trustee of the Keene Creditors' Trust ("KCT"). This action originally was filed on June 8, 1995 as Adversary Proceeding No. 95/9393A in the Bankruptcy Court for the Southern District of New York. On April 10, 1997, the District Court ordered the withdrawal of the bankruptcy court. KCT was established pursuant to the Plan of Reorganization approved in connection with the bankruptcy proceedings related to Keene Corporation ("Keene"). The KCT claims against Kidder, Peabody arise from fairness opinions rendered by Kidder, Peabody's during the 1980's in connection with the sale of various businesses from Keene. KCT alleges that Kidder Peabody's fairness opinions intentionally or recklessly undervalued the assets being sold. KCT further alleges that such acts constituted aiding and abetting breaches of fiduciary duties and self-dealing by Keene's corporate officers and directors, who are also defendants, in violation of the New York Business Corporation Law and the Racketeer Influenced and Corrupt Organizations Act. KCT seeks damages from Kidder, Peabody and other unrelated individuals and firms in excess of $700 million. On September 15, 1997, Kidder Peabody filed a motion to dismiss the complaint. KCT has not yet filed its opposition to the motion.


            In addition to the foregoing private litigation, the following administrative and exchange proceedings may be considered material.



            On February 4, 1994, the Alabama Securities Commission issued Administrative Order CV-93-0020. PaineWebber consented, without admitting or denying the allegations to findings of violations of the Alabama Securities Act, to place on the branch order ticket or other record of transactions before any order for purchase or sale of securities through a block trading desk is executed, a name or designation of the accounts for which such orders are to be executed and the number of shares or contracts ordered for each account for two years from the date of the Alabama order as to trades placed through its block trading desk by registered representatives in Birmingham, Alabama. The registered representatives are required to deliver a copy of the branch order ticket to the branch office manager or to his or her designee prior to the time the order is placed with a block desk. The Alabama Securities Commission will be provided with a copy of a consultant's report concerning respondent's policies, practices and procedures prepared pursuant to an SEC order on February 18, 1993 and the affidavit of PaineWebber attesting to the implementation of the recommendations contained in such consultant's report. PaineWebber is required to certify that all supervisory and managerial personnel in its Birmingham office have attended the two day seminar required by the SEC order. PaineWebber was to pay a fine of $87,000 as partial reimbursement for the Alabama Securities Commission's cost for examining the matter.



            On September 27, 1995, in matter number 94-078-S, the State of Vermont Department of Banking, Insurance and Securities entered an Administrative Consent Order alleging that between 1984 and 1988 PaineWebber did not reasonably supervise two former investment executives with respect to certain outside activities and limited partnership investment recommendations. Without admitting or denying the allegations, PaineWebber agreed, among other things, to pay an administrative fine of $100,000.

            On or about January 18, 1996, PaineWebber consented, without admitting or denying the findings therein, to the entry of an Order by the SEC which imposed a censure, a cease and desist order, a $5 million civil penalty and various remedial sanctions. The SEC alleged that PaineWebber violated the antifraud and recordkeeping provisions of the federal securities laws in connection with the offer and sale of certain limited partnership interests between 1986 and 1992 and failed reasonably to supervise certain registered representatives and other employees involved in the sale of those interests. PaineWebber must comply with its representation that it had paid and will pay a total of $292.5 million to investors, including a payment of $40 million for a claims fund.

                            ------------------------

            Additional or replacement clearing brokers may be appointed in respect of the Trust's account in the future.

                              CONFLICTS OF INTEREST

General

            Kenmar has not established any formal procedure to resolve conflicts of interest. Consequently, investors will be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although Kenmar attempts to monitor these conflicts, it is extremely difficult, if not impossible, for Kenmar to ensure that these conflicts do not, in fact, result in adverse consequences to the Trust.

            Prospective investors should be aware that Kenmar presently intends to assert that Unitholders have, by subscribing to the Trust, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by Kenmar to investors.

Kenmar

Other Managed Futures Products Sponsored by Kenmar and its Affiliates


            Kenmar sponsors and operates a number of commodity pools, and affiliates of Kenmar operate, manage and/or sponsor a number of other commodity pools and alternative investment products. Kenmar and its principals and affiliates have substantial investments in certain of such products. Kenmar may have a conflict of interest in selecting Advisors for the Trust and for other accounts sponsored by Kenmar or its affiliates, particularly in cases where an Advisor is willing to manage only a limited number of additional accounts or where Kenmar or a principal or an affiliate has financial incentives to favor another product over the Trust. Kenmar also has a conflict of interest in allocating its own resources among different clients.


            Kenmar has a conflict of interest in allocating assets among the Advisors in that Kenmar will receive more net benefit from the brokerage commissions paid by the Trust the less frequently an Advisor trades in the futures markets (Kenmar being required to pay substantially all of the Trust's futures trading costs from the flat-rate brokerage commissions received by Kenmar from the Trust). Kenmar retains any excess fees generated if the actual brokerage commissions paid by the Trust are less than the flat rate paid to Kenmar and Kenmar is responsible to the Clearing Brokers for any deficit if the actual commissions incurred are greater than the flat rate paid to Kenmar. Kenmar also has a conflict of interest in selecting Advisors due to different advisory fee structures being more likely than others to result in a greater net benefit being received by Kenmar from the Trust, and certain Advisors, which it might otherwise be in the best interests of the Trust to retain, being willing to accept only certain fee arrangements.

            Kenmar has a conflict of interest in "deleveraging" the Trust's market commitment; i.e. Kenmar has an incentive to "deleverage" the Trust's market commitment as its brokerage commissions will be calculated on the basis of the Trust's equity and not on the amount of any reduced commitment.

Kenmar's Incentive to Select More Speculative Advisors

            Because of Kenmar's potential receipt of the Incentive Fee, Kenmar may have an incentive to select Advisors that trade in a more "risky" or speculative manner than Kenmar would otherwise consider to be desirable. Kenmar's

Incentive Fee is based on annual New Overall Appreciation (if any) and could comprise a significant component of Kenmar's net overall return from the Trust. Accordingly, Kenmar has a potential incentive to select Advisors that trade in a more speculative manner because high risk trading strategies have the potential to lead to high returns. The Incentive Fee permits Kenmar to share in any New Overall Appreciation but without having to participate in the same manner in any losses of the Trust.


            An affiliate of Kenmar has a marketing relationship with Hirst Investment Management Inc., pursuant to which Kenmar receives fees in connection with certain accounts managed by Hirst Investment Management Inc.. While Kenmar will not receive any fee, direct or indirect, from Hirst Investment Management Inc. in respect of the Trust's account, Kenmar may have a conflict of interest in allocating Trust assets to Hirst Investment Management Inc. in that such allocation may enhance Kenmar's ability to attract other assets (for which it will receive fees from Hirst Investment Management Inc.).


Ongoing Offering of the Units

            Certain material changes in the Advisor group used for the Trust could result in regulatory delay. Kenmar may have a conflict of interest from time to time between Kenmar's interest in not delaying the continuous offering of the Units and in selecting those Advisors that Kenmar believes to be most advantageous for the Trust.

The Advisors

Other Clients and Business Activities of the Advisors

            The Advisors and their principals each devote their business time to ventures in addition to managing the Trust's accounts.

            The Advisors may have a conflict of interest in rendering advice to the Trust because of other accounts managed or traded by them or their affiliates, including accounts owned by their principals, which may be traded differently from the Trust's account. The Advisors may have financial incentives to favor certain accounts over the Trust.

Brokers and Dealers Selected by Advisors

            Certain of the Advisors have required, as a condition of their participation in the Trust, that their Trust accounts trade through specific executing brokers with which such Advisors have ongoing business dealings. Such Advisors may have a conflict of interest between insisting on the use of such brokers and using the brokers most advantageous for the Trust.

            Certain of the Advisors may execute a number of the trades for their Trust accounts through affiliated floor brokers or foreign exchange dealers, which will be compensated for their trading services.

The Clearing Brokers and Executing Brokers


            Any clearing broker, including the Clearing Brokers, and any executing broker selected by an Advisor may act from time to time as a commodity broker for other accounts with which it is affiliated or in which it or one of its affiliates has a financial interest. The compensation received by the Clearing Brokers and executing brokers from such accounts may be more or less than the compensation received for brokerage and forward trading services provided to the Trust. In addition, various accounts traded through the Clearing Brokers and executing brokers (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Trust or may compete with the Trust for the same positions. The Clearing Brokers and executing brokers may have a conflict of interest in their execution of trades for the Trust and for other customers. Kenmar will, however, not retain any clearing broker for the Trust which Kenmar has reason to believe would knowingly or deliberately favor any other customer over the Trust with respect to the execution of commodity trades.


            The Clearing Brokers and executing brokers will benefit from executing orders for other clients, whereas the Trust may be harmed to the extent that the Clearing Brokers and executing brokers have fewer resources to allocate to the Trust's account due to the existence of such other clients.

            Certain officers or employees of the Clearing Brokers and executing brokers may be members of United States commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearinghouses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearinghouses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Trust.

Selling Agents

            The Selling Agents to be selected for the Trust will receive substantial initial, and may also receive substantial ongoing, "trailing commissions" in respect of Units sold by them. The individual registered representatives of the Selling Agents will themselves receive a significant portion of the compensation paid to the Selling Agents. Consequently, they will have a conflict of interest both in recommending the purchase of Units by their clients and in counseling clients as to whether to redeem.

Proprietary Trading/Other Clients

            Kenmar, the Advisors, the Clearing Brokers and their respective principals and affiliates may trade in the commodity markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by the Trust or may compete with the Trust for positions in the marketplace. Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to the Trust. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Unitholders.

            Because Kenmar, the Advisors, the Clearing Brokers and their respective principals and affiliates may trade for their own accounts at the same time that they are managing the Trust's account, prospective investors should be aware that -- as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other activities not constituting a breach of fiduciary duty -- such persons may from time to time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for the Trust.

                          REDEMPTIONS AND DISTRIBUTIONS

            The Trust is intended as a medium- to long-term "buy and hold" investment. The Trust's objective is to achieve significant profits over time while controlling the risk of loss. However, there can be no assurance that the Trust will meet its objectives, and Unitholders may exacerbate their losses by "buying and holding" an investment in the Units in the event that the Trust sustains a prolonged period of losses.

            A Unitholder may cause the Trust to redeem any or all of his Units as of the close of business on the last business day of any calendar month -- beginning with the end of the sixth month following his purchase of such Units -- at Net Asset Value upon ten days' notice to his Selling Agent's representative. Only whole Units may be redeemed except upon redemption of an investor's entire holding in the Trust. Redemptions may be requested for a minimum of the lesser of $1,000 or ten (10) Units provided that, for investors redeeming less than all their Units, such investors' remaining Units must have an aggregate Net Asset Value of at least $500. Fractional Units may be redeemed only upon the redemption of an investor's entire interest in the Trust. The Net Assets of the Trust are its assets less its liabilities determined in accordance with generally accepted accounting principles. Net Asset Value per Unit is equal to the Net Assets of the Trust divided by the number of Units outstanding as of the date of determination.

            A Unit that is redeemed on or after the end of the sixth month after such Unit is sold and on or before the twelfth month after sale will be assessed a redemption charge of 3% of the Net Asset Value per Unit as of the date of redemption; a Unit that is redeemed after the beginning of the thirteenth calendar month and on or before the end of the eighteenth calendar month after sale will be assessed a redemption charge of 2% of the Net Asset Value per Unit as of the date of redemption. Such charge is subtracted from the redemption price of the Unit and paid to Kenmar. For example,

Units subscribed for during October 1997 and purchased as of November 1, 1997 were first redeemable as of April 30, 1998 and are subject to a redemption charge through April 30, 1999.


            Investors acquiring Units on the same day as or within seventy-five
(75) days after redeeming investments in Kenmar-sponsored investment vehicles will be deemed to have held such Units for the duration of their participation in such Kenmar-sponsored investment vehicles for purposes of calculating the required six-month holding period following purchases of such Units. Such investor will not be subject to a Kenmar Global Trust redemption charge but will remain subject to the redemption charge, if any, of the Kenmar-sponsored investment vehicle from which he redeemed.

            In the event that an investor acquires Units at more than one time, his or her Units are treated on a "first-in, first-out" basis for purposes of determining whether such Units are redeemable as well as whether redemption charges apply.

            To redeem Units, Unitholders may contact their respective Selling Agents (in writing if required by such Selling Agent). Selling Agents must notify the Trust in writing in order to effectuate redemptions of the Units. However, a Unitholder who no longer has a Selling Agent account must request redemption in writing (signature guaranteed unless waived by Kenmar) by corresponding with Kenmar.

            Kenmar may declare additional redemption dates, including Special Redemption Dates which involve a suspension of trading, upon notice to the Unitholders. See Section 12 of the Declaration of Trust attached hereto as Exhibit A for a description of Special Redemption Dates.

            Redemption proceeds generally will be paid out within fifteen business days of redemption. However, in special circumstances, including, but not limited to, default or delay in payments due to the Trust from banks or other persons, the Trust may in turn delay payment to persons requesting redemption of Units of the proportionate part of the redemption value of their Units equal to the proportionate part of the Net Assets of the Trust represented by the sums that are the subject of such default or delay. No such delays have been imposed to date by any Kenmar-sponsored fund.

            The Net Asset Value per Unit as of the date of redemption may differ substantially from the Net Asset Value per Unit as of the date by which irrevocable notice of redemption must be submitted.

            Kenmar has not made, and has no intention of making, any distribution from the Trust's profits or capital to Unitholders.

            Unitholders need not redeem all their Units in order to redeem some of their Units.

                            THE TRUST AND THE TRUSTEE


            The following summary describes in brief certain aspects of the operation of the Trust and the Trustee's and Kenmar's respective responsibilities concerning the Trust. Prospective investors should carefully review the Declaration of Trust attached hereto as Exhibit A and consult with their own advisers concerning the implications to such prospective subscribers of investing in a Delaware business trust. The section references below are to sections in the Declaration of Trust.


Principal Office; Location of Records

            The Trust is organized under the Delaware Business Trust Act. The Trust is administered by Kenmar, whose office is located Two American Lane, Greenwich, Connecticut 06831-8150 (telephone: (203) 861-1000). The records of the Trust, including a list of the Unitholders and their addresses, are located at the foregoing address, and available for inspection and copying (upon payment of reasonable reproduction costs) by Unitholders or their representatives for any purposes reasonably related to the Unitholder's interest as a beneficial owner of the Trust during regular business hours as provided in the Declaration of Trust. (Section 10). Kenmar will maintain and preserve the books and records of the Trust for a period of not less than six years.

Certain Aspects of the Trust

            The Trust is the functional equivalent of a limited partnership; prospective investors should not anticipate any legal or practical protections under the Delaware Business Trust Act greater than those available to limited partners of a limited partnership.

            No special custody arrangements are applicable to the Trust that would not be applicable to a limited partnership, and the existence of a trustee should not be taken as an indication of any additional level of management or supervision over the Trust. To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, delegating all authority over the operation of the Trust to Kenmar. Kenmar is the functional equivalent of a sole general partner in a limited partnership. (Sections 5(a), 9 and 18).

            Although units of beneficial interest in a trust need not carry any voting rights, the Declaration of Trust gives Unitholders voting rights comparable to those typically extended to limited partners in publicly-offered futures funds. (Section 18).

The Trustee

            Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of the Trust. The Trustee's principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with Kenmar or the Selling Agents. The Trustee's duties and liabilities with respect to the offering of the Units and the administration of the Trust are limited to its express obligations under the Declaration of Trust. See "Exhibit A--Amended and Restated Declaration of Trust."

            The rights and duties of the Trustee, Kenmar and the Unitholders are governed by the provisions of the Delaware Business Trust Act and by the Declaration of Trust. See "Exhibit A--Amended and Restated Declaration of Trust".

            The Trustee serves as the Trust's sole trustee in the State of Delaware. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Business Trust Act. The Trustee does not owe any other duties to the Trust, Kenmar or the Unitholders. The Trustee is permitted to resign upon at least 60 days' notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by Kenmar. The Declaration of Trust provides that the Trustee is compensated by the Trust, and is indemnified by the Trust against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust or the performance of its duties pursuant to the Declaration of Trust, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. Kenmar has the discretion to replace the Trustee.

            Only Kenmar has signed the Registration Statement of which this Prospectus is a part, and only the assets of the Trust and Kenmar are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal and state laws with respect to the issuance and sale of the Units. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Units. The Trustee's liability in connection with the issuance and sale of the Units is limited solely to the express obligations of the Trustee set forth in the Declaration of Trust.

            Under the Declaration of Trust, the Trustee has delegated to Kenmar the exclusive management and control of all aspects of the business of the Trust. The Trustee will have no duty or liability to supervise or monitor the performance of Kenmar, nor will the Trustee have any liability for the acts or omissions of Kenmar. In addition, Kenmar has been designated as the "tax matters partner" of the Trust for purposes of the Internal Revenue Code of 1986, as amended (the "Code"). The Unitholders have no voice in the operations of the Trust, other than certain limited voting rights as set forth in the Declaration of Trust. In the course of its management, Kenmar may, in its sole and absolute discretion, appoint an affiliate or affiliates of Kenmar as additional managing owners (except where Kenmar has been notified by the Unitholders that it is to be replaced as the managing owner) and retain such persons, including affiliates of Kenmar, as it deems necessary for the efficient operation of the Trust. (Section 2).

            Because the Trustee has delegated substantially all of its authority over the operation of the Trust to Kenmar, the Trustee itself is not registered in any capacity with the CFTC.

Management of Trust Affairs; Voting by Unitholders

            The Unitholders take no part in the management or control, and have no voice in the operations of the Trust or its business. (Section 9). Unitholders may, however, remove and replace Kenmar as the managing owner of the Trust, and may amend the Declaration of Trust, except in certain limited respects, by the affirmative vote of a majority of the outstanding Units then owned by Unitholders (as opposed to by Kenmar and its affiliates). The owners of a majority of the outstanding Units then owned by Unitholders may also compel dissolution of the Trust. (Section 18(b)). The owners of 10% of the outstanding Units then owned by Unitholders have the right to bring a matter before a vote of the Unitholders. (Section 18(c)). Kenmar has no power under the Declaration of Trust to restrict any of the Unitholders' voting rights. (Section 18(c)). Any Units purchased by Kenmar or its affiliates, as well as Kenmar's general liability interest in the Trust, are non-voting. (Section 7).

            Kenmar has the right unilaterally to amend the Declaration of Trust provided that any such amendment is for the benefit of and not adverse to the Unitholders or the Trustee and also in certain unusual circumstances -- for example, if doing so is necessary to effect the intent of the Trust's tax allocations or to comply with certain regulatory requirements. (Section 18(a)).

            In the event that Kenmar or the Unitholders vote to amend the Declaration of Trust in any material respect, the amendment will not become effective prior to all Unitholders' having an opportunity to redeem their Units. (Section 18(c)).

Recognition of the Trust in Certain States

            A number of states do not have "business trust" statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Unitholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect Unitholders against any loss of limited liability, the Declaration of Trust provides that no written obligation may be undertaken by the Trust unless such obligation is explicitly limited so as not to be enforceable against any Unitholder personally. Furthermore, the Trust itself indemnifies all Unitholders against any liability that such Unitholders might incur in addition to that of a beneficial owner. Kenmar is itself generally liable for all obligations of the Trust and would use its assets to satisfy any such liability before such liability would be enforced against any Unitholder individually.

Possible Repayment of Distributions Received by Unitholders; Indemnification of the Trust by Unitholders

            The Units are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. (Section 8(e)). However, Unitholders could be required, as a matter of bankruptcy law, to return to the Trust's estate any distribution they received at a time when the Trust was in fact insolvent or in violation of the Declaration of Trust. In addition, although Kenmar is not aware of this provision ever having been invoked in the case of any public futures fund, Unitholders agree in the Declaration of Trust that they will indemnify the Trust for any harm suffered by it as a result of (i) Unitholders' actions unrelated to the business of the Trust, (ii) transfers of their Units in violation of the Declaration of Trust, or (iii) taxes imposed on the Trust by the states or municipalities in which such investors reside (Sections 8(d) and 17(c)).

            The foregoing repayment of distributions and indemnity provisions (other than the provision for Unitholders indemnifying the Trust for taxes imposed upon it by the state or municipality in which particular Unitholders reside, which is included only as a formality due to the fact that many states do not have business trust statutes so that the tax status of the Trust in such states might, theoretically, be challenged -- although Kenmar is unaware of any instance in which this has actually occurred) are commonplace in publicly-offered commodity pools as well as other trusts and limited partnerships.

Transfers of Units Restricted

            A Unitholder may, subject to compliance with applicable federal and state securities laws, assign his Units upon notice to the Trust and Kenmar. No assignment will be effective in respect of the Trust or Kenmar until the first day of the month succeeding the month in which such notice is received. No assignee may become a substituted Unitholder except with the consent of Kenmar and upon execution and delivery of an instrument of transfer in form and substance satisfactory to Kenmar. No Units may be transferred where, after the transfer, either the transferee or the transferor would hold less than the minimum number of Units equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to affiliates (Section 11).

            There are, and will be, no certificates for the Units. Any transfers of Units will be reflected on the books and records of the Trust. Transferors and transferees of Units will each receive notification from Kenmar to the effect that such transfers have been duly reflected as notified to Kenmar. (Section 11).

Reports to Unitholders

            Each month Kenmar reports such information as the CFTC may require to be given to the participants in "commodity pools" such as the Trust and any such other information as Kenmar may deem appropriate. There are similarly distributed to Unitholders, not later than March 30 of each year, certified financial statements and, not later than March 15 of each year, the tax information related to the Trust necessary for the preparation of their annual federal income tax returns. (Section 10).

            Kenmar will notify Unitholders of any change in the fees paid by the Trust or of any material changes in the basic investment policies or structure of the Trust. Any such notification shall include a description of Unitholders' voting rights. (Section 10).

General

            In compliance with the Statement of Policy of the North American Securities Administrators Association, Inc. relating to the registration of commodity pool programs under state securities or "Blue Sky" laws, the Declaration of Trust provides that: (i) the executing and clearing commissions paid by the Trust shall be reasonable (Section 9), and Kenmar shall include in the annual reports containing the Trust's certified financial statements distributed to Unitholders each year the approximate round-turn equivalent rate paid on the Trust's trades during the preceding year, as well as the actual amounts paid by Kenmar for the Trust's execution and clearing costs (Section
10); (ii) no rebates or give-ups, among other things, may be received from the Trust by any of the Selling Agents in respect of sales of the Units, and such restriction may not be circumvented by any reciprocal business arrangements among any Selling Agents or any of their respective affiliates and the Trust (Section 9); (iii) no trading advisor of the Trust (including Kenmar) may participate directly or indirectly in any per-trade commodity brokerage commissions generated by the Trust (Section 9); (iv) any agreement between the Trust and Kenmar or any affiliates of Kenmar must be terminable by the Trust upon no more than 60 days' written notice (Section 9); (v) the Trust may make no loans, and the funds of the Trust will not be commingled with the funds of any other person (deposit of Trust assets with a commodity broker, clearinghouse or currency dealer does not constitute commingling for these purposes) (Section 9); and (vi) the Trust will not employ the trading technique commonly known as "pyramiding."

                         THE FUTURES AND FORWARD MARKETS

Futures and Forward Contracts

            Commodity futures contracts in the United States are required to be made on approved commodity exchanges and call for the future delivery of various commodities at a specified time and place. These contractual obligations, depending on whether one is a buyer or a seller, may be satisfied either by taking or making physical delivery of an approved grade of the particular commodity (or, in the case of some contracts, by cash settlement) or by making an offsetting sale or purchase of an equivalent commodity futures contract on the same exchange prior to the designated date of delivery. Certain futures contracts call for cash settlement rather than settlement by delivery, and the Trust will, in any event, offset virtually all of its futures contracts prior to any actual delivery occurring.

            Currencies may be purchased or sold for future delivery through banks or dealers pursuant to what are commonly referred to as "spot" or "forward" contracts. Spot contracts settle two days after the trade date; forward contracts have more delayed settlements. Spot and forward contracts are commonly referred to collectively as "cash" contracts. In trading cash currency contracts for the Trust, banks or dealers act as principals and include their anticipated profit and costs in the prices they quote; such mark-ups are known as "bid-ask" spreads. Brokerage commissions are typically not charged in cash trading.

Hedgers and Speculators

            The two broad classifications of persons who trade in commodity futures are "hedgers" and "speculators." Commercial interests that market or process commodities use the futures markets to a significant extent for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations, for example, between the time a merchandiser or processor makes a contract to sell a raw or processed commodity and the time he must perform the contract. The commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator, unlike the hedger, generally expects neither to deliver nor receive the physical commodity; rather, the speculator risks his capital with the hope of making profits from price fluctuations in commodity futures contracts. Speculators, such as the Trust, rarely take or make delivery of the physical commodity but rather close out their futures positions by entering into offsetting purchases or sales of futures contracts. The Trust does not anticipate taking or making delivery of any physical commodities.

Commodity Exchanges

            Commodity exchanges provide centralized market facilities for trading in futures contracts relating to specified commodities. Each of the commodity exchanges in the United States has an associated "clearinghouse." Once trades made between members of an exchange have been confirmed, the clearinghouse becomes substituted for the clearing member acting on behalf of each buyer and each seller of contracts traded on the exchange and in effect becomes the other party to the trade. Thereafter, each clearing member firm party to the trade looks only to the clearinghouse for performance. Clearinghouses do not deal with customers, but only with member firms, and the "guarantee" of performance under open positions provided by the clearinghouse does not run to customers. If a customer's commodity broker becomes bankrupt or insolvent, or otherwise defaults on such broker's obligations to such customer, the customer in question may not receive all amounts owing to such customer in respect of his trading, despite the clearinghouse fully discharging all of its obligations.

            The Advisors retained by the Trust trade on a number of foreign commodity exchanges. Foreign commodity exchanges differ in certain respects from their United States counterparts and are not subject to regulation by any United States governmental agency. Accordingly, the protections afforded by such regulation are not available to the Trust to the extent that it trades on such exchanges. In contrast to United States exchanges, many foreign exchanges are "principals' markets," where trades remain the liability of the traders involved and the exchange or clearinghouse does not become substituted for any party. Many foreign exchanges also have no position limits, with each dealer establishing the size of the positions it will permit individual traders to hold.

            To the extent that the Trust engages in transactions on foreign exchanges, it is subject to the risk of fluctuations in the exchange rate between the currencies in which the contracts traded on such foreign exchanges are denominated and United States dollars, as well as the possibility that exchange controls could be imposed in the future.

Speculative Position and Daily Price Fluctuation Limits

            The CFTC and the United States exchanges have established limits, referred to as "speculative position limits," on the maximum net long or net short position that any person (other than a hedger) may hold or control in futures contracts or options on futures contracts in particular commodities. A number of financial markets have replaced "position limits" with "position accountability," and the cash currency markets are not subject to such limits. However, speculative position limits continue to be applicable in a number of important markets. These limits may restrict an Advisor's ability to acquire positions which such Advisor otherwise would acquire on behalf of the Trust.

            Most United States exchanges limit by regulations the maximum permissible fluctuation in commodity futures contract prices during a single trading day. These regulations establish what are commonly referred to as "daily limits." Daily limits restrict the maximum amount by which the price of a futures contract may vary either up or down from the previous day's settlement price. Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or eliminate liquidity. Daily limits are generally not applicable to currency futures or to forward contracts.

Margins

            Margins represent a security deposit to assure futures traders' performance under their open positions. When a position is established, "margin" is deposited and at the close of each trading day "variation margin" is either credited or debited from a trader's account, representing the unrealized gain or loss on open positions during the day. If "variation margin" payments cause a trader's "margin" to fall below "maintenance margin" levels, a "margin call" will be made requiring the trader to deposit additional margin or have his position closed out.

                         FEDERAL INCOME TAX CONSEQUENCES

            Kenmar has been advised by its counsel, Sidley & Austin, that, in its opinion, the following Summary correctly describes the material federal income tax consequences, as of the date hereof, to the Trust and the material federal income tax consequences, as of the date hereof, to a United States individual taxpayer who invests in the Trust. This Summary is based on current statutes, regulations and administrative rulings, any of which could be changed at any time. This Summary does not address the income tax consequences to non-individual taxpayers who invest in the Trust, which may vary. Such investors should consult their own tax advisers.

The Trust's Partnership Tax Status


            Kenmar has been advised by its counsel, Sidley & Austin, that, in its opinion, the Trust is properly classified as a partnership for federal income tax purposes; consequently, the Unitholders individually, not the Trust itself, are subject to tax. Kenmar believes that all of the income generated, and expected to be generated by the Trust will constitute interest income and income or gains from commodities, or futures, forwards and options with respect to commodities and has so advised Sidley & Austin. As a result, Kenmar has been advised by Sidley & Austin that, in its opinion, the Trust is not subject to tax as a corporation under the provisions applicable to "publicly traded partnerships."


Taxation of Unitholders on Profits and Losses of the Trust


            Each Unitholder is required for federal income tax purposes, to take into account in his taxable year with which or within which a taxable year of the Trust ends, his allocable share of all items of Trust income, gain, loss, deduction and other items for such taxable year of the Trust. A Unitholder must take such items into account even if the Trust does not make any cash distributions to such Unitholder.

            A Unitholder's share of such items for federal income tax purposes generally is determined by the allocations made pursuant to the Declaration of Trust unless such items so allocated do not have "substantial economic effect" or are not in accordance with the Unitholders' interests in the Trust. Under the Declaration of Trust, allocations are generally made in proportion to Unitholders' capital accounts (each Unit sharing equally in the Net Assets of the Trust), and therefore such allocations should have substantial economic effect. However, in cases in which a Unitholder redeems part or all of his interest in the Trust, the allocations of capital gain or loss specified in the Declaration of Trust will not be in proportion to capital accounts. Because such allocations are consistent with the economic effect of the Declaration of Trust that bases the amount to be paid to a redeeming Unitholder upon his share of the realized and unrealized gains and losses at the time his Units are redeemed, Kenmar intends to file the Trust's tax returns based upon the allocations specified in the Declaration of Trust. In the opinion of Sidley & Austin, the foregoing allocations should be upheld if audited by the Internal Revenue Service (the "IRS"). Nevertheless, a legal opinion is not binding on the IRS, and it is not certain that such allocation would, in fact, be respected upon audit. If such allocations were challenged and not sustained, some or all of a redeeming Unitholder's capital gain or loss that is the subject of such allocations would be increased (solely for tax purposes).

Limitations on Deductibility of Trust Losses by Unitholders

            The amount of any Trust loss (including capital loss) that a Unitholder is entitled to include in his personal income tax return is limited to his tax basis for his interest in the Trust as of the end of the Trust's taxable year in which such loss occurred. Generally, a Unitholder's tax basis for his interest in the Trust is the amount paid for such interest reduced (but not below zero) by his share of any Trust distributions, realized losses and expenses and increased by his share of the Trust's realized income, including gains.

            A Unitholder that is subject to the "at risk" limitations (generally, non-corporate taxpayers and closely-held corporations) may not deduct losses of the Trust (including capital losses) to the extent that they exceed the amount he has "at risk" with respect to his interest in the Trust at the end of the year. The amount that a Unitholder has "at risk" is generally the same as his adjusted basis as described above, except that it does not include any amount that he has borrowed on a nonrecourse basis or from a person who has an interest in the Trust or a person related to such person.

            Losses denied under the foregoing basis or "at risk" limitations are suspended and may be deducted in subsequent years, subject to these and other applicable limitations.

            Because of the limitations imposed upon the deductibility of capital losses (see "-- Tax on Capital Gains and Losses," below), a Unitholder's distributive share of any capital losses of the Trust will not materially reduce the federal income tax payable on his ordinary income (including his allocable share of the Trust's interest income).

Treatment of Income and Loss Under the "Passive Activity Loss Rules"

            The Code contains rules (the "Passive Activity Loss Rules") designed to prevent the deduction of losses from "passive activities" against income not derived from such activities, including income from investment activities not constituting a trade or business, such as interest and dividends ("Portfolio Income"), and salary. The trading activities of the Trust do not constitute a "passive activity," with the result that income derived from the Trust's trading activities constitutes Portfolio Income or other income not from a passive activity. Thus, losses resulting from a Unitholder's "passive activities" cannot be offset against such income, and net losses from Trust operations are deductible in computing the taxable income of such Unitholder (subject to other limitations on the deductibility of such losses, in particular the annual limitation applicable to non-corporate investors that no more than $3,000 of capital losses can be deducted against ordinary income).

Cash Distributions and Redemptions of Units

            Cash received from the Trust by a Unitholder as a distribution with respect to his Units or in redemption of less than all of his Units generally is not reportable as taxable income by a Unitholder, except as described below. Rather, such distribution or withdrawal reduces (but not below zero) the total tax basis of all of the Units held by the Unitholder after the distribution or withdrawal. Any cash distribution in excess of a Unitholder's adjusted tax basis for all of his Units is taxable to him as gain from the sale or exchange of such Units.

            Redemption for cash of the entire interest held by a Unitholder results in the recognition of gain or loss for federal income tax purposes. Such gain or loss is equal to the difference, if any, between the amount of the cash distribution and the Unitholder's adjusted tax basis for his interest.

Gain or Loss on Section 1256 Contracts

            Under the "mark-to-market" system of taxing futures and certain option contracts traded on United States exchanges and certain foreign currency forward contracts ("Section 1256 Contracts"), any unrealized profit or loss on positions in such Section 1256 Contracts which are open as of the end of a taxpayer's fiscal year is treated as if such profit or loss had been realized for tax purposes as of such time. In general, 60% of the net gain or loss which is generated as a result of the "mark-to-market" system is treated as long-term capital gain or loss, and the remaining 40% of such net gain or loss is treated as short-term capital gain or loss.

Gain or Loss on Non-Section 1256 Contracts

            Except as described below with respect to Section 988 transactions entered into by a qualified fund, gain or loss with respect to contracts that are non-Section 1256 Contracts is taken into account for tax purposes only when realized.

            Foreign currency transactions ("Section 988 transactions") include entering into or acquiring any forward contract, futures contract or similar instrument if the amount paid or received is denominated in terms of a foreign currency other than the taxpayer's functional currency or if the underlying property to which the contract or instrument ultimately relates is a foreign currency other than the taxpayer's functional currency. In general, foreign currency gain or loss on Section 988 transactions is treated as ordinary income or loss unless the Trust is qualified to make an election (and so elects) to treat any such foreign currency gain or loss as capital gain or loss.

Tax on Capital Gains and Losses


            The maximum tax rate for non-corporate taxpayers on adjusted net capital gains (as defined below) is 20%. Only capital assets held for more than 18 months are eligible for the 20% tax rate. In addition, 60% of the gain on
Section 1256 Contracts is also eligible for the 20% tax rate, regardless of the period for which such contract is held. Net gain on capital assets held more than 12 months and not more than 18 months ("mid-term gain") is subject to a maximum tax rate of 28%. Net short-term capital gain (i.e., net gain on assets held for 12 months or less, including 40% of gain or loss on Section 1256 Contracts) is subject to tax at the same rates as ordinary income. Adjusted net capital gain is the excess of net long-term capital gain over net short-term capital loss reduced by mid-term gain, if any. Net capital losses are deductible by non-corporate taxpayers only to the extent of capital gains for the taxable year plus $3,000.


            If a non-corporate taxpayer incurs a net capital loss for a year, the portion thereof, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. Losses so carried back may be deducted only against net capital gain for such year to the extent that such gain includes gains on Section 1256 Contracts. Losses so carried back are deemed to consist of 60% long-term capital loss and 40% short-term capital loss (see "-- Gain or Loss on Section 1256 Contracts," above). To the extent that such losses are not used to offset gains on Section 1256 Contracts in a carryback year, they carry forward indefinitely as losses on
Section 1256 Contracts in future years.

Limited Deduction for Certain Expenses

            The Code provides that, for non-corporate taxpayers who itemize deductions when computing taxable income, expenses of producing income, including "investment advisory fees," are aggregated with unreimbursed employee business expenses, other expenses of producing income and certain other deductions (collectively, "Aggregate Investment Expenses"), and that the aggregate amount of such expenses is deductible only to the extent that such amount exceeds 2% of a non-corporate taxpayer's adjusted gross income (the "2% floor"). Aggregate Investment Expenses in excess of the 2% floor, when combined with a taxpayer's deductions for certain items, are subject to a reduction equal to, generally, 3% of the taxpayer's adjusted gross income in excess of a certain threshold amount (the "3% phase-out"). Moreover, such Aggregate Investment Expenses are miscellaneous itemized deductions which are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability.

            Kenmar will -- barring administrative, regulatory or statutory clarification to the contrary -- treat the Profit Shares and Incentive Fee, as well as other ordinary expenses of the Trust, as ordinary business deductions not subject to the 2% floor. It is the standard practice in the managed futures industry to treat such charges as not being subject to the 2% floor, and Kenmar intends, barring contrary clarification by statute, regulation or administrative statement, to continue to treat them as not being so. Further, based upon the trading activities of the Trust described in this Prospectus, in the opinion of Sidley & Austin, the Trust should be treated as engaged in the conduct of a trade or business for federal income tax purposes, and, as a result, the ordinary and necessary business expenses incurred by the Trust in conducting its commodity futures trading business should not be subject to the foregoing 2% floor. However, the IRS could contend that some or all of these charges should be characterized as "investment advisory fees" or brokerage commissions incurred by the Trust. To the extent the characterization of these payments as brokerage commissions were to be sustained, the amounts recharacterized would reduce the amount of capital gain (or increase the amount of capital loss) realized with respect to the Trust's trading activities, rather than the Unitholders' ordinary income. To the extent the characterization of these payments as investment advisory expenses were to be sustained, each non-corporate Unitholder's pro rata share of the amounts so characterized would be deductible only to the extent that such non-corporate Unitholder's Aggregate Investment Expenses exceeded the 2% floor and, when combined with certain other itemized deductions, exceeded the 3% phase-out. In addition, each non-corporate Unitholder's distributive share of income from the Trust would be increased (solely for tax purposes) by such Unitholder's pro rata share of the amounts so recharacterized.

Interest Income

            Interest received by the Trust is taxed as ordinary income.


            The Trust's trading generates almost exclusively capital gain or loss. Capital losses can be deducted against ordinary income, in the case of non-corporate taxpayers, only to the extent of $3,000 per year. Accordingly, the Trust could incur significant capital losses but an investor, nevertheless, could be required to pay substantial taxes in respect of such investor's allocable share of the Trust's interest income and other ordinary income. See "Risk Factor -- (20) Taxation of Interest Income Irrespective of Trading Losses" at page 13.


Syndication Fees

            Neither the Trust nor any Unitholder is entitled to any deduction for syndication expenses, nor can these expenses be amortized by the Trust or any Unitholder even though the payment of such expenses reduces Net Asset Value.

            The IRS could take the position that a portion of the brokerage commissions paid by the Trust to Kenmar constitutes non-deductible syndication expenses.

Limitation on Deductibility of Interest on Investment Indebtedness

            Interest paid or accrued on indebtedness properly allocable to property held for investment constitutes "investment interest." Interest expense incurred by a Unitholder to acquire or carry his Units (as well as other investments) constitutes "investment interest." Such interest is generally deductible by non-corporate taxpayers only to the extent that it does not exceed net investment income (that is, generally, the excess of (i) gross income from interest, dividends, rents and royalties, which would include a Unitholder's share of the Trust's interest income, and (ii) certain gains from the disposition of investment property, over the expenses directly connected with the production of such investment income). Any investment interest expense disallowed as a deduction in a taxable year solely by reason of the above limitation is treated as investment interest paid or accrued in the succeeding taxable year. A non-corporate taxpayer's net capital gain from the disposition of investment property is included in clause (ii) of the second preceding sentence only to the extent such taxpayer elects to make a corresponding reduction in the amount of net capital gain that is subject to tax at the lower capital gain rates described above. (See "-- Tax on Capital Gains and Losses," above.)

"Unrelated Business Taxable Income"

            In the opinion of Sidley Austin, income earned by the Trust will not constitute "unrelated business taxable income" under Section 511 of the Code to employee benefit plans and other tax-exempt entities which purchase Units, provided that the Units held by such plans and entities are not "debt-financed" within the meaning of Section 514 of the Code. Kenmar intends that the Trust will continue to trade so as not to generate "unrelated business taxable income."

IRS Audits of the Trust and Its Unitholders

            The tax treatment of Trust-related items is determined at the Trust level rather than at the Unitholder level. Kenmar acts as "tax matters partner" with the authority to determine the Trust's responses to an audit, except that Kenmar does not have the authority to settle tax controversies on behalf of any Unitholder who files a statement with the IRS stating that Kenmar has no authority to settle Trust tax controversies on such Unitholder's behalf. The limitations period for assessment of deficiencies and claims for refunds with respect to items related to the Trust is three years after the Trust's return for the taxable year in question is filed, but Kenmar has the authority to, and may, extend such period with respect to all Unitholders.

            If an audit results in an adjustment, all Unitholders may be required to pay additional taxes, plus interest, and, possibly, tax penalties and additions to tax. There can be no assurance that the Trust's or a Unitholder's tax return will not be audited by the IRS or that no adjustments to such returns will be made as a result of such an audit.

State and Other Taxes

            In addition to the federal income tax consequences described above, the Trust and the Unitholders may be subject to various state and other taxes. Certain of such taxes could, if applicable, have a significant effect on the amount of tax payable in respect of an investment in the Trust.

                            ------------------------


            THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING, PARTICULARLY BECAUSE CERTAIN OF THE INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE TRUST MAY NOT BE THE SAME FOR ALL TAXPAYERS. ACCORDINGLY, PROSPECTIVE INVESTORS IN THE TRUST ARE URGED TO CONSULT THEIR TAX ADVISERS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATION UNDER FEDERAL LAW AND THE PROVISIONS OF APPLICABLE STATE AND OTHER LAWS BEFORE DETERMINING WHETHER TO SUBSCRIBE FOR UNITS.


                       PURCHASES BY EMPLOYEE BENEFIT PLANS


            Although there can be no assurance that an investment in the Trust, or any other managed futures product, will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features which may be of interest to such a plan. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on "unrelated business taxable income." See "Federal Income Tax Consequences -- 'Unrelated Business Taxable Income'" at page 45. In addition, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on their profits (if any) from the Trust.


            As a matter of policy, Kenmar will attempt to limit subscriptions to the Trust from any employee benefit plan to no more than 10% of the value of the readily marketable assets of such plan (irrespective of the net worth of the beneficiary or beneficiaries of such plans).

General

            The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, which a fiduciary of an "employee benefit plan" as defined in and subject to ERISA or of a "plan" as defined in Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan's assets in the Trust (such "employee benefit plans" and "plans" being referred to herein as "Plans," and such fiduciaries with investment discretion being referred to herein as "Plan Fiduciaries"). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary's own counsel.

            In general, the terms "employee benefit plan" as defined in ERISA and "plan" as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer's employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, "simplified employee pension plans," KEOGH plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

            Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Trust, including the role that an investment in the Trust would play in the Plan's overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Trust, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in the Trust, are diversified so as to minimize the risk of large losses and that an investment in the Trust complies with the Plan and related trust.

          EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS MUST CONSULT
             WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN
               INVESTMENT IN THE TRUST IS SPECULATIVE AND INVOLVES
                A HIGH DEGREE OF RISK. THE TRUST IS NOT INTENDED
                        AS A COMPLETE INVESTMENT PROGRAM.

"Plan Assets"

            A regulation issued under ERISA (the "ERISA Regulation") contains rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., "plan assets"). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if certain exceptions apply, including an exception applicable if the equity interest purchased is a "publicly-offered security" (the "Publicly-Offered Security Exception").

            The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) "freely transferable," (2) part of a class of securities that is "widely held" and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The ERISA Regulation states that the determination of whether a security is "freely transferable" is to be made based on all relevant facts and circumstances. The ERISA Regulation specifies that, in the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (i) a requirement that no transfer or assignment of the security or rights in respect thereof be made that would violate any federal or state law; (ii) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security; and (iii) any restriction on substitution of an assignee as "a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent" (other than compliance with any of the foregoing restrictions). Under the ERISA Regulation, a class of securities is "widely held" only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other. A class of securities will not fail to be widely held solely because subsequent to the initial offering the number of independent investors falls below 100 as a result of events beyond the issuer's control.

            Kenmar expects that the Publicly Offered Security Exception will apply with respect to the Units. First, the Units are being sold only as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933, and the Units will be registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC after the end of the fiscal year of the Trust in which the offering of Units occurred.

            Second, it appears that the Units are freely transferable because the minimum investment is not more than $5,000 and Unitholders may assign their economic interests in the Trust by giving written notice to Kenmar, provided such assignment would not violate any federal or state securities laws and would not adversely affect the tax status of the Trust. As described in the second preceding paragraph, the ERISA Regulation provides that if a security is part of an offering in which the minimum investment is $10,000 or less, a restriction on substitution of a limited partner of a partnership, including a general partner consent requirement, will not prevent a finding that the security is freely transferable, provided that the economic benefits of ownership can be transferred without such consent. Although this provision, read literally, applies only to partnerships, Kenmar believes that because the determination as to whether a security is freely transferable is based on the facts and circumstances, the fact that the Units, which are issued by a trust rather than a partnership, have an identical restriction should not affect a finding that the Units are freely transferable.

            Third, Kenmar expects that immediately after the initial offering, the Units will be owned by at least 100 investors independent of the Trust and of each other.

Ineligible Purchasers

            Units may not be purchased with the assets of a Plan if Kenmar, any of the Advisors, the Selling Agents, any Clearing Broker, the Escrow Agent, any of the brokers through which any Advisor requires the Trust to trade, the Trust or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (a) has investment discretion with respect to the investment of such Plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Code.

            Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Trust are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

            ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE TRUST, KENMAR, ANY ADVISOR, ANY CLEARING BROKER, THE SELLING AGENTS OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS SOME OR ALL OF THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN THE UNITS IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

                              PLAN OF DISTRIBUTION

Subscription Procedure

            Units are continuously being offered to the public -- on a "best-efforts" basis -- at their month-end Net Asset Value per Unit. The minimum investment is 50 Units, or $5,000 if less, except for (i) trustees or custodians of eligible employee benefit plans and individual retirement accounts and (ii) existing Unitholders subscribing for additional Units, where the minimum investment is 20 Units (or, if less, $2,000). Investments in excess of such minimums are permitted in $100 increments.

            To purchase Units, an investor must complete, execute and deliver a copy of the Subscription Agreement and Power of Attorney Signature Pages. Existing investors in the Trust must execute a new Subscription Agreement and Power of Attorney Signature Pages and verify their continued suitability to make additional investments and must have received a current Prospectus for the Trust. Subscription payments may be made either by check or by authorizing a Selling Agent to debit a subscriber's customer securities account for the amount of his or her subscription. When a subscriber authorizes such a debit (which authorization is given in the Subscription Agreement and Power of Attorney), the subscriber is required to have the amount of his or her subscription payment on deposit in his or her account as of the settlement date specified by the relevant Selling Agent -- generally, the fifth business day after the date of purchase (the first day of the month immediately following the month during which a subscription is accepted) if the Subscription Agreement and Power of Attorney is executed and delivered at least five business days prior to the end of such month.

            The Units are sold when, as and if subscriptions therefor are accepted by Kenmar, subject to the satisfaction of certain conditions set forth in the Selling Agreement and to the approval by counsel of certain legal matters.

            There is no minimum number of Units which must be sold as of the beginning of a given month for any Units to be sold at such time.

Subscribers' Representations and Warranties

            By executing a Subscription Agreement and Power of Attorney Signature Page, each subscriber is representing and warranting, among other things, that: (i) the subscriber is of legal age to execute and deliver such Subscription Agreement and Power of Attorney and has full power and authority to do so; (ii) the subscriber has read and understands Exhibit B -- Subscription Requirements to this Prospectus and meets or exceeds the applicable suitability criteria of net worth and annual income set forth therein; and (iii) the subscriber has received a copy of this Prospectus. These representations and warranties might be used by Kenmar or others against a subscriber in the event that the subscriber were to take a position inconsistent therewith.


            While the foregoing representations and warranties are binding on subscribers, Kenmar believes that to a large extent such representations and warranties would be implied from the fact that an investor has subscribed for Units. Any subscriber who is not prepared to give such representations and warranties, and to be bound by them, should not invest in the Units.


Selling Agents' Compensation

            PaineWebber has been selected as a Selling Agent for the Trust. PaineWebber and the Trust's other Selling Agents (collectively, the "Selling Agents") will receive an upfront selling commission equal to 5% of the purchase price per Unit at the time that such Unit is sold, and their representatives who sell Units shall receive a portion of such 5% commission. Notwithstanding the foregoing, no Selling Agent shall receive upfront selling commissions to the extent investors have acquired Units on the same day as or within seventy-five
(75) days after redeeming investments in Kenmar-sponsored limited partnerships. Beginning with the thirteenth month (immediately to the extent investors have acquired Units on the same day as or within seventy-five (75) days after redeeming investments in Kenmar-sponsored investment vehicles) after the subscription proceeds of a particular Unit are invested in the Trust (i.e., the first day of the month immediately following the month during which the subscription for such Unit is accepted), the Selling Agent who sold such Unit will begin to receive ongoing "trailing commissions" (payable quarterly) to be accrued monthly at 0.2917 of 1% (a 3.5% annual rate) of the beginning of month Net Asset Value of such Unit -- provided, that CFTC-qualified registered representatives of the Selling Agent have satisfied applicable proficiency requirements and agree to perform certain ongoing services with respect to such Units. Such ongoing "trailing commissions," once begun, will continue for as long as such Unit remains outstanding. If there is no CFTC-qualified registered representative to perform ongoing services, then the Selling Agent will be paid installment selling commissions that may not exceed a lifetime total of 4.5% of the initial subscription price of the Units in question (9.5% to the extent investors have acquired Units on the same day as or within seventy-five (75) days after redeeming investments in Kenmar-sponsored investment vehicles). Selling Agents will pay a portion of such commissions to their eligible representatives. No Selling Agent will receive upfront selling commissions, trailing commissions or on-going selling commissions which exceed the amounts set forth above.

            Kenmar, not the Trust, pays all upfront selling compensation and "trailing" commissions. Selling Agents will pass on to their registered representatives a portion of the foregoing upfront selling compensation and "trailing commissions," after deduction of "due diligence" and administrative expenses incurred in connection with this offering, in accordance with such Selling Agents' standard compensation arrangements.

            In the Selling Agreement, each Advisor and Kenmar have agreed to indemnify the Selling Agents against certain liabilities that the Selling Agents may incur in connection with the offering and sale of the Units, including liabilities under the Securities Act of 1933 and the Commodity Exchange Act.

                                  LEGAL MATTERS


            Sidley & Austin has passed upon legal matters for Kenmar in connection with the Units being offered hereby. In doing so, Sidley & Austin has relied as to matters of Delaware law upon the opinion of Richards, Layton & Finger, Wilmington, Delaware. Sidley & Austin also advises Kenmar with respect to its responsibilities as managing owner of, and with respect to matters relating to, the Trust. Sidley & Austin has prepared the section "Federal Income Tax Consequences." Sidley & Austin has not represented, nor will it represent, either the Trust or the Unitholders in matters relating to the Trust.


                                     EXPERTS


            Arthur F. Bell, Jr. & Associates, L.L.C. have been selected as the Trust's independent auditors. The statements of financial condition of the Trust as of December 31, 1997 and 1996 and the related statements of operations, cash flows and changes in unitholders' capital (net asset value) for the year ended December 31, 1997 and for the period July 17, 1996 (inception) to December 31, 1996 included in this Prospectus have been audited by Arthur F. Bell, Jr. & Associates, L.L.C., independent auditors, as stated in their report appearing herein, and have been so included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

            Arthur F. Bell, Jr. & Associates, L.L.C., independent auditors, have audited the statement of financial condition of Kenmar Advisory Corp. as of September 30, 1997 included in this Prospectus. Such financial statement is included herein in reliance on the report of Arthur F. Bell, Jr. & Associates, L.L.C., independent auditors, given upon the authority of that firm as experts in accounting and auditing.




                             ADDITIONAL INFORMATION

            This Prospectus constitutes part of the Registration Statement filed by the Trust with the SEC in Washington, D.C. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the Selling Agreement, the Advisory Agreements, and the Customer Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the Commission upon payment of the prescribed fees. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

                 RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

            Pursuant to applicable CFTC regulations, prospective subscribers must receive recent financial information (current within 60 calendar days) relating to the Trust, as well as its most recent Annual Report (due by March 30 of each year, in respect of the prior year), together with this Prospectus, unless the material that would otherwise be included in such Report or information has been otherwise included herein.

                       PERFORMANCE OF KENMAR GLOBAL TRUST


            The performance of the Trust is dependent upon the performance of its Advisors. The Advisors' results are affected by general market conditions as well as numerous other factors. Because the Advisors' strategies are proprietary and confidential, it is difficult to provide any meaningful description of the Trust's operations since the inception of trading operations (May 22, 1997) other than simply by presenting its performance record. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. Other than estimated information, the performance information set forth below is current as of March 31, 1998.


Summary Performance Information


                  Type of fund: multi-advisor; publicly-offered
                         Inception of trading: May 1997
                      Aggregate subscriptions: $14,986,214
                       Current capitalization: $14,714,432
                   Current Net Asset Value per Unit: $ 104.09
                    Largest monthly drawdown: (4.79)% (8/97)
              Largest peak-to-valley drawdown: (7.07)% (7/97-11/97)


Monthly/Annual Performance Information


                   ================================================
                   Month                      1998(%)       1997(%)
                   ------------------------------------------------
                   January                     3.29           --
                   ------------------------------------------------
                   February                    0.38           --
                   ------------------------------------------------
                   March                       0.30           --
                   ------------------------------------------------
                   April                      (6.18)*         --
                   ------------------------------------------------
                   May                                      (0.30)
                   ------------------------------------------------
                   June                                     (2.30)
                   ------------------------------------------------
                   July                                      7.11
                   ------------------------------------------------
                   August                                   (4.79)
                   ------------------------------------------------
                   September                                 0.52
                   ------------------------------------------------
                   October                                  (2.18)
                   ------------------------------------------------
                   November                                 (0.74)
                   ------------------------------------------------
                   December                                  3.25
                   ------------------------------------------------
                   Compound Rate of           (2.43)*        0.10
                   Return                   (4 months)    (8 months)
                   ================================================

* Although final data is not yet available, it is estimated that the Monthly Rate of Return for April 1998 is approximately (6.18)% and the Compound Rate of Return for 1998, through April, is approximately (2.43)%.

Notes to Performance Information

            In reviewing the foregoing description of the Trust's performance, prospective investors should understand that such performance is "net" of all fees and charges and includes interest income. The Trust's fees and charges are more fully described under "Charges."

            In addition, the following terms used in describing the Trust's performance are defined as follows:

            "Drawdown" means losses experienced by the Trust over a specified period.

            "Largest peak-to-valley drawdown" means the greatest percentage decline from any month-end Net Asset Value per Unit, due to overall loss sustained by the Trust during any period, which occurs without such month-end Net Asset Value per Unit being equaled or exceeded as of a subsequent month-end. In dollar terms, for example, if the Net Asset Value per Unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a "peak-to-valley drawdown" analysis conducted as of the end of April would consider that "drawdown" to be still continuing and to be $3 in amount, whereas if the Net Asset Value of a Unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.


            "Compound Rate of Return" is calculated by multiplying on a compound basis each of the monthly rates of return set forth in the chart above and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date. For example, the compound rate of return of (0.10)% for the partial year 1997 in the Trust's performance record was calculated by multiplying 100 by the quantity(1-.0030)(1-.0230)(1+.0711)(1-.0479)(1+.0052)
            (1-.0218 )(1-.0074)(1+.0325) minus 1.


                             SELECTED FINANCIAL DATA


            The following Selected Financial Data is derived from the audited financial statements of the Trust as of December 31, 1997 and 1996 and for the year ended December 31, 1997 and for the period July 17, 1996 (inception) to December 31, 1996 and the unaudited financial statements of the Trust as of and for the three months ended March 31, 1998. The Trust commenced trading operations on May 22, 1997. See "Index to Financial Statements" at page F-1.

                                      Three Months Ended
                                        March 31, 1998       Year Ended        Period Ended
                                           (unaudited)    December 31, 1997  December 31, 1996
                                           -----------    -----------------  -----------------
Total Assets                              $15,214,260       $12,782,763           $2,000
Total Partner's Capital                    14,714,432        12,377,321            2,000
 Gains from Trading                           970,179           675,878
Interest Income                               187,294           293,033
Total Expenses                                538,721           842,501
Net  Income                                   618,752           126,410
Net  Income Per Unit (Based on
 weighted average number of
 units outstanding)                              4.80              1.24
Increase in Net Asset Value Per Unit             3.99              0.10

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Operational Overview; Advisor Selections

      The Trust's results of operations depend on Kenmar's ability to select Advisors and the Advisors' ability to trade profitably. Because of the speculative nature of its trading, the Trust's past performance is not necessarily indicative of its future results.


      The Advisors and asset allocations for the Trust anticipated to be in effect as of July 1, 1998 are set forth below. These allocations are approximate, and will be affected by (i) the profit and loss generated by each Advisor in relation to the performance of the other Advisors for the Trust and
(ii) any subsequent reallocation decision by Kenmar. These allocations reflect the replacement of two of the Trust's initial Advisors, Chesapeake Capital Corporation and Witter & Lester, effective as of June 30, 1998. Such replacement reflects a reallocation decision by Kenmar with respect to Trust assets previously allocated to Witter & Lester and a decision by Chesapeake Capital Corporation to resign from trading the Trust's account under the terms of its Advisory Agreement. The Trust and Kenmar have entered into Advisory Agreements with two replacement Advisors, Hirst Investment Management Inc. and Sunrise Capital Partners, LLC (each will receive allocations of Trust assets as of July 1, 1998). The Hirst Investment Management Inc. and Sunrise Capital Partners, LLC Advisory Agreements have an initial term through December 31, 1999, and may be renewed on the same terms at Kenmar's option for up to two additional one-year terms.

Advisor                            May 22, 1997 (inception)    July 1, 1998

Chesapeake Capital Corporation               25%                    0%
Dreiss Research Corporation                  15%                   27%
Hirst Investment Management Inc.              0%                   9.5%
Hyman Beck & Company, Inc.                   25%                   27%
Sunrise Capital Partners, LLC                 0%                   9.5%
Willowbridge Associates Inc.                 25%                   27%
Witter & Lester                              10%                    0%
Total                                        100%                  100%

            Any decision to terminate or reallocate assets among Trading Advisors is based on a combination of numerous factors, as described under "The Trust and Its Objectives -- The Advisors" at page 17. Kenmar's Advisor selection procedures are described under "Kenmar -- Management of Traders" at page 22. The Advisors' trading methods are described under "The Trust and Its Objectives -- The Advisors" at page 17.

            Kenmar has no timetable or schedule for making Advisor changes or reallocations, and generally makes a medium- to long-term commitment to all Advisors selected. Kenmar is not required to allocate the proceeds resulting from subscriptions as a month end during the continuing offering (over any amounts redeemed as of such date) on a pro rata basis; rather, such allocations will be based on the factors described under "The Trust and Its Objectives -- The Advisors." Kenmar will notify investors monthly as to month-end allocations.


Liquidity


            The Trust's investment in futures , forwards, options and related markets may, from time to time, be illiquid. See Risk Factors (10) -- "Possible Illiquid Markets" at page 11. Most United States exchanges limit fluctuations in certain futures interest prices during a single day by regulations referred to as "daily price fluctuations limits" or "daily limits." Pursuant to such regulations, during a single trading day no trades may be executed at prices beyond the daily limit in such futures interests. If the price for a particular contract has increased or decreased by an amount equal to the "daily limit," positions in such futures contract can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Futures contract prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent the Trust from promptly liquidating its positions and result in restrictions on redemptions. Since commencement of trading by the Trust, there has never been a time when illiquidity has affected a material portion of any Trust assets. See "Redemptions and Distributions" at page 35.


            Units may be redeemed, at a Unitholder's option, as of the close of business on the last day of any month beginning with the end of the sixth month after their sale. Units are redeemed at Net Asset Value, subject to redemption charges of 3% and 2%, respectively, for Units redeemed on and after the end of the sixth month through the end of the twelfth month after sale and from the end of the twelfth month through the end of the eighteenth month after sale.

            With respect to the Trust's trading, in general, the Trust's Advisors will endeavor to trade only futures, forwards and options that have sufficient liquidity to enable them to enter and close out positions without causing major price movements. Notwithstanding the foregoing, most United States commodity exchanges limit the amount by which certain commodities may move during a single day by regulations referred to as "daily price fluctuation limits" or "daily limits". Pursuant to such regulations, no trades may be executed on any given day at prices beyond the daily limits. The price of a futures contract has occasionally moved the daily limit for several consecutive days, with little or no trading, thereby effectively preventing a party from liquidating its position. While the occurrence of such an event may reduce or effectively eliminate the liquidity of a particular market, it will not limit ultimate losses and may in fact substantially increase losses because of this inability to liquidate unfavorable positions. In addition, if there is little or no trading in a particular futures or forward contract that the Trust is trading, whether such illiquidity is caused by any of the above reasons or otherwise, the Trust may be unable to execute trades at favorable prices and/or may be unable or unwilling to liquidate its position prior to its expiration date, thereby requiring the Trust to make or take delivery of the underlying interest of the commodity.

            In addition, certain Advisors trade on futures markets outside the United States on behalf of the Trust. Certain foreign exchanges may be substantially more prone to periods of illiquidity than United States exchanges. Further, certain Advisors trade forward contracts which are not traded on exchanges; rather banks and dealers act as principals in these markets. The CFTC does not regulate trading on non-U.S. futures markets or in forward contracts.


Results of Operations

General

            Kenmar believes that multi-advisor futures funds should be regarded as medium- to long-term (i.e., three to five year) investments, but it is difficult to identify trends in the Trust's operations and virtually impossible to make any predictions regarding future results based on the limited results to date.

            Kenmar has not made, and has no intention of making, any distributions of the Trust's profits or capital to Unitholders.


            The Trust incurs substantial charges from the payment of profit shares to the Advisors, incentive fees to Kenmar, reimbursement to Kenmar for its advancing the organizational and initial offering costs of the Trust, brokerage commissions and miscellaneous executions costs and administrative expenses. Such reimbursement and brokerage commissions are payable based upon the Net Asset Value of the Trust and are payable without regard to the profitability of the Trust. As a result, it is possible that the Trust may incur a net loss when trading profits are not substantial enough to avoid depletion of the Trust's assets from such fees and expenses. Thus, due to the nature of the Trust's business, the success of the Trust is dependent upon the ability of the Advisors to generate trading profits through the speculative trading of futures, forwards and options sufficient to produce capital appreciation after payment of all fees and expenses.

            It is important to note, however, that (i) the Advisors trade in various markets at different times and that prior activity in a particular market does not mean that such markets will be actively traded by an Advisor or will be profitable in the future and (ii) the Advisors trade independently of each other using different trading systems and may trade different markets with various concentrations at various times. Consequently, the results of operations of the Trust can only be discussed in the context of the overall trading activities of the Trust, the Advisors' trading activities on behalf of the Trust as a whole and how the Trust has performed in the past.

            The Trust commenced trading operations on May 22, 1997. Set forth below are the results of operations of the Trust for the period from December 31, 1997 through March 31, 1998.

            As of the quarter ending March 31, 1998, the Net Asset Value of the Trust was $14, 714, 432, an increase of approximately 18.88% from its Net Asset Value of $12,377,321 at December 31, 1997. The Trust's subscriptions and redemptions for the quarter ended March 31, 1998 totaled $2,136,653 and $298,977, respectively. For the quarter ended March 31, 1998, the Trust had income comprised of $1,179,902 in realized trading gains, ($209,723) in change in unrealized trading losses, and $187,294 in interest income. The Net Asset Value per Unit at March 31, 1998 increased 3.99% from $100.10 at December 31, 1997 to $104.09 at March 31, 1998. The Trust's positive performance for the quarter ended March 31, 1998 resulted primarily from gains in global interest rates, stock indices, energies, metals,


Performance Summary


            The most directly relevant information relating to the results of operations of a managed futures fund, such as the Trust, is the actual performance record. During the period May 22, 1997 (inception) through April 30, 1998, the Trust's Net Asset Value per Unit declined from $100.00 to $97.66 and the Compound Rate of Return for 1998, through April, is approximately (2.43)%, as set forth on page 51.

Capital Resources

            The Trust does not have, nor does it expect to have, any capital assets. Redemptions and sales of the units of beneficial interest (the "Units") in the future will affect the amount of funds available for trading futures, forwards and options in subsequent periods.

            There are three primary factors that affect the Trust's capital resources: (i) the trading profit or loss generated by the Advisors (including interest income); (ii) the capital invested or redeemed by the unitholders of the Trust (the "Unitholders"); and (iii) the capital invested or redeemed by the Trust's managing owner, Kenmar Advisory Corp. ("Kenmar"). Kenmar has maintained, and has agreed to maintain, at all times a one percent (1%) interest in the Trust. All capital contributions by Kenmar necessary to maintain such capital account balance are evidenced by units of beneficial interest, each of which has an initial value equal to the Net Asset Value per Unit (as defined below) at the time of such contribution. Kenmar, in its sole discretion, may withdraw any excess above its required capital contribution without notice to the Unitholders. Kenmar, in its sole discretion, may also contribute any greater amount to the Trust, for which it shall receive, at its option, additional Units at their then-current Net Asset Value (as defined below).

            "Net Asset Value" is defined as total assets of the Trust less total liabilities as determined in accordance with generally accepted accounting principles as described in the Trust's Amended and Restated Declaration of Trust and Trust Agreement dated as of December 17, 1996 (the "Declaration of Trust Agreement"). The term "Net Asset Value Per Unit" is defined in the Declaration of Trust Agreement to mean the Net Assets of the Trust divided by the number of Units outstanding as of the date of determination.


            The amount of capital raised for the Trust should not, except at extremely high levels of capitalization, have a significant impact on its operations. The Trust's costs are generally proportional to its asset base and, within broad ranges of capitalization, the Advisors' trading positions (and the resulting gains and losses) should increase or decrease in approximate proportion to the size of the Trust account managed by each of them, respectively.

            The Trust raises additional capital only through the continuous offering of its Units. The Trust does not borrow, and sells no securities other than the Units. Kenmar Securities, Inc. acts as a selling agent in respect of the Trust's Units.


            The discussion above contains certain forward-looking statements (as such term is defined in the rules promulgated under the Securities Exchange Act of 1934) that are based on the beliefs of the Kenmar, as well as assumptions made by, and information currently available to, the Kenmar. A number of important factors should cause the Trust's actual results, performance or achievements for 1998 and beyond to differ materially from the results, performance or achievements expressed in, or implied by, such forward-looking statements. These factors include, without limitation, the factors described above.

                             INDEX OF DEFINED TERMS

      A number of defined terms are used in this Prospectus. The respective definitions or descriptions of such terms may be found on
                     the following pages of this Prospectus.

                                                                       Page(s)
                                                                       -------


Advisors............................................................  Cover page
Aggregate Investment Expenses ......................................     44
CBOE ...............................................................     20
CFTC................................................................     -ii-
Clearing Brokers ...................................................     28
Code................................................................     38
Declaration of Trust ...............................................     21
Employee benefit plan...............................................     46
ERISA...............................................................     46
ING BARINGS Futures & Options  Clearing House.......................     28
IRS.................................................................     42
Kenmar..............................................................  Cover page
Kenmar Related Parties .............................................     22
Loss Carryforward...................................................     26
NASAA Guidelines ...................................................     22
New Overall Appreciation............................................     26
New Trading Profits.................................................     26
NFA.................................................................     -iii-
PaineWebber ........................................................     38
Portfolio Income ...................................................     42
Publicly Offered Security Exception.................................     46
SEC ................................................................     22
Selling Agents......................................................     -i-
Speculative position limits.........................................     41
Trust...............................................................  Cover page
Units...............................................................  Cover page

                                  THE ADVISORS

General


            The following description of the Advisors and their trading methods and strategies is general and is not intended to be exhaustive. Trading methods are proprietary and complex, so only the most general descriptions are possible. Furthermore, certain Advisors may have chosen to refer to specific aspects of their trading systems, methods and strategies, which aspects may also be applicable to other Advisors which did not choose to make explicit reference to these aspects of their own strategies. As a result, contrasts in the descriptions set forth herein may not, in fact, indicate a substantive difference between the trading methods and strategies involved. While Kenmar believes that the description of the Advisors' methods and strategies included herein may be of interest to prospective investors, such persons must be aware of the inherent limitations of such description.

            This section contains brief biographical outlines and performance summaries of the Trust's Advisors. The success of the Trust is dependent upon the success of the Advisors retained by or on behalf of the Trust from time to time to trade for its account. In terms of attempting to reach an investment decision regarding the Units, however, it is difficult to know how to assess Advisor descriptions and performance summaries, as trading methods are proprietary and confidential and past performance is not necessarily indicative of future results. Furthermore, the performance summaries provide only a brief overview of the Advisors' performance histories and have not been audited.

            CFTC rules require the disclosure of performance information for the last five full calendar years and year to date, and consider older performance information less material to an investment decision. Accordingly, Advisor performance prior to January 1, 1993 has not been included in the performance summaries set forth in this Prospectus.

Certain Advisors trade "notional" equity for clients -- i.e., trading such clients'accounts as if more equity were committed to such accounts than is, in fact, the case. The Trust's accounts will not include any notional equity.


            PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FURTHERMORE, THE RATES OF RETURN EARNED WHEN AN ADVISOR IS MANAGING A LIMITED AMOUNT OF EQUITY MAY HAVE LITTLE RELATIONSHIP TO THE RATES OF RETURN THAT SUCH ADVISOR MAY BE ABLE TO ACHIEVE MANAGING LARGER AMOUNTS OF EQUITY.

            THE FOLLOWING FIGURES HAVE IN NO RESPECT BEEN ADJUSTED TO REFLECT THE CHARGES TO THE TRUST. CERTAIN OF THE ACCOUNTS INCLUDED IN THE FOLLOWING PERFORMANCE SUMMARIES PAID FEES MATERIALLY DIFFERENT FROM, AND IN SOME CASES MATERIALLY LOWER THAN, THOSE CHARGED TO THE TRUST.

            TRADING OF FUTURES AND FORWARD CONTRACTS AND RELATED INSTRUMENTS IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THERE CAN BE NO ASSURANCE THAT THE ADVISORS WILL TRADE PROFITABLY OR AVOID INCURRING SUBSTANTIAL LOSSES.

Futures Trading Methods in General

Systematic and Discretionary Trading Approaches

            Futures traders may generally be classified as either systematic or discretionary.

            A systematic trader will generally rely to some degree on judgmental decisions concerning, for example, what markets to follow and commodities to trade, when to liquidate a position in a contract which is about to expire and how large a position to take in a particular commodity. However, although these judgmental decisions may have a substantial effect on a systematic trader's performance, his primary reliance is on trading programs or models that generate trading signals. The systems utilized to generate trading signals are changed from time to time (although generally infrequently), but the trading instructions generated by the systems being used are followed without significant additional analysis or interpretation. Discretionary traders, on the other hand, while they may utilize market charts, computer programs and compilations of quantifiable fundamental information to assist them in making trading decisions, make such decisions on the basis of their own judgment and "trading instinct," not on the basis of trading signals generated by any program or model.

      Each approach involves certain inherent risks. Systematic traders may fail to capitalize on market trends that their systems would otherwise have exploited due to judgmental decisions made by them in the context of applying their generally mechanical trading systems. Discretionary traders, on the other hand, may decide to make trades which would not have been signaled by a trading system and which result in substantial losses. Furthermore, any trading system or trader may suffer substantial losses by misjudging the market. Systematic traders tend to rely more on computerized programs than do discretionary traders, and some consider the prospect of disciplined trading, which largely removes the emotion of the individual trader from the trading process, advantageous. In addition, due to their use of computers, systematic traders are generally able to incorporate more data into a particular trading decision than are discretionary traders. However, when fundamental factors dominate the market, trading systems may suffer rapid and severe losses due to their inability to respond to such factors until such factors have had a sufficient effect on the market to create a trend of enough magnitude to generate a reversal of trading signals, by which time a precipitous price change may already be in progress, preventing liquidation at anything but substantial losses.

Technical and Fundamental Analysis

      In addition to being distinguished from one another by the criterion of whether they trade systematically or on the basis of their discretionary evaluations of the markets, commodity trading advisors are also distinguished as relying on either "technical" or "fundamental" analysis, or on a combination of the two. Systematic traders tend to rely on technical analysis, because the data relevant to such analysis is more susceptible to being isolated and quantified to the extent necessary to be successfully incorporated into a program or mathematical model than is most "fundamental" information, but there is no inconsistency in attempting to trade systematically on the basis of fundamental analysis. The fundamental information which can be evaluated by a formalized trading system is, however, limited to some extent in that it generally must be quantifiable in order to be processed by such a system.

      Technical analysis is not based on anticipated supply and demand factors; instead, it is based on the theory that the study of the commodities markets themselves will provide a means of anticipating future prices. Technical analysis operates on the theory that market prices at any given point in time reflect all known factors affecting the supply and demand for a particular commodity. Consequently, technical analysis focuses not on evaluating those factors directly but on an analysis of market prices themselves, theorizing that a detailed analysis of, among other things, actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest is the most effective means of attempting to predict the future course of price movements.

      Fundamental analysis, in contrast, is based on the study of factors external to the trading markets that affect the supply and demand of a particular commodity in an attempt to predict future price levels. Such factors might include weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis theorizes that by monitoring relevant supply and demand factors for a particular commodity, a state of current or potential disequilibrium of market conditions may be identified that has yet to be reflected in the price level of that commodity. Fundamental analysis assumes that markets are imperfect, that information is not instantaneously assimilated or disseminated and that econometric models can be constructed that generate equilibrium prices that may indicate that current prices are inconsistent with underlying economic conditions and will, accordingly, change in the future.

Trend-Following

      "Trend-following" traders gear their trading approaches towards positioning themselves to take advantage of major price movements, as opposed to traders who seek to achieve overall profitability by making numerous small profits on short-term trades, or through arbitrage techniques. "Trend-following" traders assume that most of their trades will be unprofitable. Their objective is to make a few large profits, more than offsetting their more numerous but smaller losses, from capitalizing on major trends. Consequently, during periods when no major price trends develop in a market, a "trend-following" trader is likely to incur substantial losses.

Risk Control Techniques

            As will be apparent from the following descriptions of the respective Advisors' trading approaches, an important aspect of any speculative futures strategy relates to the control of losses, not only the ability to identify profitable trades. Unless it is possible to avoid major drawdowns, it is very difficult to achieve long-term profitability.

            Traders often adopt fairly rigid "risk management" or "money management" principles. Such principles typically restrict the size of positions which will be taken as well as establishing "stop-loss" points at which losing positions must be liquidated. It is important for prospective investors to recognize in reading the descriptions of the Advisors' various risk control techniques that none is "fail safe," and none can, in fact, assure that major drawdowns will be avoided. Not only do estimates of market volatility themselves require judgmental input, but also market illiquidity can make it impossible for an account to liquidate a position against which the market is moving strongly, whatever risk management principles are utilized. Similarly, irrespective of how small the initial "probing" positions taken by an Advisor are, unless it trades profitably, innumerable small losses incurred in the course of such "probing" can quickly accumulate into a major drawdown. The Advisors' risk management principles should, accordingly, be seen more as a discipline applied to their trading in highly speculative markets than as an effective protection against loss.

            Not only are trading methods typically "'black boxes," but they often are also continually evolving. Prospective investors and Unitholders will generally not be informed of a change in an Advisor's trading approach, unless Kenmar is informed of such change and considers such change to be material.

            In addition to the continually changing character of trading methods, the commodity markets themselves are continually changing. Each Advisor may, in its sole discretion, elect to trade any available futures or forward contract, option or related instrument -- both on United States markets and abroad -- even if such Advisor has never previously traded in that particular contract or market.

Notes to Performance Information

            In reviewing the descriptions of the Advisors' performance, prospective investors should understand that such performance is "net" of all fees and charges, and includes interest income applicable to the accounts comprising each composite performance summary. Such composite performance is not necessarily indicative of any individual account. In addition, particular conventions adopted by certain Advisors with respect to the calculation of the performance information set forth herein are described under the "Past Performance Information" section with respect to each Advisor.

1. Name of CTA is the name of the Advisor which directed the accounts included in the performance summary.

2. Name of program is the name of the trading program used by the Advisor in directing the accounts included in the performance summary.

3. Inception of client account trading by CTA is the date on which the relevant Advisor began directing client accounts.

4. Inception of client account trading in program is the date on which the relevant Advisor began directing client accounts pursuant to the program shown in the performance summary.


5. Number of open accounts is the number of accounts directed by the relevant Advisor pursuant to the program shown in the performance summary through March 31, 1998.

6. Aggregate assets (excluding "notional" equity) overall is the aggregate amount of actual assets under the management of the relevant Advisor in all programs operated by such Advisor through March 31, 1998.

7. Aggregate assets (including "notional" equity) overall is the aggregate amount of total equity, including "notional" equity, under the management of the relevant Advisor in all programs operated by such Advisor through March 31, 1998.

8. Aggregate assets (excluding "notional" equity) in program is the aggregate amount of actual assets under the management of the relevant Advisor in the program shown in the performance summary through March 31, 1998.

9. Aggregate assets (including "notional" equity) in program is the aggregate amount of total equity, including "notional" equity, under the management of the relevant Advisor in the program shown in the performance summary through March 31, 1998.

10. Largest monthly drawdown is the largest monthly percentage loss experienced by any account of the Advisor in the relevant program in any calendar month covered by the performance summary. "Loss" for these purposes is calculated on the basis of the loss experienced by each such account, expressed as a percentage of the total equity (including "notional" equity) of such account. Largest monthly drawdown information includes the month and year of such drawdown, and is through March 31, 1998. In the case of programs traded by Chesapeake and Willowbridge, the largest drawdown is calculated on the basis of the largest loss experienced by the program as a whole rather than any individual account.

11. Largest peak-to-valley drawdown is the largest percentage decline (after eliminating the effect of additions and withdrawals) experienced by any account of the Advisor in the relevant program during the period covered by the performance summary from any month-end net asset value, without such month-end net asset value being equaled or exceeded as of a subsequent month-end. Largest peak-to-valley drawdown is calculated on the basis of the loss experienced by each such account in the relevant program, expressed as a percentage of the total equity (including "notional" equity) in such account, and is through March 31, 1998. In the case of programs traded by Chesapeake and Willowbridge, the largest peak-to-valley drawdown is calculated on the basis of the largest percentage decline experienced by the program as a whole rather than any individual account.


12. Monthly rate of return for any month in the Advisors' performance summaries is, in general, the net performance of the relevant program divided by the beginning of the month net assets in such program.

      Monthly rates of return, in accordance with CFTC rules, are shown only for the specific programs to be traded by the Advisors for the Trust. In the accompanying performance descriptions, certain Advisors have adopted a method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory (the "Fully-Funded Subset Advisory") published in February 1993 by the CFTC. To qualify for the use of the Fully-Funded Subset method, the Fully-Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the particular trading program.

      The monthly rates of return for each Advisor, in certain cases, are calculated on the basis of assets under management including proprietary capital. However, the Advisors believe that the inclusion of such capital has had no material effect on their monthly rates of return.

13. Compound rate of return is calculated by multiplying on a compound basis each of the monthly rates of return and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are for the period indicated.

                           DREISS RESEARCH CORPORATION


Background and Management

            Dreiss Research Corporation ("Dreiss Research") is a Delaware corporation formed in August 1991. Dreiss Research became registered with the CFTC as a commodity trading advisor in March 1992, and is a member of the NFA. The registration of Dreiss Research with the CFTC and Dreiss Research's membership in NFA must not be taken as an indication that any such agency or self-regulatory body has recommended or approved Dreiss Research or the Trust. The addresses of its offices and their telephone numbers are set forth below. All records are kept and made available for inspection at the administrative services office, which is also the main business office.

            TRADING                          ADMINISTRATIVE SERVICES
            14 Penryn Avenue                 1700 Montgomery Street, Suite 250
            City Beach 6015, W. Australia    San Francisco, California 94111
            (61) 93857593                    (415) 394-9465

            San Miguel Associates is a Nevada corporation and a shareholder of Dreiss Research. San Miguel Associates was formed in 1976 and became registered with the CFTC as a commodity trading advisor in 1976. San Miguel Associates is currently engaged in market research and does not provide investment advice or management services to the public.

            The Echelon Group of Companies, LLC ("Echelon") is a Delaware limited liability company and a shareholder of Dreiss Research. Echelon was formed in 1995 and provides management and administrative assistance to Dreiss Research and to several other commodity trading advisors. Echelon has no control over or involvement with the trading decisions of Dreiss Research or any other commodity trading advisor.

            Clemson Financial Corporation is a California corporation and a shareholder of Dreiss Research. Clemson Financial Corporation was formed in 1977 and became registered with the CFTC as a commodity trading advisor in 1978. Clemson Financial Corporation provides consulting and marketing services to commodity trading advisors, including Dreiss Research. Clemson Financial Corporation has no control over or involvement with trading decisions of Dreiss Research or any other commodity trading advisor.

            E. William Dreiss, Director and President. E. William Dreiss graduated from the Massachusetts Institute of Technology in 1964 with a BS in electrical engineering. In 1966 he received an MBA from Harvard Business School, with a concentration in Bayesian decision theory. He worked for several years after graduation in mathematical and financial modeling, specializing in game theory. During this time, he became interested in commodity futures, and began to use pattern recognition and Fourier analysis to explore the markets. In 1973, after five years of research into technical trading systems for commodities, he took a position with E.F. Hutton & Co. in San Francisco as a commodity broker. In 1975, he left to become a principal of and the chief trader for Commodity Consultants, Inc., one of the first firms to manage large amounts of risk capital using mechanical trading methods. In 1976, Mr. Dreiss established San Miguel Associates of which he is President and sole shareholder. From 1976 to 1984, San Miguel Associates was an active commodity trading advisor managing commodity accounts marketed through major brokerage firms. In 1984, Mr. Dreiss turned his attention to computer consulting and commercial software development, while continuing to trade commodities for his own account.

            Mr. Dreiss is one of the pioneers of the commodity managed account industry and is responsible for a number of technological innovations related to trading managed commodity accounts. He has continued his research into innovative approaches to commodity trading, including original research on artificial intelligence and the development of an expert systems shell which uses a Holland classifier as the decision engine. He is currently involved in the refinement of trading methods based on recent breakthroughs in fractal geometry to market analysis. This work has led to the development of mechanical systems based on pure pattern recognition and the formation of the Choppiness Index, a unique indicator which distinguishes orderly (trending) from choppy (consolidating) markets without regard to market direction.

            Mr. Dreiss is the sole trader of Dreiss Research Corporation, and has sole authority and control over the trading decisions of Dreiss Research.

            John Ward Rotter, Director and Corporate Secretary. John Ward Rotter graduated from the United States Military Academy in 1979 with a Bachelor of Science and Engineering Degree. Mr. Rotter co-founded Echelon of which he is a stockholder and President. Echelon is a diversified holding company which holds equity stakes in a number of money management concerns. In the capacity of President of Echelon, Mr. Rotter also serves as a board member and officer of entities owned by Echelon. Mr. Rotter has no control over or involvement with trading decisions of Dreiss Research Corporation or any other commodity trading advisor.

            Bradley N. Rotter, Director. Bradley N. Rotter attended the United States Military Academy where he studied economics and engineering, and subsequently continued his education at the Graduate School of Business at the University of Chicago where he received his MBA in 1983. Mr. Rotter formed Echelon of which he is a principal stockholder and managing member. Mr. Rotter also serves as a board member of entities owned by Echelon. Mr. Rotter has no control over or involvement with trading decisions of Dreiss Research Corporation.

            Allan Leonard, Director. Allan Leonard graduated from Claremont Men's College in 1962 with a BA in Business Economics. He established Clemson Financial Corporation in 1977 where he is President and sole shareholder. In 1976 Mr. Leonard became registered with the CFTC, and in 1987 became registered with the SEC as a registered investment adviser. Mr. Leonard and Clemson Financial Corporation provide consulting and marketing services to commodity trading advisors, including Dreiss Research. Mr. Leonard has no control over or involvement with trading decisions of Dreiss Research or any other commodity trading advisor.

Trading Strategy

            Objective. Dreiss Research's money management program is designed primarily for sophisticated investors. The primary objective of Dreiss Research is the capital appreciation of its clients' assets through speculation in commodity futures contracts and commodity options. Dreiss Research will attempt to meet the objective of capital appreciation by making trading decisions based upon a proprietary trading method.

            Methodology. The Fractal Wave System is a trend-following system which is applied to a diversified portfolio of commodity futures contracts. It is technical in nature and ignores news, weather, politics and other fundamental factors except as they are reflected in the markets.

            The technical basis for the trading method is the fractal decomposition of weekly price patterns. This analysis identifies turning points for constructing trend lines and determining support and resistance, which are then combined into a system which generates specific trading signals. Signals are then screened by a unique Choppiness Index which may then be used to adjust the proximity of entry and exit signals. The following provides a more detailed description of the system:

            o The system trades directly off weekly price charts. These are constructed by back-adjusting futures contracts of different expirations and linking them into continuous daily data files, which are then converted to weekly for use in trading.

            o Price patterns are identified by the Fractal Wave Algorithm ("FWA"), a unique method of pattern recognition co-developed by E.W. Dreiss and Arthur von Waldburg. Turning points identified by the FWA are then used to precisely define mechanically drawn trend lines and support and resistance levels, which are then combined to generate trading signals. While the system may often reverse, it is not a reversal system as the entry and exit criteria are calculated independently.

            o A unique Choppiness Index derived from fractal geometry is used to distinguish between thrusting and consolidating markets. The Index may be used to determine when exit stops are to be tightened in thrusting markets, or when entry is to be more stringent in consolidating markets.

            o A dollar stop loss may be used to limit losses. Such stop loss reduces the frequency of abnormally large losses without materially affecting system performance. Note that such a stop does not eliminate the risk of gap openings or markets that are locked at the limit against a position.

            o The number of contracts of each commodity traded is determined by "risk balancing" which involves trading a number of contracts such that the expected dollar risk for trading any particular commodity is roughly the same as that of other commodities in the portfolio. For smaller accounts, it may be difficult to achieve an optimal risk balancing due to mismatches in the sizes of single contracts.

            o Positions are entered for new accounts as new trading signals occur or when limited risk opportunities allow alignment of positions with those existing in the older accounts. Such limited risk opportunities also allow upgrading or adding to existing positions for older accounts. Note that the placement of stops is determined by the trading system and not necessarily adjusted with respect to positions in new accounts that have been aligned with positions existing in older accounts.

            o The system does not rely on the optimization of numerical parameters.

            The above features combine into a system with a favorable ratio of gains over losses and an attractive return relative to the expected maximum drawdown. Trading accounts are structured to provide for a cash reserve by establishing a level of trading activity which results in margin requirements which are usually between 20% and 40% of the account size and seldom greater than 50%.

            The foregoing trading principles are factors upon which Dreiss Research bases its decisions. Given price trends and prices of sufficient duration and magnitude, the trading methods employed may be profitable though more than half of all individual trades may be unprofitable; however, a period without such trends may result in substantial trading losses. The trading strategies have been and will be enhanced or revised from time to time.

            The trading methods of Dreiss Research are proprietary and confidential. This description is, of necessity, general and is not intended to be exhaustive.

            Portfolio Selection. Dreiss Research trades a diversified portfolio of futures contracts representing most major commodity groups (i.e., agriculture, currencies, energy, equity indexes, interest rates, livestock, metals, and softs). The selection process seeks to avoid undue concentration in any particular futures group and to achieve a balance across all futures groups, however, on occasion, there may be a heavier concentration of a given commodity or a commodity complex, which could result in a greater return or risk to the account.

            The commodities currently traded are Australian dollar, British pound, Canadian dollar, cattle, cocoa, coffee, copper, cotton, corn, crude oil, DAX index, eurodollar, euromark, feeder cattle, German bund, gold, Hang Seng index, heating oil, Italian bond, Japanese yen, live hogs, natural gas, Nikkei index, orange juice, palladium, S&P 500, silver, soybeans, soybean meal, soybean oil, sugar, Swiss francs, treasury bonds, unleaded gas and wheat. Dreiss Research reserves the right to add or delete commodities from its portfolio without prior notice.

            Order Entry and Allocations. Dreiss Research employs an order entry system for clients' accounts based upon the size of the account and the commodities traded. No assurance is given that it will be possible to execute trades at or near the desired buy or sell point. Further, since both the price and number of commodities contracts filled or executed by the broker are subject to prevailing market conditions over which Dreiss Research has no control, an objective price allocation system is employed by Dreiss Research. In the opinion of Dreiss Research, this allocation system is fair and equitable, and is consistently applied among all accounts.

            An effort to increase the efficiency and quality of execution of trades, Dreiss Research directs the orders to specific executing brokers on the various exchanges. Generally, Dreiss Research does not exceed the use of four firms for executing trades, however, on occasion due to certain market conditions, Dreiss Research may exceed the use of four firms for executing trades. Dreiss Research reserves the right to establish relationships and enter into agreements on behalf of the client with one or more executing brokers and to trade all orders through such executing brokers. Therefore, Dreiss Research may on behalf of the client place orders for each account with a bulk order that will include all client accounts in which the same commodity is being traded. This may result in an account's being charged a "give-up" fee if the trade is executed through a brokerage firm other than that at which the account is maintained.

            With regard to the timing and manner of execution of trades, Dreiss Research may rely to some extent on the judgment of others, including floor brokers. For example, a floor broker may advise that an order to buy or sell 200 contracts of a particular commodity futures be executed 20 or 30 contracts at a time in an effort to obtain the best price.

Dreiss Research may or may not accept the advice given.

Past Performance Information

            The various managed accounts advised by Dreiss Research may not have parallel performance due to different times of market entry and varying amounts of capital. For example, account size may have an effect on particular trading decisions such as relative size of positions taken, degree of diversification, and particular commodities traded. These factors could result in superior performance for either the larger or smaller accounts, depending upon the circumstances.


            The data presented reflect the composite actual performance of accounts managed by Dreiss Research from January 1993 through March 1998. In May 1991, Dreiss Research began trading one pension account whose beneficiary is a principal of Echelon. Such account is fully-funded and historically has been, and currently is, traded in tandem with, and charged comparable fees and commissions as, all other accounts managed by Dreiss Research. Subsequent to October 31, 1995, such account has been treated as a proprietary account and has been excluded from the composite performance disclosures. As of October 31, 1995 the ending net asset value for such account was $1,176,816.


            Dreiss Research has performed the computations for the Fully-Funded Subset method for periods subsequent to January 1, 1993. However, for periods prior to January 1, 1993, due to cost considerations, the Fully-Funded Subset method has not been used. Instead, for such periods, the rates of return reported are based upon a computation which uses the nominal values of all the accounts included in the composite table, calculated in accordance with the time-weighted method as described in a prior Advisory published by the CFTC.

                  [Remainder of page left blank intentionally.]

Dreiss Research Corporation Trading Program


            The following summary information (determined pursuant to the Fully-Funded Subset Method) presents the composite performance record of Dreiss Research's Trading Program from January 1993 through March 31, 1998.

                    Name of CTA: Dreiss Research Corporation
          Name of program: Dreiss Research Corporation Trading Program
              Inception of client account trading by CTA: May 1991
            Inception of client account trading in program: May 1991
                           Number of open accounts: 60
       Aggregate assets (excluding "notional" equity) overall: $14,472,541
       Aggregate assets (including "notional" equity) overall: $28,943,542 Aggregate assets (excluding "notional" equity) in program: $14,472,541 Aggregate assets (including "notional" equity) in program: $28,943,542
                    Largest monthly drawdown: (28.29)% (6/967
             Largest peak-to-valley drawdown: (41.00)% (2/97 - 8/97)
                    Number of profitable closed accounts: 29
                   Number of unprofitable closed accounts: 16

================================================================================
Monthly Performance   1998(%)     1997(%)  1996(%)   1995(%)   1994(%)   1993(%)
--------------------------------------------------------------------------------
January                7.62       (1.50)     1.46    (4.97)    (2.62)*    3.79*
--------------------------------------------------------------------------------
February               2.08       11.39    (11.64)    9.33      1.69*     1.96*
--------------------------------------------------------------------------------
March                  0.39       (2.66)     8.41    13.66      1.80*     0.66*
--------------------------------------------------------------------------------
April                             (9.59)    13.30     3.61     (7.23)*   18.14*
--------------------------------------------------------------------------------
May                               (7.40)    (8.66)    1.24      13.87*    2.79*
--------------------------------------------------------------------------------
June                             (19.13)    10.60     7.45      10.41*    2.19*
--------------------------------------------------------------------------------
July                              (1.83)   (17.62)   (6.00)    (2.05)*    1.54*
--------------------------------------------------------------------------------
August                            (4.62)    (2.17)    4.72      0.41*    (3.65)*
--------------------------------------------------------------------------------
September                          3.20     10.09    (0.30)     9.16*    (5.62)*
--------------------------------------------------------------------------------
October                           13.61      3.79     2.94     (4.89)*    3.67*
--------------------------------------------------------------------------------
November                          (6.70)    15.10     9.17     10.10*    (2.41)*
--------------------------------------------------------------------------------
December                           4.35      7.58     8.84      4.46*    10.24*
--------------------------------------------------------------------------------
Compound Rate          9.60      (22.45)    26.86    59.76     38.09     36.12
of Return             (3 months)
================================================================================

* Represents periods in which the account whose beneficiary is a principal of Echelon consisted of 50% or more of the total nominal amount of funds under management.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                        HIRST INVESTMENT MANAGEMENT INC.

Background and Management

            Hirst Investment Management Inc. ("Hirst") was incorporated under the laws of the State of Florida in June 1991 for the purpose of holding and managing assets of the Hirst family. From June 4, 1991 through March 4, 1996, Hirst Investment Management Inc. was known as Thornley Properties Inc. The principals of Hirst Investment Management Inc. are Gary Hirst, Nancy Hirst and Mildred Hirst. Hirst is registered with the CFTC as a Commodity Trading Advisor and is a member of the NFA in such capacity.

            There have never been nor is there pending any material civil, criminal or administrative actions or proceedings against Hirst or any of its principals.

            Dr. Gary Hirst was born in 1952, and is President, Chief Investment Officer, and director of Hirst. He is the sole trading principal, and is solely responsible for operational decisions of Hirst. He has held the above positions since January 1992, but has been President since October 1995. From January 1992 through October 1995 he held the position of Vice President. Dr. Hirst owns more than 10% of the stock in Hirst.

            Dr. Hirst has been trading and investing on a proprietary basis since 1974, in commodities, currencies, financial instruments, futures, equities, real estate, and other asset classes. Dr. Hirst also worked in engineering management from 1982 to 1985, supervising the development of technology for animatronics and for military simulators.

            Dr. Hirst graduated from University of Texas Health Science Center San Antonio in 1990 with a M.D. degree, University of Miami School of Law in 1979 with a J.D. degree and from University of Miami in 1975 with a B.S. degree (Magna cum laude) in Computer Science.

Trading Strategy

            Hirst Investment Management Inc. trades a global portfolio pursuant to its DSP Trading System.

            The DSP Trading System (the "System") uses Digital Signal Processing ("DSP") to rectify the advancing and declining waveform of market data into a continuously advancing function, which becomes the equity curve. DSP is the use of a set of computation-intensive mathematical operators to analyze a discrete time-quantized signal.

            The methodology and the algorithms used are original work, and are not derived from any other known trading methodology.

            Non-Discretionary:

            The System is automated and non-discretionary. Trading signals are generated by proprietary software. Only under unusual circumstances (see "Integrated Risk Balancing" below) are the System's signals preempted and discretion employed.

            Technical vs. Fundamental:

            The System is a "technical" methodology, which means that it uses information generated by the market itself, such as prices, volume and open interest. It ignores "fundamental" data, such as news, politics, and weather, except as those factors are reflected in the markets.

            Parameter-Free:

            The System is parameter-free and does not therefore have to be adjusted for each market or "curve-fitted".

            Time Frame:

            There is no time frame (such as short, medium or long term) built into the System. The System can be simultaneously traded across an entire spectrum of wavelengths as measured in days. This characteristic produces a progressively more linear equity curve as the Account Size, (i.e. an account's total assets, including cash and cash equivalents, accrued interest and the market value of all open positions maintained in the account, plus any amount committed to trading in the account, less total liabilities of the account but not including any management and incentive fees accrued), and therefore the number of contracts traded in each market, increases.

            Volatility Control:

            When individual market volatility becomes high, option trades may be placed in those markets in an effort to reduce the effects of the volatility on the account equity and to increase the risk-adjusted return. A similar strategy may be used to initiate new accounts.

            Portfolio Selection:

            Hirst may trade futures and options on futures on any and all U.S. and non-U.S. commodities including, but not limited to, financials, currencies, interest-rate contracts, metals, livestock, grains, stock indices, energies, softs, fiber, and foods. At any time, the portfolio generally includes more than 25 different commodities with the position for some of these markets being flat. Hirst may also trade the interbank foreign exchange markets and cash commodities and may effect exchanges of futures for physicals (EFP) transactions.

            Markets are monitored for possible inclusion in the program based on several criteria, including the following:

            o     The market must be sufficiently liquid;

            o When two or more markets have a high degree of correlation, in general, only those markets with the higher signal-to-noise ratio are traded;

            o individual market characteristics, such as slippage, daily limits, exchange regulatory environment, etc. are also considered;

            o The risk balancing matrix may also reject markets by generating a zero allocation.

            Integrated Risk Balancing:

            The entire trading methodology is designed around a top-down approach to the management of risk. The primary design goal of the System is the maximization of the ratio of return to drawdown.

            The initial risk for each trade is determined by the System, and is the point at which that position (immediately after being entered) would be offset. The average initial risk is 0.5% of Account Size. Should the initial system risk for any one market be greater than 2% of Account Size, the System requires discretionary approval of the signal before an order is generated.

            Margin:

            The portfolio is designed to have an average margin requirement of 27% of Account Size. Although margin requirements usually range between 12% and 33%, requirements may be higher or lower. A fixed fractional algorithm is used, so that the number of contracts traded is increased as equity increases, and decreased as equity decreases.

DSP Global Diversified

            The following summary information (determined pursuant to the Fully-Funded Subset Method) presents the composite performance record of Hirst's DSP Global Diversified Program from October 1995 through March 31, 1998.

                  Name of CTA: Hirst Investment Management Inc.
                     Name of program: DSP Global Diversified
            Inception of client account trading by CTA: October 1995
          Inception of client account trading in program: October 1995
                           Number of open accounts: 47
       Aggregate assets (excluding "notional" equity) overall: $26,858,822
       Aggregate assets (including "notional" equity) overall: $61,986,299 Aggregate assets (excluding "notional" equity) in program: $ 26,858,822 Aggregate assets (including "notional" equity) in program: $ 61,986,299
                    Largest monthly drawdown: (7.34)% (2/96)
             Largest peak-to-valley drawdown: (8.53)% (2/96 - 3/96)
                     Number of profitable closed accounts: 7
                    Number of unprofitable closed accounts: 0

==============================================================
Monthly
Performance        1998(%)       1997(%)    1996(%)    1995(%)
--------------------------------------------------------------
January              2.11        13.50       6.84       --
--------------------------------------------------------------
February            (0.07)        8.62      (7.84)      --
--------------------------------------------------------------
March                2.76        (2.77)     (1.29)      --
--------------------------------------------------------------
April                            (0.79)     12.54       --
--------------------------------------------------------------
May                               3.99      (4.87)      --
--------------------------------------------------------------
June                             (3.21)     13.80       --
--------------------------------------------------------------
July                              1.32       3.99       --
--------------------------------------------------------------
August                           (4.49)     (2.08)      --
--------------------------------------------------------------
September                         4.10      15.59       --
--------------------------------------------------------------
October                          (3.79)     10.12      14.25
--------------------------------------------------------------
November                          1.20       7.08       8.85
--------------------------------------------------------------
December                          6.24       0.98      16.10
--------------------------------------------------------------
Compound Rate        4.85        24.74      54.05      44.36
of Return       (3 months)
==============================================================


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                           HYMAN BECK & COMPANY, INC.

Background and Management


            Hyman Beck & Company, Inc. ("HB&Co.") was incorporated under the laws of the State of Delaware in February 1991 to engage in the business of offering advisory and portfolio management services to both retail and institutional investors in commodity interest contracts. HB&Co. is registered as a commodity trading advisor and commodity pool operator with the CFTC and is a member of the NFA in such capacities. HB&Co.'s principal office is located at 100 Campus Drive, Florham, New Jersey 07932. The registration of HB&Co. with the CFTC and HB&Co.'s membership in NFA must not be taken as an indication that any such agency or self-regulatory body has recommended or approved HB&Co. or the Trust.


            The principals and key personnel of HB&Co. are listed below. HB&Co. is wholly-owned by Mr. Hyman and Mr. Beck.

            Alexander Hyman is the President and a principal of HB&Co. Mr. Hyman is also a fifty percent shareholder of HB&Co. Mr. Hyman, along with Mr. Beck, is directly responsible for all trading and money management decisions made by HB&Co. From 1983 through February 1991, Mr. Hyman was employed by Dean Witter Reynolds Inc. ("Dean Witter"), a registered futures commission merchant, where, at the time of his departure, he was First Vice President and Associate Director of the Managed Futures Division and a Director and principal of Dean Witter Futures & Currency Management Inc. ("DWFCM"), a registered commodity trading advisor. Mr. Hyman was also a Director of Demeter Management Corporation, the sponsor of all of Dean Witter's public futures funds. While at Dean Witter, Mr. Hyman was responsible for the development of managed futures products. Mr. Hyman graduated from Hofstra University in May 1983 with a B.B.A. degree in International Business and Economics.

            Carl J. Beck is Vice President, Secretary, Treasurer and a principal of HB&Co. Mr. Beck is also a fifty percent shareholder of HB&Co. Mr. Beck, along with Mr. Hyman, is directly responsible for all trading and money management decisions made by HB&Co. From 1985 through February 1991, Mr. Beck was employed by Dean Witter, a registered futures commission merchant, where, at the time of his departure, he held the position of Vice President and Senior Portfolio Manager. Mr. Beck was also a Vice President and principal of DWFCM, a registered commodity trading advisor, where he was responsible for day-to-day management and trading activities. Prior to joining Dean Witter, Mr. Beck was employed by
J. Aron & Co., a commodity trading firm. As of April 1994, Mr. Beck was appointed to and serves on the Board of Managers of the Coffee, Sugar & Cocoa Exchange, Inc. Mr. Beck graduated magna cum laude from Fordham University in May 1983 with a B.A. degree in Economics and earned an M.B.A. degree in Finance from New York University in May 1989.




            John J. McCormick is a principal of HB&Co. Mr. McCormick is directly responsible for the implementation of trading decisions for HB&Co.'s commodity interest portfolios. Prior to joining HB&Co., in March 1991 Mr. McCormick was employed by Dean Witter from 1986 through February 1991 where, at the time of his departure, he held the position of Assistant Vice President and Internal Accounts Manager. Mr. McCormick is also responsible for generating most of the research reports used by Messrs. Hyman and Beck in determining their trading decisions. Mr. McCormick graduated from Fordham University in 1986 with a B.S. degree in Accounting and earned an M.B.A. degree in Finance from Fordham University in May 1993.


            Troy W. Buckner is a principal of HB&Co. Mr. Buckner is responsible for research activities at HB&Co. Prior to joining HB&Co. in June 1995, Mr. Buckner was a principal at Classic Capital, Inc., an international investment management firm, where he designed systematic trading programs from January 1994 to June 1995. From December 1989 to January 1994, Mr. Buckner was self-employed as an independent trader while developing an advanced architecture useful in the modeling of financial and commodity market prices. From March 1989 to December 1989, Mr. Buckner traded energy futures contracts for George E. Warren Corp., an energy trading firm. From June 1986 to March 1989, Mr. Buckner was employed by Salomon Brothers Inc, a securities brokerage and investment firm, where he specialized in the sale of stock market portfolios as well as futures and option strategies. Mr. Buckner graduated from the University of Delaware with a B.S. degree in Finance in 1984 and earned an M.B.A. degree from the University of Chicago in 1986.

            David B. Fuller is Chief Financial Officer and a principal of HB&Co. Mr. Fuller is responsible for accounting and administration. Prior to joining HB&Co. in March 1994, Mr. Fuller was employed by Link Strategic Investors, Inc., an international investment management firm ("Link"), where, at the time of his departure, he held the position of Senior Financial Officer. Prior to joining Link in January 1993, Mr. Fuller was the Senior Financial Officer for Bearbull Investment Products (U.S.A.), an international investment management firm. From January 1989 to July 1991, Mr. Fuller was Controller of Rayner & Stonington, L.P., a registered commodity trading advisor, where he was responsible for accounting and financial reporting. From October 1984 to December 1988 Mr. Fuller was Controller and Assistant Treasurer of Gill and Duffus Inc., members of the Coffee, Sugar & Cocoa Exchange, Inc. Mr. Fuller began his career in 1978 as a staff accountant for Krieger & Schissel, a public accounting firm and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. Mr. Fuller graduated from Lehigh University in May 1978 with a B.S. degree in Accounting.

            Richard A. DeFalco is Vice President, Director of Marketing and a principal of HB & Co. Mr. DeFalco is responsible for marketing, client services and support for the firm. Prior to joining HB & Co. in April 1997, Mr. DeFalco was employed by PaineWebber, Inc. from May 1989 through March 1997, where at the time of his departure, he held the position of National Marketing Manager. Mr. DeFalco's responsibilities included the marketing of managed futures and hedge fund products in addition to being a member of PaineWebber's Managed Futures Product selection committee. Mr. DeFalco was also an advisory officer to PaineWebber Futures Management Corporation, a registered commodity pool operator. Mr. DeFalco began his career at PaineWebber in the futures Credit Department.

            John S. Ryan is responsible for systems management and program design at HB&Co. Prior to joining HB&Co. in March 1993, Mr. Ryan was employed by International Business Machines from February 1988 to March 1993, where he held various positions and, most recently, was responsible for Corporate Networks Design and Implementation in the New York metropolitan area. Mr. Ryan graduated from Baruch College in May 1991 with a B.B.A. degree in Computer Information Systems.



Trading Strategy

Technical Trading

            HB&Co. relies primarily on technical analysis and believes that future price movements in all markets may be more accurately anticipated by analyzing historical price movements within a quantitative framework rather than attempting to predict or forecast changes in price through fundamental economic analysis. The trading methodologies employed by HB&Co. are based on programs analyzing a large number of interrelated mathematical and statistical formulas and techniques which are quantitative, proprietary in nature and which have been developed by Mr. Beck and Mr. Hyman.

Technical, Trend-Following Approach

            The profitability of HB&Co.'s trading pursuant to technical trend-following analysis, emphasizing mathematical and charting approaches, will depend upon the occurrence in the future, as in the past, of major price trends in some markets. If there are no price trends, HB&Co.'s trend-following trading methodologies are likely to be unprofitable. There have been trendless periods in the past which can be expected to recur.

            Technical trend-following trading approaches will seldom direct market entry or exit at the most favorable price in the particular market trend. Rather, these types of trading styles seek to close out losing positions quickly and to hold profitable positions, or portions thereof, for as long as the trading systems determine that the particular market trend continues to exist. There can be no assurance that profitable positions can be liquidated at the most favorable price in a particular trend. As a result, the number of losing transactions can be expected to exceed the number of profitable transactions. However, if such trend-following approaches are successful, these losses should be more than offset by a few large gains.

            HB&Co. employs risk management techniques which have been developed by Messrs. Beck and Hyman with the objectives of limiting losses, controlling market exposure and capturing profits. HB&Co.'s trend-following trading approach also includes a "neutral mode" which may indicate that no position is appropriate in a particular contract or contract group in an attempt to preserve capital in trendless markets.

Technical, Non-Linear Approach


            HB&Co. also employs a technical, systematic program that combines conservative risk control principles with non-linear modeling techniques. This technical approach to the markets does not depend on the occurrence of major price trends in order to be profitable. Rather, trades are made under various market conditions and are typically of short duration, averaging six days in length. Unlike HB&Co.'s other strategies, this program may buy or sell volatility depending on recent market conditions. A key distinguishing feature of this approach is its ability to trade correlated markets differently. It is common, for example, for this portfolio to be long (buy) soybeans and short
(sell) soybean meal or to be long heating oil and short crude oil. HB&Co. believes that the non-linear models utilized in this approach should excel at pattern recognition and the detection of conditional relationships between and among different data inputs.


            The process of generating trades begins with the selection of a price target, with respect to given market conditions, reflecting the likelihood that short-term reward is substantially in excess of risk. An assortment of time series variables are calculated as input to be used in the modeling process. With each variable an attempt is made to depict a different facet of a given market's historical price movement.

            HB&Co. believes that since the timing of trades is significantly random, diversification and expected returns may be enhanced by adding viable markets to the portfolio's mix. Positions are established when the models indicate a high probability of substantial reward relative to anticipated risk. Positions may be initiated in either trending or choppy markets. Although positions are established at frequent intervals, there is no position approximately 60% of the time in any given market. The trading philosophy assumes that there are many significant short-term moves, but that relatively few of them offer the desired risk/reward ratio.

Implementation of Trading Approaches

            HB&Co., from time to time, may change or refine the trading systems and methodologies employed to manage its accounts. Additional trading systems may be developed by the principals of HB&Co. and may be employed in trading accounts managed by HB&Co., including the Trust's account. The principals of HB&Co. review and maintain discretion over all computer-generated trading parameters.

            Although technical trading systems normally consist of a series of fixed rules applied manually or by computer, such systems still require certain subjective judgments and decisions. For example, with respect to each commodity interest portfolio, Messrs. Beck and Hyman will select the contracts and markets which will be followed, the contracts and markets which will be actively traded and the contract months in which positions will be maintained. Messrs. Beck and Hyman will also determine when to roll over a position (i.e., when to liquidate a position which is about to expire and initiate a new position in a more distant contract month). These types of decisions require consideration of, among other things, the volatility of a particular market, the pattern of price movements (both interday and intraday), open interest, trading volume, changes in spread relationships between various contract months and between various contracts and overall portfolio balance and risk exposure. With respect to the timing and execution of trades, Messrs. Beck and Hyman may also rely to some extent on the judgment of others, such as floor brokers. No assurance can be made that consideration will be given to any or all of the foregoing factors by Messrs. Beck and Hyman with respect to every trade or that consideration of any of such factors in a particular situation will lessen the risk of loss. Investors should be aware that such decisions may involve a substantial element of judgment and that such persons' unavailability to make such decisions could materially impair the operation of HB&Co.'s trading approach.

            Along with the subjective decision-making authority reserved for Messrs. Beck and Hyman, HB&Co. also maintains a procedure for determining the appropriate quantity of contracts to be traded for an account of a given size and for all accounts. HB&Co. may continually adjust its trading portfolios and the position size of an order immediately prior to placement, based on such factors as past market volatility, prices of commodities, amount of risk, potential return and margin requirements. The decision not to trade a certain commodity interest at certain times or to reduce the number of contracts traded in a particular commodity interest may result in missing significant profit opportunities that otherwise might be captured if HB&Co. depended solely on the computer-based aspects of its trading strategy or on different trading strategies altogether.

Leverage

            HB&Co. has responsibility for controlling the leverage utilized in its trading portfolios and may increase or decrease the amount of leverage applied to assets allocated to one or more of the trading portfolios described herein. The initial leveraging, and any subsequent "up-" or "de-leveraging," will be primarily based on subjective evaluations of market conditions, past performance of particular portfolios, risk exposure and other factors. The use of additional leverage in commodity interest trading, which is already highly leveraged, may increase profits (and losses).

Overview of Commodity Interest Portfolios


            HB&Co. currently offers six (6) alternative commodity interest portfolios in which to participate: a Diversified Portfolio, a foreign currency FX Portfolio, a Global Portfolio, a Short-Term Original Portfolio, a Short-Term Portfolio* and an Asset Allocation Portfolio. The following is a list of certain of the different commodity interests which HB&Co. may trade in its portfolios. Mr. Beck and Mr. Hyman, at their discretion and according to their research, may add or delete different types of commodity interests from any of the trading portfolios.


            Interest Rates (U.S. dollar). Treasury Bonds, Treasury Notes, Eurodollars, Treasury Bills and Municipal Bonds.

            Interest Rates (Non-U.S. dollar). British Long Gilts, British Short Sterling, German Euromarks, German Bonds, Japanese Euroyen, Japanese Government Bonds, French Notional Bonds, French PIBOR, Italian Government Bonds, Australian Government Bonds, Australian Bank Bills and Canadian Government Bonds.

            Stock Indices (U.S. dollar). NYSE Composite and S&P 500.

            Stock Indices (Non-U.S. dollar). British FTSE, Japanese NIKKEI, French CAC-40 and Australian All Ordinaries.

            Metals. Gold, Silver, Platinum, Copper, Aluminum and Zinc.

            Currencies. British Pound, German Mark, Japanese Yen, Swiss Franc, Canadian Dollar, Australian Dollar, French Franc, Italian Lira, Spanish Peseta, New Zealand Dollar, Swedish Krona, Dutch Guilder, Belgian Franc and Malaysian Ringgit.

            Agricultural Commodities. Corn, Wheat, Soybeans, Soymeal and Soyoil.

            Energies. Crude Oil, Heating Oil, Unleaded Gas and Gas Oil.

            Other Commodities. Coffee, Sugar, Cocoa, Cotton, Cattle, Hogs and Porkbellies.

The Global Portfolio

            HB&Co. will trade the Global Portfolio on behalf of the Trust. HB&Co.'s Global Portfolio participates in many of the internationally-traded futures and forward markets not necessarily represented in the Diversified Portfolio or the FX Portfolio. The Global Portfolio trades a portfolio of over 30 futures and forward markets worldwide with a concentration in world interest rate and other financial markets.

----------
* The Short-Term Original Portfolio and Short-Term Select Portfolio may be referenced together as the "Short-Term Portfolio."

The Diversified Portfolio

            HB&Co.'s Diversified Portfolio offers access to international markets not typically represented in a traditional investment portfolio. The Diversified Portfolio trades a portfolio of over 40 diverse futures, forward and cash markets and offers diversification into global financial and tangible assets including agricultural items, energy products, interest rates and stock indices, foreign currencies and metals.

The FX Portfolio

            HB&Co.'s FX Portfolio trades in the world currency markets. The FX Portfolio may trade up to a total of 40 non-U.S. crossrates (trading non-U.S. currencies vs. other non-U.S. currencies) and outrights (trading non-U.S. currencies vs. the U.S. dollar).


The Short-Term Original Portfolio


            HB&Co.'s Short-Term Portfolio is a systematic program combining money management principles with non-linear modeling techniques. The Short-Term Portfolio may buy or sell volatility, and currently trades 44 markets with positions in an average of 20 futures and forward markets at any point in time.


The Short-Term Select Portfolio

            The Short-Term Portfolio utilizes the same technical, non-linear, approach currently employed in trading the Short-Term Original Portfolio, but will concentrate its trading in fewer markets. More specifically, the short-Term Select Portfolio trades futures and forward contracts in approximately 30 of the most liquid markets, including but limited to foreign and stock indices, foreign currencies, foreign and domestic fixed income instruments, precious and base metals, and energy products. HB&Co. expects, based on its research, that the risk/reward characteristics of the Short-Term Select Portfolio will not be materially different than those of its Short-Term Original Portfolio.


The Asset Allocation Portfolio


            HB&Co.'s Asset Allocation Portfolio commenced trading in 1992, allocating and reallocating assets among the Global, FX and Diversified Portfolios in an effort to minimize risk and maximize profit opportunities. The Asset Allocation Portfolio currently engages, in varying degrees, the Global, FX, Diversified and Short-Term Portfolios or some subset thereof. HB&Co. believes, based on its research to date, that the performance of the Short-Term Original Portfolio may exhibit a substantial degree of non-correlation with the long-term, trend-following strategies utilized in the trading of the Asset Allocation Portfolio. Such non-correlation may result in additional opportunities for profit from shorter-term market movements, additional diversification in HB&Co.'s trading strategies, and reduced volatility in the Asset Allocation Portfolio's performance over time. The Short-Term Original Portfolio was added to the Asset Allocation Portfolio in November 1996. As of February 1998 the Short-Term Select Portfolio replaced the Short-Term Original Portfolio.


Past Performance Information


            The following information describes the composite actual performance of all customer accounts managed by HB&CO. As of March 31, 1998, HB&Co. was managing approximately $264 million (excluding "notional" equity) of customer funds in the futures and forwards markets. The performance information set forth below is current as of March 31, 1998.


            When reviewing the information below, investors should be aware that composite performance results tend to create an "averaging effect" on the performance of accounts. Further, investors should note that different accounts (even though they have generally been traded according to the same trading approach and in the same commodity interest portfolios) have had varying investment results as described below.

            The reasons for varying investment results among accounts trading the same commodity interest portfolios include: (1) the period during which accounts were active; (2) changes in HB&Co.'s trading methodology -- although all accounts were traded in accordance with the same trading approach, such approach did change periodically as a result of an ongoing program of research and development; (3) the size of accounts -- which influenced the number of different markets in which the account participated and the number of contracts in each market traded; (4) the brokerage commission rates paid by accounts and when such commissions were charged to accounts; (5) the amount of interest income earned by accounts; (6) the rates of fees and amount of administrative costs paid by accounts; (7) the timing of orders to open or close positions; (8) the market conditions in which accounts were traded, which in part determine the quality of trade executions; and (9) trading restrictions imposed by clients. Thus, the results of individual accounts in the following performance record may be better or worse than the composite performance results shown, depending upon such factors.

            The Asset Allocation Portfolio represents accounts trading a combination of each of the Global, FX, Diversified, and/or Short-Term Portfolios; therefore, the assets and Rates of Return set forth in the summary performance information and chart are also reflected in the assets and Rates of Return set forth in the individual Global, FX, Diversified, and Short-Term Portfolio summaries. The first account traded pursuant to the Asset Allocation Portfolio was established in April 1992 with all of its assets allocated to HB&Co.'s Diversified Portfolio; in August 1992 the assets of such account were reallocated to the Global and Diversified Portfolios; and in January 1993 the assets of such account were allocated among the Global, FX and Diversified Portfolios. From January 1993 through November 1996, all asset allocation portfolio accounts have at all times included allocations among the Global, FX and Diversified Portfolios. The Short-Term Original Portfolio was added to the Asset Allocation Portfolio in November 1996. In February 1998 the Short-Term Select Portfolio replaced the Short-Term Original Portfolio.


                  [Remainder of page left blank intentionally.]

The Global Portfolio


            HB&Co. will trade this portfolio on behalf of the Trust. The following summary performance information and chart reflect the composite performance results of the Global Portfolios directed by HB&Co for the five-year period from January 1993 through March 1998.

                     Name of CTA: Hyman Beck & Company, Inc.
                        Name of program: Global Portfolio
             Inception of client account trading by CTA: March 1991
           Inception of client account trading in program: April 1991
                        Number of open accounts:  19
  Aggregate assets in all programs (excluding "notional" equity): $264,040,531 Aggregate assets in all programs (including "notional" equity): $328,887,024
Aggregate assets in Global Portfolio (excluding "notional" equity): $203,289,928 Aggregate assets in Global Portfolio (including "notional" equity): $224,701,557
                   Largest monthly drawdown: (12.77%) (12/96)
             Largest peak-to-valley drawdown: (13.90%) (7/94 - 2/95)
                    Number of profitable closed accounts: 24
                   Number of unprofitable closed accounts: 17

================================================================================
Monthly           1998(%)   1997(%)   1996(%)   1995(%)   1994(%)   1993(%)
Performance
--------------------------------------------------------------------------------
January           (0.15)     8.76      3.97     (6.35)    (0.45)    (3.97)
--------------------------------------------------------------------------------
February          (0.41)     1.69     (8.23)     9.02     (7.45)     8.65
--------------------------------------------------------------------------------
March             (0.08)    (0.23)    (1.21)    18.71     12.48      2.10
--------------------------------------------------------------------------------
April                       (2.77)     2.39      6.22     (2.17)     5.65
--------------------------------------------------------------------------------
May                          0.20     (3.20)     6.34      4.22      4.55
--------------------------------------------------------------------------------
June                         1.79      1.38     (1.12)     5.14     (4.95)
--------------------------------------------------------------------------------
July                        10.78      1.80     (1.68)    (4.30)     5.00
--------------------------------------------------------------------------------
August                      (2.78)    (1.15)    (1.80)    (4.40)     0.51
--------------------------------------------------------------------------------
September                    2.13      4.36     (2.16)    (2.85)    (0.80)
--------------------------------------------------------------------------------
October                     (1.06)    11.17     (1.08)     4.72     (0.63)
--------------------------------------------------------------------------------
November                     1.65      9.79      1.27      3.43     (2.78)
--------------------------------------------------------------------------------
December                     2.75     (8.71)     0.80     (2.95)     1.34
--------------------------------------------------------------------------------
Compound          (0.64)    24.38     10.82     29.12      3.81     14.63
Rate of        (3 months)
Return
================================================================================


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Diversified Portfolio


            The following summary performance information reflects the composite performance results of the Diversified Portfolios directed by HB&Co. for the five-year period from January 1993 through March 1998.

                     Name of CTA: Hyman Beck & Company, Inc.
                     Name of program: Diversified Portfolio
             Inception of client account trading by CTA: March 1991
           Inception of client account trading in program: March 1991
                           Number of open accounts: 4
  Aggregate assets in all programs (excluding "notional" equity): $264,040,531 Aggregate assets in all programs (including "notional" equity): $328,887,024
         Aggregate assets in Diversified Program (excluding "notional"
                              equity): $1,372,380
         Aggregate assets in Diversified Program (including "notional"
                              equity): $5,907,317
                    Largest monthly drawdown: (15.90%) (2/94)
             Largest peak-to-valley drawdown: (30.42%) (8/93-12/95)
                    Number of profitable closed accounts: 16
                   Number of unprofitable closed accounts: 25
                1998 compound rate of return: (0.49)% (3 months)
                      1997 compound rate of return: 11.88%
                      1996 compound rate of return: (8.33)%
                      1995 compound rate of return: (4.14)%
                      1994 compound rate of return: (7.07)%
                      1993 compound rate of return: 13.96%


The FX Portfolio


            The following summary performance information reflects the composite performance results of the FX Portfolios directed by HB&Co. for the five-year period from January 1993 through March 1998.

                     Name of CTA: Hyman Beck & Company, Inc.
                          Name of program: FX Portfolio
             Inception of client account trading by CTA: March 1991
           Inception of client account trading in program: March 1991
                           Number of open accounts: 8
  Aggregate assets in all programs (excluding "notional" equity): $264,040,531 Aggregate assets in all programs (including "notional" equity): $328,887,024
    Aggregate assets in FX Program (excluding "notional" equity): $9,747,855 Aggregate assets in FX Program (including "notional" equity): $19,872,667
                   Largest monthly drawdown: (18.72%) (11/94)
             Largest peak-to-valley drawdown: (52.49%) (8/93 - 1/95)
                     Number of profitable closed accounts: 6
                   Number of unprofitable closed accounts: 31
                 1998 compound rate of return (2.49)% (3 months)
                      1997 compound rate of return: 29.30%
                       1996 compound rate of return: 6.65%
                      1995 compound rate of return: 40.58%
                     1994 compound rate of return: (20.63)%
                       1993 compound rate of return: 0.86%

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
THE TRUST'S ACCOUNT IS NOT CURRENTLY TRADED PURSUANT TO THE FOREGOING PROGRAMS.

Asset Allocation Portfolio


            The following summary performance information and table reflect the composite performance results of the Asset Allocation Portfolios (which is included in the preceding performance summaries) directed by HB&Co. from January 1993 through March 1998.

                     Name of CTA: Hyman Beck & Company, Inc.
                   Name of program: Asset Allocation Portfolio
             Inception of client account trading by CTA: March 1991
           Inception of client account trading in program: April 1992
                           Number of open accounts: 4
  Aggregate assets in all programs (excluding "notional" equity): $264,040,531 Aggregate assets in all programs (including "notional" equity): $328,887,024
       Aggregate assets in Asset Allocation program (excluding "notional"
                              equity): $15,080,729
       Aggregate assets in Asset Allocation program (including "notional"
                              equity): $59,284,567
                    Largest monthly drawdown: (9.38%) (2/96)
             Largest peak-to-valley drawdown: (18.30%) (8/93 - 1/95)
                     Number of profitable closed accounts: 2
                    Number of unprofitable closed accounts: 2
                 1998 compound rate of return (5.23)% (3 months)
                      1997 compound rate of return: 20.91%
                       1996 compound rate of return: 1.67%
                      1995 compound rate of return: 33.35%
                      1994 compound rate of return: (1.29)%
                      1993 compound rate of return: 18.58%

The Short-Term Original Portfolio

            HB&Co.'s Short-Term Original Portfolio has been utilized only since April 1, 1996 in the trading of customer funds. The following summary performance information reflects the composite performance results of the Short-Term Portfolios directed by HB&Co through March 31, 1998.

                     Name of CTA: Hyman Beck & Company, Inc.
                 Name of program: Short-Term Original Portfolio
             Inception of client account trading by CTA: March 1991
           Inception of client account trading in program: April 1996
                           Number of open accounts: 8
  Aggregate assets in all programs (excluding "notional" equity): $264,040,531 Aggregate assets in all programs (including "notional" equity): $328,887,024
          Aggregate assets in Short-Term program (excluding "notional"
                              equity): $34,644,959
          Aggregate assets in Short-Term program (including "notional"
                              equity): $45,832,444
                    Largest monthly drawdown: (8.83)% (8/96)
            Largest peak-to-valley drawdown: (12.47%) (11/96 - 12/96)
                     Number of profitable closed accounts: 9
                    Number of unprofitable closed accounts: 2
                1998 compound rate of return: (4.09)% (3 months)
                      1997 compound rate of return: 33.30%
                 1996 compound rate of return: 0.58% (9 months)
                        1995 compound rate of return: N/A
                        1994 compound rate of return: N/A
                        1993 compound rate of return: N/A

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
THE TRUST'S ACCOUNT IS NOT CURRENTLY TRADED PURSUANT TO THE FOREGOING PROGRAMS.

The Short-Term Select Portfolio

               HB&Co.'s Short-Term Select Portfolio has been utilized only since September, 1997 in the trading of customer funds. The following summary performance information reflects the composite performance results of the Short-Term Portfolios directed by HB&Co through March 31, 1998.

                     Name of CTA: Hyman Beck & Company, Inc.
                 Name of program: Short-Term Original Portfolio
             Inception of client account trading by CTA: March 1991
           Inception of client account trading in program: April 1996
                           Number of open accounts: 7
  Aggregate assets in all programs (excluding "notional" equity): $264,040,531 Aggregate assets in all programs (including "notional" equity): $328,887,024
          Aggregate assets in Short-Term program (excluding "notional"
                              equity): $14,985,409
          Aggregate assets in Short-Term program (including "notional"
                              equity): $32,573,039
                    Largest monthly drawdown: (10.15)% (2/98)
             Largest peak-to-valley drawdown: (11.08%) (2/98 - 3/98)
                     Number of profitable closed accounts: 0
                    Number of unprofitable closed accounts: 0
                1998 compound rate of return: (7.89)% (3 months)
                       1997 compound rate of return: 0.73%

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
THE TRUST'S ACCOUNT IS NOT CURRENTLY TRADED PURSUANT TO THE FOREGOING PROGRAM.

                          SUNRISE CAPITAL PARTNERS, LLC

Background and Management

            Sunrise Capital Partners, LLC (the "Sunrise Capital Partners") is a California limited liability company with offices at 990 Highland Drive, Suite 303, Solana Beach, California 92075-2472. Its main telephone number is (619) 259-8911 and its facsimile number is (619) 259-7645. Sunrise Capital Partners was organized in January 1995. Sunrise Capital Partners was registered in February 1995 as a commodity trading advisor ("CTA") and as a commodity pool operator ("CPO") with the CFTC under the Commodity Exchange Act, as amended, and is a member of the NFA in both such capacities.

            Sunrise Capital Partners is wholly-owned by Sunrise Capital Management, Inc. ("Sunrise") and Commodity Monitors, Inc. ("CMI").

            Sunrise is a California corporation (formerly named Sunrise Commodities, Inc.) which continues the business of Sunrise Commodities, a California sole proprietorship organized in 1982, and its predecessor firms. Sunrise was registered in February 1983 as a CTA and in April 1990 as a CPO with the CFTC and is a member of the NFA in both such capacities.

            CMI is a California corporation organized in October 1977, and is the successor to the partnership of Harris & Slaughter. CMI was registered in November 1977 with the CFTC as a CTA and is a member of the NFA in such capacity.

            Martin P. Klitzner is a Managing Director of Sunrise Capital Partners. Mr. Klitzner is responsible for Sunrise Capital Partners's day-to-day business and administrative operations. In 1967 and 1968 he received a B.A. and an M.B.A., respectively, from the University of Michigan. He did post graduate work in economics at the University of California, Los Angeles, from 1968 to 1971. Mr. Klitzner joined Sunrise on December 1, 1982 and serves as its President. Prior to joining Sunrise, Mr. Klitzner was a planner in the public sector, a private businessman, and an investor.

            Richard C. Slaughter is a Managing Director of Sunrise Capital Partners. Mr. Slaughter is responsible for Sunrise Capital Partners's day-to-day activities regarding research and trading systems development. In 1974, he received a B.S. in finance from San Diego State University. He has pursued graduate studies in finance at the State University and in systems management at the University of Southern California. Mr. Slaughter has been a Professor of Finance, instructing M.B.A. candidates in securities analysis and portfolio management. Mr. Slaughter, a co-founder of CMI in 1977, serves as its President. He was responsible, along with Dr. Forrest, for the development of CMI's trading systems. Mr. Slaughter began trading commodities on a full- time basis in 1975 for his own account and as a CTA.

            Dr. Gary B. Davis concentrates his efforts in research and trading systems development activities for Sunrise Capital Partners. In 1968 and 1970, Dr. Davis received a B.S. and a Medical Degree, respectively, from the University of Michigan. From 1980 to 1990, Dr. Davis served on the faculty of the University of California, San Diego, as a Professor of Medicine. Dr. Davis, founder of Sunrise and developer of its trading systems, serves as its Chairman. Dr. Davis has studied and traded the commodity markets since 1979.

            Dr. John V. Forrest engages in research and trading systems development on behalf of Sunrise Capital Partners. In 1962, he received a B.A. from Notre Dame and in 1966 received a Medical Degree from the State University New York -- Downstate Medical Center. Dr. Forrest retired in 1998 as a Professor of Medicine at the University of California, San Diego, where he has served on the faculty since 1976. Dr. Forrest joined CMI in September 1991 and is a co-developer, with Mr. Slaughter, of CMI's trading systems. He was President and sole shareholder of Cresta Commodities, a CTA, from September 1981 to August 1989. Dr. Forrest began trading the commodity markets in 1975.

            Martin M. Ehrlich is Vice President--Marketing of Sunrise Capital Partners. His academic background includes studies at the University of Cincinnati where he majored in business administration. Mr. Ehrlich joined Sunrise in November 1986 after having been a long-time investor with the company. Prior to assuming responsibilities for marketing and public relations, Mr. Ehrlich was an independent businessman and investor.

            Marie Laufik is Vice President -- Trading of Sunrise Capital Partners. Ms. Laufik is Sunrise Capital Partners's head trader and is responsible for supervising Sunrise Capital Partners's trading and back-office operations. In 1973, Ms. Laufik received a Master's Degree in economics from the University of Prague. Ms. Laufik worked for a Czechoslovakian import/export company for nine years before immigrating to the United States. She was a commodity trader for Cresta Commodities from April 1986 until she joined Sunrise in August 1988.

            Elissa Davis is a principal of Sunrise Capital Partners and of Sunrise by virtue of her role as a trustee of the Davis Family Trust. Mrs. Davis is not active in the management of either Sunrise Capital Partners or of Sunrise and has not been involved in any other business activities during the past five years.

            The Davis Family Trust, dated October 12, 1989, is a director and the sole shareholder of Sunrise; Dr. Gary B. Davis and his wife, Elissa Davis, are trustees and the sole beneficiaries of this Trust.

Trading Strategy

            Sunrise Capital Partners utilizes technical trend-following systems trading a wide continuum of time windows. Most of these time frames are decidedly long term by industry standards. Pro-active money management strategies are designed to protect open profits and to minimize exposure to non-directional markets.

            Relying on technical analysis, Sunrise Capital Partners believes that future price movements in all markets may be more accurately anticipated by analyzing historical price movements within a quantitative framework rather than attempting to predict or forecast changes in price through fundamental economic analysis. The trading methodologies employed by Sunrise Capital Partners are based on programs analyzing a large number of interrelated mathematical and statistical formulas and techniques which are quantitative, proprietary in nature and which have been either learned or developed by Dr. Davis, Dr. Forrest and/or Mr. Slaughter. The profitability of the trading programs, traded pursuant to technical analysis emphasizing mathematical and charting approaches, will depend upon the occurrence in the future, as in the past, of major trends in some markets. If there are no trends, the trading programs are likely to be unprofitable.

            Sunrise Capital Partners's trading systems attempt to detect a trend, or lack of a trend, with respect to a particular Commodity Interest in a program by analyzing price movement and volatility over time. Sunrise Capital Partners's trading system consists of multiple, independent and parallel systems, each designed and tested to seek out and extract different market inefficiencies on different time horizons. These systems will generate a signal to sell a "short" contract or purchase a "long" contract based upon their identification of a price trend in the particular Commodity Interest. If the systems do not detect a price trend, a "neutral" trading signal will be generated. While this neutral signal is designed to filter out high-risk "whipsaw" markets, it is successful on only a limited basis. Successful speculative commodity trading employing trend-following techniques, such as Sunrise Capital Partners's system, depends to a large degree upon not trading non-directional, volatile markets. Accordingly, to the extent that this signal is not generated during a non-trending market, trading would likely be unsuccessful because an account would trade such markets.

            Trend-following trading systems, such as those employed by Sunrise Capital Partners, will seldom effect market entry or exit at the most favorable price in the particular market trend. Rather, this type of trading system seeks to close out losing positions quickly and to hold portions of profitable positions for as long as the trading system determines that the particular market trend continues to offer reasonable profit potential. The number of losing transactions may exceed substantially the number of profitable transactions. However, if Sunrise Capital Partners's approach is successful, these losses should be more than offset by gains.

            While Sunrise Capital Partners relies primarily on its mechanical technical trading systems in making investment decisions, the strategy does include the latitude to depart from this approach if market conditions are such that, in the opinion of Sunrise Capital Partners, execution of trades recommended by the mechanical systems would be difficult or unusually risky to an account. There may occur the rare instance which Sunrise Capital Partners, will override the system to decrease market exposure. Any modification of trading instructions could adversely affect the profitability of an account. Among the possible consequences of such a modification would be (1) the entrance of a trade at a price significantly worse than a system's signal price, (2) the complete negation of a signal which subsequently would have produced a profitable trade or (3) the premature termination of an existing trade.

            A technical trading system consists of a series of fixed rules applied systematically. However, the system still requires that Sunrise Capital Partners make certain subjective judgments. For example, Sunrise Capital Partners must select the markets it will follow and Commodity Interests it will actively trade, along with the contract months in which it will maintain positions. Sunrise Capital Partners must also subjectively determine when to liquidate positions in a contract month which is about to expire and initiate a position in a more distant contract month.

            It is anticipated that Sunrise Capital Partners will commit to margin between 5% -- 40% of assets managed, but margin commitments may from time to time exceed this range.

            Sunrise Capital Partners engages in ongoing research which may lead to significant modifications from time to time.

            While Mr. Slaughter, Dr. Davis and Dr. Forrest have extensive experience in the development of systems and methods for trading in the futures and forward markets, prospective investors should understand that no "safe" trading system has ever been devised and that no one can guarantee profit or freedom from loss in Commodity Interest trading.

            Sunrise Capital Partners currently offers four programs for investment, all of which are traded in accordance with the trading method described herein. Markets within the various programs described below are subject to change at any time without notice. The Fund's account will be traded pursuant to the Expanded Diversified Program.

Expanded Diversified

            The Sunrise Expanded Diversified Program provides further diversification than in the standard Diversified Program (described below). Additional Commodity Interests may include, but are not limited to, industrial metals, foreign financials, and minor currency markets. Given liquidity constraints in certain of these additional commodity markets, Sunrise Capital Partners may, in the future, restrict money under management for this program.

Currency

            The Sunrise Currency Program follows approximately twelve different major and minor currency markets, which may include, but are not limited to, the Japanese yen, British pound, German Deutsche mark, Swiss franc, Canadian dollar, Australian dollar, Spanish peseta, Italian lira, Swedish krona, New Zealand dollar, French franc, and South African rand. The Currency Program trades currency futures contracts on the International Monetary Market (IMM) Division of the Chicago Mercantile Exchange and forward currency contracts in the interbank markets. In order to achieve adequate diversification for a Currency Program, major and minor currencies are traded as crossrates selectively against each other and/or as outrights against the U.S. Dollar.

CIMCO

            The Sunrise CIMCO--Diversified Financial Program was designed by Sunrise Capital Partners to participate exclusively in the highly liquid financial markets. This program trades the major currencies as outrights against the U.S. Dollar and selectively against each other. Interest rate futures, both long and short term (including U.S. and Foreign Bonds, Notes and Euro products), stock indices (including S & P 500), precious and industrial metals (including gold, silver and copper) and crude oil are also traded in this program. These Commodity Interests are traded on futures exchanges but may also be traded in the interbank or cash markets when appropriate.

Diversified

            The Sunrise Diversified Program may follow approximately twenty different markets. These markets may include, but are not limited to, precious and industrial metals, grains, petroleum products, soft commodities, interest rate futures, stock indices (including S & P 500), currencies and their crossrates.

Sunrise Expanded Diversified Program

            The following summary information (determined pursuant to the Fully-Funded Subset Method) presents the performance record of the Sunrise Expanded Diversified Program from January 1993 through March 1998.

                   Name of CTA: Sunrise Capital Partners, LLC
              Name of program: Sunrise Expanded Diversified Program
              Inception of client account trading by CTA: June 1980
          Inception of client account trading in program: October 1989
                           Number of open accounts: 8
      Aggregate assets (excluding "notional" equity) overall: $283,500,000
      Aggregate assets (including "notional" equity) overall: $351,000,000 Aggregate assets (excluding "notional" equity) in program: $60,100,000 Aggregate assets (including "notional" equity) in program: $81,600,000
                   Largest monthly drawdown: (11.83)% (11/93)
             Largest peak-to-valley drawdown: (29.82)% (7/93 - 4/94)
                     Number of profitable closed accounts: 0
                    Number of unprofitable closed accounts: 0

Monthly/Annual Rates of Return

================================================================================
      Month        1998(%)   1997(%)   1996(%)     1995(%)    1994(%)    1993(%)
--------------------------------------------------------------------------------
January              1.6       4.6       0.5        (8.5)      (1.3)      (8.3)
--------------------------------------------------------------------------------
February             3.9       8.6      (5.8)        4.7       (3.5)       17.4
--------------------------------------------------------------------------------
March                2.9       1.5       4.5        19.1        0.2       (1.7)
--------------------------------------------------------------------------------
April                         (0.5)      9.3         2.4       (7.1)       3.2
--------------------------------------------------------------------------------
May                            4.4       0.1        (3.8)       5.2        4.0
--------------------------------------------------------------------------------
June                          (2.9)     (0.6)       (0.7)       11.8       2.5
--------------------------------------------------------------------------------
July                           6.0      (0.8)       (1.9)      (4.2)       10.2
--------------------------------------------------------------------------------
August                        (3.3)     (0.5)       (0.4)      (11.0)     (10.2)
--------------------------------------------------------------------------------
September                     (1.65      0.9        (2.7)       2.5       (4.6)
--------------------------------------------------------------------------------
October                       (1.02      6.9         0.8        10.8      (11.8)
--------------------------------------------------------------------------------
November                       1.8       1.3        (0.8)       3.9       (6.0)
--------------------------------------------------------------------------------
December                       2.2       2.7         5.2       (3.2)       11.5
--------------------------------------------------------------------------------
Compound Annual      8.7
Rate of Return    (3 months)  20.7       19.3       11.5        1.6        1.5
================================================================================

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Sunrise Currency Program

            The following summary information (determined pursuant to the Fully-Funded Subset Method) presents the composite performance record of the Currency Program for the five-year period from January 1993 through March 1998.

                   Name of CTA: Sunrise Capital Partners, LLC
                    Name of program: Sunrise Currency Program
              Inception of client account trading by CTA: June 1980
          Inception of client account trading in program: October 1985
                           Number of open accounts: 13
      Aggregate assets (excluding "notional" equity) overall: $283,500,000
      Aggregate assets (including "notional" equity) overall: $351,000,000 Aggregate assets (excluding "notional" equity) in program: $80,800,000 Aggregate assets (including "notional" equity) in program: $93,000,000
                   Largest monthly drawdown: (13.68)% (11/93)
              Largest peak-to-valley drawdown: (58.60)% (7/93-1/95)
                    Number of profitable closed accounts: 10
                    Number of unprofitable closed accounts: 7
                  1998 compound rate of return: 2.0% (3 months)
                       1997 compound rate of return: 10.9%
                       1996 compound rate of return: 20.2%
                       1995 compound rate of return: 34.0%
                      1994 compound rate of return: (22.1)%
                      1993 compound rate of return: (13.6)%

Sunrise CIMCO -- Diversified Financial Program

            The following summary information (determined pursuant to the Fully-Funded Subset Method) presents the composite performance record of the CIMCO Program for the five-year period from January 1993 through March 1998.

                   Name of CTA: Sunrise Capital Partners, LLC
                     Name of program: Sunrise CIMCO Program
              Inception of client account trading by CTA: June 1980
          Inception of client account trading in program: October 1990
                           Number of open accounts: 5
      Aggregate assets (excluding "notional" equity) overall: $283,500,000
      Aggregate assets (including "notional" equity) overall: $351,000,000 Aggregate assets (excluding "notional" equity) in program: $101,100,000 Aggregate assets (including "notional" equity) in program: $101,100,000
                    Largest monthly drawdown: (12.04)% (1/94)
              Largest peak-to-valley drawdown: (44.47)% (7/93-1/95)
                     Number of profitable closed accounts: 5
                    Number of unprofitable closed accounts: 2
                  1998 compound rate of return: 6.4% (3 months)
                      1997 compound rate of return: (3.0)%
                       1996 compound rate of return: 26.1%
                       1995 compound rate of return: 50.9%
                      1994 compound rate of return: (28.8)%
                       1993 compound rate of return: 18.0%

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Sunrise Diversified Program

            The following summary information (determined pursuant to the Fully-Funded Subset Method) presents the composite performance record of the Diversified Program for the five-year period from January 1993 through March 1998.

                   Name of CTA: Sunrise Capital Partners, LLC
                  Name of program: Sunrise Diversified Program
              Inception of client account trading by CTA: June 1980
            Inception of client account trading in program: June 1980
                           Number of open accounts: 22
      Aggregate assets (excluding "notional" equity) overall: $283,500,000
      Aggregate assets (including "notional" equity) overall: $351,000,000 Aggregate assets (excluding "notional" equity) in program: $41,500,000 Aggregate assets (including "notional" equity) in program: $75,300,000
                    Largest monthly drawdown: (19.69)% (8/93)
              Largest peak-to-valley drawdown: (62.77)% (9/90-8/93)
                    Number of profitable closed accounts: 10
                    Number of unprofitable closed accounts: 3
                  1998 compound rate of return: 6.2% (3 months)
                       1997 compound rate of return: 11.3%
                       1996 compound rate of return: 21.9%
                       1995 compound rate of return: 40.0%
                      1994 compound rate of return: (5.5)%
                       1993 compound rate of return: 5.9%

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

               Sunrise Capital Management, Inc. -- Closed Programs

Limited CIMCO[S] Program

            The following summary information presents the composite performance record of the Limited CIMCO[S] Program.

                     Name of CTA: Sunrise Capital Management
                    Na0me of program: Limited CIMCO[S] Program
                  Inception of client account by CTA: June 1980
       Inception of client account trading in program: April 1990 (ceased trading March 1994)
                           Number of open accounts: 0
      Aggregate assets (excluding "notional" equity) overall: $283,500,000
      Aggregate assets (including "notional" equity) overall: $351,000,000
          Aggregate assets (excluding "notional" equity) in program: $0
          Aggregate assets (including "notional" equity) in program: $0
                Largest monthly drawdown:( 9.17)% 1/1/93 (11/93)
              Largest peak-to-valley drawdown: (36.7)% (7/93-3/94)
                     Number of Profitable Closed Accounts: 1
                    Number of Unprofitable Closed Accounts: 0
                       1998 compound rate of return : N/A
                       1997 compound rate of return : N/A
                        1996 compound rate of return: N/A
                        1995 compound rate of return: N/A
                1994 compound rate of return: (15.0%) (3 months)
                      1993 compound rate of return: (2.0%)

Limited Currency Program

            The following summary information presents the composite performance record of the Limited Currency Program.

                     Name of CTA: Sunrise Capital Management
                    Name of program: Limited Currency Program
              Inception of client account trading by CTA: June 1980
     Inception of client account trading in program: November 1988 (ceased trading September 1993)
                           Number of open accounts: 0
      Aggregate assets (excluding "notional" equity) overall: $283,500,000
      Aggregate assets (including "notional" equity) overall: $351,000,000
          Aggregate assets (excluding "notional" equity) in program: $0
          Aggregate assets (including "notional" equity) in program: $0
                   Largest monthly drawdown: (11.54)% ( 8/93)
              Largest peak-to-valley drawdown: (20.85%), 2/93-8/93
                  Number of profitable closed accounts from: 1
                 Number of unprofitable closed accounts from: 0
                       1998 compound rate of return : N/A
                    1997 compound rate of return - 1997: N/A
                        1996 compound rate of return: N/A
                        1995 compound rate of return: N/A
                        1994 compound rate of return: N/A
                1993 compound rate of return: (13.3%) (9 months)

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                   Commodity Monitors, Inc. -- Closed Programs

            The following summary performance disclosure describes the composite performance for CMI programs which are no longer open to new investment.

            Performance information is set forth for the most recent five full years for each program or, in the event that a program has been trading for less than five years, performance information is set forth from the inception of trading. Performance information prior to January 1, 1993 has been excluded in accordance with CFTC regulations.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                  [Remainder of page left blank intentionally.]

Diversified Program

            CMI suspended trading of its Diversified Program in August 1997. The program, which commenced trading in September 1991, was composed of 79 accounts, 60 of which closed profitable and 19 unprofitable. Performance information is calculated based on the fully-funded subset method.

                      Name of CTA: Commodity Monitors, Inc.
                      Name of Program: Diversified Program
              Inception of client account trading by CTA: June 1976
         Inception of client account trading in program: September 1991
                           Number of Open accounts: 0
      Aggregate assets (excluding "notional" equity) overall: $283,500,000
      Aggregate assets (including "notional" equity) overall: $351,000,000
          Aggregate assets (excluding "notional" equity) in program: $0
          Aggregate assets (including "notional" equity) in program: $0
                     Largest monthly drawdown: (14.3%), 9/93
               Largest peak-to-valley drawdown: (31.6%), 7/93-4/93
                    Number of profitable closed accounts: 60
                   Number of unprofitable closed accounts: 19
                        1998 compound rate of return: N/A
                       1997 compound rate of return: 11.3%
                       1996 compound rate of return: 24.9%
                       1995 compound rate of return: 8.8%
                       1994 compound rate of return: 9.0%
                       1993 compound rate of return: 6.5%

Financial Program

            CMI suspended trading of its Financial Program in September 1997. The program, which commenced trading in September 1991, was composed of 6 accounts, 5 of which closed profitable and 1 unprofitable. Performance information is calculated based on the fully-funded subset method.

                      Name of CTA: Commodity Monitors, Inc.
                       Name of Program: Financial Program
              Inception of client account trading by CTA: June 1976
         Inception of client account trading in program: September 1991
                           Number of Open accounts: 0
      Aggregate assets (excluding "notional" equity) overall: $283,500,000
      Aggregate assets (including "notional" equity) overall: $351,000,000
          Aggregate assets (excluding "notional" equity) in program: $0
          Aggregate assets (including "notional" equity) in program: $0
                     Largest monthly drawdown: (10.6%), 1/94
               Largest peak-to-valley drawdown: (22.3%), 8/93-4/94
                     Number of profitable closed accounts: 5
                    Number of unprofitable closed accounts: 1
                        1998 compound rate of return: N/A
                      1997 compound rate of return: (3.8)%
                       1996 compound rate of return: 20.9%
                       1995 compound rate of return: 14.0%
                      1994 compound rate of return: (5.5)%
                       1993 compound rate of return: 10.1%

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Global Forex Program

            CMI suspended trading of its Global Forex Program in June 1997. The program which commended trading in March 1992, was composed of 17 accounts, 11 of which closed profitable and 6 unprofitable. Performance information is calculated based on the fully-funded subset method.

                      Name of CTA: Commodity Monitors, Inc.
                      Name of Program: Global Forex Program
              Inception of client account trading by CTA: June 1976
           Inception of client account trading in program: March 1992
                           Number of Open accounts: 0
      Aggregate assets (excluding "notional" equity) overall: $283,500,000
      Aggregate assets (including "notional" equity) overall: $351,000,000
          Aggregate assets (excluding "notional" equity) in program: $0
          Aggregate assets (including "notional" equity) in program: $0
                     Largest monthly drawdown: (13.1%), 1/94
               Largest peak-to-valley drawdown: (19.5%), 7/93-2/94
                    Number of profitable closed accounts: 11
                    Number of unprofitable closed accounts: 6
                        1998 compound rate of return: N/A
                      1997 compound rate of return: (3.2)%
                       1996 compound rate of return: 10.9%
                       1995 compound rate of return: 6.5%
                       1994 compound rate of return: 0.9%
                      1993 compound rate of return: (4.4)%

Sierra Short-Term Program

            CMI suspended trading of its Sierra Short-Term Program in February 1995. The program, which commenced trading in June 1992, was composed of 32 accounts, 2 of which closed profitable and 30 unprofitable. Performance information is calculated based on the fully-funded subset method.

                      Name of CTA: Commodity Monitors, Inc.
                   Name of Program: Sierra Short-Term Program
              Inception of client account trading by CTA: June 1976
            Inception of client account trading in program: June 1992
                           Number of Open accounts: 0
      Aggregate assets (excluding "notional" equity) overall: $283,500,000
      Aggregate assets (including "notional" equity) overall: $351,000,000
          Aggregate assets (excluding "notional" equity) in program: $0
          Aggregate assets (including "notional" equity) in program: $0
                    Largest monthly drawdown: (21.4%), 10/93
              Largest peak-to-valley drawdown: (28.2%), 10/93-12/93
                     Number of profitable closed accounts: 2
                   Number of unprofitable closed accounts: 30
                        1998 compound rate of return: N/A
                        1997 compound rate of return: N/A
                        1996 compound rate of return: N/A
                       1995 compound rate of return: 1.0%
                      1994 compound rate of return: (1.4)%
                      1993 compound rate of return: (23.7)%

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                          WILLOWBRIDGE ASSOCIATES INC.

Background and Management

            Willowbridge Associates Inc. ("Willowbridge") is a Delaware corporation organized on January 29, 1988. Willowbridge's main business address is 101 Morgan Lane, Suite 180, Plainsboro, New Jersey 08536 and its telephone number is (609) 936-1100. Willowbridge has been registered pursuant to the Commodity Exchange Act as a commodity pool operator and a commodity trading advisor and has been a commodity pool operator and commodity trading advisor member of the NFA since May 3, 1988. The registration of Willowbridge with the CFTC and Willowbridge's membership in NFA must not be taken as an indication that any such agency or self-regulatory body has recommended or approved Willowbridge or the Trust. The primary activity of Willowbridge is to buy, sell (including short sales), spread or otherwise trade in commodity futures contracts, options on futures contracts, forward contracts, commodity options, physical commodities, currencies and other commodity instruments. Willowbridge may, to a limited extent, also trade in other instruments. In addition, Doublewood, Inc. ("Doublewood") and Union Spring Asset Management, Inc. ("Union Spring") are registered commodity pool operators and commodity trading advisors and NFA members affiliated with Willowbridge. The trading principals of Willowbridge are Philip L. Yang and Michael Y. Gan.

Management of the Commodity Trading Advisor

            Philip L. Yang has been the sole shareholder, Director and President of Willowbridge since September 1, 1992, and also held those positions from the time he formed Willowbridge in January 1988 through September 1989. Mr. Yang is registered as an associated person of Willowbridge. He is individually registered pursuant to the Commodity Exchange Act as a commodity pool operator and commodity trading advisor and is a member of the NFA in such capacities. He is also a principal and an associated person of Doublewood and Union Spring. From 1983 through August 1988 and from October 1989 through August 1992, Mr. Yang was a Senior Vice President at Caxton Corporation, a commodity trading advisory firm, serving initially as Director of Research, where his research concentration was in the development and application of computerized trading models for a broad range of financial markets, and later as Director of Commodity Trading. Mr. Yang obtained a bachelor's degree with honors from the University of California at Berkeley, where he was inducted into Phi Beta Kappa. He received his master's degree from the Wharton School of the University of Pennsylvania. He co-authored with Richard G. Faux, Jr. "Managed Futures: The Convergence with Hedge Funds " a Chapter in Evaluating and Implementing Hedge Fund Strategies, a book published in 1996 by Euromoney Publications.

            Michael Y. Gan has been the Executive Vice President of Willowbridge since September 1, 1992. Mr. Gan is registered as an associated person of Willowbridge. He is individually registered pursuant to the Commodity Exchange Act as a commodity pool operator and commodity trading advisor and is a member of the NFA in such capacities. He is also a principal and an associated person of Doublewood and Union Spring. Mr. Gan was the sole shareholder, Director and President of Willowbridge from October 1989 through August 1992. From 1983 to 1989, he worked in the foreign exchange trading group at Marine Midland Bank in New York. In this capacity, Mr. Gan was responsible for research into technical analysis, as well as proprietary trading for the firm in both currency futures and options. He had been promoted to Assistant Vice President prior to his resignation. Mr. Gan graduated summa cum laude from the University of the Philippines with a B.S. in Chemical Engineering and subsequently graduated with honors from the Wharton School of the University of Pennsylvania with an M.B.A. in Finance.

            Theresa C. Morris is the Senior Vice President of Willowbridge. Ms. Morris has been employed by Willowbridge since its inception in August 1988 and is registered as an associated person of Willowbridge. Ms. Morris is also a principal and an associated person of Doublewood and Union Spring. Ms. Morris oversees administration, operations and compliance at Willowbridge. Prior to her current duties, Ms. Morris was responsible for analyzing and trading the technical signals generated by the computerized trading models. Ms. Morris has twenty years of experience in the futures and financial industry. She attended Brookdale College, majoring in international business.


            Richard G. Faux, Jr. has been Executive Director of Willowbridge since April 1995. He is registered as an associated person and a principal of Willowbridge. He is also an associated person of Doublewood and President, a principal and associated person of Union Spring. Mr. Faux co-founded MC Baldwin Financial Company ("MC Baldwin") in 1989 and served as its Co-Chief Executive until April 1995, at which time MC Baldwin was international trading manager which developed futures funds for its partner, Mitsubishi Corporation, and other institutional clients. Prior to forming MC Baldwin, Mr. Faux was President of Merrill Lynch Options/Futures Management Inc., a futures fund subsidiary of Merrill Lynch. Before Mr. Faux's joining Merrill Lynch in 1985, it had raised only $13 million in futures funds. When he left, the company had raised $930 million, including one of the first multi-advisor futures funds. Previously, he spent four years at Thomson McKinnon Securities, Inc. where he helped develop futures funds, including one of the first financial futures funds. Earlier, Mr. Faux spent ten years at Kuhn Loeb & Co. (now Lehman Brothers). He is a graduate of Brown University and the Columbia University Graduate School of Business.


            John C. Plimpton is Director of Investment Services. He joined Willowbridge in February 1995 and is responsible for marketing the firm's various investment strategies as well as maintaining client service. Mr. Plimpton is registered as an associated person and a principal of Willowbridge. His prior futures industry experience was with Beacon Management Corporation
(USA), a commodity trading advisor and commodity pool operator, where he held a marketing position specializing in the Japanese institutional market from January 1989 to December 1990. From January 1991 to August 1994, as a representative of Prudential Life Insurance, and from August 1994 to present, as sole shareholder and President of Plimpton Financial Group, a financial services company, Mr. Plimpton concentrated on insurance and benefit services for wealthy families and venture businesses. Since 1985, Mr. Plimpton has been involved in a number of privately held businesses, as well as serving as director of Inolex Chemical Company, a specialty chemical company owned by his family. He earned his B.A. degree in Economics from the University of Chicago and his M.B.A. in Corporate Finance and Corporate Accounting from the William E. Simon School of Management at the University of Rochester.


            James J. O'Donnell is Vice President of Willowbridge. He oversees Willowbridge's computer and information needs, including trading information systems, accounting information systems and support for ongoing research of new computerized trading systems and effectiveness testing of existing trading systems. Mr. O'Donnell has been employed by Willowbridge since September 1, 1992. From June 1987 through August 1992, Mr. O'Donnell was Manager of Computer Information Systems at Caxton Corporation. From April 1979 through May 1987, Mr. O'Donnell was manager of Research Information Systems at Commodities Corporation. Prior to that, he was employed by Penn Mutual from September 1973 through March 1979 as Senior Programmer Analyst. He is a graduate of LaSalle University with a B.A. in mathematics.

            Steven R. Crane is Vice President of Willowbridge. He oversees the accounting and financial reporting for Willowbridge. Mr. Crane has been employed by Willowbridge since April 1993. Prior to that, he was employed by Caxton Corporation from April 1992 to April 1993 as a Senior Accountant. From September 1989 through April 1992, Mr. Crane worked as a Senior Auditor for Deloitte & Touche LLP. Mr. Crane is a Certified Public Accountant and a member of the AICPA. He graduated magna cum laude from North Carolina State University with a B.A. in accounting.

Description of Willowbridge Investment Programs

            Willowbridge currently offers clients the opportunity to have their accounts traded pursuant to one or more of four Willowbridge Investment Programs ("Programs"). Willowbridge, pursuant to its Select Investment Program, will trade its XLIM Trading Approach on behalf of the Trust.


            The Currency Investment Program. Willowbridge has the discretionary authority initially to allocate and subsequently reallocate the client's funds among one or more of the seven Willowbridge Strategies to be applied exclusively to trading futures, forward, spot and option contracts in foreign currencies. If Willowbridge's Systems are no longer available to it (see discussion of licensing agreement in "Description of Willowbridge Trading Strategies" section below), Willowbridge may only use the currency portion of the XLIM and MTech trading approaches in its trading of the Currency Investment Program. For accounts with less than $2 million in assets, Willowbridge may not be able to trade the full Currency portfolio.

            The Primary Investment Program. Willowbridge has the discretionary authority, based upon its periodic evaluation of market conditions, to determine which Strategy to use for a given market. For example, if Willowbridge believes that currently the grains are likely to perform well, it may apply the Argo and Titan Systems to the grain markets since these Systems typically have performed well in similar environments. Also, if Willowbridge does not believe market conditions warrant trading a particular market, no positions will be taken. Typically, changes in Systems used for particular markets are made infrequently. From January 1993 through June 1994, Willowbridge allocated approximately equal portions of the assets traded pursuant to the Primary Investment Program to the Argo and Vulcan Systems. Beginning July 1994, approximately one-half of the assets traded pursuant to Primary were allocated to the Argo System and the remaining portion was allocated between currencies and financial instruments traded pursuant to the Vulcan System and precious metals, grains, meats, softs and tropicals traded pursuant to the Siren System. For accounts with less than $2 million in assets, Willowbridge may not be able to trade the full Primary portfolio.

            The Currency, Financial and Metals ("CFM") Investment Program. Willowbridge will apply the XLIM Trading Approach to the currency, financial and metals markets. Under the CFM Investment Program, Willowbridge has the discretionary authority, based primarily on analysis of technical factors, fundamentals and market action, to trade futures, forward, spot and option contracts in the currency, financial, and metals markets. The CFM Investment Program is offered only on a limited basis.

            The Select Investment Program. Clients are permitted to determine the initial allocation and subsequent reallocations (if any) of such clients' funds among one or more of the Willowbridge trading strategies described below.

Description of Willowbridge Trading Strategies

            It is the intention of Willowbridge to utilize one or more of its seven Trading Strategies ("Strategies") to trade pursuant to each of the Select, Currency and Primary Investment Programs. The Strategies include the five Willowbridge Trading Systems ("Systems") and the XLIM and MTech discretionary trading approaches of Mr. Yang and Mr. Gan, respectively. As the Strategies used by Willowbridge are proprietary and confidential, the discussion below is necessarily of a general nature and is not intended to be exhaustive. Willowbridge reserves the right to alter its Strategies without prior approval by, or notice to, clients.

            For each Strategy, risk is managed on a market-by-market level as well as on an overall portfolio level. On the market level, risk is managed primarily by utilizing proprietary volatility filters. When these filters detect a certain excessive level of volatility in a market, they will signal that the Systems should no longer be trading in that market. In this way, the Systems do not participate in markets in which there are extremes in market action. On the portfolio level, risk is managed by utilizing a proprietary portfolio cutback rule. When cumulative profits have reached a certain level, this rule determines that positions should be halved across the entire portfolio. In this way, risk is reduced while allowing the System to continue to participate in the markets, albeit a reduced level. After the portfolio has been traded at half, the rule will then determine when to increase positions to again trade at the full level.

            Pursuant to a licensing agreement between Caxton Corporation ("Caxton") and Willowbridge, Willowbridge has been granted the sole and exclusive right to use the Systems (which do not include the XLIM and MTech discretionary trading approaches) described below. The licensing agreement will continue until December 31, 2001 and be renewed for successive one year terms unless either Willowbridge or Caxton has given 90 days' notice to the other prior to such date of its intention not to renew. The licensing agreement may also be terminated in the case of an uncured material breach or in other extraordinary situations. Willowbridge pays royalties to Caxton based on fees generated by Willowbridge's trading.

The XLIM Trading Approach


            Willowbridge will utilize this trading approach on behalf of the Trust. The XLIM Trading Approach ("XLIM"), which was first applied in February 1988, is traded on a discretionary basis by Mr. Yang. Trading decisions are based primarily on Mr. Yang's analysis of technical factors, fundamentals and market action. XLIM trades are selected from a wide variety of futures contracts, forwards, swaps, spot and options on United States and international markets, including but not limited to, financial instruments, currencies, precious and base metals and agricultural commodities. Mr. Yang reserves the right to change the portfolio composition of XLIM. The XLIM Trading Approach is offered only on a limited basis. While trading decisions are based on fundamental and technical market analysis, of equal importance is the anecdotal information Mr. Yang pieces together about specific market opportunities. Mr. Yang emphasizes only a small number of core positions at any time, selecting those for which the reward-to-risk is the most favorable and for which he believes he has an advantage over conventional market expectations. Only a small amount of capital is initially risked; incremental positions are then added as open equity profits are built up. Likewise the additional positions are liquidated positions are liquidated if the market moves against them.


            It is intended that approximately 15-40% of the assets under management pursuant to the XLIM Trading Approach normally will be committed as margin for commodity interest trading, but from time to time the percentage of assets committed may be substantially more or less.

Vulcan Trading System

            The Vulcan Trading System ("Vulcan") is a computerized technical trading system. It is not a trend-following system, but does ride a trend when the opportunity arises. Vulcan uses the concepts of pattern recognition, support/resistance levels, and counter-trend liquidations in making trading decisions. In effect, Vulcan is more akin to a systematic technical charting system, as opposed to most computer systems which are based on pure trend-following calculations.

            Vulcan is based on general technical trading principles that over time have repeatedly shown their validity as price movement forecasters. It applies these principles to a diversified portfolio of commodities and currencies. Given that the system is based on general principles, the system parameters used are the same for all items in the portfolio and are not optimized. In this manner, Vulcan minimizes the problem of data-fitting.

            Vulcan determines, on a daily basis, whether to be long, short or flat the various commodities in its portfolio. The Vulcan portfolio includes:

Grains:                          Corn, Wheat, Soybeans, Soybean Meal, Soybean
                                 Oil, Oats, Rough Rice
Precious Metals:                 Gold, Silver
Domestic Financial Instruments:  Treasury Bills, Treasury Bonds, Treasury Notes,
                                 Eurodollars
Foreign Financial Instruments:   Japanese Bonds, Euro-Marks, Euro-Swiss,
                                 Ten-year Notional, Bunds, PIBOR, Gilts,
                                 Short-Sterling, Australian T-Bills, Australian
                                 T-Bonds, Italian Bonds, Euro-Lira, Euro-Yen
Currencies:                      Pound Sterling, Deutschemark, Canadian Dollar,
                                 Swiss Franc, Japanese Yen, Australian Dollar,
                                 Mark-Yen
General:                         Crude Oil, Heating Oil, Unleaded Gasoline,
                                 Natural Gas, Copper, Sugar, Coffee, Cocoa,
                                 Cotton, Live Cattle, Live Hogs, Pork Bellies

            The above list is provided only as an indication of markets traded since Willowbridge removes or adds contracts to the list from time to time. For accounts with less than $1 million in assets, Willowbridge may not be able to trade the full Vulcan portfolio.

            It is intended that approximately 15-40% of the assets under management pursuant to Vulcan normally will be committed as margin for commodity interest trading, but from time to time the percentage of assets committed may be substantially more or less. Positions are generally held from 10 to 15 trading days.

Titan Trading System

            The Titan Trading System ("Titan"), which commenced trading in 1986, is a technical trend-following system coupled with a mechanism for adding to, or subtracting from, the initial position on a counter-trend or retracement basis as described below.

            Unlike Vulcan, Titan applies various technical factors in an effort to monitor the overall market environment to attempt to recognize major trends. If Titan initially perceives a low degree of risk, a relatively greater number of positions are initiated. Likewise, when Titan initially perceives a high level of risk, relatively fewer positions will be initiated until a lower degree of risk is perceived. Thereafter positions may be added or subtracted as a result of a perceived temporary discontinuance of a trend. This ability to adjust the number of positions held is Titan's primary risk-control tool. Through this combination Titan attempts to maximize profits in markets with strong secular trends running over a six- to twelve-month period of time, while minimizing the risks which otherwise involve taking a large position at the start of the perceived move.

            Titan's portfolio composition generally is the same as Vulcan's, although the number of days Titan will hold a position, based on an average of the number of days the initial base position would be held combined with the number of days any additional positions would be held, is generally 15 days. It is intended that approximately 15-40% of the assets under management pursuant to Titan normally will be committed as margin for commodity interest trading, but from time to time the percentage of assets committed may be substantially more or less. For accounts with less than $1 million in assets, Willowbridge may not be able to trade the full Titan portfolio.

Argo Trading System

            The Argo Trading System ("Argo") commenced trading in 1987. Argo essentially incorporates Vulcan's concepts of pattern recognition, support/resistance levels and counter-trend liquidations to trade a portfolio similar to Vulcan.

However, Argo has a relatively slower time horizon than Vulcan and attempts to capture longer-term price moves in a manner similar to Titan. It is intended that Argo's positions will generally be held from 20 to 30 trading days with approximately 15-40% of assets under management normally committed as margin for commodity interest trading, but from time to time the percentage of assets committed may be substantially more or less. For accounts with less than $1 million in assets, Willowbridge may not be able to trade the full Argo portfolio.

Rex Trading System

            The Rex Trading System ("Rex"), which commenced trading in 1988, is an options buying and selling system. Through proprietary statistical analysis of various technical factors, Rex attempts to determine whether the options for a particular commodity are intrinsically cheap or expensive. When Rex detects an underpriced option, either a put or a call option will be purchased, depending upon the signal generated. Likewise, when Rex detects an over-priced option, either a put or a call option will be sold.

            Rex uses a complex set of money-management rules to control its risk. After a position is established, the position is monitored and, if called for, liquidated through the application of a variety of rules that are based on volatility, trends, time-decay and delta levels. The position generally is carried until Rex determines that the option has become intrinsically cheap (for short positions) or expensive (for long positions).

            Rex currently is applied to trading options on futures contracts in the following 15 commodities:

Grains:                 Soybeans, Corn, Oats
Precious Metals:        Gold, Silver
Financial Instruments:  Treasury Bonds, Treasury Notes, Standard & Poor's 500
                        Stock Index
Currencies:             Deutschemark, Swiss Franc, Pound Sterling, Japanese Yen
General:                Crude Oil, Copper, Sugar, Live Cattle

            The above list is provided only as an indication of markets traded since Willowbridge removes or adds contracts to the list from time to time. For accounts with less than $1 million in assets, Willowbridge may not be able to trade the full Rex portfolio.

            It is intended that approximately 15-40% of the assets under management pursuant to Rex normally will be committed as margin or applied to premiums on option trades, although from time to time the percentage of assets so committed may be substantially more or less.

Siren Trading System

            The Siren Trading System ("Siren"), which commenced trading January 1991, is a system based on the principles of market profiles and other techniques that utilize real time price information. Siren can best be characterized as a top and bottom picking system. Siren tries to determine acquisition and distribution patterns that often signal the end and reversal of a major trend bias. When it identifies such a change, it will attempt to initiate a countervailing position. Similar to Titan, Siren's time frame is generally 18 to 25 trading days. The Siren portfolio includes:

Grains:                 Corn, Wheat, Soybeans, Soybean Meal, Soybean Oil, Oats,
                        Rough Rice
Precious Metals:        Gold, Silver
Financial Instruments:  Treasury Bills, Treasury Bonds, Treasury Notes,
                        Eurodollars, Australian Treasury Bills, Australian
                        Treasury Bonds, Italian Bonds, Euro-Lira
Currencies:             Pound Sterling, Deutschemark, Canadian Dollar, Swiss
                        Franc, Japanese Yen
General:                Crude Oil, Heating Oil, Unleaded Gasoline, Natural Gas,
                        Copper, Sugar, Coffee, Cocoa, Cotton, Live Cattle, Live
                        Hogs, Pork Bellies

            The above list is provided only as an indication of markets traded since Willowbridge removes or adds contracts to the list from time to time. For accounts with less than $1 million in assets, Willowbridge may not be able to trade the full Siren portfolio.

            It is intended that approximately 15-40% of the assets under management pursuant to Siren normally will be committed as margin for commodity interest trading, but from time to time the percentage of assets committed may be substantially more or less.

The MTech Trading Approach

            The MTech Trading Approach ("MTech"), which commenced trading January 1991, is a highly discretionary and judgmental trading approach relying primarily on Mr. Gan's subjective analysis of the markets. Trading decisions are made on technical as well as fundamental analysis. MTech currently trades the United States and international futures, forward, spot and options markets. Mr. Gan reserves the right to change the portfolio composition of MTech.

            It is intended that approximately 15-40% of the assets under management pursuant to MTech normally will be committed as margin for commodity interest trading, but from time to time the percentage of assets committed may be substantially more or less.


            MTech's minimum account size is U.S. $2,000,000 on January 1 of each calendar year, and accounts may be opened on that date in increments of U.S. $2,000,000, with each increment of U.S. $2,000,000 considered a unit of investment. Thereafter, accounts may be opened at the current net asset value of a unit, or multiple thereof, as of the close of business on the preceding business day, and account sizes may be increased or decreased by the current net asset value of a unit, or multiple thereof. Subsequent additions and withdrawals must be made at the then current net asset value of a unit. If, at the beginning of the year, the account size is not equal to the unit size or multiple thereof, the client will be so advised and may choose at that time to increase or decrease allocated assets in order to trade a unit or multiples thereof. MTech will terminate any account which has experienced a drawdown of greater than 35% at the close of business on the last business day of any month, measured from the start of the then-current calender year (or inception of trading in the first year).


Past Performance Information

            The composite rates of return indicated should not be taken as representative of any rate of return actually achieved by any single account represented in the records. An investor should note that in a presentation of past performance data, different accounts, even though traded according to the same Strategy or Program, can have varying investment results. The reasons for this include numerous material differences which can occur among accounts such as: (a) procedures governing timing for the commencement of trading and means of moving toward full portfolio commitment of new accounts; (b) the period during which accounts are active; (c) the Strategy or Program used (although all accounts may be traded in accordance with the same approach, such approach may be modified periodically as a result of ongoing research and development by Willowbridge); (d) leverage employed; (e) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to a Strategy or Program; (f) the amount of interest income earned by an account, which will depend on the rates paid by a futures commission merchant on equity deposits and/or on the portion of an account invested in interest-bearing obligations such as U.S. Treasury bills;
(g) the amount of management and incentive fees and the amount of brokerage commissions; (h) the timing of orders to open or close positions; (i) the market conditions, which in part determine the quality of trade executions; and (j) trading instructions and restrictions of the client.


            Brokerage commissions charged to accounts in the capsules may vary but generally do not exceed $25 per Round Turn. Not all accounts in the composite capsules earn interest income. Monthly or quarterly management fees and quarterly or annual incentive fees are charged to the accounts in the capsules and may vary. Some of the accounts included in the capsules are not charged a management fee. Through June 30, 1995, rates of return for Vulcan, Titan, Argo, Siren, XLIM, CFM, Currency and Primary may be understated to the extent that certain accounts in the capsules paid specified fees unrelated to Willowbridge's trading (such as selling commissions, distribution expenses, general partner fees or manager-of-manager fees) that were treated as expenses rather than as withdrawals of assets under Willowbridge's management. Beginning July 1, 1995, such expenses are reflected in the capsules as withdrawals. In reviewing its accounts to determine the worst drawdown figures for any account included in the composite capsules, Willowbridge has excluded accounts in any month in which the account has (a) been opened or closed, (b) experienced material additions or withdrawals, or (c) been phased in or out of trading a full portfolio, in order to obtain representative figures. Rate of return is calculated by dividing net performance by beginning equity adjusted by the value of additions and withdrawals pursuant to the time-weighted method, except in the case of capsules utilizing the Fully-Funded Subset method to compute rate of return.

Additional Notes for Capsules Utilizing the Fully-Funded Subset Method

            In the accompanying composite capsules for Vulcan (beginning July
1994), Titan (beginning July 1995), Siren (beginning April 1995), Primary (beginning August 1995), CFM (beginning January 1993), MTech and Rex (beginning January 1997), Argo and Currency (beginning January 1992), and XLIM (beginning February 1995), Willowbridge has adopted the Fully-Funded Subset Method of computing rate of return and presenting performance disclosure, pursuant to an Advisory published by the CFTC. (With respect to these capsules, "notional funds" were not traded prior to the dates noted.) To qualify for use of the Fully-Funded Subset Method, the Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. In each capsule using the Fully-Funded Subset Method, rate of return for the Fully-Funded Subset is computed by dividing the sum of the net performance, i.e., for each of the accounts, for the Fully-Funded Subset, by the sum of the actual funds-based beginning net asset values for the Fully-Funded Subset.

XLIM Trading Approach


            Willowbridge trades this approach on behalf of the Trust. The following summary information (determined pursuant to the Fully-Funded Subset Method) presents the composite performance record of the XLIM Trading Approach for the five-year period from January 1993 through March 1998, of which the figure for March 1998 is an estimate.

                    Name of CTA: Willowbridge Associates Inc.
                              Name of program: XLIM
             Inception of client account trading by CTA: August 1988
           Inception of client account trading in program: August 1988
                           Number of open accounts: 27
      Aggregate assets (excluding "notional" equity) overall: $526,546,548
      Aggregate assets (including "notional" equity) overall: $721,071,991 Aggregate assets (excluding "notional" equity) in program: $280,420,229 Aggregate assets (including "notional" equity) in program: $299,033,229
                    Largest monthly drawdown: (10.73)% (8/97)
             Largest peak-to-valley drawdown: (29.10)% (8/93 - 1/95)
                    Number of profitable closed accounts: 18
                    Number of unprofitable closed accounts: 7

================================================================================
Monthly
Performance       1998(%)    1997(%)    1996(%)    1995(%)    1994(%)    1993(%)
--------------------------------------------------------------------------------
January            9.72       (3.41)      2.74      (4.89)    (11.93)      1.04
--------------------------------------------------------------------------------
February          (3.82)       7.74      (2.67)      0.87     (12.67)     22.24
--------------------------------------------------------------------------------
March             (1.22)       6.23       4.63      31.21       0.04      (5.40)
--------------------------------------------------------------------------------
April                         (6.47)      9.48       4.41       0.00      (2.97)
--------------------------------------------------------------------------------
May                            1.92      (2.70)      0.25       0.00      (1.04)
--------------------------------------------------------------------------------
June                          (7.24)     (0.22)     (7.52)      0.00       4.00
--------------------------------------------------------------------------------
July                          18.90      (6.76)     (3.91)      0.00      12.93
--------------------------------------------------------------------------------
August                        (9.01)      2.07      (1.28)      0.00      (8.79)
--------------------------------------------------------------------------------
September                     (4.27)     14.07       2.55       0.00      (7.02)
--------------------------------------------------------------------------------
October                       (6.00)      6.38       1.93       0.00       5.07
--------------------------------------------------------------------------------
November                      (1.78)      1.91       2.59       3.23       1.55
--------------------------------------------------------------------------------
December                       8.18       0.13       5.92       1.13       2.56
--------------------------------------------------------------------------------
Compound           4.24%       1.12      31.06      31.28     (19.68)     22.30
Rate of Return  (3 months)
================================================================================

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Vulcan System


            The following summary information (determined pursuant to the Fully-Funded Subset Method) presents the composite performance record of the Vulcan System for the five-year period from January 1993 through March 1998, of which the figure for March 1998 is an estimate.

                    Name of CTA: Willowbridge Associates Inc.
                             Name of program: Vulcan
             Inception of client account trading by CTA: August 1988
           Inception of client account trading in program: August 1988
                           Number of open accounts: 14
      Aggregate assets (excluding "notional" equity) overall: $526,546,548
      Aggregate assets (including "notional" equity) overall: $721,071,991 Aggregate assets (excluding "notional" equity) in program: $20,240,007 Aggregate assets (including "notional" equity) in program: $37,046,991
                    Largest monthly drawdown: (19.39)% (2/96)
             Largest peak-to-valley drawdown: (23.95)% (8/97-10/97)
                    Number of profitable closed accounts: 17
                    Number of unprofitable closed accounts: 9
                1998 compound rate of return: (3.30)% (3 months)
                      1997 compound rate of return: 14.82%
                      1996 compound rate of return: 12.96%
                      1995 compound rate of return: 57.62%
                      1994 compound rate of return: 14.67%
                      1993 compound rate of return: 33.97%



Titan System


            The following summary information (determined pursuant to the Fully-Funded Subset Method) presents the composite performance record of the Titan System for the five year period from January 1993 through March 1998, of which the figure for March 1998 is an estimate.

                    Name of CTA: Willowbridge Associates Inc.
                             Name of program: Titan
             Inception of client account trading by CTA: August 1988
           Inception of client account trading in program: August 1988
                           Number of open accounts: 7
      Aggregate assets (excluding "notional" equity) overall: $526,546,548
      Aggregate assets (including "notional" equity) overall: $721,071,991 Aggregate assets (excluding "notional" equity) in program: $10,821,328 Aggregate assets (including "notional" equity) in program: $26,525,718
                    Largest monthly drawdown: (15.02)% (2/94)
             Largest peak-to-valley drawdown: (27.80)% (8/93- 2/94)
                    Number of profitable closed accounts: 11
                    Number of unprofitable closed accounts: 1
                1998 compound rate of return: (2.05)% (3 months)
                       1997 compound rate of return: 6.27%
                      1996 compound rate of return: 31.91%
                      1995 compound rate of return: 68.10%
                      1994 compound rate of return: 10.06%
                      1993 compound rate of return: 23.28%




        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
   THE TRUST'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS.

Rex System


            The following summary information (determined pursuant to the Fully-Funded Subset Method) presents the composite performance record of the Rex System for the five-year period from January 1993 through March 1998, of which the figure for March 1998 is an estimate.

                    Name of CTA: Willowbridge Associates Inc.
                              Name of program: Rex
             Inception of client account trading by CTA: August 1988
           Inception of client account trading in program: August 1988
                           Number of open accounts: 1
      Aggregate assets (excluding "notional" equity) overall: $526,546,548
      Aggregate assets (including "notional" equity) overall: $721,071,991 Aggregate assets (excluding "notional" equity) in program: ($69,987)
      Aggregate assets (including "notional" equity) in program: $1,103,978
                    Largest monthly drawdown: (25.19)% (2/96)
             Largest peak-to-valley drawdown: (78.84)% (9/90 - 9/96)
                     Number of profitable closed accounts: 0
                    Number of unprofitable closed accounts: 2
                1998 compound rate of return: (2.34)% (3 months)
                      1997 compound rate of return: (1.55)%
                     1996 compound rate of return: (27.37)%
                     1995 compound rate of return: (13.07)%
                     1994 compound rate of return: (12.49)%
                     1993 compound rate of return: (10.37)%



Argo System


            The following summary information (determined pursuant to the Fully-Funded Subset Method) presents the composite performance record of the Argo System for the five-year period from January 1993 through March 1998, of which the figure for March 1998 is an estimate.

                    Name of CTA: Willowbridge Associates Inc.
                              Name of program: Argo
             Inception of client account trading by CTA: August 1988
           Inception of client account trading in program: August 1988
                           Number of open accounts: 48
      Aggregate assets (excluding "notional" equity) overall: $526,546,548
      Aggregate assets (including "notional" equity) overall: $721,071,991 Aggregate assets (excluding "notional" equity) in program: $137,180,045 Aggregate assets (including "notional" equity) in program: $176,060,692
                    Largest monthly drawdown: (20.49)% (2/96)
             Largest peak-to-valley drawdown: (31.13)% (5/96 - 7/96)
                    Number of profitable closed accounts: 66
                   Number of unprofitable closed accounts: 15
                 1998 compound rate of return: 4.90% (3 months)
                       1997 compound rate of return: 1.97%
                      1996 compound rate of return: 12.46%
                      1995 compound rate of return: 59.52%
                      1994 compound rate of return: 20.28%
                      1993 compound rate of return: 17.10%




        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
   THE TRUST'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS.

Siren System


            The following summary information (determined pursuant to the Fully-Funded Subset Method) presents the composite performance record of the Siren System for the five year period from January 1993 through March 1998, of which the figure for March 1998 is an estimate.

                    Name of CTA: Willowbridge Associates Inc.
                             Name of program: Siren
             Inception of client account trading by CTA: August 1988
          Inception of client account trading in program: January 1991
                           Number of open accounts: 9
      Aggregate assets (excluding "notional" equity) overall: $526,546,548
      Aggregate assets (including "notional" equity) overall: $721,071,991 Aggregate assets (excluding "notional" equity) in program: $6,149,841
     Aggregate assets (including "notional" equity) in program: $33,335,564
                    Largest monthly drawdown: (14.99)% (2/98)
            Largest peak-to-valley drawdown: (21.99)% (7/93 - 10/93)
                     Number of profitable closed accounts: 8
                    Number of unprofitable closed accounts: 1
                1998 compound rate of return: (18.94)% (3 months)
                      1997 compound rate of return: 21.39%
                       1996 compound rate of return: 1.41%
                      1995 compound rate of return: 25.12%
                      1994 compound rate of return: 37.88%
                       1993 compound rate of return: 9.45%




MTech Approach


            The following summary information (determined pursuant to the Fully-Funded Subset Method) presents the composite performance record of the MTech Approach for the five year period from January 1993 through March 1998, of which the figure for March 1998 is an estimate.

                    Name of CTA: Willowbridge Associates Inc.
                             Name of program: MTech
             Inception of client account trading by CTA: August 1988
          Inception of client account trading in program: January 1991
                           Number of open accounts: 5
      Aggregate assets (excluding "notional" equity) overall: $526,546,548
      Aggregate assets (including "notional" equity) overall: $721,071,991 Aggregate assets (excluding "notional" equity) in program: $21,610,536 Aggregate assets (including "notional" equity) in program: $43,176,614
                    Largest monthly drawdown: (17.14)% (2/98)
             Largest peak-to-valley drawdown: (28.33%) (4/97 - 2/98)
                     Number of profitable closed accounts: 1
                    Number of unprofitable closed accounts: 4
                1998 compound rate of return: (7.71)% (3 months)
                      1997 compound rate of return: (2.95)%
                      1996 compound rate of return: 45.73%
                      1995 compound rate of return: 53.22%
                      1994 compound rate of return: 21.68%
                      1993 compound rate of return: 32.48%




        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
   THE TRUST'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS.

CFM Program


            The following summary information (determined pursuant to the Fully-Funded Subset Method) presents the composite performance record of the CFM Program for the five year period from January 1993 through March 1998, of which the figure for March 1998 is an estimate.

                    Name of CTA: Willowbridge Associates Inc.
                              Name of program: CFM
             Inception of client account trading by CTA: August 1988
          Inception of client account trading in program: January 1993
                           Number of open accounts: 4
      Aggregate assets (excluding "notional" equity) overall: $526,546,548
      Aggregate assets (including "notional" equity) overall: $721,071,991 Aggregate assets (excluding "notional" equity) in program: $15,824,443 Aggregate assets (including "notional" equity) in program: $21,291,867
                    Largest monthly drawdown: (18.08)% (2/94)
             Largest peak-to-valley drawdown: (31.83)% (8/93 - 9/94)
                    Number of profitable closed accounts: 19
                   Number of unprofitable closed accounts: 25
                1998 compound rate of return: 4.76% (3 months)
                       1997 compound rate of return: 2.09%
                      1996 compound rate of return: 31.66%
                      1995 compound rate of return: 24.52%
                     1994 compound rate of return: (10.51)%
                      1993 compound rate of return: 29.49%




Currency Program


            The following summary information (determined pursuant to the Fully-Funded Subset Method) presents the composite performance record of the Currency Program for the five year period from January 1993 through March 1998, of which the figure for March 1998 is an estimate.

                    Name of CTA: Willowbridge Associates Inc.
                            Name of program: Currency
             Inception of client account trading by CTA: August 1988
            Inception of client account trading in program: May 1991
                           Number of open accounts: 2
      Aggregate assets (excluding "notional" equity) overall: $526,546,548
      Aggregate assets (including "notional" equity) overall: $721,071,991 Aggregate assets (excluding "notional" equity) in program: $(549,244)
     Aggregate assets (including "notional" equity) in program: $12,052,181
                    Largest monthly drawdown: (10.31)% (8/93)
             Largest peak-to-valley drawdown: (25.32)% (7/93 - 8/94)
                     Number of profitable closed accounts: 6
                   Number of unprofitable closed accounts: 25
                1998 compound rate of return: (4.42)% (3 months)
                      1997 compound rate of return: 10.28%
                      1996 compound rate of return: (0.37)%
                      1995 compound rate of return: 28.55%
                     1994 compound rate of return: (10.26)%
                      1993 compound rate of return: (8.59)%



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
   THE TRUST'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS.

Primary Program


            The following summary information (determined pursuant to the Fully-Funded Subset Method) presents the composite performance record of the Primary Program for the period from January 1993 through March 1998, of which the figure for March 1998 is an estimate.

                    Name of CTA: Willowbridge Associates Inc.
                            Name of program: Primary
             Inception of client account trading by CTA: August 1988
          Inception of client account trading in program: January 1993
                           Number of open accounts: 19
      Aggregate assets (excluding "notional" equity) overall: $526,546,548
      Aggregate assets (including "notional" equity) overall: $721,071,991 Aggregate assets (excluding "notional" equity) in program: $34,950,534 Aggregate assets (including "notional" equity) in program: $68,474,341
                    Largest monthly drawdown: (17.06)% (2/96)
              Largest peak-to-valley drawdown: (22.52)% (5/96-7/96)
                     Number of profitable closed accounts: 4
                    Number of unprofitable closed accounts: 6
                1998 compound rate of return: (4.96)% (3 months)
                       1997 compound rate of return: 9.70%
                      1996 compound rate of return: 14.45%
                      1995 compound rate of return: 56.76%
                      1994 compound rate of return: 22.70%
                      1993 compound rate of return: 16.79%




        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE TRUST'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM.

                PERFORMANCE OF COMMODITY POOLS OPERATED BY KENMAR

General


            The performance information included herein is presented in accordance with CFTC regulations. The Trust differs materially in certain respects from each of the pools whose performance is included herein. The following sets forth summary performance information for all pools operated by Kenmar (other than the Trust) since January 1, 1992. Kenmar has offered these pools exclusively on a private basis to financially sophisticated investors-- either on a private placement basis in the United States or offshore exclusively to non-U.S. persons. Other than the Trust, Kenmar has not, to date, sponsored a publicly-offered commodity pool.

            The pools the performance of which is summarized herein are materially different in certain respects from the Trust, and the past performance summaries of such pools are generally not representative of how the Trust might perform in the future. These pools also have material differences from one another in terms of number of advisors, leverage, fee structure and trading programs. The performance records of these pools may give some general indication of Kenmar's capabilities in advisor selection by indicating the past performance of the Kenmar-sponsored pools.

            All summary performance information is current as of March 31, 1998 (except in the case of pools dissolved prior to such date). Performance information is set forth, in accordance with CFTC Regulations, since January 1, 1993 or, if later, the inception of the pool in question.


            INVESTORS SHOULD NOTE THAT AFFILIATES OF KENMAR PERFORM ASSET ALLOCATION FUNCTIONS ON BEHALF OF MANAGED ACCOUNTS AND OTHER COMMODITY POOLS SIMILAR TO THOSE PERFORMED BY KENMAR. PURSUANT TO CFTC REGULATIONS, THE PERFORMANCE OF ACCOUNTS AND OTHER POOLS OPERATED, MANAGED AND/OR SPONSORED BY AFFILIATES OF KENMAR HAS NOT BEEN INCLUDED HEREIN.

            PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, AND MATERIAL DIFFERENCES EXIST BETWEEN THE POOLS WHOSE PERFORMANCE IS SUMMARIZED HEREIN AND THE TRUST.

            INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED AND UNREALIZED LOSSES FROM COMMODITY TRADING.


                              --------------------

Assets Under Management

Kenmar -- Total assets under management as of
  April 1, 1998:                                                    $122 million
Kenmar -- Total assets under multi-advisor management as of
  April 1, 1998                                                     $89 million
Kenmar and affiliates -- Total assets under management as of
  April 1, 1998                                                     $565 million
                                                             (excluding notional
                                                                     funds)
Kenmar and affiliates -- Total assets under management as of
  April 1, 1998                                                     $656 million
                                                             (including notional
                                                                     funds)


Multi-Advisor Pools


            These are all of the multi-advisor pools (other than the Trust and pools for the research and development of traders) operated by Kenmar since January 1, 1993. Kenmar has actively allocated and reallocated trading assets among a changing group of advisors selected by it. As will the Trust, these multi-advisor pools depend on Kenmar for their asset allocations (and, possibly, leverage adjustments) and strategy selections, and combine unrelated and independent advisors.


Single-Advisor Pools


            These are all of the pools (other than pools for the research and development of traders) operated by Kenmar since January 1, 1993 that were, or are, advised by a single advisor (as opposed to a portfolio of commodity trading advisors). Investors should note that single-advisor pools do not demonstrate Kenmar's ability to manage a portfolio of commodity trading advisors.


Pools for the Research and Development of Advisors


            These are all of the pools operated by Kenmar since January 1, 1993 that were established as a way of testing, in a limited liability vehicle, one or more commodity trading advisors relatively untested in the management of customer assets.


                  [Remainder of page left blank intentionally.]


============================================================================================================================
                                                                                                         %           %
                                                                                                       WORST       WORST
                                                                 AGGRE-                               MONTHLY     PEAK-TO-
                                      TYPE                        GATE        CURRENT      CURRENT     DRAW-       VALLEY
                                       OF     START    CLOSE      SUB-         TOTAL       NAV PER     DOWN &      DRAWDOWN
                                      POOL     DATE     DATE     SCRIPT.         NAV         UNIT      MONTH      & PERIOD
============================================================================================================================
MULTI-ADVISOR POOLS
=====================================---------------------------------------------------------------------------------------
Kenmar Performance Partners L.P.       **     08/85     N/A    261,800,403   72,363,280   16,487.45    (15.87)     (33.20)
----------------------------------------------------------------------------------------------------------------------------
                                                                                                         1/94    11/90-5/92
----------------------------------------------------------------------------------------------------------------------------
Kenmar Capital Partners Ltd.           *      07/95     N/A      3,557,775    1,873,909    1,068.06     (5.77)      (8.26)
----------------------------------------------------------------------------------------------------------------------------
                                                                                                         2/96     2/96-8/96
=====================================---------------------------------------------------------------------------------------
SINGLE ADVISOR POOLS
=====================================---------------------------------------------------------------------------------------
The Dennis Fund L.P. "A"             single   09/96     N/A     11,233,600   12,398,260    1,644.62    (10.75)     (25.63)
----------------------------------------------------------------------------------------------------------------------------
                                                                                                         8/97     2/97-8/97
----------------------------------------------------------------------------------------------------------------------------
The Dennis Fund L.P. "B"             single   04/97     N/A      9,398,967   10,267,561    1,594.68    (10.70)     (17.63)
----------------------------------------------------------------------------------------------------------------------------
                                                                                                         8/97     4/97-8/97
----------------------------------------------------------------------------------------------------------------------------
GK International Currency Fund L.P.  single   04/91    12/93     2,312,504            0      903.45     (5.75)     (18.40)
----------------------------------------------------------------------------------------------------------------------------
                                                                                                        12/93     9/92-12/93
----------------------------------------------------------------------------------------------------------------------------
Dennis Friends & Family L.P.         single   05/97      N/A       338,437      472,668    1,393.99    (14.97)     (19.96)
----------------------------------------------------------------------------------------------------------------------------
The Hirst Investment Fund L.P.                                   2,870,525    2,952,032    1,068.74     (1.68)      (1.56)
----------------------------------------------------------------------------------------------------------------------------
                                                                                                        10/97       10/97
=====================================---------------------------------------------------------------------------------------

POOLS FOR RESEARCH AND DEVELOPMENT
OF TRADERS
=====================================---------------------------------------------------------------------------------------
Kenmar Venture Partners L.P.           *      03/87     N/A      2,625,000    4,615,710    4,690.26    (29.70)     (48.75)
----------------------------------------------------------------------------------------------------------------------------
                                                                                                        10/89    11/90-4/92
----------------------------------------------------------------------------------------------------------------------------
GLH Strategic Performance L.P.       single   08/93    10/94     1,143,233            0      717.41     (9.45)     (29.41)
----------------------------------------------------------------------------------------------------------------------------
                                                                                                         1/94     9/93-10/94
----------------------------------------------------------------------------------------------------------------------------
Oberdon Partners L.L.C.              single    4/97     N/A      1,607,000    2,296,412    1,465.31     (6.04)      (6.96)
----------------------------------------------------------------------------------------------------------------------------
                                                                                                         8/97     7/97-10/97
============================================================================================================================


========================================================================================


                                      ------------------------------
                                                                                  YEAR-
                                                                                  TO-
                                      1993      1994    1995    1996    1997      DATE
========================================================================================
MULTI-ADVISOR POOLS
=====================================---------------------------------------------------
Kenmar Performance Partners L.P.      48.30    (9.79)   8.12    3.04   (2.1)     14.84
----------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------
Kenmar Capital Partners Ltd.            -        -      2.26   (1.87)   3.05      3.28
----------------------------------------------------------------------------------------


=====================================---------------------------------------------------
SINGLE ADVISOR POOLS
=====================================---------------------------------------------------
The Dennis Fund L.P. "A"                -        -       -      8.14   18.70     28.12
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
The Dennis Fund L.P. "B"                -        -       -       -     18.75     27.17
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
GK International Currency Fund L.P.  (16.37)     -       -       -                 -
----------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------
Dennis Friends & Family L.P.            -        -       -       -      0.24     39.07
----------------------------------------------------------------------------------------
Hirst L.P.
=====================================---------------------------------------------------
POOLS FOR RESEARCH AND DEVELOPMENT
OF TRADERS
=====================================---------------------------------------------------
Kenmar Venture Partners L.P.          57.92     3.27    5.55   14.72   36.00      3.76
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
GLH Strategic Performance L.P.        (8.09)  (21.95)    -       -                 -
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
Oberdon Partners L.L.C.                 -        -       -       -     43.37      2.21
----------------------------------------------------------------------------------------

========================================================================================

Footnotes to Performance Information

1.    Name of Pool.

2.    Type of Pool:


      "Single" means that the assets are managed by one commodity trading advisor.

      * Although multiple commodity trading advisors were used at certain times during the history of the pool, the pool may not have been a "multi-advisor pool" as defined by the CFTC due to the fact that one of those commodity trading advisors may have been allocated in excess of twenty-five percent of the pool's funds available for trading.

      ** Commenced trading as a single-advisor pool and assets were subsequently allocated to multiple trading advisors. The pool is not a "multi-advisor-pool" as defined by the CFTC for the reason discussed above.

3.    Start Date.

4. "Close Date" is the date the pool liquidated its assets and ceased to do business.

5. "Aggregate Subscript." is the aggregate of all amounts ever contributed to the pool, including investors who subsequently redeemed their investments.


6.    "Current Total NAV" is the Net Asset Value of the pool as of March 31,
      1998.

7. "Current NAV Per Unit" is the Current Net Asset Value of the pool divided by the total number of units (shares) outstanding as of March 31, 1997. Current NAV per Unit is based on the value of a hypothetical $1,000 unit ($1,050 for Kenmar Venture Partners L.P.) of investment over time.

      In the case of liquidated pools (GK International Currency Fund L.P. and Kenmar GLH Strategic Performance L.P.), the NAV per unit on the date of liquidation of the pool is set forth.


8. "% Worst Monthly Drawdown" is the largest single month loss sustained since inception of trading. "Drawdown" as used in this section of the Prospectus means losses experienced by the relevant fund over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. "Drawdown" is measured on the basis of monthly returns only, and does not reflect intra-month figures.

9.    "Month" is the month of the % Worst Monthly Drawdown.


10. "% Worst Peak-to-Valley Drawdown" is the largest percentage decline in the Net Asset Value per Unit over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. "% Worst Peak-to-Valley Drawdown" represents the greatest percentage decline from any month-end Net Asset Value per Unit that occurs without such month-end Net Asset ==== Value per Unit being equaled or exceeded as of a subsequent month-end. For example, if the Net Asset Value per Unit of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a "peak-to-valley drawdown" analysis conducted as of the end of April would consider that "drawdown" to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.


11.   "Period" is the period of the "% Worst Peak-to-Valley Drawdown."


12. "Year-to-Date" is the rate of return of the pool from January 1, 1998 or through March 31, 1998.

                               INVESTMENT FACTORS

      Managed Futures is a sector of the futures industry made up of professionals, or commodity trading advisors ("CTAs"), who on behalf of their clients manage portfolios made up of futures and forward contracts and related instruments traded around the world. Utilizing extensive resources, markets can be accessed and monitored around the world, 24 hours a day.

      For over 20 years institutions and individuals have made Managed Futures part of their well-diversified portfolios. In that time period, the industry has grown to nearly $35 billion in assets under management.(1)

      As the industry has grown, so has the number, liquidity and efficiency of the futures markets globally. Since 1974 the U.S. futures markets have grown from consisting primarily of agricultural contracts to include financial contracts, providing greater diversification and flexibility. The pie charts below demonstrate this growth of diversity within the futures industry. In 1974 the agricultural sector dominated the trading volume of the industry. By 1997 the agricultural sector represented only 17% of trading while interest rate contracts represented 55%. These interest rate contracts included contracts on U.S. debt instruments, European debt instruments, and bonds in Asia and Australia.


Dramatic Changes in Futures Industry
Volume of futures contracts traded(2)


                                [GRAPHIC OMITTED]

   [The following table was depicted as a pie chart in the printed material.]

                        1974


Currencies               2%
Metals                  15%
Lumber & Energy          1%
Agriculturals           82%


                        1997

Stock Indices            6%
Metals                   4%
Currencies               6%
Energies                12%
Agriculturals           17%
Interest Rates          55%(3)

Source: Futures Industry Association, Washington, D.C.

Managed Futures encompass over 50 markets worldwide, and as a result investors can gain global market exposure in their portfolios as well as add non-financial investments. Thus, investing in a managed futures fund can be an effective way to globally diversify a portfolio



-----------------------
(1)   As of December 31, 1997, Managed Accounts Reports.

(2)   Represented by the percentage of the number of contracts traded per year.

(3)   Includes: European, Pacific Rim and U. S. rates

                        Diversifying into Managed Futures

      Allocating a portion of the risk segment of a portfolio to a managed futures investment, such as the Trust, may add a potentially valuable element of diversification to a traditionally-structured portfolio. Historically over the long term, the returns recognized on managed futures investments have been non-correlated with the performance of stocks and bonds, suggesting that a successful managed futures investment may be a valuable complement to a portfolio of stocks and bonds. Diversifying assets among different investments that generate positive but non-correlated returns has the potential to decrease risk without a corresponding decrease in returns--enhancing the risk/reward profile and overall "efficiency" of a portfolio. Non-correlations is not negative correlation. The performance of the Trust is anticipated to be generally unrelated, but may frequently be similar, to the performance of the general equity markets.

      The following discussion and charts, which include the MAR Fund/Pool Qualified Universe Index, are intended to explain managed futures as an asset category, and to demonstrate the potential value of allocating a small portion of a portfolio to a managed futures investment, such as the Trust. The MAR Index is utilized as a broad measure of overall managed futures returns, as compared to other indices that measure the overall returns of stocks and bonds as separate asset classes. The MAR Index is not the same as an investment in the Trust, and the Trust may perform quite differently than the Index, just as an individual stock may perform quite differently from the S&P 500 Index.


      The dark grey area of the chart below shows the benefit of adding 10% managed futures to a hypothetical portfolio made up of 50% stocks and 50% bonds, assuming an initial investment of $10,000.


Diversifying into Managing Futures
January 1980-December 1997

                              [LINE GRAPH OMITTED]

                                      Monthly       Monthly
                     Compounded      Standard      Standard
                     Annual ROR      Deviation     Drawdowns
                     ----------      ---------     ---------
                        14.4%          2.61         -15.3%
                        14.6%          2.82         -17.4%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. The graph depicts the actual performance of the MAR Fund/Pool Qualified Universe, in combination with stocks and bonds. The "Stocks" portion is represented by the S&P 500 Index and the "Bonds" portion by the Lehman Brothers Government Bond Index. These are passive indices of equity and debt securities which are generally purchased by investors with an investment objective of capital preservation, growth or income. The MAR Fund/Pool Qualified Universe Index is a dollar-weighted index of 420 managed futures funds, including the performance of current as well as retired funds, whose objective is speculative trading profits. The performance for all indices was calculates using compounded monthly returns. A prospective investor is advised that neither the above graph nor the performance tables in this Prospectus should be interpreted to mean that the Trust will obtain similar results or generate any profits whatsoever in the future.

      A Managed Futures fund provides three benefits to an investor's overall portfolio:

o     Potential for reduced volatility and/or enhanced returns

o     Profit potential in any market environment

o     Access to global financial and non-financial futures markets


      Potential for both reduced volatility and/or enhanced returns. Futures and forwards contracts exhibit more risk than stocks or bonds. However, adding a Managed Futures fund to a stock-and-bond-only portfolio has the potential to reduce overall portfolio volatility and enhance returns. This potential benefit was initially demonstrated in two key academic works. First, Modern Portfolio Theory, developed by the Nobel Prize Laureate economists Drs. Harry M. Markowitz and William Sharpe, asserts that investments having positive returns and low to non-correlation with each other can improve the risk/reward characteristics of the combined holdings. In other words, a portfolio of different investments with positive returns independent of each other (i.e. non-correlated) can improve the risk profile of an investor's entire portfolio.

Correlations of Monthly Returns of Various Asset Classes
January 1980-March 1998

                 U.S. Stocks*   U.S. Bonds*   Int'l. Stocks*   Managed Futures*

U.S. Stocks         1.00

U.S. Bonds          0.32          1.00

Int'l Stocks        0.48          0.21            1.00

Managed Futures     0.11          0.03            0.02              1.00

Correlation is a statistical measure of the degree to which two variables are related. It is expressed as a number between-1 and 1, with a negative number implying the variables tend to move in opposite direction, while a positive number implies the variables move in the same direction.

* See "Notes To Comparative Performance And Correlation Charts" at the end of this section.


      Second, in his landmark study, Dr. John Lintner of Harvard University was the first of many to demonstrate specifically that adding a Managed Futures component to a portfolio can enhance returns. Dr. Lintner concluded that a portfolio of judicious investments in stocks, bonds and Managed Futures ". . . show[s] substantially less risk at every possible level of expected return than portfolios of stocks (or stocks and bonds) alone."2

      This diversification effect of Managed Futures is demonstrated by looking at the performance of Managed Futures compared to that of U.S. stocks, U.S. bonds and international stocks during a major decline. When measured against a decline in the stock and bond markets, the graph below shows how Managed Futures would have provided the benefits of portfolio diversification due to its non-correlation to stocks and bonds. This does not mean that the returns of Managed Futures are negatively correlated (i.e. perform opposite) to that of stocks and bonds.

Managed Futures Performances
Versus the Worst Declines of Stocks and Bonds

                                [GRAPHIC OMITTED]

    [These points were represented as a bar graph in the printed material.]

* See "Notes To Comparative Performance And Correlation Charts" at the end of this section.

----------
2 Litner, John, "The Potential Role of Managed Commodity Financial Futures Accounts (and/or Funds) in Portfolios of Stock and Bonds." Annual Conference of Financial Analysts Federation, May 1983.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.




Comparative Performance and Correlation Charts: The table below demonstrates the differences in performance of stocks, bonds and managed future during each year from 1980 through March 1998. The Chart below the table shows the worst peak-to-valley losses of the four asset classes for the same period.


                 Managed
                 Futures       US Stocks       Int'l. Stocks     US Bonds

      1980         46%            33%               31%            10%
      1981         20%            -5%               -1%             7%
      1982         23%            22%               -1%            31%
      1983         -8%            22%               25%             8%
      1984          4%             6%                8%            15%
      1985         22%            32%               57%            21%
      1986        -12%            19%               70%            16%
      1987         47%             5%               25%             2%
      1988          8%            16%               29%             8%
      1989         10%            32%               11%            14%
      1990         20%            -4%              -23%             6%
      1991         11%            30%               13%            15%
      1992          1%             8%              -12%             7%
      1993         15%            10%               33%             9%
      1994         -2%             1%                8%            -2%
      1995         10%            38%               12%            15%
      1996         12%            23%                6%             4%
      1997          8%            34%                2%             8%
YTD   1998          2%            14%               15%             2%

* See "Notes To Comparative Performance And Correlation Charts" at the end of this section.

Worst Peak-to-Valley Loss from 1980 through March 1998

   [The following table was depicted as a bar chart in the printed material.]

        Managed Futures

Apr. 86
  to
Dec. 86              -28.13%

          US Stocks

Sep. 87
  to
Nov. 87              -29.56%

         Int'l Stocks

Jan. 90
  to
Sep. 90              -30.59%

          U.S. Bonds

Jan. 80
  to
Feb. 80              - 8.53%

Notes to Comparative Performance and Correlation Charts

U.S. Stocks* - Standard & Poor's 500 Stock Index (dividends reinvested) an unmanaged weighted index of 500 stocks.

International Stocks* - Morgan Stanley's EAFE Index (dividends reinvested).

U.S. Bonds* - Lehman Brothers' Government/Corporate Bond Index (coupons reinvested).

Managed Futures* - MAR Fund/Pool Qualified Universe Index is the dollar-weighted, total return of approximately 420 managed futures funds and pools tracked by Managed Account Reports.

* These indices are representative of equity and debt securities and are not to be construed as an actively managed portfolio.

Sources: Standard & Poor's, Lehman Brothers, Lipper Analytical Associates and Managed Account Report

Investors should be aware that stocks, bonds and managed futures are very different types of investments, each involving different investment considerations and risks, including but not limited to liquidity, safety, guarantees, insurance, fluctuation of principal and/or return, tax features, leverage and volatility. For example, trading in futures, forward and options may involve a greater degree of risk than investing in stocks and bonds due to, among other things, a greater degree of leverage and volatility. Also, U.S. government bonds are guaranteed by the U.S. government and, if held to maturity, offer both a fixed rate of interest and return of principal.


Profit potential in any market environment. With stocks and bonds, investors typically buy securities that they believe will increase in value, and they may have no strategy when markets fall. Futures contracts, on the other hand, can be easily sold short on the prospect that a market will go down. As a result, declining markets represent opportunities for Managed Futures.

Access to global financial and non-financial markets: Finally, over the years the futures markets have expanded globally to include investments in stock indices and bonds, currencies, precious and base metals, agricultural products and so forth. Investors can gain access to over 50 financial and non-financial markets around the globe.

Small Minimum Investment; Smaller Minimum Additional Investment


            Each of the initial Advisors is only available to manage individual accounts of substantial size -- ranging from $500,000 to $5,000,000. Investors in the Trust are able to gain access to each of these Advisors, and to the diversification benefits of placing assets with all five of them, for a minimum investment of only 50 Units, or $5,000 if less (20 Units, or $2,000 if less, in the case of trustees or custodians of eligible employee benefit plans and individual retirement accounts). Existing Unitholders making additional investments may do so in minimums of only 20 Units, or $2,000 if less.

Limited Liability

            Unlike a person who opens an individual futures account, a subscriber to the Trust cannot lose more than his or her investment.

                         INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----

Kenmar Global Trust


  Independent Auditor's Report .........................................     F-2
  Statements of Financial Condition as of December 31, 1997 and 1996 ... F-3 Statements of Operations for the Year Ended December 31, 1997 and for
    the Period July 17, 1996 (inception) to December 31, 1996 ..........     F-4
  Statements of Cash Flows  for the Year Ended December 31, 1997 and
    for the Period July 17, 1996 (inception) to December 31, 1996 ......     F-5
  Statements of Changes in Unitholders' Capital (Net Asset Value)
    for the Year Ended December 31, 1997 and for the Period
    July 17, 1996 (inception) to December 31, 1996 .....................     F-6
  Notes to Financial Statements ........................................  F-7-10
  Statements of Financial Condition as of March 31, 1998 (unaudited)
    and December 31, 1997 (audited) ....................................    F-11
   Statements of Operations for the Three Months Ended March 31,
     1998 and 1997 (unaudited)..........................................    F-12
   Statements of Cash Flows for the Three Months Ended March 31,
     1998 and 1997 (unaudited)..........................................    F-13
   Statements of Changes in Unitholders' Capital (Net Asset Value)
     for the three Months Ended March 31, 1998 and 1997 (unaudited) ....    F-14
  Notes to Financial Statements ........................................ F-15-20


Kenmar Advisory Corp. ..................................................


  Independent Auditor's Report .........................................    F-21

  Statements of Financial Condition as of  September 30, 1997
      (audited) and  March 31, 1998 ....................................    F-22
  Notes to Statements of Financial Condition ........................... F-23-30


            Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.

                          INDEPENDENT AUDITOR'S REPORT

To the Unitholders
Kenmar Global Trust


We have audited the accompanying statements of financial condition of Kenmar Global Trust as of December 31, 1997 and 1996, and the related statements of operations, cash flows and changes in unitholders' capital (net asset value) for the year ended December 31,1997 and for the period July 17, 1996 (inception) to December 31, 1996. These financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kenmar Global Trust as of December 31, 1997 and 1996, and the results of its operations, cash flows and changes in its net asset values for the year ended December 31, 1997 and for the period July 17, 1996 (inception) to December 31, 1996, in conformity with generally accepted accounting principles.


                              ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Lutherville, Maryland


March 16, 1998

                               KENMAR GLOBAL TRUST
                        STATEMENTS OF FINANCIAL CONDITION
                           December 31, 1997 and 1996

                                                             1997        1996
                                                         -----------   ---------
ASSETS
  Equity in broker trading accounts
     Cash                                                $11,166,621   $       0
     Net option premiums  paid                                12,165           0
     Unrealized gain on open contracts                       838,321           0
                                                         -----------   ---------
         Deposits with brokers                            12,017,107           0

  Cash                                                       588,287       2,000
  Other assets                                               177,369           0
                                                         -----------   ---------
         Total assets                                    $12,782,763   $   2,000
                                                         ===========   =========

LIABILITIES
  Accounts payable                                       $    24,489   $       0
  Commissions and other trading fees on open contracts         6,831           0
  Managing Owner brokerage commissions                        89,492           0
  Advisor profit shares                                       54,575           0
  Reimbursable offering costs                                 23,058           0
  Redemptions payable                                        176,774           0
  Redemption charges payable to Managing Owner                 4,503           0
  Subscription deposits                                       25,720           0
                                                         -----------   ---------

         Total liabilities                                   405,442           0
                                                         -----------   ---------
UNITHOLDERS' CAPITAL (Net Asset Value)
  Managing Owner - 1,258.4577 and 4.0000 units
    outstanding at December 31, 1997 and 1996                125,970         400
  Other Unitholders - 122,392.3731 and 16.0000 units
    outstanding at December 31, 1997 and 1996             12,251,351       1,600
                                                         -----------   ---------

         Total unitholders' capital                       12,377,321       2,000
           (Net Asset Value)                             -----------   ---------

                                                         $12,782,763   $   2,000
                                                         ===========   =========


                             See accompanying notes.

                               KENMAR GLOBAL TRUST
                            STATEMENTS OF OPERATIONS
                    For the Year Ended December 31, 1997 and
          For the Period July 17, 1996 (inception) to December 31, 1996

                                                      Year Ended    Period Ended
                                                      December 31,  December 31,
                                                      ------------  ------------
                                                          1997           1996
                                                          ----           ----
INCOME
  Trading gains (losses)
      Realized                                         $(162,443)      $       0
      Change in unrealized                               838,321               0
                                                       ---------       ---------

          Gain from trading                              675,878               0

  Interest income                                        293,033               0
                                                       ---------       ---------

          Total income                                   968,911               0
                                                       ---------       ---------

EXPENSES
  Brokerage commissions                                   45,814               0
  Managing Owner brokerage commissions                   631,403               0
  Advisor profit shares                                  106,886               0
  Operating expenses                                      58,398               0
                                                       ---------       ---------

          Total expenses                                 842,501               0
                                                       ---------       ---------

          NET INCOME                                   $ 126,410               0
                                                       =========       =========

NET INCOME PER UNIT
  (based on weighted average number of
  units outstanding during the period)                 $    1.24       $    0.00
                                                       =========       =========

INCREASE IN NET ASSET
  VALUE PER UNIT                                       $    0.10       $    0.00
                                                       =========       =========


                             See accompanying notes.

                               KENMAR GLOBAL TRUST
                            STATEMENTS OF CASH FLOWS
                    For the Year Ended December 31, 1997 and
          For the Period July 17, 1996 (inception) to December 31, 1996

                                                              Year Ended      Period Ended
                                                              December 31,    December 31,
                                                                  1997            1996
                                                              ------------    ------------
Cash flows from (for) operating activities
  Net income                                                  $    126,410    $          0
      Adjustments to reconcile net  income to net
      cash (for) operating activities:
          Net change in unrealized                                (838,321)              0
          Increase in accounts payable and accrued expenses        175,387               0
          Net option premiums paid                                 (12,165)              0
          Increase in other assets                                (177,369)              0
                                                              ------------    ------------

              Net cash (for) operating activities                 (726,058)              0
                                                              ------------    ------------

Cash flows from (for) financing activities
  Addition of units                                             12,847,562           2,000
  Increase in subscription deposits                                 25,720               0
  Offering costs paid                                             (124,706)              0
  Redemption of units                                             (269,610)              0
                                                              ------------    ------------

              Net cash from financing activities                12,478,966           2,000
                                                              ------------    ------------

Net increase in cash                                            11,752,908           2,000
                                                              ============    ============

Cash
  Beginning of period                                                2,000               0
                                                              ------------    ------------

  End of period                                               $ 11,754,908    $      2,000
                                                              ============    ============

End of period cash consists of:
  Cash in broker trading accounts                             $ 11,166,621    $          0
  Cash                                                             588,287           2,000
                                                              ------------    ------------

              Total end of period cash                        $ 11,754,908    $      2,000
                                                              ============    ============


                             See accompanying notes.

                               KENMAR GLOBAL TRUST
                            STATEMENTS OF CHANGES IN
                         UNITHOLDERS' CAPITAL (NET ASSET
                            VALUE) For the Year Ended
                              December 31, 1997 and

          For the Period July 17, 1996 (inception) to December 31, 1996

                                                   Unitholders' Capital
                                                   --------------------
                                Total
                               Number of        Managing        Other
                                 Units            Owner       Unitholders        Total
                              ------------    ------------    ------------    ------------
Balances at
  July 17, 1996 (inception)         0.0000    $          0    $          0    $          0

Additions                          20.0000             400           1,600           2,000
                              ------------    ------------    ------------    ------------

Balances at
  December 31, 1996                20.0000             400           1,600           2,000

Additions                     128,219.1639         125,800      12,721,762      12,847,562

Net income for the year
  ended December 31, 1997                            1,279         125,131         126,410

Redemptions                    (4,588.3331)              0        (450,887)       (450,887)

Offering costs                                      (1,509)       (146,255)       (147,764)
                              ------------    ------------    ------------    ------------

Balances at
  December 31, 1997           123,650.8308    $    125,970    $ 12,251,351    $ 12,377,321
                              ============    ============    ============    ============

                                                 Net Asset Value Per Unit
                                               ---------------------------
                                                      December 31,
                                                   1997           1996
                                               -----------    ------------
                                               $    100.10    $     100.00
                                               ===========    ============


                             See accompanying notes.

                               KENMAR GLOBAL TRUST
                          NOTES TO FINANCIAL STATEMENTS


                                   ----------


Note 1.     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            A.    General Description of the Trust


                  Kenmar Global Trust (the Trust) is a Delaware business trust. The Trust is a multi-advisor, multi-strategy commodity pool which trades in United States (U.S.) and foreign futures, options, forwards and related markets. The Trust was formed on July 17, 1996 and commenced trading on May 22, 1997.


            B.    Regulation


                  As a registrant with the Securities and Exchange Commission, the Trust is subject to the regulatory requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934. As a commodity pool, the Trust is subject to the regulations of the CFTC, an agency of the U.S. government which regulates most aspects of the commodity futures industry, rules of the National Futures Association, an industry self-regulatory organization, and the requirements of the various commodity exchanges where the Trust executes transactions. Additionally, the Trust is subject to the requirements of the Futures Commission Merchants (FCMs) and interbank market makers (collectively, "brokers") through which the Trust trades.

            C.    Method of Reporting

                  The Trust's financial statements are presented in accordance with generally accepted accounting principles, which require the use of certain estimates made by the Trust's management. Gains or losses are realized when contracts are liquidated. Net unrealized gain or loss on open contracts (the difference between contract purchase prices and market prices) is reported in the statement of financial condition in accordance with Financial Accounting Standards Board Interpretation No. 39 - "Offsetting of Amounts Related to Certain Contracts." Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations. Brokerage commissions paid directly to brokers include other trading fees and are charged to expense when contracts are opened.

            D.    Income Taxes

                  The Trust prepares calendar year U.S. and state information tax returns and reports to the Unitholders their allocable shares of the Trust's income, expenses and trading gains or losses.

            E.    Organizational and Offering Costs

                  Organizational and initial offering costs (exclusive of selling commissions) of approximately $580,000 were advanced to the Trust by the Managing Owner. Such costs are charged to the Trust and reimbursed to the Managing Owner at a monthly rate of 0.2% of the Trust's beginning of month Net Asset Value until such amounts are fully reimbursed. The total amount of organizational and initial offering costs to be reimbursed to the Managing Owner may be reduced by up to $50,000 if the Trust's Net Asset Value does not reach certain future levels. Any unreimbursed organizational and initial offering costs as of the date of the Trust's dissolution will not be reimbursed to the Managing Owner. Ongoing offering costs are borne by the Trust and are charged directly to unitholders' capital as incurred. The Declaration of Trust and Trust Agreement limits organizational and offering costs, including selling commissions and redemption fees, to 15% of the capital contributions to the Trust.

                               KENMAR GLOBAL TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                   ----------

Note 1.     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPALS
            (CONTINUED)

            F.    Foreign Currency Transactions

                  The Trust's functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

Note 2.     MANAGING OWNER

            The Managing Owner of the Trust is Kenmar Advisory Corp., which conducts and manages the business of the Trust. The Declaration of Trust and Trust Agreement requires the Managing Owner to maintain a capital account equal to 1% of the total capital accounts of the Trust.

            The Managing Owner is paid monthly brokerage commissions equal to 1/12 of 11% (11% annually) of the Trust's beginning of month Net Asset Value. The Managing Owner, in turn, pays substantially all actual costs of executing the Trust's trades, selling commissions and trailing commissions to selling agents, and consulting fees to the Advisors. The amount paid to the Managing Owner is reduced by brokerage commissions and other trading fees paid directly by the Trust. For the period May 22, 1997 (commencement of trading) to December 31, 1997, brokerage commissions equated to an approximate round- turn equivalent rate of $92. Such approximate round-turn equivalent brokerage commission rate will vary depending on the frequency of trading by the Trust's commodity trading advisors.

            The Managing Owner is paid an incentive fee equal to 5% of New Overall Appreciation (which is defined in the Declaration of Trust and Trust Agreement and excludes interest income) as of each fiscal year-end and upon redemption of Units. No incentive fee was earned by the Managing Owner during 1997.

Note 3.     COMMODITY TRADING ADVISORS

            The Trust has advisory agreements with various commodity trading advisors pursuant to which the Trust pays quarterly profit shares of 15% to 20% of Trading Profit (as defined in each advisory agreement).

Note 4.     DEPOSITS WITH BROKERS

            The Trust deposits funds with brokers subject to CFTC regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of cash with such brokers. The Trust earns interest income on its cash deposited with the brokers.

Note 5.     SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS

            Investments in Units of Beneficial Interest are made by subscription agreement, subject to acceptance by the Managing Owner. The Trust is not required to make distributions, but may do so at the sole discretion of the Managing Owner. A Unitholder may request and receive redemption of Units owned, beginning with the end of the sixth month after such Units are sold, subject to restrictions in the Declaration of Trust and Trust Agreement. Units redeemed on or before the end of the twelfth full calendar month and after the end of the twelfth full month but on or before the end of the eighteenth full calendar month after the date such Units begin to participate in the profits and losses of the Trust are subject to early redemption charges of 3% and 2%, respectively, of the Net Asset Value redeemed. All redemption charges are paid to the Managing Owner. Such redemption charges are included in redemptions of unitholders' capital and amounted to $12,592 during 1997.

                               KENMAR GLOBAL TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                   ----------


Note 6.     TRADING ACTIVITIES AND RELATED RISKS

            The Trust engages in the speculative trading of U.S. and foreign futures contracts, options on U.S. and foreign futures contracts and forward contracts (collectively, "derivatives"). These derivatives include both financial and non-financial contracts held as part of a diversified trading strategy. The Trust is exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract. Purchases and sales of futures and options on futures contracts require margin deposits with the FCMs. Additional deposits may be necessary for any loss of contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from such FCM's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with an FCM are considered commingled with all other customer funds subject to the FCM's segregation requirements. In the event of an FCM's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than total cash and other property deposited. The Trust has cash on deposit with interbank market makers and other financial institutions in connection with its trading of forward contracts and its cash management activities. In the event of a financial institution's insolvency, recovery of Trust assets on deposit may be limited to account insurance or other protection afforded such deposits. In the normal course of business, the Trust does not require collateral from such financial institutions. Since forward contracts are traded in unregulated markets between principals, the Trust also assumes the risk of loss from counterparty nonperformance. For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Trust is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short. As both a buyer and seller of options, the Trust pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the Trust to potentially unlimited liability, and purchased options expose the Trust to a risk of loss limited to the premiums paid.

            The fair value of derivatives represents unrealized gains and losses on open futures and forward contracts and long and short options at market value. The average fair value of derivatives for the period May 22, 1997 (commencement of trading) to December 31, 1997 and the related fair values as of December 31, 1997 are as follows:

                                                    For the Period
                                                    May 22, 1997 to    As of
                                                      December 31,  December 31,
                                                          1997          1997
                                                    --------------- ------------
            Exchange traded futures and options on
              futures contracts                        $440,000      $847,000
            Forward contracts                            30,000         3,000

            Net trading results from derivatives for the year ended December 31, 1997 is reflected in the statement of operations and consists of the gain from trading less brokerage commissions and the portion of the Managing Owner brokerage commissions that is payable to the brokers. For the year ended December 31, 1997, the net trading gain from derivatives was approximately $595,000. Such trading results reflect the net gain arising from the Trust's speculative trading of futures contracts, options on futures contracts and forward contracts.

                               KENMAR GLOBAL TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


Note 6.     TRADING ACTIVITIES AND RELATED RISKS (Continued)

            Open contracts generally mature within one year; the latest maturity date for open contracts as of December 31, 1997 is June 1998. However, the Trust intends to close all contracts prior to maturity. At December 31, 1997, the notional amount of open contracts is as follows:

                                                    Contracts to    Contracts to
                                                      Purchase          Sell
                                                    ------------    ------------
            Exchange traded futures contracts and
               written options thereon:

               - Financial instruments               $44,900,000     $16,300,000
               - Metals                                1,800,000       3,700,000
               - Energy                                        0       1,100,000
               - Agricultural                          1,500,000       2,800,000
               - Currencies                           15,300,000      18,800,000

            Forward Contracts:
               - Currencies                                    0         700,000
                                                    ------------    ------------
                                                     $63,500,000     $43,400,000
                                                     ===========     ===========
            Exchange traded purchased options
               on futures contracts:
               - Financial instruments               $ 3,400,000     $         0
               - Currencies                                    0       1,400,000
                                                    ------------    ------------
                                                     $ 3,400,000     $ 1,400,000
                                                     ===========     ===========

            The above amounts do not represent the Trust's risk of loss due to market and credit risk, but rather represent the Trust's extent of involvement in derivatives at the date of the statement of financial condition. The Managing Owner has established procedures to actively monitor and minimize market and credit risk. The Unitholders bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

                               KENMAR GLOBAL TRUST
                        STATEMENTS OF FINANCIAL CONDITION
           March 31, 1998 (Unaudited) and December 31, 1997 (Audited)

                                   ----------

                                                                  March 31,    December 31,
                                                                    1998           1997
                                                                    ----           ----
ASSETS
  Equity in broker trading accounts
    Cash                                                         $12,888,925   $11,166,621
    Net option premiums paid                                          28,220        12,165
    Unrealized gain on open contracts                                628,598       838,321
                                                                 -----------   -----------
        Deposits with brokers                                     13,545,743    12,017,107
  Cash                                                             1,592,237       588,287
  Subscriptions receivable                                            76,280             0
  Other assets                                                             0       177,369
                                                                 -----------   -----------
        Total assets                                             $15,214,260   $12,782,763
                                                                 ===========   ===========
LIABILITIES
  Accounts payable                                               $     8,618   $    24,489
  Commissions and other trading fees on open contracts                 8,313         6,831
  Managing Owner brokerage commissions                                99,227        89,492
  Advisor profit shares                                              139,034        54,575
  Managing Owner incentive fee                                        22,840             0
  Reimbursable offering costs                                         52,036        23,058
  Redemptions payable                                                161,135       176,774
  Redemption charges payable to Managing Owner                         8,625         4,503
  Subscription deposits                                                    0        25,720
                                                                 -----------   -----------
        Total liabilities                                            499,828       405,442
                                                                 -----------   -----------
UNITHOLDERS' CAPITAL (Net Asset Value)

  Managing Owner - 1,435.7319 and 1,258.4577 units outstanding
    at March 31, 1998 and December 31, 1997                          149,452       125,970
  Other Unitholders - 139,920.2653 and 122,392.3731 units
    outstanding at March 31, 1998 and December 31, 1997           14,564,980    12,251,351
                                                                 -----------   -----------
        Total unitholders' capital
          (Net Asset Value)                                       14,714,432    12,377,321
                                                                 -----------   -----------
                                                                 $15,214,260   $12,782,763
                                                                 ===========   ===========

                             See accompanying notes.

                               KENMAR GLOBAL TRUST
                            STATEMENTS OF OPERATIONS
               For the Three Months Ended March 31, 1998 and 1997
                                   (Unaudited)

                                   ----------

                                                            Three Months
                                                               Ended
                                                             March 31,
                                                        1998            1997
                                                        ----            ----
INCOME
  Trading gains (losses)
    Realized                                        $ 1,179,902      $         0
    Change in unrealized                               (209,723)               0
                                                    -----------      -----------
      Gain from trading                                 970,179                0

  Interest income                                       187,294                0
                                                    -----------      -----------
      Total income                                    1,157,473                0
                                                    -----------      -----------
EXPENSES
  Brokerage commissions                                  25,718                0
  Managing Owner brokerage commissions                  337,817                0
  Advisor profit shares                                 135,822                0
  Managing Owner incentive fee                           22,840                0
  Operating expenses                                     16,524                0
                                                    -----------      -----------
      Total expenses                                    538,721                0
                                                    -----------      -----------
      NET INCOME                                    $   618,752      $         0
                                                    -----------      -----------
NET INCOME PER UNIT
  (based on weighted average number of
  units outstanding during the period)              $      4.80      $      0.00
                                                    -----------      -----------
INCREASE IN NET ASSET
  VALUE PER UNIT                                    $      3.99      $      0.00
                                                    -----------      -----------

                             See accompanying notes.

                               KENMAR GLOBAL TRUST
                            STATEMENTS OF CASH FLOWS
               For the Three Months Ended March 31, 1998 and 1997
                                   (Unaudited)

                                   ----------

                                                                  Three Months
                                                                      Ended
                                                                     March 31,

                                                                1998          1997
                                                                ----          ----
Cash flows from (for) operating activities
  Net income                                              $    618,752    $          0
    Adjustments to reconcile net income to net
    cash from operating activities:
      Net change in unrealized                                 209,723               0
      Increase in accounts payable and accrued expenses        102,645               0
      Increase in net option premiums paid                     (16,055)              0
      Decrease in other assets                                 177,369               0
                                                          ------------    ------------
        Net cash from operating activities                   1,092,434               0
                                                          ------------    ------------
Cash flows from (for) financing activities
  Addition of units                                          2,060,373               0
  Decrease in subscription deposits                            (25,720)              0
  Offering costs paid                                          (90,339)              0
  Redemption of units                                         (310,494)              0
                                                          ------------    ------------
        Net cash from financing activities                   1,633,820               0

Net increase in cash                                         2,726,254               0

Cash
  Beginning of period                                       11,754,908           2,000
                                                          ------------    ------------
  End of period                                           $ 14,481,162    $      2,000
                                                          ============    ============
End of period cash consists of:
  Cash in broker trading accounts                         $ 12,888,925    $          0
  Cash                                                       1,592,237           2,000
                                                          ------------    ------------
        Total end of period cash                          $ 14,481,162    $      2,000
                                                          ============    ============


                             See accompanying notes.

                               KENMAR GLOBAL TRUST
         STATEMENTS OF CHANGES IN UNITHOLDERS' CAPITAL (NET ASSET VALUE)
               For the Three Months Ended March 31, 1998 and 1997
                                   (Unaudited)

                                   ----------

                                                               Unitholders' Capital
                                      Total         --------------------------------------------
                                    Number of         Managing         Other
                                      Units            Owner        Unitholders         Total
                                      -----            -----        -----------         -----
Three Months Ended March 31, 1998

Balances at
  December 31, 1997                 123,650.8308    $    125,970    $ 12,251,351    $ 12,377,321

Net income for the three months
  ended March 31, 1998                                     6,295         612,457         618,752

Additions                            20,586.6203          18,400       2,118,253       2,136,653

Redemptions                          (2,881.4539)              0        (298,977)       (298,977)

Offering costs                                            (1,213)       (118,104)       (119,317)
                                                    ------------    ------------    ------------
Balances at
  March 31, 1998                    141,355.9972    $    149,452    $ 14,564,980    $ 14,714,432
                                    ============    ============    ============    ============
Three Months Ended March 31, 1997

Balances at
  December 31, 1996                      20.0000    $        400    $      1,600    $      2,000
                                    ------------    ------------    ------------    ------------
Balances at
  March 31, 1997                         20.0000    $        400    $      1,600    $      2,000
                                    ============    ============    ============    ============

                                       Net Asset Value Per Unit

                         March 31,   December 31,    March 31,    December 31,
                           1998          1997          1997           1996
                           ----          ----          ----           ----

                          $104.09       $100.10       $100.00        $100.00
                          =======       =======       =======        =======

                             See accompanying notes.

                               KENMAR GLOBAL TRUST
                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)

                                   ----------

Note 1.     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            A.    General Description of the Trust

                  Kenmar Global Trust (the Trust) is a Delaware business trust. The Trust is a multi- advisor, multi-strategy commodity pool which trades in United States (U.S.) and foreign futures, options, forwards and related markets. The Trust was formed on July 17, 1996 and commenced trading on May 22, 1997.

            B.    Regulation

                  As a registrant with the Securities and Exchange Commission, the Trust is subject to the regulatory requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934. As a commodity pool, the Trust is subject to the regulations of the CFTC, an agency of the U.S. government which regulates most aspects of the commodity futures industry, rules of the National Futures Association, an industry self-regulatory organization, and the requirements of the various commodity exchanges where the Trust executes transactions. Additionally, the Trust is subject to the requirements of the Futures Commission Merchants (FCMs) and interbank market makers (collectively, "brokers") through which the Trust trades.


            C.    Method of Reporting


                  The Trust's financial statements are presented in accordance with generally accepted accounting principles, which require the use of certain estimates made by the Trust's management. Gains or losses are realized when contracts are liquidated. Net unrealized gain or loss on open contracts (the difference between contract purchase prices and market prices) is reported in the statement of financial condition in accordance with Financial Accounting Standards Board Interpretation No. 39 - "Offsetting of Amounts Related to Certain Contracts." Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations. Brokerage commissions paid directly to brokers include other trading fees and are charged to expense when contracts are opened.


            D.    Income Taxes


                  The Trust prepares calendar year U.S. and state information tax returns and reports to the Unitholders their allocable shares of the Trust's income, expenses and trading gains or losses.

                               KENMAR GLOBAL TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


                                   (Unaudited)

                                   ----------

Note 1.     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
            (CONTINUED)

            E.    Organizational and Offering Costs

                  Organizational and initial offering costs (exclusive of selling commissions) of approximately $580,000 were advanced to the Trust by the Managing Owner. Such costs are charged to the Trust and reimbursed to the Managing Owner at a monthly rate of 0.2% of the Trust's beginning of month Net Asset Value until such amounts are fully reimbursed. The total amount of organizational and initial offering costs to be reimbursed to the Managing Owner may be reduced by up to $50,000 if the Trust's Net Asset Value does not reach certain future levels. Any unreimbursed organizational and initial offering costs as of the date of the Trust's dissolution will not be reimbursed to the Managing Owner.

                  Ongoing offering costs are borne by the Trust and are charged directly to unitholders' capital as incurred.


                  The Declaration of Trust and Trust Agreement limits organizational and offering costs, including selling commissions and redemption fees, to 15% of the capital contributions to the Trust.

            F.    Foreign Currency Transactions


                  The Trust's functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.


Note 2.     MANAGING OWNER


            The Managing Owner of the Trust is Kenmar Advisory Corp., which conducts and manages the business of the Trust. The Declaration of Trust and Trust Agreement requires the Managing Owner to maintain a capital account equal to 1% of the total capital accounts of the Trust.

            The Managing Owner is paid monthly brokerage commissions equal to 1/12 of 11% (11% annually) of the Trust's beginning of month Net Asset Value. The Managing Owner, in turn, pays substantially all actual costs of executing the Trust's trades, selling commissions and trailing commissions to selling agents, and consulting fees to the Advisors. The amount paid to the Managing Owner is reduced by brokerage commissions and other trading fees paid directly by the Trust.

                               KENMAR GLOBAL TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


                                   (Unaudited)


                                   ----------

Note 2.     MANAGING OWNER (CONTINUED)



            The Managing Owner is paid an incentive fee equal to 5% of New Overall Appreciation (which is defined in the Declaration of Trust and Trust Agreement and excludes interest income) as of each fiscal year-end and upon redemption of Units.


Note 3.     COMMODITY TRADING ADVISORS


            The Trust has advisory agreements with various commodity trading advisors pursuant to which the Trust pays quarterly profit shares of 15% to 20% of Trading Profit (as defined in each advisory agreement).


Note 4.     DEPOSITS WITH BROKERS


            The Trust deposits funds with brokers subject to CFTC regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of cash with such brokers. The Trust earns interest income on its cash deposited with the brokers.


Note 5.     SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS


            Investments in Units of Beneficial Interest are made by subscription agreement, subject to acceptance by the Managing Owner.

            The Trust is not required to make distributions, but may do so at the sole discretion of the Managing Owner. A Unitholder may request and receive redemption of Units owned, beginning with the end of the sixth month after such Units are sold, subject to restrictions in the Declaration of Trust and Trust Agreement. Units redeemed on or before the end of the twelfth full calendar month and after the end of the twelfth full month but on or before the end of the eighteenth full calendar month after the date such Units begin to participate in the profits and losses of the Trust are subject to early redemption charges of 3% and 2%, respectively, of the Net Asset Value redeemed. All redemption charges are paid to the Managing Owner. Such redemption charges are included in redemptions of unitholders' capital and amounted to $4,442 during the three months ended March 31, 1998.

Note 6.     TRADING ACTIVITIES AND RELATED RISKS

            The Trust engages in the speculative trading of U.S. and foreign futures contracts, options on U.S. and foreign futures contracts and forward contracts (collectively, "derivatives"). These derivatives include both financial and non-financial contracts held as part of a diversified trading strategy. The Trust is exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract

                               KENMAR GLOBAL TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


                                   (Unaudited)

                                   ----------

Note 6.     TRADING ACTIVITIES AND RELATED RISKS (CONTINUED)

            Purchases and sales of futures and options on futures contracts require margin deposits with the FCMs. Additional deposits may be necessary for any loss of contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from such FCM's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with an FCM are considered commingled with all other customer funds subject to the FCM's segregation requirements. In the event of an FCM's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than total cash and other property deposited.

            The Trust has cash on deposit with interbank market makers and other financial institutions in connection with its trading of forward contracts and its cash management activities. In the event of a financial institution's insolvency, recovery of Trust assets on deposit may be limited to account insurance or other protection afforded such deposits. In the normal course of business, the Trust does not require collateral from such financial institutions. Since forward contracts are traded in unregulated markets between principals, the Trust also assumes the risk of loss from counterparty nonperformance.




            For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Trust is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short. As both a buyer and seller of options, the Trust pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the Trust to potentially unlimited liability, and purchased options expose the Trust to a risk of loss limited to the premiums paid.


            The fair value of derivatives represents unrealized gains and losses on open futures and forward contracts and long and short options at market value. The average fair value of derivatives for the three months ended March 31, 1998 and the related fair values as of March 31, 1998 and December 31, 1997 are as follows:





                                                   For the Three
                                                   Months Ended     As of         As of
                                                     March 31,    March 31,   December 31,
                                                       1998         1998          1997
                                                       ----         ----          ----
            Exchange traded futures and  options
              on futures contracts                   $850,000     $656,000      $847,000
            Forward contracts                          10,000        1,000         3,000

                               KENMAR GLOBAL TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


                                   (Unaudited)


                                   ----------

Note 6.     TRADING ACTIVITIES AND RELATED RISKS (CONTINUED)


            Net trading results from derivatives for the three months ended March 31, 1998 are reflected in the statement of operations and consists of the gain from trading less brokerage commissions and the portion of the Managing Owner brokerage commissions that is payable to the brokers. For the three months ended March 31, 1998, the net trading gain from derivatives was approximately $927,000. Such trading results reflect the net gain arising from the Trust's speculative trading of futures contracts, options on futures contracts and forward contracts.

            Open contracts generally mature within one year; the latest maturity date for open contracts as of March 31, 1998 is March 1999. However, the Trust intends to close all contracts prior to maturity. At March 31, 1998 and December 31, 1997, the notional amount of open contracts is as follows:

                                                                     March 31,                            December 31,
                                                                       1998                                   1997
                                                                       ----                                   ----
                                                        Contracts to         Contracts to       Contracts to       Contract to
                                                          Purchase               Sell             Purchase             Sell
                                                          --------               ----             --------             ----
            Exchange traded futures contracts
              and written options thereon:
                -  Financial instruments                $  87,800,000       $  28,500,000        $44,900,000       $16,300,000
                -  Metals                                   3,200,000           4,100,000          1,800,000         3,700,000
                -  Energy                                     400,000             800,000                  0         1,100,000
                -  Agricultural                               900,000           4,900,000          1,500,000         2,800,000
                -  Currencies                              14,000,000          19,100,000         15,300,000        18,800,000

            Forward Contracts:
                -  Currencies                                       0             900,000                  0           700,000
                                                         ------------       -------------        -----------       -----------

                                                         $106,300,000       $  58,300,000        $63,500,000       $43,400,000
                                                         ============       =============        ===========       ===========

            Exchange traded purchased options
              on futures contracts:
                -  Financial instruments              $     8,400,000       $           0        $ 3,400,000       $         0
                -  Metals                                           0             300,000                  0                 0
                -  Currencies                                       0           2,300,000                  0         1,400,000
                                                         ------------       -------------        -----------       -----------

                                                       $    8,400,000       $   2,600,000        $ 3,400,000       $ 1,400,000
                                                       ==============       =============        ===========       ===========

            The above amounts do not represent the Trust's risk of loss due to market and credit risk, but rather represent the Trust's extent of involvement in derivatives at the date of the statement of financial condition.


            The Managing Owner has established procedures to actively monitor and minimize market and credit risk. The Unitholders bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

                               KENMAR GLOBAL TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


                                   (Unaudited)


                                   ----------

Note 7.     INTERIM FINANCIAL STATEMENTS


            The statement of financial condition as of March 31, 1998, the statements of operations, cash flows and changes in unitholders' capital (net asset value) for the three months ended March 31, 1998 and 1997 are unaudited. In the opinion of management, such financial statements reflect all adjustments, which were of a normal and recurring nature, necessary for a fair presentation of financial position as of March 31, 1998, the results of operations for the three months ended March 31, 1998 and 1997 and cash flows for the three months ended March 31, 1998 and 1997.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholder
Kenmar Advisory Corp.


We have audited the accompanying statement of financial condition of Kenmar Advisory Corp. as of September 30, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Kenmar Advisory Corp. as of September 30, 1997, in conformity with generally accepted accounting principles.


As discussed in the notes to the statement of financial condition, Kenmar Advisory Corp. is a wholly-owned subsidiary and a member of a group of affiliated companies and, as described in the statement of financial condition and notes thereto, has extensive transactions and relationships with members of the group.


December 17, 1997

                              KENMAR ADVISORY CORP.
                        STATEMENTS OF FINANCIAL CONDITION


                September 30, 1997 and March 31, 1998 (unaudited)


                                   ----------


                                                       September 30,   March 31,
                                                           1997          1998
                                                           ----          ----

ASSETS

Cash and cash equivalents                               $2,270,409    $  109,792
Fees receivable                                          1,004,678     1,749,470
Investments in affiliated commodity pools                1,211,256     1,527,327
Due from affiliates, net                                 1,721,108     5,707,746
Property and equipment, net                                636,060       550,110
Other assets                                                10,255         1,781
                                                        ----------    ----------

        Total assets                                    $6,853,766    $9,646,226
                                                        ==========    ==========

LIABILITIES
  Accrued expenses and other liabilities                $1,867,218    $4,615,084
  Obligations under capital leases                         426,752       368,240
  Commercial loan payable                                  777,492       826,322
                                                        ----------    ----------

        Total liabilities                                3,071,462     5,809,646
                                                        ==========    ==========

STOCKHOLDER'S EQUITY
  Common stock, $1 par value:
    Authorized - 1,000 shares; issued
      and outstanding - 100 shares                             100           100
    Additional paid-in capital                           1,479,584     1,479,584
    Retained earnings                                    2,302,620     2,356,896
                                                        ----------    ----------

    Total stockholder's equity                           3,782,304     3,836,580
                                                        ----------    ----------

    Total liabilities and stockholder's equity          $6,853,766    $9,646,226
                                                        ==========    ==========


                             See accompanying notes

                              KENMAR ADVISORY CORP.
                    NOTES TO STATEMENT OF FINANCIAL CONDITION

                               September 30, 1997

Note 1.      GENERAL DESCRIPTION OF THE COMPANY AND SIGNIFICANT ACCOUNTING
             POLICIES



            A.    General


                  Kenmar Advisory Corp. (the "Company"), a registered commodity pool operator, organizes and operates commodity pools that engage in the speculative trading of commodity futures, forwards and option contracts.

                  The Company is a wholly-owned subsidiary of Kenmar Holdings Inc. (the "Parent"), which, in turn, is wholly-owned by Kenmar Investment Associates. Two of the Company's officers are the sole shareholders of KAS Commodities, Inc. and MSG Commodities, Inc., which, in turn, are the sole owners of Kenmar Investment Associates .


                  The Company receives a majority of its revenue from the operation of related entities.


                  The accompanying statement of financial condition is presented in accordance with generally accepted accounting principles, which require the use of certain estimates made by the Company's management.


            B.    Cash and Cash Equivalents


                  Cash and cash equivalents include all cash and money market account balances. The Company maintains its cash and cash equivalents with primarily one financial institution. At times, such balances on deposit may be in excess of available federal deposit insurance.


            C.    Investments in Affiliated Commodity Pools


                  The Company's investments in affiliated commodity pools, of which the Company is General Partner, Managing Owner or Managing Member, are carried at its share of the underlying equity in the net assets of the commodity pools. As General Partner, Managing Owner or Managing Member, the Company has a fiduciary responsibility to the pools, and potential liability beyond the amounts recognized as an asset in the statement of financial condition.


            D.    Revenue Recognition

                  Commissions are recognized as transactions are placed with clearing brokers. Management and incentive fees accrue in accordance with the terms of the respective agreements.

            E.    Property and Equipment

                  Depreciation of furniture, fixtures and office equipment is computed using the straight-line method over the estimated useful lives of the assets which range from 5 to 7 years. Amortization of leasehold improvements is computed using the straight-line method over the lesser of the term of the related lease or the estimated useful lives of the assets. Major renewals and betterments are capitalized and repairs and maintenance are charged to operations as incurred.

                               September 30, 1997

                                   ----------

Note 1. GENERAL DESCRIPTION OF THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            F.    Income Taxes

                  The Company is part of an affiliated group that files consolidated U.S., state and local income tax returns. The Company is allocated income tax in an amount equal to its separate tax liability (or benefit) computed as if it were filing individually. State and local taxing jurisdictions also assess taxes on bases in addition to income.

                  The Company uses an asset and liability approach in accounting for income taxes. No significant differences exist in the effective income tax rates compared to applicable statutory rates. Deferred income taxes (benefits) are provided for all significant temporary differences in the recognition of assets and liabilities for tax and financial reporting purposes. These temporary differences have resulted principally from the tax benefit of operating losses and from differences in depreciation methods and the useful lives of property and equipment.

Note 2.     INVESTMENTS IN AFFILIATED COMMODITY POOLS

            The Company has General Partner interests in various limited partnerships, is the Managing Owner of a trust and is the Managing Member of a limited liability company, collectively referred to as commodity pools. These investments are reported in the statement of financial condition at net asset value.

            Summarized activity as of and for the year ended September 30, 1997, related to these General Partner, Managing Owner or Managing Member interests is as follows:

                                                                               Income
                                        Value at                                (Loss)               Value at
                                   September 30, 1996       Additions         Allocation         September 30, 1997
                                   ------------------       ---------         ----------         ------------------
Kenmar Performance Partners L.P.      $   684,643         $         0         $   100,563          $   785,206
Kenmar Venture Partners Limited            74,607                   0              38,099              112,706
Partnership                                 7,000             142,000              19,685              168,685
The Dennis Fund Limited Partnership             0             116,200                (650)             115,550
Kenmar Global Trust                             0              25,000               4,109               29,109
                                      -----------         -----------         -----------          -----------
Oberdon Partners L.L.C                $   766,250         $   283,200         $   161,806          $ 1,211,256
                                      ===========         ===========         ===========          ===========

            In addition, the Company is the General Partner of two new pools, The Dennis Friends & Family Limited Partnership and The Hirst Investment Fund Limited Partnership. The Dennis Friends & Family Limited Partnership commenced trading on June 2, 1997; the Company made their initial contribution of $25,000 on November 28, 1997. The Hirst Investment Fund Limited Partnership commenced trading on October 22, 1997; the Company made their initial contribution of $25,000 on October 20, 1997.

                              KENMAR ADVISORY CORP.
              NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)


                               September 30, 1997

                                   ----------

Note 2.     INVESTMENTS IN AFFILIATED COMMODITY POOLS (CONTINUED)

            As General Partner, Managing Owner or Managing Member of these commodity pools, the Company conducts and manages the respective businesses of such commodity pools. Each limited partnership, trust or operating agreement requires the Company to maintain a specified investment in the respective commodity pools. The limited partnership agreements of Kenmar Performance Partners L.P. and The Dennis Fund Limited Partnership require the Company to maintain an investment of the lesser of $500,000 or 1% of Net Assets. The limited partnership agreement of Kenmar Venture Partners Limited Partnership requires the Company to maintain an investment of 1% of contributions. The operating agreement of Oberdon Partners L.L.C. requires the Company, as Managing Member, to maintain a capital account of no less than $25,000. The Trust Agreement of Kenmar Global Trust (KGT) requires the Company, as Managing Owner, to maintain an investment equal to 1% of the total capital accounts of KGT. Each limited partnership agreement also requires the Company to maintain a net worth as required for the partnership to be treated as a partnership for U.S. income tax purposes. The Company, as Managing Owner of KGT, has also agreed to maintain a net worth of not less than $1,000,000. The Company is currently maintaining net worth in excess of $3,000,000.

            For managing the business of the commodity pools, the Company earns fees in accordance with the terms of the respective limited partnership, trust or operating agreements.

            Kenmar Global Trust (KGT) is a public fund which commenced operations in May 1997. As Managing Owner, the Company has paid KGT's organizational and initial offering costs. KGT is reimbursing the Company for such costs in monthly installments of .2% of KGT's beginning of month net asset value, commencing with the first month of trading operations. As of September 30, 1997, the Company has paid $519,000 related to KGT's organizational and initial offering costs. The Company records an expense when such amounts are incurred and records the reimbursement from KGT as income when it is received. In the event KGT terminates prior to the completion of the reimbursement of such costs, the Company will not be entitled to any additional reimbursement from KGT.

            Summarized financial information for the most significant commodity pool, Kenmar Performance Partners L.P., as of and for the year ended September 30, 1997, is as follows:

            Assets                                             $  87,263,000
            Liabilities                                            5,299,000
                                                               -------------

                Net asset value                                $  81,964,000
                                                               =============

            Income                                             $  39,537,000
            Expenses                                              25,629,000
                                                               -------------

                Net income                                     $  13,908,000
                                                               =============

                              KENMAR ADVISORY CORP.
              NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)


                               September 30, 1997

                                   ----------

Note 3.     PROPERTY AND EQUIPMENT

    At September 30, 1997, the Company's property and equipment consists of:

            Furniture and fixtures                               $   55,231
            Office equipment                                        277,161
                                                                 ----------
            Leasehold improvements                                   10,541
            Leased assets                                           585,736
                                                                    928,669
                                                                 ----------
            Less:  Accumulated depreciation and
                   amortization                                    (292,609)

                                                                  $ 636,060

            Leased assets are comprised primarily of furniture, fixtures and office equipment. Accumulated amortization related to leased assets aggregated $118,201 at September 30, 1997. During 1996, the Company relocated its primary corporate offices from New York City to Greenwich, Connecticut. Leased assets that were left at the New York City offices were written off in the current year.

Note 4.     OBLIGATIONS UNDER LEASES

            The Company leases furniture, fixtures and office equipment under noncancelable capital leases which expire at various dates through 2001. The future minimum lease payments required by these capital leases are as follows:

            Year Ending September 30

                    1998                                            $154,164
                    1999                                             154,164
                    2000                                             150,970
                    2001                                              56,502
                                                                    --------

            Total minimum lease payments                             515,800
            Less: Amounts representing interest                      (89,048)
                                                                    --------

            Present value of obligations under
            capital leases                                          $426,752
                                                                    ========

            The Company leases office facilities in Greenwich, Connecticut. The lease commenced in January 1996 for an initial term of nine years with one five year option to renew. The future minimum lease payments under this noncancelable operating lease are as follows:

            Year Ending September 30

                    1998                                          $  346,040
                    1999                                             379,851
                    2000                                             403,719
                    2001                                             471,334
                    2002                                             477,300
                    Thereafter                                       994,375
                                                                  ----------
                                                                  $3,072,619
                                                                  ==========

                              KENMAR ADVISORY CORP.
              NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

                               September 30, 1997

                                   ----------

Note 5.     RELATED PARTY TRANSACTIONS

            The Company has extensive transactions and relationships with members of a group of affiliated companies that result in advances to and from such affiliates. The Company provides administrative, accounting, research, marketing and other services to its affiliates. The Company, in turn, allocates such common charges among the affiliates.

            The following amounts are due (to) from the affiliates at September 30, 1997:

            Members of the Parent group, net                  $  (277,871)
            Kenmar Management Limited                           1,054,953
            Kenmar Investment Partners                            102,233
            Kenmar Institutional Investment
              Management L.L.C.                                   134,510
            Kenmar Investment Management Limited                  368,036
            Receivables from Officers                             131,646
            Other                                                 207,601
                                                               ----------
                                                               $1,721,108
                                                               ==========

            No specific terms apply to the liquidation of amounts due (to) from affiliates. The Company has reflected its right of offset in reporting intercompany balances in the statement of financial condition.

            As compensation for services provided to affiliated commodity pools, the Company receives from commodity brokers a portion of the brokerage commissions paid to them by the commodity pools and also receives commissions, management, incentive, organization and other fees directly from the commodity pools, in accordance with the respective agreements. At September 30, 1997, the Company is owed fees of $972,629 from these commodity pools.

Note 6.     COMMERCIAL LOAN PAYABLE AND LINE OF CREDIT AGREEMENT

            The Company entered into a line of credit agreement with a financial institution in April 1997 under which secured notes may be executed to fund various costs incurred by the Company as Managing Owner of Kenmar Global Trust. The aggregate borrowings may not exceed $1,000,000. The notes executed under the agreement are payable in eighteen equal monthly installments. Interest is payable monthly at various floating rates based upon the higher of the Federal Funds Rate plus .5%, or the Prime Rate, as specified in the agreement. The average interest rate is approximately 8.5% as of September 30, 1997, for all notes outstanding.

            Amounts outstanding under the agreement are secured by all personal property of the Company. The agreement also contains certain covenants which, if not met, could subject amounts outstanding under the agreement to accelerated repayment.

            At September 30, 1997, $777,492 was outstanding under this line of credit agreement.

                              KENMAR ADVISORY CORP.
              NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)


                               September 30, 1997


                                   ----------




Note 7.     TRADING ACTIVITIES AND RELATED RISKS


            The commodity pools for which the Company is either the General Partner, Managing Owner or Managing Member engage in the speculative trading of futures contracts, options on futures contracts and forward contracts (collectively "derivatives") in U.S. and foreign markets. Theoretically, the commodity pools, and therefore, the Company, as General Partner, Managing Owner or Managing Member, are exposed to both market risk (the risk arising from changes in the market value of the contracts) and credit risk (the risk of failure by another party to perform according to the terms of a contract). The commodity pools are exposed to market risk equal to the value of contracts purchased and unlimited liability on contracts sold short. Written options expose the commodity pools to potentially unlimited liability and purchased options expose the commodity pools to a risk of loss limited to the premiums paid. Since forward contracts are traded in unregulated markets between principals, the commodity pools also assume the risk of loss from counterparty nonperformance.

            The commodity pools have a substantial portion of their assets on deposit with futures commission merchants, brokers and dealers in securities and other financial institutions in connection with trading and cash management activities. In the event of a financial institution's insolvency, recovery of partnership, trust or company assets on deposit may be limited to account insurance or other protection afforded such deposits.

            The average fair value of derivatives traded by the commodity pools during the year ended September 30, 1997, was approximately $8,550,000 and the related year-end fair value was approximately $14,307,000. The fair value of derivatives represents unrealized gains and losses on open forward and futures contracts and long and short options at market value.

            At September 30, 1997, the notional amount of open contracts is as follows:

                                        Contracts to           Contracts to
                                          Purchase                 Sell
                                          --------                 ----

            Derivatives (excluding
            purchased options)           $2,450,400,000         $1,923,500,000
            Purchased options                32,300,000             15,000,000


            The Company, as General Partner, Managing Owner or Managing Member, has established procedures to actively monitor and minimize market and credit risk.

                              KENMAR ADVISORY CORP.
                    NOTES TO STATEMENT OF FINANCIAL CONDITION


                           March 31, 1998 (unaudited)

            The interim statement of financial condition as of March 31, 1998 is unaudited and does not include all disclosures required by generally accepted accounting principles. Such interim statement of financial condition should be read in conjunction with the Company's audited statement of financial condition as of September 30, 1997, included on the preceding pages. In the opinion of management, such unaudited statement reflects all adjustments of a normal and recurring nature which are necessary for a fair presentation of financial position as of March 31, 1998.

                                   APPENDIX I

                                    GLOSSARY

                          See "Index of Defined Terms."

Blue Sky Glossary

            The following definitions are included in this Appendix I in compliance with the requirements of various state securities administrators who review public futures fund offerings for compliance with the "Guidelines for the Registration of Commodity Pool Programs" Statement of Policy promulgated by the North American Securities Administrators Association, Inc. The following definitions are reprinted verbatim from such Guidelines and may, accordingly, not in all cases be relevant to an investment in the Trust.

            Definitions -- As used in the Guidelines, the following terms have the following meanings:

            Administrator -- The official or agency administering the security laws of a state.

            Advisor -- Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options.

            Affiliate -- An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person;
(d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

            Capital Contributions -- The total investment in a Program by a Participant or by all Participants, as the case may be.

            Commodity Broker -- Any Person who engages in the business of effecting transactions in commodity contracts for the account of others or for his own account.

            Commodity Contract -- A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

            Cross Reference Sheet -- A compilation of the Guideline sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines.

            Net Assets -- The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

            Net Asset Value Per Program Interest -- The Net Assets divided by the number of Program Interests outstanding.

            Net Worth -- The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

            New Trading Profits -- The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any,


                                     APPI-1
made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account.

            "New Trading Profit," as defined on page 24 of the Prospectus, differs from the above definition of New Trading Profits as follows:
            It is calculated separately for each Advisor's Trust Account. It is equivalent to the excess, if any, of Net Assets as of any calendar quarter-end over Net Assets at the end of the highest previous calendar quarter-end or $0, whichever is higher, after Net Assets in respect of each Advisor's account are adjusted by reducing the change in Net Assets by the sum of interest income, actual brokerage commissions (estimated at an annual rate of 4.5% - 7.0% of average beginning of month assets), plus execution costs actually incurred (other than floor brokerage, exchange, clearing and NFA fees).

            "New Overall Appreciation," as defined on page 24 of the Prospectus, is equivalent to the increase, if any, in Net Assets as of any December 31 from the highest level of Net Assets as of any previous December 31, after deducting interest income.

            Organizational and Offering Expenses -- All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under federal and state law, including taxes and fees, accountants' and attorneys' fees.

            Participant -- The holder of a Program Interest.

            Person -- Any natural Person, partnership, corporation, association or other legal entity.

            Pit Brokerage Fee -- Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

            Program -- A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts.

            Program Broker -- A Commodity Broker that effects trades in Commodity Contracts for the account of a Program.

            Program Interest -- A limited partnership interest or other security representing ownership in a program.

            Pyramiding -- A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

            Sponsor -- Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its Affiliates.

            Valuation Date -- The date as of which the Net Assets of the Program are determined.

            Valuation Period -- A regular period of time between Valuation
Dates.


                                     APPI-2

                                                                       EXHIBIT A

                               KENMAR GLOBAL TRUST



                              AMENDED AND RESTATED
                    DECLARATION OF TRUST AND TRUST AGREEMENT






                                   Dated as of
                                December 17, 1996



                              KENMAR ADVISORY CORP.
                                 MANAGING OWNER

                               KENMAR GLOBAL TRUST

                              AMENDED AND RESTATED
                    DECLARATION OF TRUST AND TRUST AGREEMENT
                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
 1.  Declaration of Trust..................................................TA-1
 2.  The Trustee...........................................................TA-2
         (a)  Term; Resignation............................................TA-2
         (b)  Powers.......................................................TA-2
         (c)  Compensation and Expenses of the Trustee.....................TA-2
         (d)  Indemnification..............................................TA-2
         (e)  Successor Trustee............................................TA-3
         (f)  Liability of the Trustee.....................................TA-3
         (g)  Reliance by the Trustee and the Managing Owner; Advice of
                Counsel....................................................TA-4
         (h)  Not Part of Trust Estate.....................................TA-4
 3.  Principal Office......................................................TA-4
 4.  Business..............................................................TA-4
 5.  Term, Dissolution, Fiscal Year and Net Asset Value....................TA-5
         (a)  Term.........................................................TA-5
         (b)  Dissolution..................................................TA-5
         (c)  Fiscal Year..................................................TA-5
         (d)  Net Asset Value; Net Asset Value per Unit....................TA-5
 6.  Net Worth of Managing Owner...........................................TA-5
 7.  Capital Contributions; Units..........................................TA-5
 8.  Allocation of Profits and Losses......................................TA-6
         (a)  Capital Accounts and Allocations.............................TA-6
         (b)  Allocation of Profit and Loss for Federal Income Tax
                Purposes...................................................TA-6
         (c)  Incentive Fees; Profit Shares................................TA-8
         (d)  Expenses.....................................................TA-8
         (e)  Limited Liability of Unitholders.............................TA-9
         (f)  Return of Capital Contributions..............................TA-9
 9.  Management of the Trust...............................................TA-9
10.  Audits and Reports to Unitholders.....................................TA-11
11.  Assignability of Units................................................TA-11
12.  Redemptions...........................................................TA-12
13.  Offering of Units.....................................................TA-13
14.  Additional Offerings..................................................TA-13
15.  Special Power of Attorney.............................................TA-14
16.  Withdrawal of a Unitholder............................................TA-14
17.  Standard of Liability; Indemnification................................TA-14
         (a)  Standard of Liability for the Managing Owner.................TA-14
         (b)  Indemnification of the Managing Owner by the Trust...........TA-15
         (c)  Indemnification of the Trust by the Unitholders..............TA-16
18.  Amendments; Meetings..................................................TA-16
         (a)  Amendments with Consent of the Managing Owner................TA-16
         (b)  Amendments and Actions without Consent of the Managing Owner.TA-16
         (c)  Meetings; Other Voting Matters...............................TA-16
         (d) Consent by Trustee............................................TA-17
19.  Governing Law.........................................................TA-17
20.  Miscellaneous.........................................................TA-17
         (a)  Notices......................................................TA-17
         (b)  Binding Effect...............................................TA-17
         (c)  Captions.....................................................TA-17
21.  Benefit Plan Investors................................................TA-17
22.  Certain Definitions...................................................TA-18
23.  No Legal Title to Trust Estate........................................TA-19
24.  Legal Title...........................................................TA-19
25.  Creditors.............................................................TA-20

                               KENMAR GLOBAL TRUST

                              AMENDED AND RESTATED
                    DECLARATION OF TRUST AND TRUST AGREEMENT

            This Amended and Restated Declaration of Trust and Trust Agreement (the "Declaration of Trust Agreement") is made as of December 17, 1996, by and among Kenmar Advisory Corp., a Connecticut corporation (the "Managing Owner"), Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Trustee") and each other party who becomes a party to this Declaration of Trust Agreement as an owner of a unit ("Unit") of beneficial interest of the Trust or who becomes a party to this Declaration of Trust as a Unitholder by execution of a Subscription Agreement and Power of Attorney Signature Page or otherwise and who is shown in the books and records of the Trust as a Unitholder (individually, a "Unitholder" and, collectively, the "Unitholders").

                                   WITNESSETH:

            WHEREAS, the Managing Owner, the Trustee and a private partnership of which the Managing Owner is a general partner, as the initial beneficial owner, formed a business trust pursuant to and in accordance with the Delaware Business Trust Act, 12 Del. C. ss. 3801, et seq., as amended from time to time (the "Act"), by filing a Certificate of Trust with the office of the Secretary of State of the State of Delaware on July 17, 1996, and entering into the Declaration and Agreement of Trust, dated as of July 17, 1996 (the "Original Declaration"); and

            WHEREAS, the parties hereto desire to continue the Trust for the business and purpose of issuing Units, the capital of which shall be used to engage in trading, buying, selling or otherwise acquiring, holding or disposing of futures contracts, forward contracts, foreign exchange commitments, swaps, exchange for physicals, spot (cash) commodities, hybrid instruments and other items, options on and any rights pertaining to the foregoing throughout the world with the objective of capital appreciation through speculative trading by allocating Trust Assets to independent professional trading advisors ("Advisors") selected from time to time by the Managing Owner and to amend and restate the Original Declaration in its entirety.

            NOW THEREFORE, the parties hereto agree as follows:

            1. Declaration of Trust.

            The Managing Owner hereby acknowledges that the Trust has received the sum of $400 in a bank account opened in the name of the Trust from the Managing Owner as grantor of the Trust and $1,600 from the initial beneficial owner (the "Initial Unitholder"), and the Trustee hereby declares that it shall hold such sums in trust upon and subject to the conditions set forth herein for the use and benefit of the Unitholders. It is the intention of the parties hereto that the Trust shall be a business trust under the Act, and that this Declaration of Trust shall constitute the governing instrument of the Trust. The Trustee has filed the Certificate of Trust required by Section 3810 of the Act.

            Nothing in this Declaration of Trust shall be construed to make the Unitholders partners or members of a joint stock association except to the extent that such Unitholders, as constituted from time to time, are deemed to be partners under the Internal Revenue Code of 1986, as amended (the "Code"), and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties hereto that the Trust be treated as a partnership for purposes of taxation under the Code and applicable state and local tax laws. Effective as of the date hereof, the Trustee shall have all of the rights, powers and duties set forth herein and in the Act with respect to accomplishing the purposes of the Trust.

            2. The Trustee.

            (a) Term; Resignation.

            (i) Wilmington Trust Company has been appointed and hereby agrees to serve as the Trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2(e) hereof.

            (ii) The Trustee may resign at any time upon the giving of at least sixty (60) days' advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with
      Section 2(e) hereof. If the Managing Owner does not act within such sixty
      (60) day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

            (b) Powers. Except to the extent expressly set forth in this Section 2, Section 3 and Section 24, the duty and authority of the Trustee to manage the business and affairs of the Trust are hereby delegated to the Managing Owner. The Trustee shall have only the rights, obligations or liabilities specifically provided for herein and in the Act and shall have no implied rights, obligations or liabilities with respect to the business or affairs of the Trust. The Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents, including any amendments to or cancellation of the Certificate of Trust as required by the Act. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Act.

            (c) Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Trust or, if the assets of the Trust are insufficient, from the Managing Owner reasonable compensation for its services hereunder in accordance with the Trustee's standard fee schedule, and shall be entitled to be reimbursed by the Trust or, if the assets of the Trust are insufficient, by the Managing Owner for reasonable out-of-pocket expenses incurred by the Trustee in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder, to the extent attributable to the Trust.

            (d) Indemnification. The Managing Owner agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents and servants (the "Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or as indemnity payments pursuant to this
Section 2(d)), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses"), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2(d) shall survive the termination of this Declaration of Trust or the removal or resignation of the Trustee. In addition, the Indemnified Parties shall be entitled to indemnification from any cash, net equity in any commodity futures, forward and option contracts, all funds on deposit in the accounts of the Trust, any other property held by the Trust, and all proceeds therefrom, including any rights of the Trust pursuant to any agreements to which this Trust is a party (the "Trust Estate") to the extent such expenses are attributable to the formation, operation or termination of the Trust as set forth above, and to secure the same the Trustee shall have a lien against the Trust Estate which shall be prior to the rights of the Managing Owner and the Unitholders to receive distributions from the Trust Estate. The Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate which result from claims against the Trustee personally that are not related to the ownership or the administration of the Trust Estate or the transactions contemplated by any documents to which the Trust is a party.

            (e) Successor Trustee. Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Act. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Declaration of Trust, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Declaration of Trust.

            (f) Liability of the Trustee. Except as otherwise provided in this
Section 2, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Declaration of Trust and any other agreement to which the Trust is a party shall look only to the Trust Estate for payment or satisfaction thereof. The Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for the Trustee's own gross negligence or willful misconduct. In particular, but not by way of limitation:

            (i) the Trustee shall have no liability or responsibility for the validity or sufficiency of this Declaration of Trust or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

            (ii) the Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner or any Unitholder;

            (iii) the Trustee shall not have any liability for the acts or omissions of the Managing Owner;

            (iv) the Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner, any commodity broker, any Selling Agents or any additional Selling Agents;

            (v) no provision of this Declaration of Trust shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

            (vi) under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Declaration of Trust or any other agreements to which the Trust is a party;

            (vii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration of Trust, or to institute, conduct or defend any litigation under this Declaration of Trust or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner or any Unitholders unless the Managing Owner or such Unitholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby; and

            (viii) notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (a) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (b) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (c) subject the Trustee to personal jurisdiction other than in the State of Delaware for causes of action arising from personal acts unrelated to the consummation by the Trustee of the transactions contemplated hereby.

            (g) Reliance by the Trustee and the Managing Owner; Advice of
Counsel.

            (i) In the absence of bad faith, the Trustee and the Managing Owner may conclusively rely upon certificates or opinions furnished to the Trustee or the Managing Owner and conforming to the requirements of this Declaration of Trust in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper which is believed to be genuine and believed to be signed by the proper party or parties, and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee or the Managing Owner shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Declaration of Trust. The Trustee or the Managing Owner may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee or the Managing Owner may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee or the Managing Owner for any action taken or omitted to be taken by either of them in good faith in reliance thereon.

            (ii) In the exercise or administration of the trust hereunder and in the performance of its duties and obligations under this Declaration of Trust, the Trustee, at the expense of the Trust, (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by the Trustee; provided that the Trustee shall not allocate any of its internal expenses or overhead to the account of the Trust. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such persons.

            (h) Not Part of Trust Estate. Amounts paid to the Trustee from the Trust Estate, if any, pursuant to this Section 2 shall be deemed not to be part of the Trust Estate immediately after such payment.

            3. Principal Office.

            The address of the principal office of the Trust shall be c/o the Managing Owner, Two American Lane, Greenwich, Connecticut 06831-8150; telephone:
(203) 861-1000. The Trustee is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

            4. Business.

            The Trust's business and purpose is to trade, buy sell, swap or otherwise acquire, hold or dispose of futures and forward contracts for commodities, financial instruments, stock indices, metals, energy contracts and currencies, any rights pertaining thereto and any options thereon or on physical commodities, as well as securities and any rights pertaining thereto and any options thereon, and to engage in all activities necessary, convenient or incidental thereto. The Trust may also engage in "hedge," arbitrage and cash trading of any of the foregoing instruments. The Trust may engage in such business and purpose either directly or through joint ventures, entities or partnerships, provided that the Trust's participation in any of the foregoing has no adverse economic or liability consequences for the Unitholders, which consequences would not be present had the Trust engaged in that same business or purpose directly.

            5. Term, Dissolution, Fiscal Year

            (a) Term. The term of the Trust commenced on the day on which the Certificate of Trust was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and shall end upon the first to occur of the following: (1) December 31, 2026; (2) receipt by the Managing Owner of an approval to dissolve the Trust at a specified time by Unitholders owning Units representing more than fifty percent (50%) of the outstanding Units then owned by Unitholders, notice of which is sent by certified mail return receipt requested to the Managing Owner not less than 90 days prior to the effective date of such dissolution; (3) death, insanity, bankruptcy, retirement, resignation, expulsion, withdrawal, insolvency or dissolution of the Managing Owner or any other event that causes the Managing Owner to cease to be a managing owner unless (i) at the time of such event there is at least one remaining managing owner of the Trust who carries on the business of the Trust (and each remaining managing owner of the Trust is hereby authorized to carry on the business of the Trust in such an event), or (ii) within one hundred twenty days after such event Unitholders holding a majority of Units agree in writing to continue the business of the Trust and to the appointment, effective as of the date of such event, of one or more managing owners of the Trust; (4) a decline in the aggregate Net Assets of the Trust to less than $250,000; (5) dissolution of the Trust pursuant hereto; or (6) any other event which shall make it unlawful for the existence of the Trust to be continued or require termination of the Trust. In the event that the Managing Owner (or an affiliate thereof) ceases to be the trust's managing owner, the word "Kenmar" shall be deleted from the name of the Trust, and any appropriate filings shall be made.

            (b) Dissolution. Upon the occurrence of an event causing the dissolution of the Trust, the Trust shall be dissolved and its affairs wound up. At any time that the Trust does not have a Managing Owner, the Unitholders by majority vote may appoint a liquidator.

            (c) Fiscal Year. The fiscal year of the Trust shall begin on January 1 of each year and end on the following December 31.

            (d) Net Asset Value; Net Asset Value per Unit. Net Assets of the Trust are its assets less its liabilities determined in accordance with generally accepted accounting principles. If a contract cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the Managing Owner may deem fair and reasonable. The liquidating value of a commodity futures or option contract not traded on a commodity exchange shall mean its liquidating value as determined by the Managing Owner on a basis consistently applied for each different variety of contract. Accrued Profit Shares and Incentive Fees (as described in the Prospectus, as defined in Section 9 hereof) shall reduce Net Asset Value, even though such Profit Shares and Incentive Fees may never, in fact, be paid. Net Asset Value per Unit is the Net Assets of the Trust divided by the number of Units outstanding as of the date of determination.

            6. Net Worth of Managing Owner.

            The Managing Owner agrees that at all times so long as it remains managing owner of the Trust, it will maintain its Net Worth at an amount not less than $1,000,000.

            The requirements of the preceding paragraph may be modified if the Managing Owner obtains an opinion of counsel for the Trust that a proposed modification will not adversely affect the classification of the Trust as a partnership for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises.

            7. Capital Contributions; Units.

            The Unitholders' respective capital contributions to the Trust shall be as shown on the books and records of the Trust. The Initial Unitholder will withdraw upon the admission of additional Unitholders.

            The Managing Owner, so long as it is generally liable for the obligations of the Trust, or any substitute managing owner, shall invest in the Trust, as a general liability interest, sufficient capital so that the Managing Owner will have at all times a capital account equal to 1% of the total capital accounts of the Trust (including the Managing Owner's). The Managing Owner may withdraw any interest it may have in excess of such requirement, and may redeem as of any month-end any interest which it may acquire on the same terms as any Unitholder, provided that it must maintain the minimum interest described in the preceding sentence.

            The requirements of the preceding paragraph may be modified if the Managing Owner obtains an opinion of counsel for the Trust that a proposed modification will not adversely affect the classification of the Trust as a partnership for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises.

            The Managing Owner may, without the consent of any Unitholders of the Trust, admit to the Trust purchasers of Units as Unitholders of the Trust.

            Any Units acquired by the Managing Owner or any of its affiliates will be non-voting, and will not be considered outstanding for purposes of determining whether the majority approval of the outstanding Units has been obtained. Such Unitholder shall be deemed a beneficial owner within the meaning of the Act.

            8. Allocation of Profits and Losses.

            (a) Capital Accounts and Allocations. A capital account shall be established for each Unit, and for the Managing Owner on a Unit-equivalent basis. The balance of each Unit's capital account shall be the amount contributed to the Trust with respect to such Unit, which amount shall be equal to the Net Asset Value per Unit on the date each Unit is purchased after all accrued fees and expenses, including Incentive Fee and Profit Share accruals which may, in fact, never be paid. As of the close of business (as determined by the Managing Owner) on the last day of each month, any increase or decrease in the Trust's Net Assets as compared to the last such determination of Net Assets shall be credited or charged equally to the capital accounts of all Units then outstanding; provided that for purposes of maintaining such capital accounts, amounts paid or payable to the Managing Owner for items such as brokerage commissions and Incentive Fees shall be treated as if paid or payable to a third party and shall not be credited to the capital account of the interest held by the Managing Owner.

            For purposes of this Section 8, unless specified to the contrary, Units redeemed as of the end of any month shall be considered outstanding as of the end of such month.

            (b) Allocation of Profit and Loss for Federal Income Tax Purposes. As of the end of each fiscal year, the Trust's income and expense and capital gain or loss shall be allocated among the Unitholders pursuant to the following provisions of this Section 8(b) for federal income tax purposes. For purposes of this Section 8(b), capital gain and capital loss shall be allocated separately and not netted.

            (1) First, items of ordinary income and expense (other than the Incentive Fee and Profit Shares which shall be allocated as set forth in Section 8(b)(2)) shall be allocated pro rata among the Units outstanding as of the end of each month in which the items of ordinary income and expense accrue.

            (2) Second, any Incentive Fee or Profit Shares paid to the Managing Owner or the Advisors shall be allocated among the Units outstanding at any time during the fiscal year based upon the ratio that each such Unit's Net Incentive Fee or Net Profit Share (the excess, if any, of the aggregate of all Incentive Fees or Profit Shares, as the case may be, allocated to the capital account relating to such Unit over the aggregate of all "reversals" of Incentive Fees or Profit Shares, as the case may be, allocated to such Unit) bears to the Net Incentive Fee or Net Profit Share, as the case may be, of all Units; provided that the Managing Owner may allocate Incentive Fees and Profit Shares first to Units whose Net Asset Value was reduced by accrued Incentive Fees and Profit Shares upon redemption, in an amount up to the amount of such reduction.

            (3) Third, capital gain or loss shall be allocated as follows:

            (A) There shall be established a tax account with respect to each outstanding Unit. The balance of each tax account shall be the amount paid to the Trust for each Unit. As of the end of each fiscal year:

            (i) Each tax account shall be increased by the amount of income or gain allocated to each Unit pursuant to Sections 8(b)(1) and 8(b)(3)(C).

            (ii) Each tax account shall be decreased by the amount of expense or loss allocated to each Unit pursuant to Sections 8(b)(1), 8(b)(2) and 8(b)(3)(E) and by the amount of any distributions paid out with respect to the Units other than upon redemption.

            (iii) When a Unit is redeemed, the tax account attributable to such Unit (determined after making all allocations described in this Section 8(b)) shall be eliminated.

            (B) Each Unitholder who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated Capital Gain, if any, up to the amount of the excess, if any, of the amount received in respect of the Units so redeemed (before taking into account any early redemption charges) over the sum of the tax accounts (determined after making the allocation described in Sections 8(b)(1) and 8(b)(2), but prior to making the allocations described in this Section 8(b)(3)(B) or Section 8(b)(3)(D)) allocable to such Units (an "Excess"). In the event the aggregate amount of Capital Gain available to be allocated pursuant to this Section 8(b)(3)(B) is less than the aggregate amount of Capital Gain required to be so allocated, the aggregate amount of available Capital Gain shall be allocated among all such Unitholders in the ratio which each such Unitholder's Excess bears to the aggregate Excess of all such Unitholders.

            (C) Capital Gain remaining after the allocation described in Section 8(b)(3)(B) shall be allocated among all Unitholders who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) whose capital accounts with respect to such Units are in excess of their tax accounts (determined after making the allocations described in Sections 8(b)(1) and 8(b)(2)) allocable to such Units in the ratio that each such Unitholder's excess bears to the aggregate excess of all such Unitholders. Capital Gain remaining after the allocation described in the preceding sentence shall be allocated among all Unitholders described in said sentence in proportion to their holdings of such Units.

            (D) Each Unitholder who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated Capital Loss, if any, up to the amount of the sum of the excess of the tax accounts (determined after making the allocations described in Sections 8(b)(1) and 8(b)(2), but prior to making the allocations described in this Section 8(b)(3)(D) or Section 8(b)(3)(B)) allocable to the Units so redeemed over the amount received in respect of such Units (before taking into account any early redemption charges) (a "Negative Excess"). In the event the aggregate amount of available Capital Loss required to be allocated pursuant to this Section 8(b)(3)(D) is less than the aggregate amount required to be so allocated, the aggregate amount of available Capital Loss shall be allocated among all such Unitholders in the ratio that each such Unitholder's Negative Excess bears to the aggregate Negative Excess of all such Unitholders.

            (E) Capital Loss remaining after the allocation described in Section 8(b)(3)(D) shall be allocated among all Unitholders who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) whose tax accounts with respect to such Units are in excess of their capital accounts (determined after making the allocations described in Sections 8(b)(1) and 8(b)(2)) with respect to such Units in the ratio that each such Unitholder's negative excess bears to the aggregate negative excess of all such Unitholders. Capital Loss remaining after the allocation described in the preceding sentence shall be allocated among all Unitholders described in such sentence in proportion to their holdings of such Units.

            (F) For purposes of this Section 8(b), "Capital Gain" or "Capital Loss" shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset, by the Code, including, but not limited to, gain or loss required to be taken into account pursuant to Section 1256 thereof.

            (4) The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profit and loss among Unitholders generally in the ratio and to the extent that profit and loss are allocated to such Unitholders so as to eliminate, to the extent possible, any disparity between the Unitholder's capital account and his tax account, consistent with principles set forth in Section 704 of the Code, including without limitation a "Qualified Income Offset."

            (5) The allocations of profit and loss to the Unitholders in respect of the Units shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the Managing Owner, whose determination shall be binding.

            (c) Incentive Fees; Profit Shares. Incentive Fees shall be payable to the Managing Owner as of the end of each calendar year and upon redemption of Units.

            Incentive Fees shall equal 5% of New Overall Appreciation (if any) calculated as of each fiscal year-end and upon redemption of Units. New Overall Appreciation shall be calculated, not on a per-Unit basis, but on the basis of the overall trading profits and losses of the Trust, net of all fees and expenses (including Profit Shares) paid or accrued other than the Incentive Fee itself and after subtraction of all interest income received by the Trust.

            Incentive Fees shall be paid by the Trust as a whole, irrespective of whether the Net Asset Value has declined below the purchase price of such Unit. Accrued Incentive Fees shall reduce the redemption price of Units and shall be paid to the Managing Owner upon redemption. The amount (if any) of the accrued Incentive Fee that shall be paid to the Managing Owner upon the redemption of any Unit shall be determined by dividing the total Incentive Fee as of such redemption date by the number of Units then outstanding (including Units redeemed as of such date); the remainder of the accrued Incentive Fee shall be paid to the Managing Owner on December 31 of each year.

            For capital account purposes, accrued Incentive Fees shall, in all cases, be reflected equally as a reduction in the Net Asset Value per Unit of all Units outstanding at the time the Incentive Fee accrued, and reversals of accrued Incentive Fees shall equally increase the Net Asset Value per Unit of all Units outstanding at the time of the accrual of such reversal, irrespective of whether a particular Unit was outstanding when a particular Incentive Fee was accrued.

            Early redemption charges shall in no respect reduce New Overall Appreciation.

            The Profit Shares paid to the Advisors pursuant to the Advisory Agreements among the Managing Owner, the Trust and each such Advisor shall result in deductions being allocated to the Unitholders. Such allocation shall apply the same principles as the allocation of Incentive Fee deductions described above. Profit Shares with respect to any calendar quarter will be paid to an Advisor as of the last day of such period, except that Profit Shares with respect to Units redeemed as of the last day of any month that does not end a calendar quarter shall be paid as of the day such Units are redeemed and Profit Shares with respect to Units redeemed as of the end of any month that ends a calendar quarter shall be paid to an Advisor in the same manner and at the same time as if such Units had not been redeemed.

            In the event assets are withdrawn from an Advisor's account or the Trust as a whole (other than to pay expenses), any loss carryforward shall be proportionally reduced for purposes of calculating subsequent Profit Shares and Incentive Fees. Loss carryforward reductions shall not be restored as a result of subsequent additions of capital.

            The Managing Owner may adjust the allocations set forth in this
Section 8(c), in the Managing Owner's discretion, if the Managing Owner believes that doing so will achieve more equitable allocations or allocations more consistent with the Code.

            (d) Expenses. The Managing Owner shall pay, without reimbursement, the selling and "trailing commissions" relating to the offering of the Units. The Trust shall pay the Managing Owner brokerage commissions at the rate of 11% per annum of the average beginning of month Net Assets of the Trust. The Trust shall bear all administrative costs, ongoing offering costs and any taxes applicable to it and any charges incidental to trading, including agency brokerage commissions (e.g., "bid-ask" spreads). In no event shall organizational and offering expenses, including selling commissions and redemption fees, exceed 15% of the capital contributions to the Trust. Any unreimbursed organizational and initial offering expenses as of the date of the Trust's dissolution shall not be reimbursed to the Managing Owner from the proceeds resulting from such dissolution. However, none of the Managing Owner's "overhead" expenses incurred in connection with the administration of the Trust (including, but not limited to, salaries, rent and travel expenses) shall be charged to the Trust. Any goods and services provided to the Trust by the Managing Owner shall be provided at rates and terms at least as favorable as those which may be obtained from third parties in arm's-length negotiations. All of the expenses which are for the Trust's account shall be billed directly to the Trust. Appropriate reserves may be created, accrued and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Managing Owner. Such reserves shall reduce Net Asset Value for all purposes.

            (e) Limited Liability of Unitholders. Each Unit, when purchased in accordance with this Declaration of Trust and Trust Agreement, shall, except as otherwise provided by law, be fully paid and nonassessable. Any provisions of this Declaration of Trust and Trust Agreement to the contrary notwithstanding, except as otherwise provided by law, no Unitholder shall be liable for Trust obligations in excess of the capital contributed by such Unitholder, plus his share of undistributed profits and assets.

            (f) Return of Capital Contributions. No Unitholder or subsequent assignee shall have any right to demand the return of his capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of the Trust, in each case as provided herein and in accordance with the Act. In no event shall a Unitholder or subsequent assignee be entitled to demand or receive property other than cash.

            9. Management of the Trust.

            The Managing Owner, to the exclusion of all Unitholders, shall control, conduct and manage the business of the Trust. The Managing Owner shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Unitholders (subject to the allocation provisions hereof), shall execute various documents on behalf of the Trust and the Unitholders pursuant to powers of attorney and supervise the liquidation of the Trust if an event causing dissolution of the Trust occurs.

            The Managing Owner may in furtherance of the business of the Trust cause the Trust to retain Advisors to buy, sell, hold, or otherwise acquire or dispose of commodities, futures contracts and options traded on exchanges or otherwise, arbitrage positions, repurchase agreements, interest-bearing securities, deposit accounts and similar instruments, provided that the Trust shall not invest in any debt instruments other than Treasury securities, short-term sovereign debt instruments and other investments authorized by the Commodity Futures Trading Commission (the "CFTC") for the investment of "customer funds," and shall not invest in any equity security without prior notice to Unitholders, all as described in the prospectus relating to the offering of the Units in effect as of the time that such Unitholder last purchased Units while in receipt of a current prospectus (the "Prospectus"). The Managing Owner may engage, and compensate on behalf of the Trust from funds of the Trust, or agree to share profits and losses with, such persons, firms or corporations, including (except as described in this Declaration of Trust and Trust Agreement) the Managing Owner and any affiliated person or entity, as the Managing Owner in its sole judgment shall deem advisable for the conduct and operation of the business of the Trust, provided, that no such arrangement shall allow brokerage commissions paid by the Trust in excess of the amount described in the Prospectus or as permitted under applicable North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs ("NASAA Guidelines") in effect as of the date of the Prospectus (i.e., 80% of the published retail rate plus pit brokerage fees, or 14% annually -- including pit brokerage and service fees -- of the Trust's average Net Assets, excluding the assets not directly related to trading activity), whichever is higher. The Managing Owner shall reimburse the Trust, on an annual basis, to the extent that the Trust's brokerage commissions paid to the Managing Owner and the Annual Incentive Fee, as described in the Prospectus, have exceeded 14% of the Trust's average Net Assets during the preceding year. The Managing Owner is hereby specifically authorized to enter into, on behalf of the Trust, the Advisory Agreements and the Selling Agreement as described in the Prospectus. The Managing Owner shall not enter into an Advisory Agreement with any trading advisor that does not satisfy the relevant experience (i.e., ordinarily a minimum of three years) requirements under the NASAA Guidelines. The Trust's brokerage commissions may not be increased (i) during any period when redemption charges are in effect or (ii) without prior written notice to Unitholders within sufficient time for the exercise of their redemption rights prior to such increase becoming effective. Such notification shall contain a description of Unitholder's voting and redemption rights and a description of any material effect of such increase.

            In addition to any specific contract or agreements described herein, the Trust may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of the Unitholders, notwithstanding any other provisions of this Declaration of Trust and Trust Agreement, the Act or any applicable law, rule or regulations.

            The Managing Owner shall be under a fiduciary duty to conduct the affairs of the Trust in the best interests of the Trust. The Unitholders will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the Managing Owner under the common law. The Managing Owner's fiduciary duty includes, among other things, the safekeeping of all Trust funds and assets and the use thereof for the benefit of the Trust. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest. The Trust's brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by the Trust shall be competitive. The Trust shall seek the best price and services available for its commodity transactions.

            The Managing Owner is hereby authorized to perform all other duties imposed by Sections 6221 through 6232 of the Code on the Managing Owner as the "tax matters partner" of the Trust.

            The Trust shall make no loans to any party, and the funds of the Trust will not be commingled with the funds of any other person or entity (deposit of funds with a commodity broker, clearinghouse or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute "commingling" for these purposes). The Managing Owner shall make no loans to the Trust unless approved by the Unitholders in accordance with Section 18(a) of this Declaration of Trust and Trust Agreement. If the Managing Owner makes a loan to the Trust, the Managing Owner shall not receive interest in excess of its interest costs, nor may the Managing Owner receive interest in excess of the amounts which would be charged the Trust (without reference to the Managing Owner's financial resources or guarantees) by unrelated banks on comparable loans for the same purpose. The Managing Owner shall not receive "points" or other financing charges or fees regardless of the amount. Except in respect of the Incentive Fee, no person or entity may receive, directly or indirectly, any advisory, management or incentive fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which the Trust participates, for investment advice or management who shares or participates in any commodity brokerage commissions; no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor or manager or to the Managing Owner or any of their respective affiliates in respect of sales of the Units; and such prohibitions may not be circumvented by any reciprocal business arrangements. The foregoing prohibition shall not prevent the Trust from executing, at the direction of any Advisor, transactions with any futures commission merchant or broker. No trading advisor for the Trust shall be affiliated with the Trust's commodity broker, the Managing Owner or their affiliates. The maximum period covered by any contract entered into by the Trust, except for the various provisions of the Selling Agreement which survive each closing of the sales of the Units, shall not exceed one year. Any material change in the Trust's basic investment policies or structure shall require the approval of Unitholders owning Units representing more than fifty percent (50%) of all Units then owned by the Unitholders. Any agreements between the Trust and the Managing Owner or any affiliate of the Managing Owner (as well as any agreements between the Managing Owner or any affiliate of the Managing Owner and any trading advisor) shall be terminable without penalty by the Trust upon no more than 60 days' written notice. All sales of Units in the United States will be conducted by registered brokers.

            The Trust is prohibited from employing the trading technique commonly known as "pyramiding." A trading manager or advisor of the Trust taking into account the Trust's open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of the Trust will not be considered to be engaging in "pyramiding."

            The Managing Owner may take such other actions on behalf of the Trust as the Managing Owner deems necessary or desirable to manage the business of the Trust.

            The Managing Owner shall reimburse the Trust for any advisory fees paid by the Trust to any trading advisor over the course of any fiscal year, to the extent that the fees paid during such year exceed the 6% annual management fees and the 15% quarterly incentive fees (calculating New Trading Profit, as defined in the Prospectus, after all expenses and without including interest income) contemplated by the NASAA Guidelines (as the NASAA Guidelines permit such limits to be adjusted). Any such reimbursement shall be made on a present value basis, fully compensating the Trust for having made payments at any time during the year which would not otherwise have been due from it. The Managing Owner shall disclose any such reimbursement in the Annual Report delivered to Unitholders.

            The Managing Owner is engaged, and may in the future engage, in other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with the Trust. Unitholders may similarly engage in any such other business activities. The Managing Owner shall devote to the Trust such time as the Managing Owner may deem advisable to conduct the Trust's business and affairs.

            10. Audits and Reports to Unitholders.

            The Trust books shall be audited annually by an independent certified public accountant. The Trust will use its best efforts to cause each Unitholder to receive (i) within 90 days after the close of each fiscal year certified financial statements of the Trust for the fiscal year then ended, (ii) within 90 days of the end of each fiscal year (but in no event later than March 15 of each year) such tax information as is necessary for a Unitholder to complete his federal income tax return and (iii) such other annual and monthly information as the CFTC may by regulation require. The Managing Owner shall include in the Annual Reports sent to Unitholders an approximate estimate (calculated as accurately as may be reasonably practicable) of the round-turn equivalent brokerage commission rate paid by the Trust during the preceding year. The Trust shall notify Unitholders within seven business days of any material change (i) in the agreements with the Trust's advisors, including any modification in the method of calculating the advisory fee and (ii) in the compensation of any party relating to the Trust. Unitholders or their duly authorized representatives may inspect the Trust books and records during normal business hours upon reasonable written notice to the Managing Owner and obtain copies of such records (including by post upon payment of reasonable mailing costs); upon payment of reasonable reproduction costs provided, however, upon request by the Managing Owner, the Unitholder shall represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such Unitholder's interest as a beneficial owner of the Trust. The Managing Owner shall have the right to keep confidential from the Unitholders, for such period of time as the Managing Owner deems reasonable, any information that the Managing Owner reasonably believes that the Trust is required by law or by agreement with a third party to keep confidential.

            The Managing Owner shall calculate the approximate Net Asset Value per Unit on a daily basis and furnish such information upon request to any Unitholder.

            The Managing Owner shall maintain and preserve all Trust records for a period of not less than six (6) years.

            The Managing Owner will, with the assistance of the Trust's commodity broker, make an annual review of the commodity brokerage arrangements applicable to the Trust. In connection with such review, the Managing Owner will ascertain, to the extent practicable, the commodity brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the Managing Owner, comparable to those of the Trust in order to assess whether the rates charged the Trust are competitive in light of the services it receives. If, as a result of such review, the Managing Owner determines that such rates are not competitive in light of the services provided to the Trust, the Managing Owner will notify the Unitholders, setting forth the rates charged to the Trust and several funds which are, in the Managing Owner's opinion, comparable to the Trust.

            11. Assignability of Units.

            Each Unitholder expressly agrees that he will not voluntarily assign, transfer or dispose of, by gift or otherwise, any of his Units or any part or all of his right, title and interest in the capital or profits of the Trust in violation of any applicable federal or state securities laws or without giving written notice to the Managing Owner. No assignment, transfer or disposition by an assignee of Units or of any part of his right, title and interest in the capital or profits of the Trust shall be effective against the Trust or the Managing Owner until the Managing Owner receives the written notice of the assignment; the Managing Owner shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The Managing Owner may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the Managing Owner, which consent may be withheld in the absolute discretion of the Managing Owner, may become a substituted Unitholder, nor will the estate or any beneficiary of a deceased Unitholder or assignee have any right to redeem Units from the Trust except by redemption as provided in Section 12 hereof. Each Unitholder agrees that with the consent of the Managing Owner any assignee may become a substituted Unitholder without need of the further act or approval of any Unitholder. If the Managing Owner withholds consent, an assignee shall not become a substituted Unitholder, and shall not have any of the rights of a Unitholder, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled. No assignment, transfer or disposition of Units shall be effective against the Trust or the Managing Owner until the first day of the month succeeding the month in which the Managing Owner receives notice of such assignment, transfer or disposition. No Units may be transferred where, after the transfer, either the transferee or the transferor would hold less than the minimum number of Units equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to Affiliates.

            12. Redemptions.

            A Unitholder or any assignee of Units of whom the Managing Owner has received written notice as described above may redeem all or any of his Units (such redemption being herein referred to as a "redemption") effective as of the close of business (as determined by the Managing Owner) on the last day of any month, beginning with the end of the sixth month after such Units are sold; provided that: (i) all liabilities, contingent or otherwise, of the Trust (including the Trust's allocable share of the liabilities, contingent or otherwise, of any entities in which the Trust invests), except any liability to Unitholders on account of their capital contributions, have been paid or there remains property of the Trust sufficient to pay them; and (ii) the Managing Owner shall have timely received a request for redemption, as provided in the second following paragraph.

            Units redeemed on or before the end of the twelfth full calendar month and after the end of the twelfth full month but on or before the end of the eighteenth full calendar month after the date as of which such Units begin to participate in the profits and losses of the Trust are subject to early redemption charges of 3% and 2%, respectively, of the Net Asset Value at which they are redeemed. Such charges will be paid to the Managing Owner. In the event that a Unitholder acquires Units at more than one month-end, such Units will be treated on a "first-in, first-out" basis for purposes of determining whether such Units are redeemable and whether early redemption charges apply.

            Requests for redemption must be received by the Managing Owner at least ten calendar days, or such lesser period as shall be acceptable to the Managing Owner, in advance of the requested effective date of redemption. The Managing Owner may declare additional redemption dates upon notice to the Unitholders as well as to those assignees of whom the Managing Owner has received notice as described above.

            If at the close of business (as determined by the Managing Owner) on any day, the Net Asset Value per Unit has decreased to less than 50% of the Net Asset Value per Unit as of the most recent Valuation Date, after adding back all distributions, the Trust shall notify investors within seven business days and shall liquidate all open positions as expeditiously as possible and suspend trading. Within ten business days after the date of suspension of trading, the Managing Owner (and any other managing owners of the Trust) shall declare a Special Redemption Date. Such Special Redemption Date shall be a business day within 30 business days from the date of suspension of trading by the Trust, and the Managing Owner shall mail notice of such date to each Unitholder and assignee of Units of whom it has received written notice as described above, by first-class mail, postage prepaid, not later than ten business days prior to such Special Redemption Date, together with instructions as to the procedure such Unitholder or assignee must follow to have his interest (only entire, not partial, interests may be so redeemed unless otherwise determined by the Managing Owner) in the Trust redeemed on such date. Upon redemption pursuant to a Special Redemption Date, a Unitholder or any other assignee of whom the Managing Owner has received written notice as described above, shall receive from the Trust an amount equal to the Net Asset Value of his interest in the Trust, determined as of the close of business (as determined by the Managing Owner) on such Special Redemption Date. No redemption charges shall be assessed on any such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption until the Managing Owner has received written notice (as described above) of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. If, after such Special Redemption Date, the Net Assets of the Trust are at least $250,000 and the Net Asset Value of a Unit is in excess of $25, the Trust may, in the discretion of the Managing Owner, resume trading. The Managing Owner may at any time and in its discretion declare a Special Redemption Date, should the Managing Owner determine that it is in the best interests of the Trust to do so. The Managing Owner in its notice of a Special Redemption Date may, in its discretion, establish the conditions, if any, under which other Special Redemption Dates must be called, which conditions may be determined in the sole discretion of the Managing Owner, irrespective of the provisions of this paragraph. The

Managing Owner may also, in its discretion, declare additional regular redemption dates for Units and permit certain Unitholders to redeem at other than month-end.

            Redemption payments will be made within fifteen business days after the month-end of redemption (and notice that the redemption has occurred will be provided to Unitholders within ten business days after such month-end), except that under special circumstances, including, but not limited to, inability to liquidate commodity positions as of a redemption date or default or delay in payments due the Trust from commodity brokers, banks or other persons or entities, the Trust may in turn delay payment to Unitholders or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units equal to that proportionate part of the Trust's aggregate Net Asset Value represented by the sums which are the subject of such default or delay.

            Only whole Units may be redeemed, except upon complete redemption of an investor's Units, unless the Managing Owner specifically otherwise consents. Redemptions may be requested for a minimum of the lesser of $1,000 or ten (10) Units provided that, for investors redeeming less than all their Units, such investors remaining units equal at least $500.

            The Managing Owner may require a Unitholder to redeem all or a portion of such Unitholder's Units if the Managing Owner considers doing so to be desirable for the protection of the Trust, and will use best efforts to do so to the extent necessary to prevent the Trust from being deemed to hold "plan assets" under the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code, with respect to any "employee benefit plan" subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code.

            13. Offering of Units.

            The Managing Owner on behalf of the Trust shall (i) cause to be filed a Registration Statement or Registration Statements, and such amendments thereto as the Managing Owner deems advisable, with the Securities and Exchange Commission for the registration and ongoing public offering of the Units, (ii) use its best efforts to qualify and to keep qualified Units for sale under the securities laws of such States of the United States or other jurisdictions as the Managing Owner shall deem advisable and (iii) take such action with respect to the matters described in (i) and (ii) as the Managing Owner shall deem advisable or necessary.

            The Managing Owner shall use its best efforts not to accept any subscriptions for Units if doing so would cause the Trust to hold "plan assets" under ERISA or the Code with respect to any "employee benefit plan" subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code. If such a subscriber has its subscription reduced for such reason, such subscriber shall be entitled to rescind its subscription in its entirety even though subscriptions are otherwise irrevocable.

            14. Additional Offerings.

            The Managing Owner may, in its discretion, make additional public or private offerings of Units, provided that the net proceeds to the Trust of any such sales shall in no event be less than the Net Asset Value per Unit (as defined in Section 5(d) hereof) at the time of sale (unless the new Unit's participation in the profits and losses of the Trust is appropriately adjusted). No Unitholder shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, other than as set forth in the preceding sentence.

            The Trust may offer different series or classes of Units having different economic terms than previously offered series or classes of Units; provided that the issuance of such a new series or class of Units shall in no respect adversely affect the holders of outstanding Units; and provided further that the assets attributable to each such series or class shall, to the maximum extent permitted by law, be treated as legally separate and distinct pools of assets, and the assets attributable to one such series or class be prevented from being used in any respect to satisfy or discharge any debt or obligation of any other such series or class.

            15. Special Power of Attorney.

            Each Unitholder by his execution of this Declaration of Trust and Trust Agreement does hereby irrevocably constitute and appoint the Managing Owner and each officer of the Managing Owner, with power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on his behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the Managing Owner be required by law): (i) this Declaration of Trust and Trust Agreement, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates in various jurisdictions, and amendments and/or restatements thereto, and of assumed name or of doing business under a fictitious name with respect to the Trust; (iii) all conveyances and other instruments which the Managing Owner deems appropriate to qualify or continue the Trust in the State of Delaware and the jurisdictions in which the Trust may conduct business, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of the Trust or the Trust being governed by any amendments or successor statutes to the Act or to reorganize or refile the Trust in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Unitholders in the Managing Owner being able to rely on the Managing Owner's authority to act as contemplated by this Section 14) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Unitholder.

            16. Withdrawal of a Unitholder.

            The Trust shall be dissolved upon the death, insanity, bankruptcy, retirement, resignation, expulsion, withdrawal, dissolution, admitted or court-decreed insolvency or the removal of the Managing Owner, or any other event that causes the Managing Owner to cease to be a managing owner under the Act, unless the Trust is continued pursuant to the terms of Section 5(a)(3). In addition, the Managing Owner may withdraw from the Trust, without any breach of this Declaration of Trust and Trust Agreement, at any time upon 120 days' written notice by first class mail, postage prepaid, to each Unitholder and assignee of whom the Managing Owner has notice. If the Managing Owner withdraws as managing owner and the Trust's business is continued, the withdrawing Managing Owner shall pay all expenses incurred as a result of its withdrawal. In the event of the Managing Owner's removal or withdrawal, the Managing Owner shall be entitled to a redemption of its interest in the Trust at its Net Asset Value on the next valuation date following the date of removal or withdrawal.

            The Managing Owner may not assign its general liability interest or its obligation to direct the trading of the Trust assets without the consent of each Unitholder. The Managing Owner will notify all Unitholders of any change in the principals of the Managing Owner. No provision of this Declaration of Trust and Trust Agreement shall be deemed, nor does any such provision purport, to waive compliance with the Investment Advisers Act of 1940, as amended.

            The death, incompetency, withdrawal, insolvency or dissolution of a Unitholder or any other event that causes a Unitholder to cease to be a Unitholder (within the meaning of the Act) in the Trust shall not terminate or dissolve the Trust, and a Unitholder, his estate, custodian or personal representative shall have no right to redeem or value such Unitholder's interest in the Trust except as provided in Section 12 hereof. Each Unitholder expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and directs the legal representatives of his estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust. Nothing in this Section 16 shall, however, waive any right given elsewhere in this Declaration of Trust and Trust Agreement for a Unitholder to be informed of the Net Asset Value of his Units, to receive periodic reports, audited financial statements and other information from the Managing Owner or the Trust or to redeem or transfer Units.

            17. Standard of Liability; Indemnification.

            (a) Standard of Liability for the Managing Owner. The Managing Owner and its Affiliates, as defined below, shall have no liability to the Trust or to any Unitholder for any loss suffered by the Trust which arises out of any action or inaction of the Managing Owner or its Affiliates if the Managing Owner, in good faith, determined that such course of conduct was in the best interests of the Trust and such course of conduct did not constitute negligence or misconduct of the Managing Owner or its Affiliates.

            (b) Indemnification of the Managing Owner by the Trust. To the fullest extent permitted by law, subject to this Section 17, the Managing Owner and its Affiliates shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Trust; provided that such claims were not the result of negligence or misconduct on the part of the Managing Owner or its Affiliates, and the Managing Owner, in good faith, determined that such conduct was in the best interests of the Trust; and provided further that Affiliates of the Managing Owner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the Managing Owner and acting wholly within the scope of the authority of the Managing Owner.

            Notwithstanding anything to the contrary contained in the preceding two paragraphs, the Managing Owner and its Affiliates and any persons acting as Selling Agents for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

            In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

            The Trust shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

            For the purposes of this Section 17, the term "Affiliates" shall mean any person acting on behalf of or performing services on behalf of the Trust who: (1) directly or indirectly controls, is controlled by, or is under common control with the Managing Owner; or (2) owns or controls 10% or more of the outstanding voting securities of the Managing Owner; or (3) is an officer or director of the Managing Owner; or (4) if the Managing Owner is an officer, director, partner or trustee, is any entity for which the Managing Owner acts in any such capacity.

            Advances from Trust funds to the Managing Owner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the Managing Owner by a Unitholder are prohibited.

            Advances from Trust funds to the Managing Owner and its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the Managing Owner or its Affiliates on behalf of the Trust; (2) the legal action is initiated by a third party who is not a Unitholder; and (3) the Managing Owner or its Affiliates undertake to repay the advanced funds, with interest from the date of such advance, to the Trust in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 17(a).

            In no event shall any indemnity or exculpation provided for herein be more favorable to the Managing Owner or any Affiliate than that contemplated by the NASAA Guidelines as in effect on the date of this Declaration of Trust and Trust Agreement.

            In no event shall any indemnification permitted by this subsection
(b) of Section 17 be made by the Trust unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the Trust receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by the Trust hereunder shall be made only as provided in the specific case.

            In no event shall any indemnification obligations of the Trust under this subsection (b) of this Section 17 subject a Unitholder to any liability in excess of that contemplated by subsection (e) of Section 8 hereof.

            (c) Indemnification of the Trust by the Unitholders. In the event the Trust is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any Unitholder's activities, obligations or liabilities unrelated to the Trust's business, such Unitholder shall indemnify and reimburse the Trust for all loss and expense incurred, including reasonable attorneys' fees.

            18. Amendments; Meetings.

            (a) Amendments with Consent of the Managing Owner. If at any time during the term of the Trust the Managing Owner shall deem it necessary or desirable to amend this Declaration of Trust and Trust Agreement, the Managing Owner may proceed to do so, provided that such amendment shall be effective only if embodied in an instrument approved by the Managing Owner and, subject to the immediately following sentence, by the holders of Units representing a majority of the outstanding Units. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the Managing Owner, mere receipt of an adequate number of unrevoked written consents being sufficient. The Managing Owner may amend this Declaration of Trust and Trust Agreement without the consent of the Unitholders in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Declaration of Trust and Trust Agreement and the Prospectus), (ii) to effect the intent of the tax allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that the Trust is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Trust as a trust in any jurisdiction, (v) to delete or add any provision of or to this Declaration of Trust and Trust Agreement required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state "Blue Sky" official or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (vi) to make any amendment to this Declaration of Trust and Trust Agreement which the Managing Owner deems advisable, including amendments that reflect the offering and issuance of additional Units, whether or not issued through a series or class, provided that such amendment is not adverse to the Unitholders, or that is required by law, and (vii) to make any amendment that is appropriate or necessary, in the opinion of the Managing Owner, to prevent the Trust or the Managing Owner or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, or to prevent the assets of the Trust from being considered for any purpose of ERISA or Section 4975 of the Code to constitute assets of any "employee benefit plan" as defined in and subject to ERISA or of any "plan" subject to Section 4975 of the Code.

            (b) Amendments and Actions without Consent of the Managing Owner. In any vote called by the Managing Owner or pursuant to section (c) of this Section 18, upon the affirmative vote (which may be in person or by proxy) of more than fifty percent (50%) of the Units then owned by Unitholders, the following actions may be taken, irrespective of whether the Managing Owner concurs: (i) this Declaration of Trust and Trust Agreement may be amended, provided, however, that approval of all Unitholders shall be required in the case of amendments changing or altering this Section 18, extending the term of the Trust, or materially changing the Trust's basic investment policies or structure; in addition, reduction of the capital account of any Unitholder or assignee or modification of the percentage of profits, losses or distributions to which a Unitholder or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Declaration of Trust and Trust Agreement without such Unitholder's or assignee's written consent; (ii) the Trust may be dissolved; (iii) the Managing Owner may be removed and replaced; (iv) a new managing owner or managing owners may be elected if the Managing Owner withdraws from the Trust; (v) the sale of all or substantially all of the assets of the Trust may be approved; and (vi) any contract with the Managing Owner or any affiliate thereof may be disapproved of and, as a result, terminated upon 60 days' notice.

            (c) Meetings; Other Voting Matters. Any Unitholder upon request addressed to the Managing Owner shall be entitled to obtain from the Managing Owner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Unitholders and the number of Units held by each (which shall be mailed by the Managing Owner to the Unitholder within ten days of the receipt of the request); provided, that the Managing Owner may require any Unitholder requesting such information to submit written confirmation that such information will not be used for commercial purposes. Upon receipt of a written proposal, signed by Unitholders owning Units representing at least 10% of the Units then owned by Unitholders, that a meeting of the Trust be called to vote upon any matter upon which the Unitholders may vote pursuant to this Declaration of Trust and Trust Agreement, the Managing Owner shall, by written notice to each Unitholder of record sent by certified mail within 15 days after such receipt, call a meeting of the Trust. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting.

            The Managing Owner may not restrict the voting rights of Unitholders as set forth herein.

            In the event that the Managing Owner or the Unitholders vote to amend this Declaration of Trust and Trust Agreement in any material respect, the amendment will not become effective prior to all Unitholders having an opportunity to redeem their Units.

            (d) Consent by Trustee. The Trustee's written consent to any amendment of this Declaration of Trust and Trust Agreement shall be required, such consent not to be unreasonably withheld; provided, however, that the Trustee may, in its sole discretion, withhold its consent to any such amendment that would adversely affect any right, duty or liability of, or immunity or indemnity in favor of, the Trustee under this Declaration of Trust and Trust Agreement or any of the documents contemplated hereby to which the Trustee is a party, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, the charter documents or by-laws of the Trustee or any document contemplated thereby to which the Trustee is a party.

            19. Governing Law.

            The validity and construction of this Declaration of Trust and Trust Agreement shall be determined and governed by the laws of the State of Delaware without regard to principles of conflicts of law; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 19.

            20. Miscellaneous.

            (a) Notices. All notices under this Declaration of Trust and Trust Agreement shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail.

            (b) Binding Effect. This Declaration of Trust and Trust Agreement shall inure to and be binding upon all of the parties, all parties indemnified under Sections 2 and 17 hereof, and their respective successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Unitholders and assignees, and all Unitholders and assignees agree that their rights shall be determined and they shall be bound thereby.

            (c) Captions. Captions in no way define, limit, extend or describe the scope of this Declaration of Trust and Trust Agreement nor the effect of any of its provisions. Any reference to "persons" in this Declaration of Trust and Trust Agreement shall also be deemed to include entities, unless the context otherwise requires.

            21. Benefit Plan Investors.

            Each Unitholder that is an "employee benefit plan" as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "plan" as defined in Section 4975 of the Code (each such employee benefit plan and plan, a "Plan"), and each fiduciary thereof who has caused the Plan to become a Unitholder (a "Plan Fiduciary"), represents and warrants that: (a) the Plan Fiduciary has considered an investment in the Trust for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Trust for such Plan is consistent with the Plan Fiduciary's responsibilities under ERISA;
(c) the investment in the Trust by the Plan does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of Kenmar, any advisor to the Trust, any selling agent, the clearing broker, the escrow agent, any broker through which any advisor requires the Trust to trade, the Trustee, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase the Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase the Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary: (i) is authorized to make, and is responsible for, the decision for the Plan to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to the risks of large losses;
(ii) is independent of Kenmar, any advisor to the Trust, any selling agent, the clearing broker, the escrow agent, any broker through which any Advisor requires the Trust to trade, the Trustee and any of their respective affiliates; and
(iii) is qualified to make such investment decision.

            22. Certain Definitions.

            This Declaration of Trust and Trust Agreement contains certain provisions required by the NASAA Guidelines. The terms used in such provisions are defined as follows (the following definitions are included verbatim from the NASAA Guidelines and, accordingly, may not in all cases be relevant to this Declaration of Trust and Trust Agreement):

            Administrator. The official or agency administering the securities laws of a state.

            Advisor. Any Person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options.

            Affiliate. An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control with such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

            Capital Contributions. The total investment in a Program by a Participant or by all Participants, as the case may be.

            Commodity Broker. Any Person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his own account.

            Commodity Contract. A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

            Cross Reference Sheet. A compilation of the Guidelines sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines.

            Net Assets. The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

            Net Asset Value Per Program Interest. The Net Assets divided by the number of Program Interests outstanding.

            Net Worth. The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

            New Trading Profits. The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in the margin account.

            Organizational and Offering Expenses. All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interests under federal and state law including taxes and fees, accountants' and attorneys' fees.

            Participant. The holder of a Program Interest.

            Person. Any natural Person, partnership, corporation, association or other legal entity.

            Pit Brokerage Fee. Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

            Program. A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts.

            Program Broker. A Commodity Broker that effects trades in Commodity Contracts for the account of a Program.

            Program Interest. A limited partnership interest or other security representing ownership in a Program.

            Pyramiding. A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

            Sponsor. Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its Affiliates.

            Valuation Date. The date as of which the Net Assets of the Program are determined.

            Valuation Period. A regular period of time between Valuation Dates.

            23. No Legal Title to Trust Estate.

            The Unitholders shall not have legal title to any part of the Trust Estate.

            24. Legal Title.

            Legal title to all the Trust Estate shall be vested in the Trust as a separate legal entity; except where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner (or the Trustee, if required by law) may cause legal title to the Trust Estate of any portion thereof to be held by or in the name of the Managing Owner or any other person as nominee.

            25. Creditors.

            No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Trust Estate.

                  IN WITNESS WHEREOF, the undersigned have duly executed this Declaration of Trust and Trust Agreement as of the day and year first above written.

                                    WILMINGTON TRUST COMPANY
                                    as Trustee


                                    By: /s/ Emmett R. Harmon
                                        -------------------------------
                                        Name:  Emmett R. Harmon
                                        Title  Vice President

                                    KENMAR ADVISORY CORP.
                                    as Managing Owner


                                    By: /s/ Esther E. Goodman
                                        -------------------------------
                                        Name:    Esther E. Goodman
                                        Title:   Chief Operating Officer and
                                                 Senior Executive Vice President

                                    KENMAR VENTURE PARTNERS LIMITED PARTNERSHIP
                                      as Initial Unitholder

                                    By: KENMAR ADVISORY CORP., GENERAL PARTNER


                                    By: /s/ Esther E. Goodman
                                        -------------------------------
                                        Name:   Esther E. Goodman
                                        Title:  Chief Operating Officer and
                                                Senior Executive Vice President

                                    All Unitholders now and hereafter admitted as Unitholders of the Trust, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to, the Managing Owner.

                                    By: KENMAR ADVISORY CORP.,
                                        ATTORNEY-IN-FACT


                                    By: /s/ Esther E. Goodman
                                        -------------------------------
                                        Name:   Esther E. Goodman
                                        Title:  Chief Operating Officer and
                                                Senior Executive Vice President

                                   Schedule A

                                      FORM
                                       OF
                              CERTIFICATE OF TRUST
                                       OF
                               KENMAR GLOBAL TRUST

            THIS Certificate of Trust of KENMAR GLOBAL TRUST (the "Trust"), dated July 17, 1996, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.C. 3801 et seq.)

            1. Name. The name of the business trust formed hereby is Kenmar Global Trust.

            2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890, Attention:
Corporate Trust Administration.

            3. Effective Date. This Certificate of Trust shall be effective upon the date and time of filing.

            IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                    WILMINGTON TRUST COMPANY
                                    as Trustee


                                    By: /s/ W. Chris Sponenberg
                                        -------------------------------
                                        Name: W. Chris Sponenberg
                                        Title: Financial Services Officer

                                                                          ANNEX

                               KENMAR GLOBAL TRUST
                             REQUEST FOR REDEMPTION

KENMAR GLOBAL TRUST                                 ___________________________
c/o Kenmar Advisory Corp.                                       Date
  Managing Owner
Two American Lane
P.O. Box 5150
Greenwich, CT  06831-8150

Dear Sirs:

            The undersigned (trust account number ________) hereby requests redemption subject to all terms and conditions of the Declaration of Trust and Trust Agreement (the "Declaration of Trust") of KENMAR GLOBAL TRUST (the "Trust"), of _____ Units of Beneficial Interest ("Units") in the Trust. (Insert the number of whole Units to be redeemed; subscribers may redeem any number of whole Units, they need not redeem all or any minimum number of their Units in order to redeem certain of their Units; however, if no number is indicated, all Units held of record by the undersigned will be redeemed; fractional Units may only be redeemed upon complete redemption of undersigned's interest in the Trust.) Units are redeemed at the Net Asset Value per Unit, as defined in the Declaration of Trust, less any applicable redemption charge (see below). Redemption shall be effective as of the end of the current calendar month; provided that this Request for Redemption is received at least ten (10) calendar days prior to the end of such month. Payment of the redemption price of Units will generally be made within fifteen (15) business days of the date of redemption.

            The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this Request for Redemption relates with full power and authority to request redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion.

            Redemption charges of 3% and 2% of the Net Asset Value of Units redeemed on or before the end of the 6th month through the end of the 12th month after sale and from the end of the 12th month through the end of the 18th month after sale will be deducted from the redemption price of all such Units paid to Kenmar.
                                   ----------
United States Taxable Unitholders Only

            Under penalty of perjury, the undersigned hereby certifies that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is the undersigned's true, correct and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.

Non-United States Unitholders Only

            Under penalty of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

      SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED

    |_|   Credit my brokerage account        |_|   Send to the address below

________________________________________________________________________________
      Name                 Street                City, State and Zip Code

Entity Unitholder                            Individual Unitholder(s)
(or assignee)                                (or assignee(s))

_________________________________         ______________________________________
        (Name of Entity)
                                          ______________________________________

By:______________________________         ______________________________________
  (Authorized corporate officer,            (Signature(s) of all Unitholder(s)
      partner or trustee)                              or assignee(s))

                                                                       EXHIBIT B

                               KENMAR GLOBAL TRUST

                                   ----------

                            SUBSCRIPTION REQUIREMENTS


            By executing a Subscription Agreement and Power of Attorney Signature Page for Units of Beneficial Interest ("Units") of Kenmar Global Trust (the "Trust"), each purchaser ("Purchaser") of Units irrevocably subscribes for Units at Net Asset Value, as described in the Trust's Prospectus dated May 22, 1998 (the "Prospectus").


            If Purchaser's Subscription Agreement and Power of Attorney Signature Page is accepted, Purchaser agrees to contribute Purchaser's subscription to the Trust and to be bound by the terms of the Trust's Declaration of Trust and Trust Agreement, which will be in substantially the form of the Declaration of Trust and Trust Agreement included in the Prospectus as Exhibit A. Purchaser agrees to reimburse the Trust and Kenmar Advisory Corp. ("Kenmar"), the managing owner of the Trust, for any expense or loss incurred by either as a result of the cancellation of Purchaser's Units due to a failure of the Purchaser to deliver good funds in the full amount of the subscription price of the Units subscribed for by Purchaser.

Representations and Warranties

            As an inducement to Kenmar to accept this subscription, Purchaser, by executing and delivering Purchaser's Subscription Agreement and Power of Attorney Signature Page, represents and warrants to the Trust, Kenmar, and the Selling Agent as follows:

            (a) Purchaser is of legal age to execute the Subscription Agreement and Power of Attorney Signature Page and is legally competent to do so. Purchaser acknowledges that Purchaser has received (prior to any solicitation of Purchaser's investment) a copy of the Prospectus -- including the Appendices, the Declaration of Trust and Trust Agreement and summary financial information relating to the Trust current within 60 calendar days - dated within nine months of the date as of which Purchaser has subscribed to purchase Units.

            (b) All information that Purchaser has heretofore furnished to Kenmar or that is set forth in the Subscription Agreement and Power of Attorney submitted by Purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of Purchaser's subscription, Purchaser will immediately furnish such revised or corrected information to Kenmar.

            (c) Unless (d) below is applicable, Purchaser's subscription is made with Purchaser's funds for Purchaser's own account and not as trustee, custodian or nominee for another.

            (d) The subscription, if made as custodian for a minor, is a gift Purchaser has made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

            (e) If Purchaser is subscribing in a representative capacity, Purchaser has full power and authority to purchase the Units and enter into and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which he is purchasing the Units, and such entity has full right and power to purchase such Units and enter into and be bound by the Subscription Agreement and Power of Attorney and to become a Unitholder pursuant to the Declaration of Trust and Trust Agreement.

            (f) Purchaser either is not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA"), or, if required to be so, is duly registered with the CFTC and is a member in good standing of the NFA. It is an NFA requirement that Kenmar attempt to verify that any entity which seeks to purchase Units be duly registered with the CFTC and a member of the NFA, if required. Purchaser agrees to supply Kenmar with such information as Kenmar may reasonably request in order to attempt such verification. Most entities which acquire Units will, as a result, themselves become "commodity pools" within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, will be required to register as "commodity pool operators."

            The representations and statements set forth herein may be asserted in the defense of the Trust, Kenmar, the Advisors to the Trust, the Selling Agents or others in any subsequent litigation or other proceeding.


Investor Suitability

            Purchaser understands that the purchase of Units may be made only by persons who, at a minimum, have (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $45,000 and a net worth of at least $45,000 (exclusive of home, furnishings and automobiles). Residents of the following states must meet the requirements set forth below ("net worth" for such purposes is in all cases is exclusive of home, furnishings and automobiles). In addition, Purchaser may not invest more than 10% of his or her readily marketable assets in the Trust.

            1. Arizona -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

            2. California -- Net worth of at least $250,000 and an annual income of at least $65,000 or, in the alternative, a net worth of at least $500,000.

            3. Iowa -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000. The minimum investment for IRAs is $2,500.

            4. Maine -- Minimum subscription per investment, both initial and subsequent, of $5,000; net worth of at least $200,000 or a net worth of at least $50,000 and an annual income of at least $50,000. Maine residents must sign a Subscription Agreement and Power of Attorney Signature Page specifically prepared for Maine residents, a copy of which shall accompany this Prospectus as delivered to all Maine residents.

            5. Massachusetts -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

            6. Michigan -- Net worth of at least $225,000 or a net worth of at least $60,000 and taxable income in 1995 of at least $60,000.

            7. Minnesota -- "Accredited investors", as defined in Rule 501(a) under the Securities Act of 1933.

            8. Mississippi -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

            9. Missouri -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

            10. New Hampshire -- Net worth of at least $250,000 or a net worth of at least $125,000 and an annual income of at least $50,000.

            11. North Carolina -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

            12. Oklahoma-- Net worth of at least $225,000 or a net worth of $60,000 and an annual income of at least $60,000.

            13. Oregon -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

            14. Pennsylvania -- Net worth of a least $175,000 or a net worth of at least $100,000 and an annual taxable income of at least $50,000.

            15. South Carolina -- Net worth of at least $100,000 or a net income in 1995 some portion of which was subject to maximum federal and state income tax.

            16. Tennessee -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

            17. Texas -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.


For Entities Only:

            Kenmar attempts to verify that any entity that seeks to purchase Units is duly registered with the CFTC and a member of the NFA, if required. Purchaser agrees to supply Kenmar with such information as Kenmar may reasonably request in order to attempt such verification. Most entities that acquire Units will, as a result, themselves become "commodity pools" within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, may be required to register as "commodity pool operators."

                                                                       EXHIBIT C

                               KENMAR GLOBAL TRUST

                                   ----------

                            SUBSCRIPTION INSTRUCTIONS

            Any person considering purchasing Units should carefully read and review the Prospectus of the Trust dated September 26, 1997, together with the summary financial information relating to the Trust current within 60 calendar days which accompanied the Prospectus.

            The Units are speculative and involve a high degree of risk. No person may invest more than 10% of his or her readily marketable assets in the Trust.

            Existing Unitholders who are subscribing for additional Units should check item 1(B) and follow the instructions indicated, including initialing and signing where appropriate, and must receive a current Prospectus for the Trust and carefully review the Subscription Agreement and Power of Attorney as well as Exhibit B - Subscription Requirements. Such Unitholders' Selling Agent representatives must reconfirm by completing item 6 that such Unitholders continue to meet the standards and requirements set forth herein and in Exhibit B - Subscription Requirements in order for such Unitholders to be eligible to purchase additional Units.

                                   ----------

TYPE OR PRINT USING BLACK INK ONLY, AS FOLLOWS (PRESS FIRMLY):

Item 1 - Enter appropriate subscriber status (new or existing)
Item 2 - Enter the subscription amount.
Item 3 - Check the appropriate category identifying typeof Purchaser.
Item 4 - Enter the exact name in which the Units are to be held.
         Enter basic Purchaser information, including the Social Security Number or Taxpayer ID Number.

            The Signature Page is self-explanatory for most types of investors; however, we have provided specific instructions for the following types of investors:

            Trust - Enter the Trust name and the trustee's name, followed by "Trustee." If applicable, enter the custodian's name, followed by "Custodian." Be sure to furnish the Taxpayer ID Number of the Trust.

            Custodian Under Uniform Gifts to Minors Act - Complete Item 4 with the name of minor followed by "UGMA." Enter the custodian's name, followed by "Custodian." Be sure to furnish the minor's Social Security Number.

            Partnership or Corporation - The Partnership or Corporation name is required. Also, enter an officer's or partner's name. Be sure to furnish the Taxpayer ID Number of the Partnership or Corporation.

Special Note: Trust agreements, corporate papers and other appropriate documents may be required for selling agent approval.

Item 5 - The investor(s) must execute the Subscription Agreement and Power of Attorney Signature Page (Item 5) and review the representation relating to backup withholding tax underneath the signature and telephone number lines. The investor(s) must initial each of the four (4) paragraphs under "Acknowledgments by Purchaser."
Item 6 - Selling Agent representatives must complete the information required and sign in two places.


Instructions to Selling Agent representatives:
The Branch Manager/Representative Copy Page must be retained in the Branch Office. Remaining copies should be forwarded to a) the appropriate department of the selling agent if required or b) Derivatives Portfolio Management L.L.C., Two Worlds Fair Drive, P.O. Box 6741, Somerset, New Jersey 08875-6741, Attn: Fund Administrator-KGT. Phone -- (732) 560-6221.



                                     SA-(i)

                               KENMAR GLOBAL TRUST

                          UNITS OF BENEFICIAL INTEREST

                                   ----------

         BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE SECURITIES ACT
                 OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934

                                   ----------

                           SUBSCRIPTION AGREEMENT AND
                                POWER OF ATTORNEY

Kenmar Global Trust
c/o Kenmar Advisory Corp.
Managing Owner
Two American Lane
Greenwich, Connecticut  06831-8150

Dear Sirs:

            1. Subscription for Units. I hereby subscribe for the number of units of beneficial interest ("Units") in Kenmar Global Trust (the "Trust") set forth in the Subscription Agreement and Power of Attorney Signature Page attached hereto; a minimum of 50 Units (or, if less, $5,000) must be purchased - 20 Units (or, if less, $2,000) for both: (i) trustees or custodians of eligible employee benefit plans and individual retirement accounts; and (ii) existing Unitholders (all existing Unitholders are required to submit a new Subscription Agreement and Power of Attorney in order to acquire additional Units). Any greater number of Units may be purchased in $100 increments. The purchase price is 100% of the Net Asset Value per Unit. The terms of the offering of the Units are described in the Prospectus of the Trust dated September 26, 1997 (the "Prospectus"), as the same may be from time to time supplemented and amended. Units are offered as of the beginning of each calendar month (until such time as the offering is discontinued). The settlement date for my purchase of Units will be not more than five business days after the purchase date of my Units, which will occur as of the first day of the calendar month immediately following the month during which my subscription is accepted. I understand that all investors will have the right to revoke their subscriptions, and receive a refund of their invested funds, for a period of five business days following receipt of the Prospectus. Kenmar Advisory Corp. ("Kenmar"), the Managing Owner of the Trust, may, in its sole and absolute discretion, accept or reject this subscription in whole or in part, except that, if this subscription is to be accepted in part only, it shall not be reduced to an amount less than 50 Units (or, if less, $5,000); 20 Units (or, if less, $2,000) in the case of persons permitted to purchase such lesser minimum, as described above. Except as otherwise set forth herein, all subscriptions once submitted are irrevocable. All Units are offered subject to prior sale.

            2. Representations and Warranties of Subscriber. I have received the Prospectus together with summary financial information relating to the Trust current within 60 calendar days. I understand that by submitting this Subscription Agreement and Power of Attorney I am making the representations and warranties set forth in Exhibit B (Subscription Requirements in the Prospectus), including, without limitation, those representations and warranties relating to my net worth (exclusive of home, furnishings and automobiles) and annual income.

            3. Power of Attorney. In connection with my subscription for Units, I do hereby irrevocably constitute and appoint Kenmar, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by Kenmar to carry out fully the provisions of the Declaration of Trust and Trust Agreement of the Trust, including, without limitation, by executing said Declaration of Trust and Trust Agreement itself, and by effecting all amendments permitted by the terms thereof. I acknowledge that the other investors in the Trust are relying on Kenmar's authority to act pursuant to the Power of Attorney granted hereby. The Power of

Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

            4. Irrevocability; Governing Law. I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after the Subscription Agreement and Power of Attorney Signature Page attached hereto has been submitted (and not rejected), and that this subscription and such agreements shall survive my death or disability. This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

            5. ERISA. If the undersigned is acting on behalf of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any "plan," as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each such employee benefit plan and plan, a "Plan"), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned, understands, as or on behalf of the fiduciary of the Plan responsible for purchasing the Units (the "Plan Fiduciary") that: (a) the Plan Fiduciary has considered an investment in the Trust for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Trust for such Plan is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the Plan's investment in the Trust does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of Kenmar, any Advisor to the Trust, the Selling Agents, any Clearing Broker, the Escrow Agent, any broker through which any Advisor requires the Trust to trade, the Trustee, any of their respective affiliates or any of their respective agents or employees (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units, (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan, or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary
(i) is authorized to make, and is responsible for, the decision to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risk of large losses, (ii) is independent of Kenmar, any Advisor to the Trust, any Selling Agent, any Commodity Broker and any of their respective affiliates, and (iii) is qualified to make such investment decision. The undersigned understands that Kenmar may request that the undersigned furnish Kenmar with such information as Kenmar may reasonably require to establish that the purchase of Units by the Plan does not violate any provision of ERISA or the Code, including, without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons," as defined therein.

                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
                                (SIGNATURE PAGE)

1. Subscriber Status (check)

      (a) |_| New Subscriber(s) - complete items 1 through 5 and have Selling
                                  Agent representative or branch manager
                                  complete item 6.

      (b) |_| Existing Owner(s) - complete items 1, 2, 3, 4(a) and 5 and have
                                  Selling Agent representative or branch manager complete item 6.

2. Subscription Amount

      Check Enclosed Payable to Kenmar Global Trust $_________, min. $5,000 except $2,000 for IRAs/ERISA or Existing Investors
      Wire Transfer to Follow $__________
      Selling Agent Account No.: _____________________________________

      |_| The Purchaser hereby authorizes the Selling Agent shown above to debit its customer account in the full amount of its subscription five (5) business days prior to the Monthly Closing.

3. Nature of Purchaser.

      Taxable Investors (check one):

      |_| Individual Ownership
      |_| Trust other than a Grantor or Revocable Trust
      |_| Joint Tenants with Right of Survivorship
      |_| Estate
      |_| UGMA/UTMA (Minor)
      |_| Tenants in Common
      |_| Partnership
      |_| Corporation
      |_| Grantor or Other Revocable Trust
      |_| Community Property

      Non-taxable Investors (check one):

      NOTE: Please indicate name and address of Custodian or Trustee in 4(c) below.

      |_| IRA            |_| Profit Sharing
      |_| IRA Rollover   |_| Defined Benefit
      |_| Pension        |_| Other (specify)
      |_| SEP

4. Basic Information.

      (a) Full name of account as it should appear in our records:
          ______________________________________________________________________
          ______________________________________________________________________

          Bus. Tel. No:  _________________     Res. Tel. No.:  _________________
          Social Security No. or Tax I.D. No.:  ________________________________

                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
                           (SIGNATURE PAGE--Continued)

     Custodian Taxpayer I.D. No.(for IRAs only):________________________________

(b)  Primary Residence: ________________________________________________________

     ___________________________________________________________________________

     Mailing Address if Different:  ____________________________________________

     ___________________________________________________________________________

     (c) Name and Address of Trustee or Custodian:

     ___________________________________________________________________________

     ___________________________________________________________________________

5. Acknowledgments by Purchaser [Please Initial, as applicable.]


_________   I/(We) have received the Prospectus dated ________, 1998 (the
initial     "Prospectus"), including the Declaration and initial Agreement of
            Trust, the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby, together with, if applicable, recent Account Statements relating to the Trust
            (current within 60 calendar days) and the Trust's most recent Annual
            Report (unless the information in such Annual Report has been included in this Prospectus by amendment or supplement).


_________   I(We) meet the minimum income and net worth standards established
initial     for the Trust as set forth in Exhibit B to the initial Prospectus.

_________   I(We) am (are) purchasing Units for my (our) own account.
initial

_________   If this investment is for a qualified employee benefit plan, an
initial     individual retirement account or other tax-exempt initial investor, in making this investment on behalf of each entity, I(we) have satisfied myself (ourselves) as to the potential tax consequences of this investment.

                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
                           (SIGNATURE PAGE--Continued)

Kenmar will attempt to verify that any entity which seeks to purchase Units is duly registered with the CFTC and a member of the NFA, if required. Purchaser agrees to supply Kenmar with such information as Kenmar may reasonably request in order to attempt such verification. Most entities which acquire Units will, as a result, themselves become "commodity pools" within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, may be required to register as "commodity pool operators."

      Signature of Purchaser

                               For Use by Investor

X___________________________________        X___________________________________
 Signature of Purchaser       Date           Custodian Authorization      Date
 and Title, if applicable                        (if applicable)


X___________________________________
Signature of Joint Purchaser  Date


      Executing and delivering this Subscription Agreement and Power of Attorney Signature Page shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934. I acknowledge that I have received, in addition to the Prospectus dated ______, 1998, summary financial information relating to the Trust current within 60 calendar days (after the Trust begins operating).


      I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue
      Code: o. Under the penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number shown on the front of this Subscription Agreement and Power of Attorney Signature Page next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

6. Selling Agent Information

      Name of Registered Representative:

      Name of Selling Agent:            Phone:

      Address:        City:                 State:               Zip Code:
                      ----                  -----                --------

      I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Trust is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I have also informed the investor of the unlikelihood of a public trading market developing for the Units.

      The Selling Agent Representatives MUST sign below in order to substantiate compliance with NASD's Conduct Rule 2810.

X_______________________________________________________________________________
      Selling Agent Representative  Signature                               Date

X_______________________________________________________________________________
            Office Manager Signature                                        Date

The representations and statements set forth herein may be asserted in the defense of the Trust, Kenmar, the Advisors to the Trust, the Selling Agent or others in any subsequent litigation or other proceeding.

            The Branch Manager/Representative Copy Page must be retained in the Branch Office.Remaining copies should be forwarded to a) appropriate department of the selling agent if required or b) Derivatives Portfolio Management L.L.C., Two Worlds Fair Drive, P.O. Box 6741, Somerset, New Jersey 08875- 6741, Attn:
Fund Administrator KGT. DPM's phone number is 732-560-6221.

                                   KENMAR COPY

                                   SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant has duly caused this Registration Statement Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in The County of Fairfield in the State of Connecticut on the 26th day of May, 1998.


                                    KENMAR GLOBAL TRUST

                                    By: Kenmar Advisory Corp.
                                        Managing Owner


                                    By: /s/ KENNETH A. SHEWER
                                        -----------------------
                                        Kenneth A. Shewer
                                        Chairman

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Registration Statement Amendment has been signed below by the following persons on behalf of the Managing Owner of the Registrant in the capacities and on the date indicated.

  Signature                        Title With Registrant                 Date



/s/ KENNETH A. SHEWER                  Chairman                     May 26, 1998
----------------------        (Principal Executive Officer)
    Kenneth A. Shewer


/s/ MARC S. GOODMAN                    President                    May 26, 1998
----------------------
    Marc S. Goodman


/s/ GARY J. YANNAZZO              Senior Vice President -           May 26, 1998
----------------------         Finance (Principal Financial
    Gary J. Yannazzo              and Accounting Officer)


/s/ ESTHER E. GOODMAN            Chief Operating Officer and        May 26, 1998
----------------------           Senior Executive Vice President
    Ester E. Goodman

            (Being principal executive officer, the principal financial and accounting officer and a majority of the directors of Kenmar Advisory Corp.)

      KENMAR ADVISORY CORP.      Managing Owner of Registrant

By: /s/ KENNETH A. SHEWER                                           May 26, 1998
-------------------------
        Kenneth A. Shewer
        Chairman

      As Filed with the Securities and Exchange Commission on May 26, 1998


                                          Registration No. 333-8869
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  -------------

                                    EXHIBITS

                                       To


                                 AMENDMENT NO. 4
                        (POST-EFFECTIVE AMENDMENT NO. 2)


                                       to
                                    FORM S-1

                             REGISTRATION STATEMENT

                                      Under

                           The Securities Act of 1993

                                  -------------

                               KENMAR GLOBAL TRUST
             (Exact name of registrant as specified in its charter)

================================================================================

Exhibit
Number    Description of Document

23.05     Consent of Arthur F. Bell, Jr. & Associates, L.L.C.


                                      SA-9